Exhibit 10.8

LOAN AGREEMENT

Dated as of November 30, 2012

by and among

THE ENTITIES IDENTIFIED ON SCHEDULE I HERETO

AS BORROWER,

collectively, as Borrower

and

ESA P PORTFOLIO MD TRUST, as Maryland Owner

ESA CANADA ADMINISTRATOR L.L.C.

as Signatory Trustee

ESA CANADA PROPERTIES TRUST,

as Canadian Trust

ESA P PORTFOLIO OPERATING LESSEE INC. and ESA CANADA OPERATING

LESSEE INC.

collectively, as Operating Lessee

NEW ESA CANADA OPERATING LESSEE LLC and

NEW ESA P PORTFOLIO OPERATING LESSEE LLC

collectively, as Operating Lessee Holdco

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

and

GERMAN AMERICAN CAPITAL CORPORATION,

and

CITIGROUP GLOBAL MARKETS REALTY CORP.,

and

BANK OF AMERICA, N.A.,

and

GOLDMAN SACHS MORTGAGE COMPANY,

collectively, as Lender

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-ii-

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SCHEDULES AND EXHIBITS

Schedule I	–	Borrower

Schedule II	–	Reserved

Schedule III	–	Sample Debt Yield Calculation

Schedule IV	–	Trademark License Agreements

Schedule V	–	Maryland Properties

Schedule VI	–	Reserved

Schedule VII	–	Ratable Share

Schedule VIII	–	Release Amounts

Schedule IX	–	Reserved

Schedule X	–	Organizational Chart of Borrower

Schedule XI	–	Litigation

Schedule XII	–	Condemnations

Schedule XIII	–	Flood Zone Properties

Schedule XIV	–	Leases

Schedule XIV-A	–	Leases

Schedule XIV-B	–	Leases

Schedule XV	–	Previously Owned Properties

Schedule XVI	–	Reserved

Schedule XVII	–	Required Capital Expenditures

Schedule XVIII	–	Clearing Banks and Property Banks

Schedule XIX	–	Permitted Fund Managers

Schedule XX	–	Additional Property

Schedule XXI	–	Additional Property Management Agreements

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Exhibit A	–	Reserved

Exhibit B	–	Tax Certificates

Exhibit C	–	Restructuring

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LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of [November 30], 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179, GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation having an address at 60 Wall Street, New York, New York 10005, CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation having an address at 388 Greenwich Street, 19th Floor, New York, New York 10013, BANK OF AMERICA, N.A., a national banking association having an address at One Bryant Park, New York, New York 10026 and GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership having an address at 200 West Street, New York, New York 10282 (together with their respective successors and assigns, each, a “Co-Lender” and, collectively, “Lender”), THE ENTITIES IDENTIFIED ON SCHEDULE I HERETO (together with their respective successors and assigns, each, an “Individual Borrower” and, collectively, “Borrower”), ESA P PORTFOLIO MD TRUST, a Delaware statutory trust, having an office at 11525 North Community House Road, Suite 100, Charlotte, North Carolina 28277 (together with its successors and assigns, collectively, “Maryland Owner”), ESA CANADA ADMINISTRATOR L.L.C., a Delaware limited liability company, having an office at 11525 North Community House Road, Suite 100, Charlotte, North Carolina 28277 (together with its successors and assigns, “Signatory Trustee”), ESA CANADA PROPERTIES TRUST, a Delaware statutory trust, having an office at 11525 North Community House Road, Suite 100, Charlotte, North Carolina 28277 (together with its successors and assigns, “Canadian Trust”), ESA P PORTFOLIO OPERATING LESSEE INC., a Delaware corporation, and ESA CANADA OPERATING LESSEE INC., an Ontario corporation, each having an office at 11525 North Community House Road, Suite 100, Charlotte, North Carolina 28277 (together with their respective successors and assigns, collectively, “Operating Lessee”), and NEW ESA P PORTFOLIO OPERATING LESSEE LLC, a Delaware limited liability company, and NEW ESA CANADA OPERATING LESSEE LLC, a Delaware limited liability company, each having an office at 11525 North Community House Road, Suite 100, Charlotte, North Carolina 28277 (together with their respective successors and assigns, collectively, “Operating Lessee Holdco”).

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender;

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined);

WHEREAS, it is a condition to the making of the Loan to Borrower that Maryland Owner enter into the Indemnity Guaranty (as hereinafter defined) to guaranty the payment of the Loan by the Individual Borrower known as ESA P Portfolio MD Borrower L.L.C. (the “Maryland Borrower”) and that Maryland Owner secure its obligations under the Indemnity Guaranty by executing and delivering the Security Instruments (as hereinafter defined), which encumber the Maryland Properties (as hereinafter defined); and

WHEREAS, it is a condition to the making of the Loan to Borrower that Canadian Owner enter into the Canadian Indemnity Guaranty (as hereinafter defined) to guaranty the payment of the Loan by Canadian Borrower and that Canadian Owner secure its obligations under the Canadian Indemnity Guaranty by executing and delivering the Security Instruments (as hereinafter defined), which encumber the Canadian Properties (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Counterparty” shall mean a counterparty to the Interest Rate Cap Agreement (or the guarantor of such counterparty’s obligations) that (a) has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement, (i) (x) a long-term unsecured debt rating of not less than “A” by S&P and a short-term senior unsecured debt or counterparty rating of at least “A-1” from S&P or (y) if no short-term debt rating exists, a long-term senior unsecured debt rating of at least “A+” from S&P, (ii)(x) a long-term unsecured debt or counterparty rating of not less than “A2” from Moody’s and a short-term senior unsecured debt or counterparty rating of at least “P1” from Moody’s or (y) if no short-term debt rating exists, a long-term senior unsecured debt or counterparty rating of at least “A1” from Moody’s, and (iii) a long-term unsecured debt rating of at least “A” by Fitch and short-term unsecured debt rating of at least “F1”, or (b) is otherwise acceptable to the Approved Rating Agencies, as evidenced by a Rating Agency Confirmation to the effect that such counterparty shall not cause a downgrade, withdrawal or qualification of the ratings assigned, or to be assigned, to the Securities or any class thereof in any Securitization.

“Acquisitions Entities” shall mean ESH Acquisitions LLC and ESH Acquisitions Holdings LLC.

“Additional Assignment of Management Agreement” shall have the meaning set forth in Section 7.7.1(d) hereof.

“Additional Insolvency Opinion” shall mean any non-consolidation opinion that would be satisfactory to a prudent lender acting reasonably and is required to be delivered subsequent to the Closing Date pursuant to, and in connection with, the Loan Documents.

“Additional Mortgages” shall have the meaning set forth in Section 7.7.1(b) hereof.

“Additional Property” shall mean those Individual Properties set forth on Schedule XX hereto.

“Additional Property Acquisition Date” shall have the meaning set forth in Section 7.7.3 hereof.

“Additional Property Management Agreement” shall mean those Individual Properties set forth on Schedule XXI hereto.

“Additional Property Mortgagor” shall have the meaning set forth in Section 7.7.1(b) hereof.

“Additional Property Outside Date” shall have the meaning set forth in Section 7.7.1 hereof.

“Additional Property Reserve Account” shall have the meaning set forth in Section 7.7.1 hereof.

“Additional Property Reserve Funds” shall have the meaning set forth in Section 7.7.1 hereof.

“Adjusted Release Amount” shall mean, for any Individual Property, the sum of (a) the Release Amount for such Individual Property and (b) the product of (x) the Release Price Percentage and (y) the applicable Release Amount for such Individual Property.

“Administrative and General Expenses” shall have the meaning set forth in the definition of “Operating Expenses” below.

“Affected Property” shall have the meaning set forth in Section 9.1.4 hereof.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Fees” shall mean Operating Expenses that are: (a) amounts due and owing to Guarantor or any Affiliate of Guarantor, and (b) amounts payable to Manager or Franchise Servicer which constitute an incentive fee or an “override” payment or profit payment (it being understood and agreed, however, that amounts payable pursuant to the Services Agreement shall not constitute “Affiliated Fees”).

“Affiliated Manager” shall mean any Manager in which Borrower, Beneficial Owner, or Guarantor has, directly or indirectly, more than a twenty percent (20%) legal, beneficial or economic interest therein. HVM shall not be deemed an Affiliated Manager solely by reason of HVM Manager 2 LLC, a Delaware limited liability company (or any successor or assign thereof) or any other Person, in each case, acting as its non-member manager with the right to control such entity; provided that HVM Manager 2 LLC or such other Person does not own any equity interest in Manager.

“Agent” shall mean Wells Fargo Bank, National Association, a national banking association, or any successor Eligible Institution acting as Agent under the Cash Management Agreement.

“Agreement” shall have the meaning set forth in the introductory paragraph hereto.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for the Properties, together with a management narrative with respect to the performance of the Collateral on a combined basis, prepared by or on behalf of Borrower for the applicable Fiscal Year or other period.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(e) hereof.

“Approved Bank” shall mean a bank or other financial institution which has a minimum long-term unsecured debt rating of at least “AA” by S&P and Fitch, “Aa2” by Moody’s and “AA” by DBRS.

“Approved Rating Agencies” shall mean each of S&P, Moody’s, Morningstar, Fitch, DBRS and Kroll or any other nationally-recognized statistical rating agency which has been approved by Lender and, in each case designated by Lender to assign a rating to the Securities.

“Asset Transfer” shall have the meaning set forth on Exhibit C hereto.

“Assignment of Interest Rate Cap Agreement” shall have the meaning set forth in Section 2.2.7(a) hereof.

“Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Agreement, dated as of the Closing Date, among Lender, Borrower, Operating Lessee, Property Owner and Manager, and any Additional Assignment of Management Agreement delivered hereunder, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

“Bankruptcy Action” shall mean, with respect to any Person, (a) such Person filing a voluntary petition or application under the Bankruptcy Code, the BIA, the CCAA or any other federal or state bankruptcy or insolvency law; (b) the soliciting of or causing to be solicited petitioning creditors for any involuntary petition against such Person under the Bankruptcy Code, the BIA, the CCAA or any other federal or state bankruptcy or insolvency law; (c) such

Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code, the BIA, the CCAA or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning or applicant creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such person or any portion of any Individual Property; or (e) such Person making an assignment for the benefit of creditors.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. § 101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal or state bankruptcy or insolvency law.

“Basic Carrying Costs” shall mean, with respect to the Collateral, the sum of the following costs associated with the Collateral for the relevant Fiscal Year or payment period: (a) Taxes, (b) Other Charges, and (c) Insurance Premiums.

“Beneficial Owner” shall mean, collectively, Canadian Beneficiary and Maryland Beneficiary.

“BIA” shall mean the Bankruptcy and Insolvency Act (Canada), R.S. 1985, c. B3.

“Borrower” shall mean the entities identified as “Borrower” in the introductory paragraph hereto, together with their respective successors and permitted assigns.

“Borrower’s knowledge”, “Borrower’s best knowledge”, “known to Borrower”, and similar phrases (including those referencing the other Loan Parties or any of them), shall mean (and shall be limited to) the actual knowledge of Vivek Melwani, William Rahm, A.J. Agarwal, Tyler Henritze, Daniel Kamensky, Michael Barr, Jim Donald, Peter Crage or Christopher Dekle as of the Closing Date after conducting such due diligence as each of them, as senior executives of experienced investors in commercial properties and/or operators of commercial properties similar to the Properties, as applicable, have reasonably deemed appropriate in connection with the ownership of the Collateral and the borrowing of the Loan; provided, however, in all cases where such a qualification is used, there are no unknown breaches or violations of the so qualified representations or warranties that would in the aggregate have a Material Adverse Effect. Lender acknowledges and agrees that the foregoing individuals are identified solely for the purpose of defining the scope of knowledge and not for the purpose of imposing any liability upon any such individual or creating any duties running from any such individual to Borrower, any other Loan Party, Lender or any other party.

“Breakage Costs” shall have the meaning set forth in Section 2.2.5(g) hereof.

“BREP” shall mean, collectively, Blackstone Real Estate Partners VI L.P., Blackstone Real Estate Partners (AIV) VI L.P., Blackstone Real Estate Partners VI.TE.1 L.P., Blackstone Real Estate Partners VI.TE.2 L.P., Blackstone Real Estate Partners VI.F L.P. and Blackstone Real Estate Holdings VI L.P., each a Delaware limited partnership, together with their respective permitted successors and assigns.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York, or the place of business of the trustee under a Securitization (or, if no Securitization has occurred, Lender), or any Servicer or the financial institution that maintains any collection account for or on behalf of any Servicer or any Reserve Funds or the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business.

“Canada Asset Transfer” shall have the meaning set forth on Exhibit C hereto.

“Canada Equity Transfer” shall have the meaning set forth on Exhibit C hereto.

“Canada Operating Lessee Holdco” shall have the meaning set forth on Exhibit C hereto.

“Canadian Beneficiary” shall mean ESA Canada Beneficiary L.L.C., a Delaware limited liability company, together with its successors and permitted assigns.

“Canadian Beneficiary Pledge Agreement” shall mean that certain Pledge Agreement, dated as of the Closing Date, made by Canadian Beneficiary and Canadian Owner in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Canadian Borrower” shall mean ESA Canada Properties Borrower L.L.C., a Delaware limited liability company, together with its successors and permitted assigns.

“Canadian Cash Management Account” shall have the meaning set forth in the Canadian Cash Management Agreement.

“Canadian Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the Closing Date, by and among Canadian Borrower, Canadian Owner, Canadian Mezzanine Borrower, Canadian Operating Lessee, Canadian Operating Lessee Holdco and the other parties thereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Canadian Hotel Taxes Reserve Account” shall have the meaning set forth in Section 7.5.1 hereof.

“Canadian HST Taxes” shall mean the Goods and Services Tax and Harmonized Sales Tax imposed under Part IX of the Excise Tax Act (Canada) and the Regulations thereto and collected by the government of Canada.

“Canadian Indemnity Guaranty” shall mean that certain Indemnity Guaranty Agreement, dated as of the Closing Date, delivered by Signatory Trustee, Canadian Trust and Canadian Beneficiary to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Canadian Mezzanine Borrower” shall mean, collectively, ESH Canada Mezzanine A LLC, ESH Canada Mezzanine B LLC, ESH Canada Mezzanine C LLC, ESH Canada Mezzanine A-2 LLC, ESH Canada Mezzanine B-2 LLC and ESH Canada Mezzanine C-2 LLC, each a Delaware limited liability company.

“Canadian Operating Lease” shall mean that certain Amended and Restated Operating Lease between Canadian Operating Lessee, as lessee, and Canadian Trust.

“Canadian Operating Lessee” shall mean ESA Canada Operating Lessee Inc. f/k/a BRE/ESA Canada Operating Lessee Inc., an Ontario corporation, together with its permitted successors and permitted assigns.

“Canadian Operating Lessee Holdco” shall mean New ESA Canada Operating Lessee LLC, a Delaware limited liability company, together with its permitted successors and permitted assigns.

“Canadian Owner” shall mean, collectively, Signatory Trustee and Canadian Trust.

“Canadian Owner Indebtedness” shall have the meaning set forth in the Security Instruments related to the Canadian Properties.

“Canadian Properties” shall mean those Individual Properties located in Canada.

“Canadian Replacement Reserve Account” shall have the meaning set forth in Section 7.3.1 hereof.

“Canadian Replacement Reserve Monthly Deposit” shall have the meaning set forth in Section 7.3.1 hereof.

“Canadian Trust” shall have the meaning set forth in the introductory paragraph hereto.

“Capital Expenditure Reserve Account” shall have the meaning set forth in Section 7.1.1 hereof.

“Capital Expenditure Reserve Funds” shall have the meaning set forth in Section 7.1.1 hereof.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP and the Uniform System of Accounts (including expenditures for building improvements or major repairs) and non-recurring expenses associated with rebranding and repositioning (including signage, marketing, advertising and naming) relating to the Properties or any Individual Property.

“Cash Management Account” shall mean, collectively, the Domestic Cash Management Account and the Canadian Cash Management Account.

“Cash Management Agreement” shall mean, collectively, the Domestic Cash Management Agreement and the Canadian Cash Management Agreement.

“Cash Trap Event” shall mean the occurrence of any one of the following events: (a) an Event of Default, (b) any Mezzanine Loan Default, (c) a Debt Yield Trigger Event or (d) a Guarantor Bankruptcy Event.

“Cash Trap Event Cure” shall mean (a) no Event of Default shall be continuing, and in the event that the related Cash Trap Event occurred solely as a result of an Event of Default, Lender shall have accepted a cure by Borrower of such Event of Default and shall not have otherwise accelerated the Loan, moved for a receiver or commenced foreclosure proceedings, (b) no Mezzanine Loan Default shall be continuing, and in the event that the related Cash Trap Event occurred solely as a result of a Mezzanine Loan Default, the applicable Mezzanine Lender shall have accepted a cure by the applicable Mezzanine Borrower of such Mezzanine Loan Default and shall not have otherwise accelerated the Mezzanine Loan, moved for a receiver or commenced foreclosure proceedings, (c) no Debt Yield Trigger Event shall be continuing and in the event that the related Cash Trap Event occurred as a result of a Debt Yield Trigger Event, the achievement of a Debt Yield of nine and one-quarter percent (9.25%) or greater as of the calendar quarter immediately preceding the date of determination based upon the trailing twelve (12) month period ending on the last day of such calendar quarter and (d) no Guarantor Bankruptcy Event shall be continuing.

“Cash Trap Event Period” shall mean the period commencing on the occurrence of a Cash Trap Event and continuing until the occurrence of the applicable Cash Trap Event Cure.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“Cause” shall have the meaning set forth in Section 4.1.30(f) hereof.

“CCAA” shall have the meaning set forth in Section 9.4(b) hereof.

“Centerbridge” shall mean, Centerbridge Capital Partners, L.P., a Delaware limited partnership, together with its permitted successors and assigns.

“Clearing Account Agreements” shall mean those certain agreements relating to funds deposited in the Clearing Accounts and the Property Accounts.

“Clearing Accounts” shall mean those certain clearing accounts into which all credit card deposits and other amounts hereunder which are not contemplated to be deposited into the Property Accounts are transferred directly and from which all amounts on deposit are transferred to the Cash Management Account and which Clearing Accounts shall be Eligible Accounts.

“Clearing Bank” shall mean, collectively, those certain clearing banks, which each establish, maintain and hold a Clearing Account.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Co-Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Collateral” shall mean, collectively, whether now or hereafter acquired, (a) the Individual Properties and all personal property related thereto, (b) the applicable Loan Party’s interests in the Equity Assets, (c) Borrower and/or Operating Lessee’s rights in the Trademark License Agreements and (d) any other asset subject to the Lien of a Security Instrument; provided, that to the extent that any Collateral is either sold or acquired during the term of the Loan, corresponding adjustments shall be made to the definitions of Gross Income from Operations, Operating Expenses and any other financial terms hereof to account for the fact that such Collateral may not have been owned for a full reporting period hereunder.

“Collective Group” shall have the meaning set forth in Section 10.23(b) hereof.

“Component” shall mean, individually, any one of Component A, Component B or Component C and “Components” shall mean, collectively, Component A, Component B and Component C.

“Component A” shall mean, collectively, Component A-1, Component A-2, Component A-3, Component A-4, Component A-5, Component A-6 and Component A-7.

“Component A-1” shall mean the component of the Loan designated as “A-1” in Section 2.1.2 hereof.

“Component A-2” shall mean the component of the Loan designated as “A-2” in Section 2.1.2 hereof.

“Component A-3” shall mean the component of the Loan designated as “A-3” in Section 2.1.2 hereof.

“Component A-4” shall mean the component of the Loan designated as “A-4” in Section 2.1.2 hereof.

“Component A-5” shall mean the component of the Loan designated as “A-5” in Section 2.1.2 hereof.

“Component A-6” shall mean the component of the Loan designated as “A-6” in Section 2.1.2 hereof.

“Component A-7” shall mean the component of the Loan designated as “A-7” in Section 2.1.2 hereof.

“Component A First Extended Maturity Date” shall mean, following an exercise by Borrower of the first Extension Option described in Section 2.3.6 hereof, December 1, 2015, or such other earlier date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Component A Free Prepayment Amount” shall mean Fifty Two Million Five Hundred Thousand and No/100 Dollars ($52,500,000.00).

“Component A Initial Maturity Date” shall mean December 1, 2014, or such earlier date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Component A Maturity Date” shall mean the Component A Initial Maturity Date or, following an exercise by Borrower of one (1) or more of the Extension Options described in Section 2.3.6 hereof, the Component A First Extended Maturity Date, the Component A Second Extended Maturity Date or the Component A Third Extended Maturity Date, as the case may be, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Component A Second Extended Maturity Date” shall mean, following an exercise by Borrower of the second Extension Option described in Section 2.3.6 hereof, December 1, 2016, or such other earlier date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Component A Third Extended Maturity Date” shall mean, following an exercise by Borrower of the third Extension Option described in Section 2.3.6 hereof, December 1, 2017, or such other earlier date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Component B” shall mean the component of the Loan designated as “B” in Section 2.1.2 hereof.

“Component B Free Prepayment Amount” shall mean One Hundred Fifty-Seven Million Five Hundred Thousand and No/100 Dollars ($157,500,000.00).

“Component C” shall mean the component of the Loan designated as “C” in Section 2.1.2 hereof.

“Component C Free Prepayment Amount” shall mean One Hundred Fifty-Seven Million Five Hundred Thousand and No/100 Dollars ($157,500,000.00).

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Consumer Price Index” shall mean the Consumer Price Index as published by the United States Department of Labor, Bureau of Labor Statistics or any substitute index hereafter adopted by the Department of Labor.

“Contribution Agreement” shall mean that certain Contribution Agreement, dated as of the date hereof, by and among each Individual Borrower and Property Owner, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Control” or “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.

“Covered Disclosure Information” shall have the meaning set forth in Section 9.2(b) hereof.

“Covered Rating Agency Information” shall have the meaning set forth in Section 9.2(j) hereof.

“DBRS” shall mean DBRS, Inc., and its successors in interest.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including any Yield Maintenance Default Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Security Instruments or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, scheduled interest payments due on the Loan.

“Debt Service Coverage Ratio” shall mean, as of any date of determination, the ratio in which:

(a) the numerator is the Net Operating Income for the trailing twelve (12) month period immediately preceding the date of determination for any Collateral as of such date of determination as set forth in the financial statements required hereunder, excluding, for purposes of calculating the Operating Expense component of Net Operating Income, (i) Management Fees incurred in connection with the operation of the Properties except as set forth below and (ii) amounts paid for Replacements, but including, for purposes of calculating the Operating Expense component of Net Operating Income, (A) assumed Management Fees, which include corporate overhead, non-property level management, marketing and other centrally provided general and administrative expenses, equal to eight percent (8.0%) of Gross Income from Operations in the aggregate and (B) assumed costs of Replacements equal to four percent (4%) of Gross Income from Operations; and

(b) the denominator is the aggregate amount of (i) Debt Service and (ii) scheduled interest payments on the New Mezzanine Loan for such period.

“Debt Yield” shall mean, as of any date of determination, the percentage obtained by dividing:

(a) the numerator is the Net Operating Income for the trailing twelve (12) month period immediately preceding the date of determination for any Collateral as of such date of determination as set forth in the financial statements required hereunder, excluding, for purposes of calculating the Operating Expense component of Net Operating Income, (i) Management Fees incurred in connection with the operation of the Properties except as set forth below and (ii) amounts paid for Replacements, but including, for purposes of calculating the Operating Expense component of Net Operating Income, (A) assumed Management Fees, which include corporate overhead, non-property level management, marketing and other centrally provided general and administrative expenses, equal to eight percent (8.0%) of Gross Income from Operations in the aggregate and (B) assumed costs of Replacements equal to four percent (4%) of Gross Income from Operations; by

(b) the sum of (i) the outstanding principal balances of (A) the Loan and (B) the Mezzanine Loans and (ii) the aggregate Face Amount of any portion of any Mezzanine Loan repaid pursuant to a Discounted Payoff.

For reference purposes only, a sample calculation of the Debt Yield is attached as Schedule III hereto.

“Debt Yield Cure Payment” shall have the meaning set forth in Section 2.4.5 hereof.

“Debt Yield Trigger Event” shall mean, on any date of determination, a Debt Yield of less than nine percent (9.00%) as of the last day of the calendar quarter immediately preceding the date of determination based upon the trailing twelve (12) month period ending on the last day of such calendar quarter.

“Deemed Approved Annual Budget” shall mean for any Fiscal Year, the Approved Annual Budget or Deemed Approved Annual Budget for the previous Fiscal Year as increased by (a) actual Taxes, Insurance Premiums and Ground Rent, (b) Replacements equal to four percent (4%) of Gross Income from Operations and (c) for all other items, a percentage equal to the change in the Consumer Price Index for the prior Fiscal Year.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) four percent (4%) above the Interest Rate otherwise applicable to each Component.

“Determination Date” shall mean, with respect to each Interest Period, the date that is two (2) London Business Days prior to the commencement date of such Interest Period.

“Disclosure Document” shall mean a prospectus, prospectus supplement (including any amendment or supplement to either thereof), private placement memorandum, or similar offering memorandum, offering circular, structural and collateral term sheet, time of sale information, road show presentation materials or other offering document or any other marketing materials or information provided to prospective investors or such other information reasonably requested by Lender, in each case in preliminary or final form and including all exhibits and annexes thereto, used in connection with a Securitization.

“Discounted Payoff” shall have the meaning set forth in Section 10.26 hereof.

“Domain Names” shall mean Internet domain names.

“Domestic Cash Management Account” shall have the meaning set forth in the Domestic Cash Management Agreement.

“Domestic Cash Management Agreement” shall mean that certain Domestic Cash Management Agreement, dated as of the Closing Date, by and among Borrower, the other Loan Parties, Mezzanine Borrower, Agent, Lender and Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Domestic Cash Management Account.

“Domestic Hotel Taxes Reserve Account” shall have the meaning set forth in Section 7.5.1 hereof.

“Domestic Replacement Reserve Account” shall have the meaning set forth in Section 7.3.1 hereof.

“Domestic Replacement Reserve Monthly Deposit” shall have the meaning set forth in Section 7.3.1 hereof.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity that has a Moody’s rating of at least “Baa3” and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by federal and state authority, as applicable. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short-term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s, F-1+, by Fitch and “R-1” (middle) by DBRS in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of Letters of Credit and accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “A+” by S&P, “Aa3” by Moody’s, A+ by Fitch and “A”(high) by DBRS), (b) for purposes of acting as the agent under the Domestic Cash Management Agreement, Wells Fargo Bank, N.A.; provided that Wells Fargo Bank, N.A. meets the criteria set forth in clause (a) or, if Wells Fargo Bank, N.A. does not otherwise satisfy such criteria on the date hereof, the rating by S&P and the other Approved Rating Agencies for the short term unsecured debt obligations or commercial paper and long term unsecured debt obligations of the same does not decrease below the ratings in effect as of the date hereof; or (c) for purposes of acting as a Clearing Bank or Property Bank, subject to and in accordance with the terms of this Agreement, the Cash Management Agreement and each respective Clearing Account Agreement or Property Account Agreement, as applicable, each of the banks set forth on Schedule XVIII hereto; provided that the rating by S&P and the other Approved Rating Agencies for the short term unsecured debt obligations or commercial paper and long term unsecured debt obligations of the same does not decrease below the ratings in effect as of the date hereof.

“Eligibility Requirements” means, with respect to any Person, (a) that such Person has capital/statutory surplus or shareholder’s equity or net worth of not less than $700,000,000.00 (inclusive of the equity directly or indirectly owned by such Person in the Related Parties and acquired pursuant to Section 5.2.10) and (b) such Person is an entity organized under the laws of a state or commonwealth in the United States of America.

“Embargoed Person” shall have the meaning set forth in Section 4.1.35 hereof.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the Closing Date, executed by Borrower and Property Owner in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Equity Asset” shall mean, collectively or individually as context may require, 100% of the limited liability company interests in Maryland Borrower and Canadian Borrower.

“Equity Transfer” shall have the meaning set forth on Exhibit C hereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“ESA Brand” shall mean, collectively, the name and mark “Extended Stay America”, “Crossland Economy Suites”, “Extended Stay Deluxe”, “Homestead Suites”, “StudioPlus Deluxe Studios” and “Homestead”, alone or in combination with other words or symbols, any variation or derivative thereof, and any names and marks now owned or acquired after the Closing Date.

“ESH Hospitality” shall mean ESH Hospitality LLC, a Delaware limited liability company, together with its successors and assigns.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash Flow” shall mean all remaining amounts on deposit in the Cash Management Account (regardless of whether such amounts are more or less than the operating rent due under the Operating Lease) after the payment or disbursement of all escrows, reserves, Debt Service and other amounts required to be made in accordance with clauses (A) through (Q) of Section 2.6.1(f)(i) and clauses (A) through (F) of Section 2.6.1(f)(ii) and the equivalent provisions of the Cash Management Agreement.

“Excess Cash Flow Reserve Account” shall have the meaning set forth in Section 7.6 hereof.

“Excess Cash Flow Reserve Fund” shall have the meaning set forth in Section 7.6 hereof.

“Excess Operating Expenses” means, for any period, any Operating Expenses (other than Affiliated Fees) and any amounts payable under the Services Agreement which have been incurred or are required to be paid in or in respect of such period and which are not otherwise set forth in an Approved Annual Budget or Deemed Approved Annual Budget.

“Executive Hotel Personnel” shall have the meaning set forth in the definition of “Operating Expenses” below.

“Exchange Act” shall have the meaning set forth in Section 9.1.1(h) hereof.

“Excluded Taxes” shall mean any of the following Section 2.7 Taxes imposed on or with respect to a Lender or Agent or required to be withheld or deducted from a payment to a Lender or Agent, (a) Section 2.7 Taxes imposed on or measured by net income (however denominated), franchise Section 2.7 Taxes, and branch profits Section 2.7 Taxes, in each case, imposed as a result of such Lender or Agent being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Section 2.7 Tax (or any political subdivision thereof), (b) Other Connection Taxes, (c) any backup withholding Section 2.7 Tax, (d) in the case of a Lender, U.S. federal withholding Section 2.7 Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to Section 2.7(f)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.7, amounts with respect to such Section 2.7 Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (e) Taxes attributable to such Lender or Agent’s failure to comply with Section 2.7(e) and (f) any U.S. federal withholding Section 2.7 Taxes imposed under FATCA.

“Existing Canada Operating Lessee” shall mean ESA Canada Operating Lessee Inc., an Ontario corporation, together with its successors and permitted assigns.

“Existing US Operating Lessee” shall mean ESA P Portfolio Operating Lessee Inc., a Delaware corporation, together with its successors and permitted assigns.

“Extended Stay” shall mean Extended Stay LLC, a Delaware limited liability company, together with its successors and assigns.

“Extension Debt Yield” shall mean, as of any date of determination, the percentage obtained by dividing:

(a) the numerator is the Net Operating Income for the trailing twelve (12) month period immediately preceding the date of determination for any Collateral as of such date of determination as set forth in the financial statements required hereunder, excluding, for purposes of calculating the Operating Expense component of Net Operating Income, (i) Management Fees incurred in connection with the operation of the Properties except as set forth below and (ii) amounts paid for Replacements, but including, for purposes of calculating the Operating Expense component of Net Operating Income, (A) assumed Management Fees, which include corporate overhead, non-property level management, marketing and other centrally provided general and administrative expenses, equal to eight percent (8.0%) of Gross Income from Operations in the aggregate and (B) assumed costs of Replacements equal to four percent (4%) of Gross Income from Operations; by

(b) the outstanding principal balance of the Loan.

“Extension Option” shall have the meaning set forth in Section 2.3.6 hereof.

“Face Amount” shall mean the actual principal amount of the related Mezzanine Loan being retired pursuant to a Discounted Payoff.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into by the United States in connection with the implementation of such Sections of the Code (or any such amended or successor version thereof).

“FDIC” shall have the meaning set forth in the definition “Permitted Investments” below.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Fixed Interest Rate” shall mean (a) with respect to Component B, a rate of 3.40470% per annum and (b) with respect to Component C, a rate of 4.05470% per annum.

“Floating Interest Rate” shall mean a fluctuating rate per annum equal to LIBOR plus the applicable Spread; provided, however, in no event shall LIBOR be deemed to be less than zero percent (0.00%).

“Floating Interest Rate Component” shall mean Component A of the Loan at such time as the interest thereon accrues at a rate of interest based on the Floating Interest Rate.

“Free Prepayment Amount” shall mean, collectively, the Component A Free Prepayment Amount, the Component B Free Prepayment Amount and the Component C Free Prepayment Amount.

“Full Replacement Cost” shall have the meaning set forth in Section 6.1(i) hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Grantor Trust” shall mean a grantor trust under Subpart E of Part 1 of Subchapter J of the Code.

“Gross Income from Operations” shall mean, without duplication, all income and proceeds (whether in cash or on credit, and computed on an accrual basis) received by Borrower or any Loan Party, or by Manager on behalf of Borrower or such other Loan Party, for the use, occupancy or enjoyment, or license to use, occupy or enjoy the Collateral, or any part thereof, or received by Borrower, any other Loan Party or by Manager on behalf of Borrower or such other Loan Party, for the sale of any goods, services or other items sold on or provided from the Collateral in the ordinary course of the operation of the Collateral, including, without limitation: (a) all income and proceeds received from rental of rooms, Leases and commercial space, meeting, conference and/or banquet space within the Properties, if any, including parking revenue; (b) all income and proceeds received from food and beverage operations and from catering services conducted from the Properties, if any, even though rendered outside of the Properties; (c) all income and proceeds from business interruption, rental interruption and use and occupancy insurance with respect to the operation of the Collateral (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (d) all Awards for temporary use (after deducting therefrom all costs incurred in the adjustment or collection thereof and in Restoration of the Properties); (e) all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in this definition of “Gross Income from Operations” if received in the ordinary course of the operation of the Collateral (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (f) interest on credit accounts, rent concessions or credits, and other required pass-throughs and interest on Reserve Funds; and

(g) all other income from operation of the Collateral, including, without limitation, laundry and vending income; but excluding, (1) gross receipts received by lessees (other than Operating Lessee), licensees or concessionaires of the Properties; (2) consideration received at the Properties for hotel accommodations, goods and services to be provided at other hotels not constituting, directly or indirectly, a portion of the Collateral, although arranged by, for or on behalf of Borrower, any other Loan Party, Manager; (3) income and proceeds from the sale or other disposition of goods, capital assets and other items not in the ordinary course of operation of the Collateral; (4) Hotel Taxes; (5) Awards (except to the extent provided in clause (d) above); (6) refunds of amounts not included in Operating Expenses at any time and uncollectible accounts; (7) gratuities collected by the employees at the Properties; (8) the proceeds of any permitted financing; (9) other income or proceeds resulting other than from the use or occupancy of the Properties, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Collateral in the ordinary course of business; (10) any credits or refunds made to customers, guests or patrons in the form of allowances or adjustments to previously recorded revenues; (11) rent payments made and received under the Operating Lease; and (12) proceeds from the sale of any Individual Property, including Net Sales Proceeds.

“Ground Lease” shall mean each of:

(a) with respect to the Individual Property located in at 8 East Swedesford Road in Malvern, Pennsylvania, that certain Ground Lease by and between Morelli Enterprises, LP and Boulevard Motel Corp. as ground lessee, dated May 14, 1997, as amended by the Amendment to Ground Lease dated May 14, 1997, the Second Amendment to Ground Lease dated September 29, 1997, the Third Amendment to Purchase Agreement dated November 10, 1997 and the Fourth Amendment of Ground Lease dated as of August 29, 2003, of which a certain Short Form Memorandum, dated January 10, 2001, was recorded in the Recorder’s Office of Chester County, Pennsylvania on February 12, 2001 in Book 4895 Page 1908, and that certain Amended Short Form of Memorandum of Lease dated as of June 16, 2003 recorded in the Recorder’s Office of Chester County, Pennsylvania, as assigned from Boulevard Motel Corp. to BRE/Homestead Portfolio L.L.C. (n/k/a ESH/Homestead Portfolio L.L.C.) pursuant to that certain Assignment and Assumption of Lease, dated as of June 17, 2003 and as modified by that certain Estoppel Certificate given by Ground Lessor to BRE/Homestead Portfolio L.L.C. dated as of July 20, 2005;

(b) with respect to the Individual Property located at One Plaza Drive in Secaucus, New Jersey, that certain Ground Lease by and between Meadow Park Associates and Boulevard Motel Corp. dated March 9, 1998 as amended by that certain First Amendment of Lease dated as of May 8, 1998 of which a certain Memorandum of Lease was recorded in the Recorder’s Office of Hudson County, New Jersey on November 9, 2000 in Deed Book 5711 Page 295, as assigned from Boulevard Motel Corp. to BRE/Homestead Portfolio L.L.C. (n/k/a ESH/Homestead Portfolio L.L.C.) pursuant to that certain Assignment and Assumption of Lease, dated as of June 16, 2003, as consented to by Meadow Park Associates;

(c) with respect to the Individual Property located at 3045 South Maryland Parkway in Las Vegas, Nevada, that certain Ground Lease Agreement by and between

Homestead Village Incorporated and PH Homestead LLC, as successor in interest to Paradise Homes, dated June 23, 1997, of which a certain Memorandum of Lease, dated June 23, 1997, was recorded in the Official Records of Clark County, Nevada on June 23, 1997 in Book 970623, Instrument Number 01580, as assigned by Homestead Village Incorporated to ESH/HV Properties L.L.C. pursuant to that certain Assignment and Assumption of Lease dated November 20, 2001, recorded in the Official Records of Clark County, Nevada on December 4, 2001 in Book 20011204, Instrument Number 01940;

(d) with respect to the Individual Property located at 45 Glimcher Realty Way in Elizabeth, New Jersey, that certain Master Lease dated December 5, 1997, by and between Elizabeth Metromall Urban Renewal, Inc. and Elizabeth Metromall LLC, a Delaware limited liability company (“Master Tenant”), as ground lessee, recorded in the Office of the County Clerk of Union County, New Jersey, in Book 4604 page 148, as amended and restated by that certain Amended and Restated Master Lease by and between Elizabeth Metromall Urban Renewal, Inc. and Master Tenant, dated June 4, 1998, recorded in the Office of the County Clerk of Union County, New Jersey, in Book 4674 page 183, as amended by First Amendment to the Amended and Restated Master Lease dated December 8, 2000, as partially assigned by that certain Partial Assignment of Amended and Restated Lease dated June 4, 1998, from Master Tenant to Jersey Gardens Center LLC, a Delaware limited liability company (“Jersey Gardens”), recorded in the Office of the County Clerk of Union County, New Jersey, in Book 4674 page 212 and rerecorded in the same Office in Book 4679 page 137, a portion of such partial assignment further assigned by that certain Assignment of Partial Leasehold under Amended and Restated Master Lease dated December 8, 2000, from Jersey Gardens to ESA 2653, Inc., a New Jersey corporation, recorded in the Office of the County Clerk of Union County, New Jersey, in Book 5076 page 285 and as assigned to BRE/ESA Properties L.L.C. pursuant to that certain Assignment of Ground Lease dated as of May 11, 2004 as further assigned to BRE/ESA P Portfolio L.L.C. pursuant to that certain Ground Lease Assignment dated as of July 11, 2005; and

(e) with respect to the Individual Property located at 2504 North Carolina Highway 54 in Durham, North Carolina, that certain Ground Lease by and between Claude A. Adams III and Studio Plus Properties, Inc., as ground lessee, dated August 28, 1995, as assigned to BRE/ESA TX Properties L.P. pursuant to that certain Ground Lease Assignment dated as of May 11, 2004.

“Ground Lease Property” shall mean that certain real property demised by each of the Ground Leases.

“Ground Lease Reserve Account” shall have the meaning set forth in Section 7.4.1 hereof.

“Ground Lease Reserve Deposit” shall have the meaning set forth in Section 7.4.1 hereof.

“Ground Lease Reserve Fund” shall have the meaning set forth in Section 7.4.1 hereof.

“Ground Lessor” shall mean each of: (a) with respect to that certain Ground Lease relating to the Individual Property located at 8 East Swedesford Road in Malvern, Pennsylvania, Morelli Enterprises, LP, a Pennsylvania limited partnership, successor-in-interest to Loretta M. Cimco, George C. Morelli, Joseph P. Morelli, Esther F. Morelli, Thomas W. Morelli, Charles P. Morelli, and John J. Morelli, (b) with respect to that certain Ground Lease relating to the Individual Property located at One Plaza Drive in Secaucus, New Jersey, Meadow Park Associates, a New Jersey general partnership, (c) with respect to that certain Ground Lease relating to the Individual Property located at 3045 South Maryland Parkway in Las Vegas, Nevada, PH Homestead LLC, a Nevada limited liability company, successor in interest to Paradise Homes, a Nevada general partnership, (d) with respect to that certain Ground Lease relating to the Individual Property located at 45 Glimcher Realty Way in Elizabeth, New Jersey, N.J., Elizabeth Metromall Urban Renewal, Inc., a New Jersey corporation, and (e) with respect to that certain Ground Lease relating to the Individual Property located at 2504 North Carolina Highway 54 in Durham, North Carolina, Claude A. Adams III, an individual.

“Ground Rent” shall have the meaning set forth in Section 7.4.1 hereof.

“Guarantor” shall mean, individually or collectively, as the context may require, Centerbridge, Paulson and BREP or any Person executing any Replacement Guaranty in accordance with Section 5.2.10(f) hereof.

“Guarantor Bankruptcy Event” shall mean if Guarantor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with the Loan shall make an assignment for the benefit of creditors or if a receiver, liquidator or trustee shall be appointed for Guarantor or any guarantor or indemnitor under any guarantee or indemnity issued in connection with the Loan or if Guarantor or such other guarantor or indemnitor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Guarantor or such other guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Guarantor or such other guarantor or indemnitor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor or such other guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within ninety (90) days.

“Guaranty” shall mean that certain Guaranty Agreement, dated as of the Closing Date hereof, from Guarantor to Lender and any Replacement Guaranty delivered pursuant to Section 5.2.10(f) hereof, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hotel Taxes” shall mean federal, provincial, state and municipal excise, occupancy sales and use taxes collected by or on behalf of Borrower or any other Loan Party directly from patrons or guests of the Properties as part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes and required to be paid to a Governmental Authority.

“Hotel Taxes Certificate” shall mean an Officer’s Certificate from Operating Lessee (or Manager, if so directed by Operating Lessee) setting forth the actual amount of Hotel Taxes due with respect to the Property for the calendar month immediately preceding the date of such certificate.

“Hotel Taxes Reserve Account” shall have the meaning set forth in Section 7.5.1 hereof.

“Hotel Taxes Shortfall” shall have the meaning set forth in Section 7.5.2(b) hereof.

“HVM” shall mean HVM L.L.C., a Delaware limited liability company f/k/a Homestead Village Management, LLC, together with its successors and assigns.

“HVM Manager” shall mean HVM Manager 2 LLC, a Delaware limited liability company, together with its successors and assigns.

“HVM Transfer” shall have the meaning set forth on Exhibit C hereto.

“Improvements” shall have the meaning set forth in the granting clause of the related Security Instrument with respect to each Individual Property.

“Indebtedness” of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt or preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations in respect of letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.

“Indemnified Person” shall mean Lender, any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co placement agents or co initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act of 1933 as amended or Section 20 of the Security Exchange Act of 1934 as amended, any Person who is or will have been involved in the origination of the Loan on behalf of Lender, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by any Security Instrument is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

“Indemnified Taxes” means (a) Section 2.7 Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnifying Person” shall mean Borrower, Property Owner and Extended Stay.

“Indemnity Guaranty” shall mean, individually or collectively as context requires, the Canadian Indemnity Guaranty and the Maryland Indemnity Guaranty.

“Independent CPA” shall have the meaning set forth in the definition of “Operating Expenses” below.

“Independent Director” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally-recognized company regularly engaged in the business of providing professional Independent Directors, in each case that is not an Affiliate of Borrower or any other Loan Party and that provides professional Independent Directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director and is not, and will not while serving as Independent Director be, any of the following:

(a) a member, partner, equityholder, manager, director, officer or employee of Borrower or any other Loan Party or any of their respective Affiliates (other than serving as an Independent Director and/or a Special Member of (i) the Borrower or any other Loan Party or (ii) an Affiliate of Borrower or any Loan Party that is not in the direct chain of ownership of Borrower or any other Loan Party, provided that such Independent Director is employed by a company that routinely provides professional Independent Directors or managers in the ordinary course of its business);

(b) a creditor, supplier or service provider (including provider of professional services) to Borrower or any other Loan Party or any of their respective Affiliates (other than a nationally recognized company that routinely provides professional Independent Directors and other corporate services to Borrower or any other Loan Party or any of their respective Affiliates in the ordinary course of its business);

(c) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d) a Person that Controls any of (a), (b) or (c) above.

A natural person who otherwise satisfies the foregoing definition and is an Independent Director of a “special purpose entity” Affiliated with Borrower or any other Loan Party shall be qualified to serve as an Independent Director of Borrower or any other Loan Party, provided that the fees that such individual earns from serving as an Independent Director of Affiliates of Borrower or any Loan Party in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

For purposes of this paragraph, a “special purpose entity” is an entity whose Organizational Documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the Special Purpose Entity requirements of this Agreement.

“Individual Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Individual Property” shall mean (i) each parcel of real property, the Improvements thereon and all personal property owned by the applicable Borrower, Property Owner and/or Operating Lessee or leased pursuant to a Ground Lease by Borrower and/or Operating Lessee and encumbered now or hereafter encumbered by a Security Instrument, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of each Security Instrument and referred to therein as the “Property”.

“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Richards, Layton & Finger, P.A. in connection with the Loan.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Intellectual Property” shall mean any intellectual property worldwide, owned by IP Owner including (a) the Trademarks; (b) patents, industrial designs, and applications for any of the foregoing, including any continuations, divisionals, continuations in part, renewals, extensions and reissues; (c) copyrights in published and unpublished works of authorship, whether registered or unregistered (including without limitation databases and other compilations of information, computer software, middleware, user interface, source code, object code, algorithms, and the like, and user manuals and other training documentation related thereto), and all derivative works, renewals, extensions, restorations, and reversions thereof; (d) Domain Names; (e) trade secrets and proprietary confidential information, including confidential show-how and know-how, processes, schematics, concepts, ideas, inventions, business methods and processes, marketing plans, research and development, formulae, drawings, prototypes, models, designs, customer and supplier information and lists, databases and other compilations of information, computer software and systems, middleware, user interface, source code, object code, algorithms, and the like, and user manuals and other training documentation related thereto, and other nonpublic, confidential, or proprietary information; (f) any registrations, applications for registration or issuance, recordings, reissues, renewals, divisions, continuations, and extensions relating to any of the foregoing (a) through (d); and (g) for all of the foregoing (a) through (f), any of which is now owned or acquired after the Closing Date, including (i) any variations on, and applications and registrations for, the ESA Brand not in existence as of the Closing Date, and (ii) any of the foregoing relating to any Trademark License Agreement.

“Interest Period” shall mean the period commencing on and including the first (1st) day of each calendar month during the term of the Loan and ending on and including the final calendar day of such calendar month; however, the initial Interest Period shall commence on and include the Closing Date and shall end on and include the final calendar day of the calendar month in which the Closing Date occurs.

“Interest Rate” shall mean, with respect to Component B and Component C, as applicable, the Fixed Interest Rate and with respect to Component A, the Floating Interest Rate (as determined in accordance with Section 2.2.5 hereof).

“Interest Rate Cap Agreement” shall mean, collectively, one or more interest rate protection agreements (together with the confirmation and schedules relating thereto) reasonably acceptable to Lender, between an Acceptable Counterparty and Borrower obtained by Borrower as and when required pursuant to Section 2.2.7 hereof. After delivery of a Replacement Interest Rate Cap Agreement to Lender, the term “Interest Rate Cap Agreement” shall be deemed to mean such Replacement Interest Rate Cap Agreement and such Replacement Interest Rate Cap Agreement shall be subject to all requirements applicable to the Interest Rate Cap Agreement.

“IP Owner” shall mean ESH Strategies Branding LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“IP Owner Agreement” shall mean that certain IP Owner Estoppel and Agreement, dated as of the date hereof among Borrower, IP Owner and Lender, as the same may be amended, restated, replaced or otherwise modified from time to time.

“IRS” shall mean the United States Internal Revenue Service.

“Kroll” shall mean Kroll Bond Ratings, and its successor-in-interest.

“Lease” shall mean, with the exception of (a) the Ground Lease, (b) any occupancy agreement with hotel guests at any Individual Property, or (c) gas, oil or mineral rights leases with respect to any Individual Property provided such lease does not have a material adverse effect on the business operations or value of the applicable Individual Property, any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect), including, without limitation, the Operating Lease, pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean, with respect to the Collateral, all federal, state, provincial, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, Operating Lessee, Property Owner, the Collateral or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, Operating Lessee, Property Owner, the Collateral or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with their collective successors and assigns.

“Lender Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management or advisement) in excess of $1,000,000,000 and (except with respect to a pension advisory firm, asset manager or similar fiduciary) either (x) capital/statutory surplus or shareholder’s equity or net worth of at least $400,000,000 or (y) market capitalization of at least $600,000,000 and (ii) is regularly engaged in the business of making, owning (or, in the case of a pension advisory firm or similar fiduciary, regularly engaged in managing investments in) commercial real estate loans (including mezzanine loans to direct or indirect owners of commercial properties, which loans are secured by pledges of direct or indirect ownership interests in the owners of such commercial properties) or operating commercial properties.

“Lender’s Portion” shall mean a fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the Loan and the denominator of which is the aggregate outstanding principal balance of the Loan and the Mezzanine Loans.

“Letter of Credit” shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit in favor of Lender and entitling Lender to draw thereon based solely on a statement executed by an officer or other authorized representative of Lender stating that it has the right to draw thereon under this Agreement, and issued by a domestic Approved Bank or the U.S. agency or branch of a foreign Approved Bank, or if there are no domestic Approved Banks or U.S. agencies or branches of a foreign Approved Bank then issuing letters of credit, then such letter of credit may be issued by an Eligible Institution, and upon which letter of credit Lender shall have the right to draw in full: (a) if Lender has not received at least thirty (30) days prior to the date on which the then outstanding letter of credit is scheduled to expire, a notice from the issuing financial institution that it has renewed the applicable letter of credit; (b) thirty (30) days prior to the date of termination following receipt of notice from the issuing financial institution that the applicable letter of credit will be terminated; and (c) thirty (30) days after Lender has given notice to Borrower that the financial institution issuing the applicable letter of credit ceases to either be an Approved Bank or meet the rating requirement set forth above.

“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“LIBOR” shall mean, with respect to each Interest Period, the rate (expressed as a percentage per annum and rounded up to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Reuters Screen LIBOR01 Page (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender (or Servicer, on Lender’s behalf) shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender (or Servicer, on Lender’s behalf) shall request any three major banks in New York City selected by Lender to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined by Lender or its agent, which determination shall be conclusive absent manifest error.

“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.

“Lien” shall mean, with respect to each Individual Property or any other applicable Collateral, any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan made by Lender to Borrower in accordance with this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instruments, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Contribution Agreement, the Cash Management Agreement, the Canadian Indemnity Guaranty, the Maryland Indemnity Guaranty, the Maryland Beneficiary Pledge

Agreement, the Canadian Beneficiary Pledge Agreement, the Clearing Account Agreements, the IP Owner Agreement, the Manager Appointment Agreement, the Assignment of Interest Rate Cap Agreement and all other documents executed and/or delivered in connection with the Loan.

“Loan Party” shall mean, collectively, Borrower, Property Owner, Beneficial Owner, Operating Lessee Holdco and Operating Lessee.

“Loan-to-Value Ratio” shall mean, as of the date of its calculation, the ratio of (a) the outstanding principal amount of the Loan as of the date of such calculation to (b) the fair market value of the Property (for purposes of the REMIC provisions, counting only real property and excluding any personal property or going concern value), as determined, in Lender’s reasonable discretion, by any customary and commercially reasonable method permitted to a REMIC Trust.

“London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

“Management Agreement” shall mean those certain Management Agreements, dated as of the Closing Date, between the applicable Operating Lessee and Manager, pursuant to which Manager is to provide management and other services with respect to the Properties, and any Additional Property Management Agreement delivered pursuant to Section 7.7 hereof, as each may be amended or modified from time to time in accordance with the terms and provisions of this Agreement, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.

“Management Fees” shall mean, collectively, all fees payable to Manager pursuant to the Management Agreement and Services Agreement (without duplication).

“Management Incentive Compensation Plan” shall mean (i) that certain HVM Management Incentive Plan and (ii) those certain grant agreements to be issued pursuant to the Management Incentive Plan described in clause (i) to the participant relating to the grant of class B units (the terms of which are described in that certain ESA Incentive Plan Term Sheet dated as of the date hereof).

“Manager” shall mean HVM (and with respect to the Individual Properties located in Canada, HVM Canada Hotel Management ULC, an Alberta unlimited liability corporation, as applicable), or, if the context requires, a Qualified Manager who is managing the Properties in accordance with the terms and provisions of this Agreement.

“Manager Appointment Agreement” shall mean that certain Manager Appointment Agreement, dated as of the date hereof, among HVM, HVM Manager, Lender, Mezzanine A Lender, Mezzanine B Lender and Mezzanine C Lender, as the same may be amended or modified from time to time in accordance with the terms and provisions of this Agreement.

“Manager Collateral Release Date” shall mean the earlier to occur of (a) a Public Sale or (b) the first date following the end of any calendar quarter in which the Debt Yield exceeds thirteen and one half percent (13.50%).

“Maryland Beneficiary” shall mean collectively, ESA P Portfolio MD Beneficiary L.L.C., a Delaware limited liability company, together with its successors and permitted assigns.

“Maryland Beneficiary Pledge Agreement” shall mean that certain Pledge Agreement, dated as of the Closing Date, made by Maryland Beneficiary and Maryland Owner in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Maryland Borrower” shall have the meaning set forth in the Recitals hereto.

“Maryland Indemnity Guaranty” shall mean that certain Indemnity Guaranty Agreement, dated as of the Closing Date, delivered by Maryland Owner and Maryland Beneficiary to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Maryland Owner” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Maryland Owner Indebtedness” shall have the meaning set forth in the Security Instruments related to the Maryland Properties.

“Maryland Properties” shall mean each of those certain Individual Properties located in the State of Maryland as listed on Schedule V attached hereto and any Additional Property located in the State of Maryland.

“Material Action” shall mean, with respect to any person, any Bankruptcy Action with respect to such person or dissolution of such Person.

“Material Adverse Effect” shall mean any and all events, conditions or set of facts that constitute a breach of any representations and warranties set forth in this Agreement or any other Loan Document and that collectively results in a diminution in the value of the Collateral taken as a whole by an amount which exceeds $36,000,000.

“Maturity Date” shall mean (a) with respect to Component A, the Component A Maturity Date, (b) with respect to Component B, December 1, 2017 and (c) with respect to Component C, December 1, 2019, or in each case, such other date on which the outstanding principal balance of the Loan becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mezzanine A Adjusted Release Amount” shall mean the “Adjusted Release Amount” as defined in the Mezzanine A Loan Documents.

“Mezzanine A Borrower” shall mean, collectively, ESH Mezzanine A LLC, ESH Canada Mezzanine A LLC, ESH Mezzanine A-2 LLC and ESH Canada Mezzanine A-2 LLC, each a Delaware limited liability company, together with their respective successors and permitted assigns.

“Mezzanine A Debt Service Account” shall have the meaning ascribed to such term in the Mezzanine A Loan Documents.

“Mezzanine A Lender” shall mean collectively, JPMorgan Chase Bank, National Association, German American Capital Corporation, Bank of America, N.A., Citigroup Global Markets Realty Corp. and Goldman Sachs Mortgage Company, together with their respective successors and assigns.

“Mezzanine A Loan” shall mean that certain loan made as of the date hereof by Mezzanine A Lender to Mezzanine A Borrower in the original principal amount of Five Hundred Million and No/100 Dollars ($500,000,000.00).

“Mezzanine A Loan Agreement” shall mean that certain Mezzanine A Loan Agreement, dated as of the date hereof, between Mezzanine A Borrower and Mezzanine A Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified, from time to time.

“Mezzanine A Loan Default” shall mean an “Event of Default” under the Mezzanine A Loan and as defined in the Mezzanine A Loan Agreement.

“Mezzanine A Loan Documents” shall mean all documents evidencing the Mezzanine A Loan and all documents executed and/or delivered in connection therewith.

“Mezzanine A Release Amount” shall mean the “Release Amount” as defined in the Mezzanine A Loan Documents.

“Mezzanine B Adjusted Release Amount” shall mean the “Adjusted Release Amount” as defined in the Mezzanine B Loan Documents.

“Mezzanine B Borrower” shall mean, collectively, ESH Mezzanine B LLC, ESH Canada Mezzanine B LLC, ESH Mezzanine B-2 LLC and ESH Canada Mezzanine B-2 LLC, each a Delaware limited liability company, together with their respective successors and permitted assigns.

“Mezzanine B Debt Service Account” shall have the meaning ascribed to such term in the Mezzanine B Loan Documents.

“Mezzanine B Lender” shall mean collectively, JPMorgan Chase Bank, National Association, German American Capital Corporation, Bank of America, N.A., Citigroup Global Markets Realty Corp. and Goldman Sachs Mortgage Company, together with their respective successors and assigns.

“Mezzanine B Loan” shall mean that certain loan made as of the date hereof by Mezzanine B Lender to Mezzanine B Borrower in the original principal amount of Three Hundred Thirty Million and No/100 Dollars ($330,000,000.00).

“Mezzanine B Loan Agreement” shall mean that certain Mezzanine B Loan Agreement, dated as of the date hereof, between Mezzanine B Borrower and Mezzanine B Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified, from time to time.

“Mezzanine B Loan Default” shall mean an “Event of Default” under the Mezzanine B Loan and as defined in the Mezzanine B Loan Agreement.

“Mezzanine B Loan Documents” shall mean all documents evidencing the Mezzanine B Loan and all documents executed and/or delivered in connection therewith.

“Mezzanine B Release Amount” shall mean the “Release Amount” as defined in the Mezzanine B Loan Documents.

“Mezzanine Borrower” shall mean, collectively, Mezzanine A Borrower, Mezzanine B Borrower and Mezzanine C Borrower.

“Mezzanine C Adjusted Release Amount” shall mean the “Adjusted Release Amount” as defined in the Mezzanine C Loan Documents.

“Mezzanine C Borrower” shall mean, collectively, ESH Mezzanine C LLC, ESH Mezzanine C-2 LLC, ESH Canada Mezzanine C LLC and ESH Canada Mezzanine C-2 LLC, each a Delaware limited liability company, together with their respective successors and permitted assigns.

“Mezzanine C Debt Service Account” shall have the meaning ascribed to such term in the Mezzanine C Loan Documents.

“Mezzanine C Lender” shall mean collectively, JPMorgan Chase Bank, National Association, German American Capital Corporation, Bank of America, N.A., Citigroup Global Markets Realty Corp. and Goldman Sachs Mortgage Company, together with their respective successors and assigns.

“Mezzanine C Loan” shall mean that certain loan made as of the date hereof by Mezzanine C Lender to Mezzanine C Borrower in the original principal amount of Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00).

“Mezzanine C Loan Agreement” shall mean that certain Mezzanine C Loan Agreement, dated as of the date hereof, between Mezzanine C Borrower and Mezzanine C Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified, from time to time.

“Mezzanine C Loan Default” shall mean an “Event of Default” under the Mezzanine C Loan and as defined in the Mezzanine C Loan Agreement.

“Mezzanine C Loan Documents” shall mean all documents evidencing the Mezzanine C Loan and all documents executed and/or delivered in connection therewith.

“Mezzanine C Release Amount” shall mean the “Release Amount” as defined in the Mezzanine C Loan Documents.

“Mezzanine Collateral” shall mean, collectively, the “Collateral” as defined in each of the Mezzanine Loan Agreements.

“Mezzanine Debt Service” shall mean, with respect to any particular period of time interest and principal payments then due under the Mezzanine Loans.

“Mezzanine Guarantor” shall mean, collectively, the “Guarantor” as defined in each of the Mezzanine Loan Agreements.

“Mezzanine Guaranty” shall mean, collectively, the “Guaranty” as defined in each of the Mezzanine Loan Agreements.

“Mezzanine Lender” shall mean, collectively, Mezzanine A Lender, Mezzanine B Lender and Mezzanine C Lender, together with their respective successors and permitted assigns.

“Mezzanine Loan Agreements” shall mean, collectively, the Mezzanine A Loan Agreement, the Mezzanine B Loan Agreement and the Mezzanine C Loan Agreement.

“Mezzanine Loan Default” shall mean a Mezzanine A Loan Default, a Mezzanine B Loan Default and/or a Mezzanine C Loan Default.

“Mezzanine Loan Documents” shall mean, collectively, the Mezzanine A Loan Documents, the Mezzanine B Loan Documents and the Mezzanine C Loan Documents.

“Mezzanine Loans” shall mean, collectively, the Mezzanine A Loan, the Mezzanine B Loan and the Mezzanine C Loan or any New Mezzanine Loan.

“Mezzanine Notice” shall have the meaning set forth in Section 9.8 hereof.

“Monthly Debt Service Payment Amount” shall mean commencing on the Payment Date occurring in January 2013 and continuing to and including the Maturity Date, an amount equal to the interest which accrues on each Component of the Loan for the immediately preceding Interest Period calculated in accordance with Section 2.2 hereof.

“Monthly Domestic Hotel Taxes Deposit” shall have the meaning set forth in Section 7.5.1 hereof.

“Monthly Hotel Taxes Deposit” shall have the meaning set forth in Section 7.5.1 hereof.

“Monthly HST Deposit” shall have the meaning set forth in Section 7.5.1 hereof.

“Monthly Tax and Insurance Escrow Deposit” shall have the meaning set forth in Section 7.2 hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Morningstar” shall mean Morningstar Credit Ratings, LLC, or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any acquisition by Morningstar, Inc. or other similar entity of Morningstar Credit Ratings, LLC.

“New HVM” shall have the meaning set forth on Exhibit C hereto.

“New HVM Manager” shall have the meaning set forth on Exhibit C hereto.

“Net Operating Income” shall mean for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“Net Sales Proceeds” shall mean, the excess, if any, of the sales proceeds in an arms’ length transaction over the sum of (a) actual out-of-pocket expenses (including transfer taxes, brokerage commission, and reasonable and customary transaction costs payable to unaffiliated third parties) incurred by, or on behalf of, the applicable Loan Party and (b) any contractual holdbacks, escrows and similar amounts (which amounts shall constitute Net Sales Proceeds if, as and when released to the applicable Loan Parties or Additional Subsidiaries), in each case in connection with the conveyance of any Individual Property.

“New Mezzanine Borrower” shall have the meaning set forth in Section 9.8 hereof.

“New Mezzanine Intercreditor Agreement” shall have the meaning set forth in Section 9.8(i) hereof.

“New Mezzanine Lender” shall have the meaning set forth in Section 9.8(h) hereof.

“New Mezzanine Loan” shall have the meaning set forth in Section 9.8 hereof.

“New Mezzanine Loan Documents” shall have the meaning set forth in Section 9.8(b) hereof.

“New Note” shall have the meaning set forth in Section 9.1.4 hereof.

“New Parent” shall have the meaning set forth on Exhibit C hereto.

“Non-U.S. Lender” shall mean a Lender that is not a U.S. Person.

“Note” shall mean, collectively, (i) that certain Promissory Note A-1, dated the date hereof, in the principal amount of Seven Hundred Fifty-Six Million and No/100 Dollars ($756,000,000.00) by Borrower in favor of JPMorgan Chase Bank, National Association, (ii) that certain Promissory Note A-2, dated the date hereof, in the principal amount of Seven Hundred Fifty-Six Million and No/100 Dollars ($756,000,000.00), made by Borrower in favor of German American Capital Corporation, (iii) that certain Promissory Note A-3, dated the date hereof, in the principal amount of Three Hundred Thirty-Six Million and No/100 Dollars ($336,000,000.00), made by Borrower in favor of Citigroup Global Markets Realty Corp., (iv) that certain Promissory Note A-4, dated the date hereof, in the principal amount of Three Hundred Thirty-Six Million and No/100 Dollars ($336,000,000.00), made by Borrower in favor of Bank of America, N.A. and (v) that certain Promissory Note A-5, dated the date hereof, in the principal amount of Three Hundred Thirty-Six Million and No/100 Dollars ($336,000,000.00), made by Borrower in favor of Goldman Sachs Mortgage Company, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, to which all applications of prepayments and repayments hereunder shall be applied pro rata, pari passu based on the relative principal balance of each such promissory note.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower.

“Operating Equipment” shall have the meaning set forth in the definition of “Operating Expenses” below.

“Operating Expenses” shall mean, without duplication, the sum of all costs and expenses of operating, maintaining, directing, managing and supervising the Collateral (excluding, (i) depreciation and amortization, (ii) any Debt Service in connection with the Loan and the Mezzanine Loans, (iii) any Capital Expenditures in connection with the Properties, (iv) deposits required to be made to the Reserve Funds, and (v) rent paid by Operating Lessee under the Operating Lease) incurred by any Loan Party (or by Manager on behalf of Operating Lessee pursuant to the Management Agreement, for the account of any Loan Party), or as otherwise specifically provided therein, which are properly attributable to the period under consideration under Borrower’s, Property Owner’s and/or Manager’s system of accounting, including, without limitation: (a) the cost of all food and beverages sold or consumed, if any, and of all necessary chinaware, glassware, linens, flatware, uniforms, utensils and other items of a similar nature, if any, including such items bearing the name or identifying characteristics of the hotels as Borrower, Property Owner, Operating Lessee and/or Manager shall reasonably consider appropriate (“Operating Equipment”) and paper supplies, cleaning materials and similar consumable items (“Operating Supplies”) placed in use (other than reserve stocks thereof in storerooms) (Operating Equipment and Operating Supplies shall be considered to have been placed in use when they are transferred from the storerooms of the Properties to the appropriate operating departments); (b) salaries and wages of personnel of the Properties (regardless of whether such personnel are employees of a Loan Party or Manager), including costs of payroll taxes and employee benefits (which benefits may include, without limitation, a pension plan, medical insurance, life insurance, travel accident insurance and an executive bonus program) and the costs of moving (i) employees of the Properties whose primary duties consist of the management of the Properties or of a recognized department or division thereof or (ii) personnel (A) who customarily and regularly direct the work of five (5) or more other employees of the Properties; (B) who have authority with reference to the hiring, firing and advancement of the employees of the Properties; (C) who customarily and regularly exercise discretionary powers; (D) who devote at least ninety five percent (95%) of their work time to activities which are directly and closely related to the performance of the work described in clauses (A) through (C) of clause (ii) of this sentence; and (E) who are not compensated on an hourly basis (the “Executive Hotel Personnel”), their families and their belongings to the area in which the Properties are located at the commencement of their employment at the Properties and all other expenses not otherwise specifically referred to in this definition which are referred to as “Administrative and General Expenses” in the Uniform System of Accounts; (c) the cost of all other goods and services obtained by any Loan Party or Manager in connection with its operation of the Properties including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment, and all existing and any future installations necessary for the operation of the Improvements for hotel purposes (including, without limitation, heating, lighting, sanitary equipment, air conditioning, laundry, refrigerating, built-in kitchen equipment, telephone equipment, communications systems, computer equipment and elevators, if any), Operating Equipment and existing and any future furniture, furnishings, wall coverings, fixtures and hotel equipment necessary for the operation of the building for hotel purposes which shall include all equipment required for the operation of kitchens, bars, laundries, (if any) and dry cleaning facilities (if any), office equipment, cleaning and engineering equipment and vehicles; (d) the cost of repairs to and maintenance of the Properties; (e) insurance premiums for general liability insurance, workers’ compensation insurance or insurance required by similar employee benefits acts and such business interruption or other insurance as may be provided for protection against claims, liabilities and losses arising from the operation of the Properties (as distinguished from any property damage insurance on the Properties building or its contents) and losses incurred on any self-insured risks of the foregoing types, provided that Borrower, Property Owner and Manager have specifically approved in advance such self-insurance or insurance is unavailable to cover such risks (premiums on policies for more than one year will be pro rated over the period of insurance and premiums under blanket policies will be allocated among properties covered); (f) all Taxes and Other Charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against any Loan Party or Manager with respect to the operation of the Properties; (g) without duplication of any amount paid or reimbursed under the Management Agreement, legal fees and fees of any firm of independent certified public accounts designated from time to time by Borrower and Property Owner (the “Independent CPA”) for services directly related to the operation of the Properties; (h) without duplication of any amount paid or reimbursed under the Management Agreement, the costs and expenses of technical consultants and specialized operational experts for specialized services in connection with non-recurring work on operational, legal, functional, decorating, design or construction problems and activities, including the reasonable fees of Guarantor or any Guarantor subsidiary or division in connection therewith, provided that such employment of Guarantor or of any such subsidiary or division of Guarantor is approved in advance by Borrower and Property Owner; (i) without duplication of any amount paid or reimbursed under the Management Agreement all expenses for advertising for the Properties and all expenses of sales promotion and public relations activities; (j) without duplication of any amount paid or reimbursed under the Management Agreement, all out-of-pocket expenses and disbursements determined by the Independent CPA to have been reasonably, properly and specifically incurred by any Loan Party, Manager, Guarantor or any of their Affiliates pursuant to, in the course of and directly related to, the management and operation of the Properties under the Management Agreement (without limiting the generality of the foregoing, such charges may include all reasonable travel, telephone, telegram, radiogram, cablegram, air express and other incidental expenses, but, shall exclude costs relating to the offices maintained by any Loan Party, Manager, Guarantor or any of their Affiliates other than the offices maintained at the Individual Property for the management of such Individual Property and excluding transportation costs of Borrower, Property Owner, Operating Lessee, or Manager related to meetings between the Borrower, the other Loan Parties, and Manager with respect to administration of the Management Agreement or of the Properties involving travel away from such party’s principal executive offices); (k) without duplication of any amount paid or reimbursed under the Management Agreement, the cost of any reservations system, any accounting services or other group benefits, programs or services from time to time made available to properties in Borrower’s and Property Owner’s system; (l) the cost associated with any retail Leases and all costs and expenses of owning, maintaining, conducting and supervising the operation of the Properties to the extent such costs and expenses are not included above; and (m) any management fees, basic and incentive fees or other fees and reimbursables paid or payable to Manager under the Management Agreement. If the Executive Hotel Personnel are on the payroll of Guarantor or any Affiliate of Guarantor, the cost of their salaries, payroll taxes and employee benefits (which benefits, in the case of employees who are not United States citizens or in the case of employees of hotels located outside the continental United States may include, without limitation, in addition to the foregoing benefits, reasonable home leave transportation expenses approved by Borrower and Property Owner) shall be billed by said Affiliate to and be reimbursed by Borrower, Property Owner and/or Manager monthly, and such reimbursement shall be an Operating Expense. Except as otherwise expressly provided under the Management Agreement with respect to employees regularly employed at the Properties, the salaries or wages of other employees or executives of Guarantor or any of its Affiliates shall in no event be Operating Expenses, but they shall be entitled to free room and board and the free use of all facilities at such times as they visit any Individual Property exclusively in connection with the management of such Individual Property.

“Operating Lease” shall mean collectively those certain Lease Agreements dated as of the date hereof, between the applicable Borrower (other than Maryland Borrower and Canadian Borrower) and Property Owner, collectively, as lessor, and the applicable Operating Lessee, as lessee.

“Operating Lessee” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns (including pursuant to a Restructuring).

“Operating Lessee Holdco” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns (including pursuant to a Restructuring).

“Operating Supplies” shall have the meaning set forth in the definition of “Operating Expenses” above.

“Order Date” shall mean October 8, 2010.

“Organizational Documents” means as to any Person, the certificate of incorporation and by-laws with respect to a corporation; the certificate of organization and operating agreement with respect to a limited liability company; the certificate of limited partnership and partnership agreement with respect to a limited partnership, or any other organizational or governing documents of such Person.

“Other Charges” shall mean all Ground Rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

“Other Connection Taxes” shall mean, with respect to any Lender or Agent, Section 2.7 Taxes imposed as a result of a present or former connection between such Lender or Agent and the jurisdiction imposing such Section 2.7 Taxes (other than a connection arising from such Lender or Agent having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, any Loan Document).

“Other Obligations” shall have the meaning set forth in the Security Instruments.

“Other Taxes” shall mean any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Section 2.7 Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Section 2.7 Taxes that are Other Connection Taxes imposed with respect to an assignment other than an assignment pursuant to Section 2.7(f).

“Par Prepayment Date” shall mean, (a) with respect to Component A, the Business Day immediately following the eighteenth (18th) Payment Date after the Prepayment Start Date, (b) with respect to Component B, the Business Day immediately following the twenty-fourth (24th) Payment Date after the Prepayment Start Date and (c) with respect to Component C, the Business Day immediately following the thirty-sixth (36th) Payment Date after the Prepayment Start Date.

“Participation Register” shall have the meaning set forth in Section 9.3(b) hereof.

“Paulson” shall mean Paulson Advantage Plus Master Ltd., an Exempted Company incorporated in the Cayman Islands with limited liability, together with its successors and permitted assigns.

“Payment Date” shall mean the first (1st) day of each calendar month during the term of the Loan until and including the related Maturity Date.

“Permitted Encumbrances” shall mean, with respect to an Individual Property, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent or which are being contested in accordance with the terms of this Agreement, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of such Individual Property or Borrower’s ability to repay the Loan, Maryland Owner’s ability to pay the Maryland Owner Indebtedness, or Canadian Owner’s ability to pay the Canadian Owner Indebtedness.

“Permitted Fund Manager” means any Person that on the date of determination is not subject to a case under the Bankruptcy Code and is either (i) one of the entities listed on Schedule XIX hereto or any other nationally or regionally recognized manager of investment funds investing in commercial real estate or debt or equity interests relating to commercial real estate, or (ii) an entity that is a Qualified Lender pursuant to clauses (iii)(a), (b), (c) or (d) of the definition thereof or (iii) following a Securitization, any Person for which the Rating Agencies have issued a Rating Agency Confirmation with respect to the related New Mezzanine Loan, in each case, which are investing through a fund with committed capital of at least $250,000,000.00.

“Permitted Investment Fund” shall have the meaning set forth in the definition of “Qualified Lender” below.

“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, or any trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(i) obligations of, or obligations directly and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year;

(ii) federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 90 days of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated (a) “A-1+” (or the equivalent) by S&P and, if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by S&P, and that (1) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000, (b) in one of the following Moody’s rating categories: (1) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (2) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (3) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (4) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1”, or such other ratings as confirmed in a Rating Agency Confirmation and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”;

(iii) deposits that are fully insured by the Federal Deposit Insurance Corp. (“FDIC”);

(iv) commercial paper rated (a) “A–1+” (or the equivalent) by S&P and having a maturity of not more than 90 days, (b) in one of the following Moody’s rating categories: (i) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (ii) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (iii) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (iv) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1” and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”;

(v) any money market funds that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (i) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from S&P and Moody’s; and

(vi) such other investments as to which each Approved Rating Agency shall have delivered a Rating Agency Confirmation.

Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the S&P’s “r” symbol (or any other Approved Rating Agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; (iii) shall only include instruments that qualify as “cash flow investments” (within the meaning of Section 860G(a)(6) of the Code); and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase and (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

“Permitted Transfer” shall mean any of the following: (a) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto and (b) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Security Instrument with respect to each Individual Property.

“Physical Conditions Report” shall mean, with respect to each Individual Property, a structural engineering report prepared and delivered in connection with the Loan by a company satisfactory to Lender regarding the physical condition of such Individual Property.

“Policies” shall have the meaning specified in Section 6.1(b) hereof.

“Pollution Event” shall mean the discharge, dispersal, release, or escape of any solid, liquid, gaseous or thermal irritant, contaminant or pollutant, including smoke, vapor, soot, fumes, acids, alkalis, toxic or hazardous substances, electromagnetic fields, chemicals, waste (including medical, infectious and pathological waste), and low level radioactive waste and materials, into or upon land, or any structure on land, the atmosphere, or any watercourse or body of water including groundwater in concentrations or at levels in excess of those naturally present in the environment. “Pollution event” (a) includes: (i) the illicit abandonment of any irritant, contaminant or pollutants at a “covered location” provided that such abandonment was committed by parties other than the “insured” and without the knowledge of a “responsible insured”; and (ii) any “microbial substances” that are present on, at or within any buildings or other structures at a “covered location” or “job site” and (b) excludes any exposure to infected humans or animals, or contact with bodily fluids or materials of infected humans or animals.

“PPSA” or “Personal Property Security Act” shall mean the Personal Property Security Act (Ontario) and other personal property security legislation of the applicable Canadian province or provinces in respect of the Loan Parties or the Collateral (including the Civil Code of Quebec and the regulation respecting the registration of personal and movable real rights promulgated thereunder) as all such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.

“Prepayment Notice” shall have the meaning set forth in Section 2.4.1(b) hereof.

“Prepayment Premium” shall mean an amount equal to (i) the outstanding principal amount of the portion of Component A being prepaid, multiplied by (ii) (a) three percent (3%) if the relevant prepayment occurs after the sixth (6th) Payment Date following the Prepayment Start Date, but on or prior to the twelfth (12th) Payment Date following the Prepayment Start Date, (b) one percent (1%) if such prepayment occurs after the twelfth (12th) Payment Date following the Prepayment Start Date, but on or prior to the eighteenth (18th) Payment Date after the Prepayment Start Date and (c) zero, if such prepayment occurs on any date thereafter.

“Prepayment Rate” shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as determined by Lender on the basis of “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date, the “Prepayment Rate” shall be the yield on such United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error.

“Prepayment Rate Determination Date” shall mean the date which is five (5) Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4 hereof.

“Prepayment Release Date” shall mean, (a) with respect to Component A, the sixth (6th) Payment Date following the Prepayment Start Date and (b) with respect to Component B and Component C, the twelfth (12th) Payment Date following the Prepayment Start Date.

“Prepayment Start Date” shall mean the earlier of (a) the startup day of the Securitization Vehicle to which all or a portion of the Loan is transferred, and (b) January 1, 2013.

“Prime Rate” shall mean the annual rate of interest publicly announced by JPMorgan Chase Bank, National Association, in New York, New York, as its base rate, as such rate shall change from time to time. If JPMorgan Chase Bank, National Association, ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If The Wall Street Journal ceases to publish the “Prime Rate,” the Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index.

“Prime Rate Component” shall mean the Component A at such time as interest thereon accrues at a rate of interest based upon the Prime Rate plus the Prime Rate Spread.

“Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (a) LIBOR plus the Spread on the date LIBOR was last applicable to the Loan and (b) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.

“Prior Loan Documents” shall mean the “Loan Documents” as such term is defined in that certain Loan and Security Agreement, dated as of October 8, 2010 between Borrower, the other loan parties thereto, JPMorgan Chase Bank, National Association and German American Capital Corporation.

“Prior Loan Parties” shall mean Borrower, Property Owner, Property Beneficiary, Operating Lessee, ESH/TN Member, Inc., IP Owner, the Strategies Entities and the Acquisitions Entities, collectively.

“Priority Waterfall Payments” shall mean the payments described in Sections 2.6.1(f)(i)(A) through (F) and Section 2.6.1(f)(ii)(A) through (C) hereof.

“Properties” shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

“Property Account” shall mean, collectively, each of those certain accounts for each Individual Property established, maintained and held by the applicable Property Bank and from which all amounts on deposit are transferred to the Cash Management Account and which Property Accounts shall be Eligible Accounts.

“Property Bank” shall mean, collectively, the banks which maintain and hold the Property Accounts.

“Property Beneficiary” shall mean, collectively, Maryland Beneficiary and Canadian Beneficiary.

“Property Owner” shall mean, collectively, Maryland Owner and Canadian Owner.

“Property Release Corporation” shall have the meaning set forth in Section 2.5.2(h).

“Property Uncross” shall have the meaning set forth in Section 9.1.4 hereof.

“Provided Information” shall mean any and all historical financial and other information provided in writing to Lender at any time by, or on behalf of, any Indemnifying Person with respect to the Properties, Borrower, Beneficial Owner, any other Loan Party, Guarantor and/or Manager.

“Public Sale” shall mean the Sale or Pledge in one or a series of transactions, (a) of all or any portion of the direct or indirect legal or beneficial interests in Borrower and Mezzanine Borrower to a Public Vehicle or (b) through which Borrower and/or Mezzanine Borrower or any direct or indirect owner of a legal or beneficial interest in Borrower and/or Mezzanine Borrower becomes, or is merged with or into, a Public Vehicle.

“Public Vehicle” shall mean a Person whose securities are listed and traded on a nationally or internationally recognized securities exchange or quoted on a nationally or internationally recognized automated quotation system and shall include a majority owned subsidiary of any such Person or any operating partnership through which such Person conducts all or substantially all of its business.

“Qualified Manager” shall mean either (a) HVM L.L.C. (and, with respect to the Individual Properties located in Canada, HVM Canada Hotel Management ULC, an Alberta unlimited liability corporation, as applicable), (b) an Affiliate of HVM L.L.C., (c) an Affiliate of Borrower or any Guarantor, (d) New HVM or (e) in the reasonable judgment of Lender, a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Properties, provided, that, with respect to clauses (b), (c), (d) and (e), Borrower shall have obtained (i) a Rating Agency Confirmation from the applicable Approved Rating Agencies with respect to the management of the Properties by such Person and (ii) if such entity is an Affiliated Manager, an Additional Insolvency Opinion.

“Qualified Lender” means one or more of the following:

(a) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (a) satisfies the Lender Eligibility Requirements;

(b) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act, provided that any such Person referred to in this clause (b) satisfies the Lender Eligibility Requirements;

(c) an institution substantially similar to any of the foregoing entities described in clause (a), clause (b) or clause (e) that satisfies the Lender Eligibility Requirements;

(d) any entity Controlled by, Controlling or under common Control with any of the entities described in clause (a), clause (b) or clause (c) above or clause (e) below;

(e) an investment fund, limited liability company, limited partnership or general partnership (a “Permitted Investment Fund”) where a Permitted Fund Manager acts as general partner, managing member or fund manager and at least fifty percent (50%) of the equity interests in such Permitted Investment Fund are owned, directly or indirectly, by one or more of the following: a Qualified Lender under clauses (a), (b), (c) or (d) above or (f) below, an institutional “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and/or a “qualified institutional buyer” or both within the meaning of Rule 144A promulgated under the Exchange Act, provided such institutional “accredited investors” or “qualified institutional buyers” that are used to satisfy the fifty percent (50%) test set forth above in this clause (e) satisfy the financial tests in clause (i) of the definition of Lender Eligibility Requirements; or

(f) following a Securitization, any Person for which the Rating Agencies have issued a Rating Agency Confirmation with respect to the New Mezzanine Loan.

“Ratable Share” shall mean, with respect to any Co-Lender, its share of each Component of the Loan based on the proportion of the outstanding principal of such Component of the Loan advanced by such Co-Lender to the total outstanding principal amount of such Component of the Loan. The Ratable Share of each Co-Lender on the date of this Agreement after giving effect to the funding of the Loan on the Closing Date is set forth on Schedule VII attached hereto and made a part hereof.

“Rating Agencies” shall mean each of S&P, Moody’s, Fitch, Morningstar, Kroll and DBRS or any other nationally-recognized statistical rating agency which has assigned a rating to the Securities.

“Rating Agency Confirmation” means, collectively, a written affirmation from each of the Approved Rating Agencies that the credit rating of the Securities given by such Approved Rating Agency of such Securities immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Approved Rating Agency’s sole and absolute discretion. With respect to any request for a Rating Agency Confirmation hereunder, if any Approved Rating Agency waives in writing or declines or refuses to review, in writing, then a Rating Agency Confirmation from such Approved Rating Agency shall not be required with respect to the requested action. In the event that, at any given time, no Approved Rating Agency has elected to consider whether to grant or withhold such an affirmation in a timely manner and Lender does not otherwise have an approval right with respect to such event, then the term Rating Agency Confirmation shall be deemed instead to require the written reasonable approval of Lender based on its good faith determination of whether the Approved Rating Agencies would issue a Rating Agency Confirmation, provided that the foregoing shall be inapplicable in any case in which Lender has an independent approval right in respect of the matter at issue pursuant to the terms of this Agreement.

“Real Estate Borrower” shall mean collectively ESA P Portfolio L.L.C. and ESH/TN Properties L.L.C., each a Delaware limited liability company, together with their respective successors and permitted assigns.

“Register” shall have the meaning set forth in Section 9.3 hereof.

“REIT Distributions” shall have the meaning set forth in Section 2.6.1(f)(i)(P) hereof.

“Related Parties” shall mean, individually or collectively as the context requires, ESH Hospitality LLC, Extended Stay LLC, Mezzanine Borrower, CP ESH Investors, LLC and ESH Hospitality Holdings LLC, each a Delaware limited liability company and Guarantor.

“Release Amount” shall mean, for an Individual Property, the amount set forth on Schedule VIII hereto, as the same may be reduced from time to time (a) pursuant to Section 2.4.2, (b) pursuant to Section 2.4.4(e), (c) by voluntary prepayments made pursuant to Section 2.4.1 or any repayments (including in connection with the repayment of Component A or Component B on the applicable Maturity Date) that are not made in connection with the release of any Individual Property, which prepayments or repayments, as applicable, shall be applied to reduce the Release Amounts of the Individual Properties subject to the Lien of the applicable Security Instrument at the time of such prepayment or repayment, as applicable, pro rata, and (d) in connection with any prepayments or repayments (including in connection with the repayment of Component A or Component B on the applicable Maturity Date, but excluding any prepayment made in excess of the Allocated Loan Amount to achieve a required Debt Yield as permitted by Section 2.5.2(c)) that are made in connection with the release of any Individual Property, by an amount equal to the excess, if any, of (x) the principal amount prepaid or repaid, as applicable, in connection with each release of such Individual Property or Individual Properties over (y) the Adjusted Release Amount of such Individual Property or Individual Properties being released, which excess amount shall be applied to reduce the Release Amounts of the Individual Properties that remain subject to the Lien of the Security Instrument following such prepayment or repayment, as applicable, pro rata.

“Release Parcel(s)” shall have the meaning set forth in Section 2.5.4 hereof.

“Release Price Percentage” shall mean, with respect to each Individual Property fifteen percent (15%).

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note or a portion thereof.

“Rents” shall mean with respect to the Collateral, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, excess sales proceeds from the sale of Individual Properties, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or any other Loan Party or its agents or employees from any and all sources arising from or attributable to the Collateral, as applicable, and proceeds, if any, from business interruption or other loss of income insurance, including, without limitation, all hotel receipts, revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or any other Loan Party or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance.

“Replacement Guaranty” shall have the meaning set forth in Section 5.2.10(f) hereof.

“Replacement Management Agreement” shall mean either (a) a management agreement with a Qualified Manager substantially in the same form and substance as the applicable Management Agreement, or (b) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, that (x) with respect to this subclause (b), Lender, at its option, may require that Borrower obtain a Rating Agency Confirmation from the applicable Approved Rating Agencies with respect to the management agreement and (y) in the case of either (a) or (b), the replacement Qualified Manager shall enter into an assignment of management agreement and subordination of management fees substantially in the form of the Assignment of Management Agreement (or such other form and substance reasonably acceptable to Lender and Manager).

“Replacement Reserve Account” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Fund” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Monthly Deposit” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Trademark License Agreement” shall mean a trademark license agreement between Operating Lessee and/or Borrower and IP Owner substantially in the same form and substance as the Trademark License Agreement.

“Replacements” shall have the meaning set forth in Section 7.3.1(a) hereof.

“Required Capital Expenditures” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Excess Cash” shall have the meaning set forth in Section 2.6.1(f)(i)(R) hereof.

“Reserve Funds” shall mean the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Ground Lease Reserve Fund, the Excess Cash Flow Reserve Fund, the Capital Expenditure Reserve Fund, the Hotel Taxes Reserve Account, the Additional Property Reserve Fund or any other escrow fund established by the Loan Documents.

“Restoration” shall mean the repair and restoration of an Individual Property after a Casualty or Condemnation as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restoration Condition Exception” shall mean that the Release Amounts of the Properties affected at any one time by a Casualty or Condemnation represents five percent (5%) or less of the outstanding principal amount of the Loan.

“Restricted Party” shall mean collectively, Borrower, any other Loan Party, any Beneficial Owner and any Mezzanine Borrower so long as the applicable Mezzanine Loan is still outstanding.

“Restricted Pledge Party” shall mean, collectively, any Borrower, each other Loan Party, Mezzanine Borrower, Extended Stay LLC, CP ESH Investors, LLC, ESH Hospitality LLC, ESH Hospitality Holdings LLC and any other direct or indirect equity holder in Borrower or any other Loan Party up to, but not including, the first direct or indirect equity holder that has substantial assets other than the Collateral.

“Restructuring” shall have the meaning set forth in Section 5.2.10(d) hereto.

“S&P” shall mean Standard & Poor’s Ratings Services.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.

“Section 2.7 Taxes” shall mean any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.

“Securities” shall have the meaning set forth in Section 9.1.1 hereof.

“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Securitization” shall have the meaning set forth in Section 9.1.1 hereof.

“Securitization Vehicle” means each REMIC Trust or a Grantor Trust into which all or a portion of the Loan has been transferred.

“Security Instrument” shall mean (a) with respect to each Individual Property (other than the Maryland Properties, the Canadian Properties and the Additional Properties), that certain first priority Mortgage (or Deed of Trust, Deed to Secure Debt or Leasehold Mortgage) and Security Agreement, dated as of the Closing Date, executed and delivered by the related Individual Borrower and Operating Lessee as security for the Loan and encumbering such Individual Property, as the same may be amended, assigned, restated, replaced, supplemented or otherwise modified from time to time, (b) with respect to each of the Maryland Properties, that certain first priority Indemnity Deed of Trust and Security Agreement, dated as of the Closing Date, executed and delivered by Maryland Owner and Operating Lessee as security for, inter alia, the obligations and liabilities of Maryland Owner under the Indemnity Guaranty, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, (c) with respect to each of the Canadian Properties, that certain first priority Debenture, dated as of the Closing Date, executed and delivered by Canadian Owner and Canadian Operating Lessee, as applicable, as security for, inter alia, the obligations and liabilities of Canadian Owner under the Canadian Indemnity Guaranty, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time and (d) any Additional Mortgages, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Service Contracts” shall mean, collectively, (a) that certain Software License Agreement, dated July 1, 2004 among Existing Operating Lessee, ESA 2007 Operating Lessee Inc., HVM and Remco Software, Inc., as amended, (b) that certain Software Maintenance Agreement, dated July 1, 2004 among Existing Operating Lessee, ESA 2007 Operating Lessee Inc., HVM and Remco Software, Inc., as amended, (c) that certain Master Services Agreement, dated May 29, 2007, among Existing Operating Lessee, HVM and Definition6 LLC, as amended, and (d) that certain Master Services Agreement, dated October 1, 2007 among Existing Operating Lessee, HVM and Pegasus Solutions, Inc., as amended and as each of the same may be further amended, restated, replaced or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 9.7 hereof.

“Services Agreement” shall mean, that certain Services Agreement, dated as of the date hereof, between ESH Hospitality and Manager as the same may be amended or modified from time to time in accordance with the terms and provisions of this Agreement.

“Servicing Agreement” shall have the meaning set forth in Section 9.7 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof.

“Signatory Trustee” shall have the meaning set forth in the introductory paragraph hereto.

“Special Form” shall have the meaning set forth in Section 6.1(i) hereof.

“Special Purpose Entity” shall mean a limited partnership or limited liability company, trust, or corporation, that complies with the following requirements unless it has received either prior written consent to do otherwise from Lender or a permitted administrative agent thereof, or, while the Loan is securitized, a Rating Agency Confirmation from each of the Approved Rating Agencies, in each case:

(i) is and shall be organized solely for the purpose of (A) in the case of each Real Estate Borrower, (i) acquiring, developing, owning, holding, selling, leasing, transferring and exchanging its Individual Property, (ii) in the case of ESA P Portfolio L.L.C., in addition to the activities described in the preceding clause, owning capital stock and acting as a shareholder of ESA P Portfolio Operating Lessee, Inc. and in the case of Maryland Owner, in addition to the activities described in the preceding clause, owning capital stock and acting as a shareholder of ESA P Portfolio Operating Lessee, Inc. (iii) entering into and performing its obligations under the Loan Documents, (iv) refinancing the Properties in connection with a permitted repayment of the Loan, (v) owning capital stock and acting as a shareholder of any Property Release Corporation established pursuant to Section 2.5.2(h) and (vi) transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; (B) in the case of Maryland Owner and Canadian Owner, (i) acquiring, developing, owning, holding, selling, leasing, transferring and exchanging its Individual Property, (ii) owning and pledging to Lender 100% of the limited liability company interests in, and acting as the sole member of, its respective Maryland Borrower or Canadian Borrower, as the case may be, (iii) entering into and performing its obligations the under the Loan Documents, to which it is a party, including, without limitation, the applicable Indemnity Guaranty, Contribution Agreement, the Canadian Beneficiary Pledge Agreement and the Maryland Beneficiary Pledge Agreement, (iv) refinancing the Properties in connection with a permitted repayment of the Loan, (v) owning capital stock and acting as a shareholder of any Property Release Corporation established pursuant to Section 2.5.2(h), and (vi) transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; (C) in the case of Maryland Borrower and Canadian Borrower, (i) entering into and performing its obligations under the Loan Documents with Lender and (ii) transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; (D) in the case of a Beneficial Owner, owning and pledging to Lender 100% of its respective beneficial interests in Maryland Owner or Canadian Owner, as the case may be, entering into and performing its obligations under the Loan Documents to which it is a party, including, without limitation, the Canadian Beneficiary Pledge Agreement and the Maryland Beneficiary Pledge Agreement, as the case may be, and the applicable Indemnity Guaranty and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; (E) in the case of Signatory Trustee, serving as the owner trustee and holding title to the Canadian Properties in trust as bare trustee for the sole and exclusive benefit of Canadian Trust, entering into and performing its obligations under the Loan Documents, to which it is a party, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; (F) in the case of Operating Lessee, leasing the Properties, entering into and performing its obligations under the Operating Lease, entering into and performing its obligations under the Management Agreement and entering into and performing its obligations under the Loan Documents to which it is a party, refinancing the Properties in connection with a permitted repayment of the Loan, transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, owning capital stock and acting as a shareholder of any Property Release Corporation established pursuant to Section 2.5.2(h); and (G) in the case of the Operating Lessee Holdco, (x) entering into the Loan Agreement with Lender and the other Loan Documents to which it is a party, and (y) either leasing and operating hotel properties and entering into any leases in connection therewith, entering into any management agreements in connection with its operation of hotel properties, entering into any trademark license agreements in connection with its operation of hotel properties, and owning capital stock and acting as a shareholder of any Property Release Corporation established pursuant to Section 2.5.2(h) or owning equity of an Operating Lessee.

(ii) from and after the Order Date, has not engaged, and shall not engage in any business unrelated to the applicable purposes set forth in clause (i) above;

(iii) from and after the Order Date, has not owned and shall not own any real property other than, in the case of ESA P Portfolio L.L.C., ESH/TN Properties L.L.C., Maryland Owner and Canadian Owner, its Individual Property;

(iv) from and after the Order Date, has not had, does not have and shall not have any assets other than (x) personal property necessary or incidental to its ownership and operation of the Collateral, and (y) cash, cash equivalents and accounts receivable, and (A) in the case of ESA P Portfolio L.L.C. and ESH/TN Properties L.L.C., its Individual Property and, in the case of ESA P Portfolio L.L.C., in addition to its Individual Property, capital stock of ESA P Portfolio Operating Lessee, Inc. (B) in the case of each of the Maryland Owner and Canadian Owner, its Individual Property and the limited liability company interests in its respective Maryland Borrower or Canadian Borrower, as the case may be, and in the case of the Maryland Owner, the capital stock of ESA P Portfolio Operating Lessee Inc. and personal property necessary or incidental to its ownership and operation of the foregoing; (C) in the case of Maryland Borrower and Canadian Borrower, such personal property as necessary or incidental to being a Borrower under the Loan Documents; (D) in the case of a Beneficial Owner, 100% of the beneficial interests in the applicable Maryland Owner or Canadian Owner, as the case may be; (E) in the case of Signatory Trustee, title to the Canadian Properties in trust as bare trustee for the sole and exclusive benefit of Canadian Trust; and (F) in the case of ESA P Portfolio Operating Lessee, Inc., the leasehold interests in the Properties other than the Canadian Properties and in the case of the Canadian Operating Lessee, the leasehold interests in the Canadian Properties; and (G) in the case of Operating Lessee Holdco, certain leasehold interests as set forth in the this Agreement and capital stock in any Property Release Corporation or other equity interest in any Operating Lessee;

(v) from and after the Order Date, has not engaged in, sought, consented to or permitted and shall not engage in, seek, consent to or permit (A) any dissolution, winding up, liquidation, consolidation or merger, (B) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except as permitted by the Loan Documents, or (C) in the case of a Beneficial Owner, any transfer of its partnership or membership interests in its subsidiaries;

(vi) shall not cause, consent to or permit any amendment of its Organizational Documents with respect to the matters set forth in this definition;

(vii) if such entity is a limited partnership, from and after the Order Date, has and shall have at least one general partner and has and shall have, as its only general partners, Special Purpose Entities, each of which (A) is a corporation or single-member Delaware limited liability company, (B) has at least two (2) Independent Directors, and (C) holds a direct interest as general partner in the limited partnership of not less than one half of one percent (0.5%);

(viii) in the case of Operating Lessee or any Beneficial Owner that is a corporation, from and after the Order Date, has and shall have at least two (2) Independent Directors, and shall not cause or permit the board of directors of such entity to take any Material Action either with respect to itself or, if the corporation is a Beneficial Owner, with respect to Borrower unless at least two (2) Independent Directors shall have participated in such vote and shall have voted in favor of such action;

(ix) if such entity is a limited liability company (other than a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in this definition of “Special Purpose Entity”), from and after the Order Date, has and shall have at least one (1) member or manager that is a Special Purpose Entity, that is a corporation or a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in this definition of “Special Purpose Entity”, that has at least two (2) Independent Directors and that directly owns at least one half of one percent (0.5%) of the equity of the limited liability company;

(x) if such entity is a single-member limited liability company, (A) is and shall be a Delaware limited liability company, (B) from and after the Order Date, has and shall have at least two (2) Independent Directors serving as managers of such company, (C) shall not take any Material Action, either with respect to itself or, if the company is a Beneficial Owner, with respect to Borrower, in each case unless two (2) Independent Directors then serving as managers of the company shall have consented in writing to such action, and (D) from and after the Order Date, has and shall have either (1) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (2) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company;

(xi) from and after the Order Date, has not and shall not (and, if such entity is (a) a limited liability company, has and shall have a limited liability agreement or an operating agreement, as applicable, (b) a limited partnership, has a limited partnership agreement, or (c) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity shall not) without the affirmative vote of two (2) Independent Directors of itself or the consent of a Beneficial Owner that is a member or general partner in it take any Material Action;

(xii) from and after the Order Date, has been and shall pay its debts and liabilities (including, a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that the provisions of this clause (xii) shall not require, and shall not be construed to require, any direct or indirect partner, member or shareholder in a Loan Party to make any capital contributions to such Loan Party and failure to comply with the provisions of this clause (xii) shall, in no event give rise, or be construed to give rise, to any liability or obligation on the part of any such direct or indirect partner, member or shareholder under this Agreement, any of the other Loan Documents (including, without limitation, the guarantor) or otherwise, except with respect to distributions of capital received in violation of applicable state law;

(xiii) from and after the Order Date, has not failed and shall not fail to correct any known misunderstanding regarding the separate identity of such entity and has not identified and shall not identify itself as a division of any other Person;

(xiv) from and after the Order Date, has maintained and shall maintain its bank accounts, books of account, books and records separate from those of any other Person and, to the extent that it is required to file tax returns under applicable law, has filed and shall file its own tax returns, except to the extent that it is required by law to file consolidated federal or unitary state tax returns (or any analogous combined state tax returns), including for the avoidance of doubt that (A) Operating Lessee shall be permitted to file unitary or combined state tax returns to the extent required by law, and (B) the provisions of this clause (xiv) shall not prohibit any Loan Party from filing a consolidated federal or unitary or combined state tax return with any other Loan Party;

(xv) from and after the Order Date, has maintained and shall maintain its own records, books, resolutions and agreements;

(xvi) except with respect to the Loan Parties as contemplated by the Loan Documents or with respect to the Prior Loan Parties as contemplated by the Prior Loan Documents (it being acknowledged that the “Debt” defined thereunder is being repaid as of the date hereof), from and after the Order Date, has not commingled and shall not commingle its funds or assets with those of any other Person and has not participated and shall not participate in any cash management system with any other Person;

(xvii) from and after the Order Date, has held and shall hold its assets in its own name;

(xviii) from and after the Order Date, has conducted and shall conduct its business in its name or in a name franchised or licensed to it, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially-reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent or contractor of such entity;

(xix) except with respect to the Prior Loan Parties as contemplated by the Prior Loan Documents (it being acknowledged that the “Debt” defined thereunder is being repaid as of the date hereof), (A) from and after the Order Date, has maintained and shall maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (B) from and after the Order Date, has shown and shall show, in its financial statements, its asset and liabilities separate and apart from those of any other Person; and (C) from and after the Order Date, has not permitted and shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates (except with respect to other Loan Parties) except as required by GAAP; provided, however, that (i) any such consolidated financial statement contains a note indicating that the Loan Party’s separate assets and credit are not available to pay the debts of such Affiliate that is not a Loan Party and that the Loan Party’s liabilities do not constitute obligations of the consolidated entity (except with respect to other Loan Parties) and (ii) such assets shall also be listed on such Loan Party’s own separate balance sheet;

(xx) except as contemplated by the Loan Documents with respect to the Indemnity Guaranty, the Maryland Owner Pledge Agreement, the Canadian Trust Pledge Agreement, the Maryland Beneficiary Pledge Agreement, the Canadian Beneficiary Pledge Agreement and the Contribution Agreement or with respect to the Prior Loan Parties as contemplated by the Prior Loan Documents, from and after the Order Date, has paid and shall pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and from and after the Order Date has maintained and shall maintain a sufficient number of employees in light of its contemplated business operations;

(xxi) from and after the Order Date, has observed and shall observe all partnership, corporate or limited liability company formalities, as applicable, as they relate to separateness;

(xxii) from and after the Order Date has incurred, created or assumed (except with respect to the Prior Loan Documents (it being acknowledged that the “Debt” as defined under the Prior Loan Documents, is being repaid in full on the date hereof)) and will incur, create or assume no Indebtedness other than (a) the Loan, (b) with respect to Maryland Owner, the Maryland Owner Indebtedness, (c) with respect to Canadian Owner, the Canadian Owner Indebtedness, (d) in the case of Borrower, and any other Loan Party collectively, Trade Payables (without taking into account Trade Payables which are subject to a contest by appropriate legal proceeding initiated and conducted in good faith and with due diligence) in an outstanding amount not to exceed, in the aggregate, three percent (3.0%) of the original principal amount of the Loan and the Mezzanine Loans at any one time, which Trade Payables are not more than ninety (90) days past the later of (1) the date incurred or (2) the date invoiced and are not evidenced by a note and (e) such other liabilities that are permitted pursuant to this Agreement;

(xxiii) except as contemplated by the Indemnity Guaranty, the Canadian Beneficiary Pledge Agreement, the Maryland Beneficiary Pledge Agreement, the Contribution Agreement, or with respect to the Prior Loan Parties as contemplated by the Prior Loan Documents, from and after the Order Date, has not paid and shall not assume or guarantee or become obligated for the debts of any Person other than the Loan Parties, and has not held and shall not hold out its credit as being available to satisfy the obligations of any Person other than the Loan Parties;

(xxiv) except as contemplated under this definition with respect to the other Loan Parties, the Contribution Agreement or with respect to the Prior Loan Parties as contemplated by the Prior Loan Documents, from and after the Order Date, has not and shall not acquire obligations or securities of its partners, members or shareholders or any other owner or Affiliate;

(xxv) from and after the Order Date has allocated and shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, constituents,

or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing, including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;

(xxvi) from and after the Order Date, has maintained and used and shall maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the Loan Party’s agent;

(xxvii) from and after the Order Date, has not pledged and shall not pledge its assets to secure the obligations of any Person other than the Loan Parties pursuant to the Loan Documents or with respect to the Prior Loan Parties in connection with the Prior Loan Documents (it being acknowledged that the “Debt” as defined under the Prior Loan Documents, is being repaid in full on the date hereof);

(xxviii) from and after the Order Date, has not held and shall hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by a Loan Party and not as a division or part of any other Person;

(xxix) from and after the Order Date, has maintained and shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxx) from and after the Order Date, has not made and shall not make loans to any Person and shall not hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities and other Permitted Investments issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(xxxi) from and after the Order Date, has not identified and shall not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified and shall not identify itself as a division of any other Person;

(xxxii) other than capital contributions and distributions permitted under the terms of its Organizational Documents, from and after the Order Date, has not and shall not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party;

(xxxiii) from and after the Order Date, has not had and shall not have any obligation to, and has not and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt (or, as applicable, the “Debt” as defined under the Prior Loan Documents, which is being repaid in full on the date hereof) and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Debt (or, as applicable, the “Debt” as defined under the Prior Loan Documents, which is being repaid in full on the date hereof);

(xxxiv) if such entity is a corporation, shall consider the interests of its creditors in connection with all corporate actions;

(xxxv) from and after the Order Date, has not had and shall not have any of its obligations guaranteed by any Affiliate except as provided by the Guaranty, the Indemnity Guaranty, the Canadian Beneficiary Pledge Agreement, the Maryland Beneficiary Pledge Agreement, the Contribution Agreement and the Prior Loan Documents (it being acknowledged that the “Debt” defined under the Prior Loan Documents is being repaid in full on the date hereof);

(xxxvi) from and after the Order Date, has not and shall not form, acquire or hold any subsidiary, except as set forth in clause (iv) of this definition;

(xxxvii) from and after the Order Date, has complied and shall comply in all material respects with all of the terms and provisions contained in its Organizational Documents that relate to its separateness; and

(xxxviii) from and after the Order Date, has caused and shall cause its subsidiaries, if any, to comply in all material respects with all of the terms and provisions contained in such subsidiary’s Organizational Documents that relate to its separateness.

“Spread” shall mean, (a) with respect to Component A-1, 2.05470%, (b) with respect to Component A-2, 2.05470%, (c) with respect to Component A-3, 2.05470%, (d) with respect to Component A-4, 2.05470%, (e) with respect to Component A-5, 2.05470%,, (f) with respect to Component A-6, 2.05470%, and (g) with respect to Component A-7, 2.05470%.

“State” shall mean, with respect to an Individual Property, the Country, the State or Commonwealth in which such Individual Property or any part thereof is located.

“Strategies Entities” shall mean ESH Strategies Franchise LLC and ESH Strategies Holdings LLC.

“Strike Price” shall mean four percent (4.00%).

“Survey” shall mean a survey of the Individual Property in question.

“Tax and Insurance Escrow Fund” shall have the meaning set forth in Section 7.2 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

“Threshold Amount” shall have the meaning set forth in Section 5.1.21 hereof.

“Title Insurance Policies” shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in the form (acceptable to Lender) (or, if an Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Security Instrument encumbering such Individual Property.

“Trade Payables” shall mean trade payables and other liabilities incurred in the ordinary course of business relating to the ownership and operation of the Collateral or any portion thereof (excluding for purposes of calculating the limitations set forth in clause (xxii) of the definition of Special Purpose Entity, Taxes, Hotel Taxes, Capital Expenditures and Other Charges) and the routine administration of Borrower or any other Loan Party.

“Trademark License Agreements” shall mean, individually or collectively, those Trademark License Agreements set forth in Schedule IV hereof.

“Trademarks” shall mean trademarks, service marks, certification marks, collective service marks, business names, trade names, corporate names, d/b/a’s, trade dress, designs, logos, slogans, and all other indicia of origin or quality, and general intangibles of like nature, whether registered or unregistered, and all goodwill of any business associated with the use thereof and symbolized thereby, including the ESA Brand.

“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the applicable State in which an Individual Property or other applicable Collateral is located.

“Uniform System of Accounts” shall mean the Uniform System of Accounts for Hotels (10th edition), as adopted by the American Hotel and Motel Association.

“U.S. Asset Transfer” shall have the meaning set forth on Exhibit C hereto.

“U.S. Equity Transfer” shall have the meaning set forth on Exhibit C hereto.

“U.S. Operating Lessee Holdco” shall have the meaning set forth on Exhibit C hereto.

“U.S. Person” shall mean a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” shall have the meaning set forth in Section 2.7(e) hereof.

“Yield Maintenance Default Premium” shall mean an amount equal to the greater of (a) five percent (5%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note in respect of the principal amount being prepaid assuming that all scheduled payments are made timely and that such outstanding principal amount and accrued and unpaid interest thereon is paid on the applicable Par Prepayment Date with respect to each Component (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the applicable Component of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest to be made with respect to the portion of such Component being prepaid assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the applicable Component being prepaid is paid on the applicable Par Prepayment Date with respect to such Component (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Wherever a representation, warranty or certificate is based upon the knowledge of any Individual Borrower, the knowledge of each Individual Borrower shall be imputed to each other Individual Borrower.

II.	GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2 Components of the Loan. For the purpose of computing interest payable from time to time on the principal amount of the Loan and certain other computations set forth herein, the principal balance of the Loan shall be divided into Component A, Component B and Component C. The principal amount and Interest Rate of each of the Components shall be as follows:

Component	Principal Amount	Interest Rate

A-1	$55,000,000.00	Floating Interest Rate

A-2	$50,000,000.00	Floating Interest Rate

A-3	$50,000,000.00	Floating Interest Rate

A-4	$50,000,000.00	Floating Interest Rate

A-5	$50,000,000.00	Floating Interest Rate

A-6	$50,000,000.00	Floating Interest Rate

A-7	$45,000,000.00	Floating Interest Rate

B	$350,000,000.00	Fixed Interest Rate

C	$1,820,000,000.00	Fixed Interest Rate

2.1.3 Single Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower and Lender acknowledge and agree that the Loan shall be fully funded as of the Closing Date.

2.1.4 The Note, Security Instruments and Loan Documents. The Loan shall be evidenced by the Note and secured by the Security Instruments and the other Loan Documents.

2.1.5 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) repay or discharge any existing loans relating to the Collateral, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Collateral, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Properties and (f) retain or distribute the balance, if any, to Mezzanine A Borrower.

Section 2.2 Interest Rate.

2.2.1 Interest Rate. (a) Subject to the provisions of this Section 2.2, interest on the outstanding principal balance of Component A shall accrue from (and including) the Closing Date to (but excluding) the Maturity Date at the Floating Interest Rate. Borrower shall pay to Lender on each Payment Date the interest accrued (or to be accrued) on Component A for the related Interest Period.

(b) Subject to the provisions of this Section 2.2, interest on the outstanding principal balances of Component B and Component C shall accrue from (and include) the Closing Date to (but excluding) the Maturity Date at the applicable Fixed Interest Rate. Borrower shall pay to Lender on each Payment Date the interest accrued (or to be accrued) on Component B and Component C for the related Interest Period.

2.2.2 Interest Calculation. Interest on the outstanding principal balance of each Component shall be calculated by multiplying (a) the actual number of days elapsed in the related Interest Period for which the calculation is being made by (b) a daily rate based on the applicable Interest Rate and a three hundred sixty (360) day year by (c) the outstanding principal balance of each Component.

2.2.3 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. If any Component is not repaid on the applicable Maturity Date for such Component, default interest will accrue from and after the applicable Maturity Date for such Component and will be calculated by multiplying (a) the actual number of days elapsed from the date such payment was due for which the calculation is being made by (b) a daily rate based on the applicable Default Rate and a three hundred sixty (360) day year by (c) the outstanding principal balance of each Component.

2.2.4 Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.2.5 Determination of Interest Rate.

(a) Subject to the terms and conditions of this Section 2.2.5, Component A of the Loan shall bear interest at the Floating Interest Rate. The Floating Interest Rate applicable to an Interest Period shall be determined by Lender as set forth herein.

(b) In the event that Lender shall have reasonably determined that by reason of circumstances affecting the interbank Eurodollar market LIBOR cannot be determined as provided in the definition of LIBOR as set forth herein, then Lender shall forthwith give notice thereof by telephone of such fact, confirmed in writing, to Borrower at least one (1) Business Day prior to the Determination Date. If such notice is given, Component A of the Loan shall be converted, from and after the first day of the next succeeding Interest Period, to a Prime Rate Component bearing interest at a rate equal to the Prime Rate in effect on the related Determination Date plus the Prime Rate Spread.

(c) If, pursuant to the terms of Section 2.2.5(b) above, Component A of the Loan has been converted to a Prime Rate Component but thereafter LIBOR can again be determined as provided in the definition of LIBOR as set forth herein, Lender may give notice thereof to Borrower and convert the Prime Rate Component back to a Floating Interest Rate Component by delivering to Borrower notice of such conversion no later than 11:00 a.m. (New York City Time), one (1) Business Day prior to the next succeeding Determination Date. If such notice is given, the Loan shall be converted, from and after the first day of the next succeeding Interest Period, to a Floating Interest Rate Component bearing interest at the Floating Interest Rate based on LIBOR in effect on the related Determination Date. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a Floating Interest Rate Component to a Prime Rate Component.

(d) Intentionally Omitted.

(e) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a Floating Interest Rate Component as contemplated hereunder, (i) the obligation of Lender hereunder to make a Floating Interest Rate Component or to convert a Prime Rate Component to a Floating Interest Rate Component shall be canceled forthwith and (ii) any outstanding Floating Interest Rate Component shall be converted automatically to a Prime Rate Component on the first day of the next succeeding Interest Period or within such earlier period as required by law. Borrower hereby agrees to pay Lender, within ten (10) Business Days of demand, any additional amounts necessary to reimburse Lender for any out-of-pocket costs incurred by Lender in making any conversion of the Floating Interest Component to a Prime Rate Component in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Floating Interest Rate Component hereunder. Lender’s reasonable determination of such costs, as certified to Borrower, shall be conclusive absent manifest error. Any such notice shall describe in reasonable detail the circumstances giving rise to Lender’s determination and shall provide reasonable substantiation of any out-of-pocket costs or expenses to be reimbursed by Borrower under this Section 2.2.5(e).

(f) In the event that any change in any Legal Requirement or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

(ii) shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount reasonably determined by Lender to be material; or

(iii) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall pay Lender, as provided in the next succeeding sentence, any additional amounts necessary to reimburse Lender for such additional out-of-pocket cost or reduced amount receivable which is material as determined by Lender in its reasonable discretion. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.5(f), Lender shall provide Borrower with not less than thirty (30) days written notice specifying in reasonable detail the event by reason of which it has become so entitled together with reasonable substantiation of any out-of-pocket costs or reduced amount to be reimbursed by Borrower under this Section 2.2.5, and the additional amount required to fully reimburse Lender for such additional out-of-pocket cost or materially reduced amount. A certificate as to Lender’s reasonable determination of such additional out-of-pocket costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

(g) Borrower agrees to indemnify Lender and to hold Lender harmless from any actual out-of-pocket expense which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a Floating Interest Rate Component, that results in Lender incurring any additional out-of-pocket costs or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a Floating Interest Rate Component hereunder, (ii) any voluntary prepayment of the Floating Interest Rate Component on a day that (A) is not a Payment Date or (B) is a Payment Date if Borrower did not give the prior written notice of such prepayment to the extent required pursuant to the terms of this Agreement, including, without limitation, such actual out-of-pocket expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Floating Interest Rate Component hereunder and (iii) the conversion pursuant to the terms hereof of the Floating Interest Rate Component to the Prime Rate Component on a date other than the Payment Date, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a Floating Interest Rate Component hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s willful misconduct or gross negligence. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

(h) Lender shall not be entitled to reimbursement pursuant to this Section 2.2.5 for any (i) taxes (which shall be solely covered by Section 2.7 hereof) or (ii) costs, expenses or material reduced amounts which were incurred by Lender or which accrued more than ninety (90) days prior to the delivery by Lender of the notice required hereunder advising Borrower of such items.

2.2.6 Additional Costs. Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the Floating Interest Rate Component and to avoid or reduce any increased or additional costs payable by Borrower under Section 2.2.5, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the Floating Interest Rate Component or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (a) would not result in any additional costs or expenses to Lender that are not reimbursed by Borrower and (b) would not be disadvantageous in any other material respect to Lender (including the effect on any Securitization) as determined by Lender in its reasonable discretion.

2.2.7 Interest Rate Cap Agreement.

(a) Prior to or contemporaneously with the Closing Date, Borrower shall enter into an Interest Rate Cap Agreement with respect to Component A with a LIBOR strike price equal to the Strike Price. The Interest Rate Cap Agreement (i) shall at all times be in a form and substance reasonably acceptable to Lender, (ii) shall at all times be with an Acceptable Counterparty, (iii) shall direct such Acceptable Counterparty to deposit directly into the Domestic Cash Management Account any amounts due Borrower under such Interest Rate Cap Agreement so long as any portion of the Debt exists, provided that the Debt shall be deemed to exist if the Properties transferred by judicial or non-judicial foreclosure or deed-in-lieu thereof, (iv) shall be for a period equal to the initial term of Component A and (v) shall at all times have a notional amount equal to or greater than the principal balance of Component A of the Loan and shall at all times provide for the applicable Strike Price. Borrower shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement (the “Assignment of Interest Rate Cap Agreement”), all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement, and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Cash Management Account) and shall notify the Acceptable Counterparty of such assignment.

(b) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Acceptable Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall be deposited immediately into the Domestic Cash Management Account. Borrower shall take all commercially reasonable actions requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Acceptable Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder without Lender’s prior written consent, not to be unreasonably withheld.

(c) In the event of any downgrade, withdrawal or qualification of the rating of the Acceptable Counterparty by any Approved Rating Agency such that it is no longer an Acceptable Counterparty, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than ten (10) Business Days following receipt of notice from Lender of such downgrade, withdrawal or qualification.

(d) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or fails to maintain the Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Interest Rate Cap Agreement and the out-of-pocket cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

(e) In connection with the Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion from counsel (which counsel may be in-house counsel for the Acceptable Counterparty) for the Acceptable Counterparty (upon which Lender and its successors and assigns may rely) in form and substance reasonably acceptable to Lender, which shall provide, in relevant part, that:

(i) the Acceptable Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

(ii) the execution and delivery of the Interest Rate Cap Agreement by the Acceptable Counterparty, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii) all consents, authorizations and approvals required for the execution and delivery by the Acceptable Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(iv) the Interest Rate Cap Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Acceptable Counterparty and constitutes the legal, valid and binding obligation of the Acceptable Counterparty, enforceable against the Acceptable Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 2.3 Loan Payment.

2.3.1 Monthly Debt Service Payment Amounts. Borrower shall pay to Lender (a) on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to and including November 30, 2012, which interest shall be calculated in accordance with the provisions of Section 2.2 hereof and (b) commencing on the Payment Date occurring in January 2013 and on each Payment Date thereafter up to and including the Maturity Date, Borrower shall make a payment to Lender equal to the Monthly Debt Service Payment Amount, which payments shall be applied to interest accrued for the related Interest Period immediately preceding such Payment Date. If Lender accepts a Monthly Debt Service Payment Amount after the occurrence and during the continuance of an Event of Default, the application of interest set forth in the preceding sentence shall not include the amount by which interest at the Default Rate exceeds interest at the Interest Rate which shall be applied by Lender in such order and priority as Lender may determine in its sole and absolute discretion.

2.3.2 Payments Generally. For purposes of making payments hereunder (but not for purposes of calculating Interest Periods), if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on any Component of the Loan on the applicable Maturity Date, interest shall be payable at the related Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due under this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.3 Payment on Maturity Date. Borrower shall pay to Lender on the applicable Maturity Date the outstanding principal balance of the Components of the Loan maturing on such date, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instruments and the other Loan Documents with respect to such Components.

2.3.4 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instruments and the other Loan Documents to the extent permitted by applicable law.

2.3.5 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender (a) not later than 11:00 a.m., New York City time, on the date when due for all payments other than the payment due on the applicable Maturity Date with respect to each Component and (b) not later than 2:00 p.m. New York City time on the applicable Maturity Date with respect to each Component, and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office (or as otherwise directed by Lender), and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

2.3.6 Extension Options. (a) Borrower shall have three (3) options to extend the Maturity Date of Component A of the Loan for consecutive one (1) year periods (each, an “Extension Option”). In order to exercise the first such extension right, Borrower shall deliver to Lender written notice of such extension no earlier than ninety (90) days and no later than thirty (30) days before the Payment Date occurring in December 2014, and, upon giving of such notice of extension, and subject to the satisfaction of each of the applicable conditions set forth below in Section 2.3.6(b) on or before the applicable date specified below, the Component A Initial Maturity Date as theretofore in effect will be extended to the Component A First Extended Maturity Date. In order to exercise the second such extension right, Borrower shall deliver to Lender written notice of such extension no earlier than ninety (90) days and no later than thirty (30) days before the Payment Date occurring in December 2015 and, upon the giving of such notice of extension, and subject to the satisfaction of each of the applicable conditions set forth below in Section 2.3.6(b) on or before the applicable date specified below, the Component A Maturity Date as theretofore in effect will be extended to the Component A Second Extended Maturity Date. In order to exercise the third such extension right, Borrower shall deliver to Lender written notice of such extension no earlier than ninety (90) days and no later than thirty (30) days before the Payment Date occurring in December 2016 and, upon the giving of such notice of extension, and subject to the satisfaction of each of the applicable conditions set forth below in Section 2.3.6(b) on or before the applicable date specified below, the Component A Maturity Date as theretofore in effect will be extended to the Component A Third Extended Maturity Date.

(b) The Component A Maturity Date shall be extended pursuant to Borrower’s notice as set forth in Section 2.3.6(a); provided that in each case the following conditions are satisfied: (A) no Event of Default shall be in existence and continuing either on the date of Borrower’s notice or on the then current Component A Maturity Date, (B) on or prior to the applicable Component A Maturity Date, Borrower shall enter into an interest rate protection agreement (or extend the then existing Interest Rate Cap Agreement) through the term of the applicable extension for the then outstanding principal balance of Component A and otherwise on substantially similar terms and conditions of the initial Interest Rate Cap Agreement entered into in connection with Component A and shall provide with respect to any new Interest Rate Cap Agreement an assignment of interest rate cap agreement with respect thereto in the form of the Assignment of Interest Rate Cap Agreement, together with an opinion of counsel to the counterparty with respect thereto, each reasonably acceptable to Lender and (C) with respect to the exercise of the third Extension Option only, the Extension Debt Yield based upon the period ending on the last day of the calendar month immediately preceding the calendar month in which the then current Component A Maturity Date occurs shall equal or exceed seventeen and one-half percent (17.50%).

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments. (a) Except as otherwise provided in this Section 2.4, Borrower shall not have the right to prepay any portion of the Loan in whole or in part prior to the Prepayment Release Date.

(b) Subject to Section 2.4.4 hereof, after the applicable Prepayment Release Date with respect to each Component, Borrower may prepay the Loan in whole, or in part,

provided that (i) no Event of Default exists; (ii) Borrower gives Lender not less than seven (7) Business Days prior written notice that Borrower intends to prepay all or a portion of the Loan, and the amount of the Loan that Borrower intends to prepay (the “Prepayment Notice”); and (iii) Borrower pays Lender, in addition to the outstanding principal amount of the Loan to be prepaid: (A) if such prepayment of the Loan occurs on a day that is not a Payment Date, all amounts of interest which would have accrued on the amount of the Loan to be prepaid through and including the last day of the Interest Period related to the Payment Date next occurring following the date of such prepayment of the Loan, or, if such prepayment of the Loan occurs on a Payment Date, all amounts of accrued and unpaid interest through and including the last day of the Interest Period related to such Payment Date; (B) with respect to Component A, if such prepayment is made on or prior to the eighteenth (18th) Payment Date after the Prepayment Start Date, the Prepayment Premium; (C) with respect to Component B, if such prepayment is made on or prior to the twenty-fourth (24th) Payment Date after the Prepayment Start Date, the applicable Yield Maintenance Premium; (D) with respect to Component C, if such prepayment is made on or prior to the thirty-sixth (36th) Payment Date after the Prepayment Start Date, the applicable Yield Maintenance Premium and (E) all other sums then due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to, all of Lender’s reasonable costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender in connection with such prepayment of the Loan, including, without limitation, any Breakage Costs and costs and expenses associated with any revoked Prepayment Notice. Any Prepayment Notice may be rescinded by Borrower upon delivery of written notice to Lender on or prior to the date specified for prepayment in the Prepayment Notice, provided that Borrower shall be responsible for the reasonable costs and expenses incurred by Lender in connection with the rescission of such Prepayment Notice.

(c) Notwithstanding the foregoing, but subject to Section 2.4.4 hereof, Borrower shall be permitted to prepay a portion of each Component as follows without any Yield Maintenance Premium, any Prepayment Premium or other prepayment penalty, premium or charge: (i) with respect to Component A, an amount not to exceed the Component A Free Prepayment Amount, (ii) with respect to Component B, an amount not to exceed the Component B Free Prepayment Amount and; (iii) with respect to Component C, an amount not to exceed the Component C Free Prepayment Amount. Borrower acknowledges and agrees that in no event shall the aggregate Free Prepayment Amount exceed Three Hundred Sixty Seven Million Five Hundred Thousand and No/100 Dollars ($367,500,000.00), in each case provided (i) there is no Event of Default continuing as of the date of the applicable prepayment, (ii) Borrower provides a Prepayment Notice to Lender in the manner specified in Section 2.4.1(b) and (iii) Borrower pays Lender, in addition to the outstanding principal amount of the Component to be prepaid, if such prepayment occurs on a day that is not a Payment Date, all amounts of interest which would have accrued on the amount of the Component to be prepaid through and including the last day of the Interest Period related to the Payment Date next occurring following the date of such prepayment, or, if such prepayment of the Loan occurs on a Payment Date, all amounts of accrued and unpaid interest through and including the last day of the Interest Period related to such Payment Date; and all other sums then due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to, all of Lender’s reasonable costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender in connection with such prepayment, including, without limitation, any Breakage Costs and costs and expenses associated with any revoked Prepayment Notice.

(d) Each Mezzanine Borrower shall be permitted to make voluntary prepayments in respect of its applicable Mezzanine Loan in accordance with the applicable Mezzanine Loan Documents without any obligation on Borrower to make a corresponding prepayment of the Loan; provided, however, that the provisions of this Section 2.4.1(d) shall not be construed to contravene in any manner the restrictions and other provisions regarding releases, Transfers, Sales or Pledges set forth in this Agreement and the other Loan Documents.

2.4.2 Mandatory Prepayments. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the Restoration of any Individual Property or otherwise remit such Net Proceeds to Borrower pursuant to Section 6.4, Borrower shall prepay or Lender shall apply an amount equal to one hundred percent (100%) of such Net Proceeds as a prepayment of a portion of the outstanding principal balance of the Loan together with interest through the end of the related Interest Period and any other sums due hereunder. Other than following an Event of Default, no Yield Maintenance Default Premium, Yield Maintenance Premium, Prepayment Premium or other premium, penalty or charge shall be due in connection with any prepayment made pursuant to this Section 2.4.2. If no Event of Default has occurred and is continuing, applications of Net Proceeds made pursuant to this Section 2.4.2 shall be applied (i) first, to the reduction of any non-principal amounts outstanding on the Loan other than accrued or unpaid interest on the Loan, (ii) second, to the reduction of the accrued and unpaid interest on the portion of the Loan that is represented by the Release Amount for the applicable Individual Property which gives rise to the distribution of Net Proceeds, and (iii) third, to the reduction of the outstanding principal balance of the Loan (and the Release Amount with respect to the applicable Individual Property shall be reduced in an amount equal to the principal portion of such prepayment). After the occurrence and during the continuance of an Event of Default, the Net Proceeds may be applied to the Debt in any order or priority in Lender’s sole discretion. For the avoidance of doubt, no prepayment made pursuant to this Section 2.4.2 shall be applied against or reduce the Free Prepayment Amount.

2.4.3 Prepayments After Default. If, during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including, without limitation, through application of any Reserve Funds), such tender or recovery shall include (a) interest at the Default Rate on the outstanding principal amount of the Loan from the date such Event of Default occurred through the end of the Interest Period related to the Payment Date next occurring following the date of such tender or recovery, or if such tender or recovery occurs on a Payment Date, through and including the Interest Period related to such Payment Date, and (b) if such tender or recovery occurs prior to the Prepayment Release Date with respect to any Component, an amount equal to the Yield Maintenance Default Premium.

2.4.4 Application of Prepayments to the Components.

(a) Any voluntary prepayment of the principal of the Loan pursuant to Section 2.4.1 hereof in whole or in part, made on or prior to the twelfth (12th) Payment Date after the Prepayment Start Date shall be applied (i) first, to the reduction of the outstanding principal balance of Component A-1 in an amount up to the Component A Free Prepayment Amount, (ii) second, to the reduction of the outstanding principal balance of Component B in an amount up to the Component B Free Prepayment Amount, (iii) third, to the reduction of the outstanding principal balance of Component C in an amount up to the Component C Free Prepayment Amount, and (iv) fourth, to the reduction of the outstanding principal balance of Component A, until reduced to zero, if such prepayment is made on or after the applicable Prepayment Release Date for Component A.

(b) Any voluntary prepayment of the principal of the Loan pursuant to Section 2.4.1 hereof, in whole or in part, made after the twelfth (12th) Payment Date after the Prepayment Start Date shall be applied (i) first, to the reduction of the outstanding principal balance of Component A-1 until the Component A Free Prepayment Amount is paid in full which shall not be subject to a Prepayment Premium, (ii) second, to the reduction of the outstanding principal balance of Component B until the Component B Free Prepayment Amount is paid in full which shall not be subject to a Yield Maintenance Premium, (iii) third, to the reduction of the outstanding principal balance of Component A-1 until Component A-1 is paid in full, (iv) fourth, to the reduction of the outstanding principal balance of Component B in an amount not to exceed $179,000,000.00 (including all amounts paid pursuant to clause (ii) above), (v) fifth, to the reduction of the outstanding principal balance of Component A-2, Component A-3, Component A-4, Component A-5, Component A-6 and Component A-7, pro rata until Component A is paid in full, (vi) sixth, to the reduction of the outstanding principal balance of Component B, until Component B is paid in full, and (vii) sixth, to the reduction of the outstanding principal balance of Component C, until Component C is paid in full (first to any remaining outstanding portion of the Component C Free Prepayment Amount, which shall not be subject to a Yield Maintenance Premium, and then to the remaining outstanding principal balance of Component C).

(c) Any mandatory prepayment of the principal of the Loan pursuant to Section 2.4.2 hereof, shall be applied (i) first, to the reduction of the outstanding principal balance of Component A-1 (without reducing the Free Prepayment Amount), until Component A-1 is paid in full, (ii) second, to the reduction of the outstanding principal balance of Component B in an amount not to exceed $179,000,000.00 (without reducing the Free Prepayment Amount), (iii) third, to the reduction of the outstanding principal balance of Component A-2, Component A-3, Component A-4 and Component A-5, pro rata (without reducing the Free Prepayment Amount), until Component A is paid in full, (iv) fourth, to the reduction of the outstanding principal balance of Component B (without reducing the Free Prepayment Amount), until Component B is paid in full, and (v) fifth, to the reduction of the outstanding principal balance of Component C (without reducing the Free Prepayment Amount), until Component C is paid in full.

(d) During the continuance of an Event of Default, any payment of principal of the Loan from whatever source may be applied by Lender among the Components of the Loan in Lender’s sole discretion.

(e) Any mandatory prepayment of the principal balance of the Loan made pursuant to Section 2.4.2 hereof shall be applied to the Loan up to the Adjusted Release Amount for each applicable affected Individual Property and shall be applied in accordance with Section 2.4.4(c), as applicable. Any affected Individual Property shall be released from the Lien of the Security Instruments upon payment to Lender of the Adjusted Release Amount for such Individual Property. In connection with the release of any affected Individual Property, the excess, if any, of (i) the Net Proceeds with respect to such Individual Property over (y) the Adjusted Release Amount of such Individual Property being released, shall be applied to reduce the Release Amounts of the Individual Properties that remain subject to the Lien of the Security Instrument following such prepayment or repayment, as applicable, pro rata.

(f) The Release Amount for each Individual Property subject to the Lien of the Security Instruments at the time of any voluntary prepayments of the Loan made pursuant to Section 2.4.1(b) (other than a voluntary prepayment made in connection with a release of Collateral) shall be reduced by a percentage equal to the amount of such prepayment divided by the outstanding principal balance of the Loan.

(g) Provided there is no Event of Default continuing, any voluntary prepayment of the Mezzanine Loans by or on behalf of any Mezzanine Borrower (other an a Discounted Payoff) shall be applied to the reduction of the outstanding principal balance of the Mezzanine Loans until reduced to zero, which prepayments shall be applied pro rata among the Mezzanine Loans based on the then outstanding principal balance of each such Mezzanine Loan unless otherwise agreed to by the applicable Mezzanine Lenders in accordance with the Mezzanine Loan Documents. For the avoidance of doubt, this Section 2.4.4(g) shall not give Lender the right to approve or waive any changes in the application of voluntary prepayments of the Mezzanine Loans.

2.4.5 Debt Yield Cure Payment. Without limiting any of Borrower’s other prepayment rights under this Agreement, in order to achieve the applicable Debt Yield to effect a Cash Trap Event Cure, Borrower may apply Excess Cash Flow Reserve Funds to prepay a portion of the outstanding principal balance of the Loan in the amount necessary to cause the Debt Yield to equal or exceed the applicable Debt Yield required to effect a Cash Trap Event Cure (each such prepayment, a “Debt Yield Cure Payment”), provided that (a) such prepayment occurs on or after the Prepayment Release Date, (b) no other Cash Trap Event is then continuing and (c) in each case, Borrower pays Lender, in addition to the outstanding principal amount of the Loan to be prepaid, (i) all interest which would have accrued on the amount of the Loan to be paid through and including the last day of the Interest Period related to the Payment Date next occurring following the date of such prepayment, or, if such prepayment occurs on a Payment Date, through and including the last day of the Interest Period related to such Payment Date; (ii) all other sums then due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to the Breakage Costs and all of Lender’s reasonable costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender in connection with such prepayment; (iii) with respect to Component A, if such prepayment is made on or prior to the eighteenth (18th) Payment Date after the Prepayment Start Date, the Prepayment Premium; (iv) with respect to Component B, if such prepayment is made on or prior to the twenty-fourth (24th) Payment Date after the Prepayment Start Date, the applicable Yield Maintenance Premium; and (v) with respect to Component C, if such prepayment is made on or prior to the thirty-sixth (36th) Payment Date after the Prepayment Start Date, the applicable Yield Maintenance Premium. If a notice of prepayment is given by

Borrower to Lender pursuant to this Section 2.4.5, the amount designated for prepayment and all other sums required under this Section 2.4.5 shall be due and payable on the proposed prepayment date unless such prepayment is revoked or modified by Borrower prior to the proposed prepayment date, provided that Borrower shall pay all of Lender’s costs and expenses incurred in connection with such revocation or modification.

Section 2.5 Release of Property. Except as set forth in this Section 2.5, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Security Instrument on any Collateral.

2.5.1 Release of All Properties Upon Payment in Full. (a) If Borrower has elected to prepay the Loan in its entirety and the requirements of Section 2.4 and this Section 2.5 have been satisfied, or the Loan is repaid in full on the Maturity Date, all of the Collateral shall be released from the Liens of their respective Security Instruments and other Loan Documents (and Property Owner shall be released from its obligations under the Indemnity Guaranty) or, at Borrower’s option, such Liens may be assigned to one or more third parties, provided that any such assignment by Lender shall be made without recourse, representation or warranty by Lender and comply with all applicable law.

(b) In connection with the release of the Security Instruments, Borrower shall submit to Lender, not less than seven (7) Business Days prior to the date on which Borrower intends to prepay the Loan in full, a release or assignment of Lien (and related Loan Documents) for each Individual Property and the applicable Collateral for execution by Lender. Such release or assignment shall be in a form appropriate in each jurisdiction in which an Individual Property is located and that would be satisfactory to a prudent lender acting reasonably. In addition, Borrower shall provide all other documentation of a ministerial or administrative nature which Lender reasonably requires to be delivered by Borrower in connection with such release or assignment, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement. Borrower shall pay all reasonable third-party costs and expenses incurred by Lender in connection with any such release or assignment, and the current reasonable and customary fee being assessed by Servicer to effect such release or assignment in a maximum amount not to exceed $500.00 per Individual Property released or assigned. Any assignments made by Lender shall be without recourse, representation or warranty by Lender and comply with all applicable law.

2.5.2 Release of Individual Property. Borrower may elect to prepay a portion of the Loan in connection with the release of an Individual Property so long as the requirements of Section 2.4 and this Section 2.5.2 have been satisfied, and provided that no Event of Default has occurred and is continuing. In connection with such prepayment Borrower may obtain the release of an Individual Property from the Lien (or at Borrower’s option, an assignment thereof to one or more third parties) of the Security Instrument thereon (and related Loan Documents) and the release of the Operating Lessee, the Property Owner, if applicable, the Property Beneficiary, if applicable, and the applicable Individual Borrower’s obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive) upon the satisfaction of each of the following conditions:

(a) The amount of the outstanding principal balance of the Loan to be prepaid shall equal or exceed the Adjusted Release Amount for the applicable Individual Property, such prepayment shall be deemed a voluntary prepayment for all purposes hereunder, including, the requirements of Section 2.4.1(b) hereof;

(b) Borrower shall submit to Lender, not less than seven (7) Business Days prior to the date on which the prepayment will be made, a release or assignment of Lien (and related Loan Documents) for such Individual Property for execution by Lender. Such release or assignment shall be in a form appropriate in each jurisdiction in which the Individual Property is located and that contains standard provisions satisfactory to a prudent lender acting reasonably. In addition, Borrower shall provide all other documentation of a ministerial or administrative nature that Lender reasonably requires to be delivered by Borrower in connection with such release or assignment, together with an Officer’s Certificate certifying that such documentation is (i) in compliance with all Legal Requirements and (ii) will effect such releases in accordance with the terms of this Agreement;

(c) After giving effect to such release or assignment, the Debt Yield for the Collateral then remaining subject to the Lien of the Security Instruments shall be equal to or greater than (i) if less than twenty-five (25) Individual Properties in the aggregate have been released on or prior to the date of such release, the Debt Yield for the Collateral immediately prior to giving effect to the release or (ii) if twenty-five (25) or more Individual Properties in the aggregate have been or will be released on or prior to the date of any such release (taking into account the Individual Properties to be released on the date of such release), the greater of (x) the Debt Yield as of the Closing Date and (y) the Debt Yield for the Collateral immediately prior to giving effect to such release; provided, that, notwithstanding the foregoing, with respect to a requested release of an Individual Property in conjunction with the sale of such Individual Property in an arm’s length transaction to a third party purchaser, if the Debt Yield after giving effect to the release would be less than the amount described in clauses (i) and (ii) of this Section 2.5.2 (c), as applicable, but the other requirements set forth this Section 2.5.2 are satisfied (including, without limitation, payment of the applicable Mezzanine Adjusted Release Amounts), Borrower shall be permitted to obtain a release (or assignment) of the Lien of the Security Instrument with respect to the applicable Individual Property, provided that in lieu of paying the applicable Adjusted Release Amount in connection with such release, Borrower shall pay to Lender (together with all other amounts due to Lender pursuant to this Section 2.5.2,) an amount equal to the greater of (A) the Adjusted Release Amount applicable to such Individual Property and (B) the lesser of (I) the Lender’s Portion of Net Sales Proceeds or (II) the amount of a pro rata prepayment of the Loan and the Mezzanine Loans that would be necessary to, after giving effect to the requested release of the applicable Individual Property, satisfy the Debt Yield test set forth above in this Section 2.5.2(c);

(d) The single purpose nature and bankruptcy remoteness of Borrower following such release or assignment shall not be adversely affected by reason of such release or assignment and shall not cause Borrower to fail to comply with the terms and provisions of the Loan Documents, provided, however, that Borrower shall not be required to provide an Additional Insolvency Opinion in connection with a release under this Section 2.5.2;

(e) Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan is included in a REMIC Trust and the Loan-to-Value Ratio (as determined by Lender in its reasonable discretion using any commercially reasonable method permitted to a REMIC Trust) exceeds or would exceed 125% immediately after giving effect to the release of the applicable Individual Property, no release will be permitted unless the principal balance of the Loan is prepaid by an amount not less than the greater of (i) the Adjusted Release Amount or (ii) the least of the following amounts: (A) only if the released Individual Property is sold, the Net Sales Proceeds of an arm’s length sale of the released Individual Property to an unrelated Person, (B) the fair market value of the released Individual Property at the time of the release, or (C) an amount such that the Loan-to-Value Ratio (as so determined by Lender in its reasonable discretion) after giving effect to the release of the applicable Individual Property is not greater than the Loan-to-Value Ratio immediately prior to such release, unless Lender receives an opinion of counsel that, if this clause (ii) is applicable but not followed or is no longer applicable at the time of such release, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the release of the applicable Individual Property;

(f) Concurrently with the payment of the Adjusted Release Amount, each Mezzanine Borrower shall make a partial prepayment of the related Mezzanine Loan equal to the related Mezzanine Adjusted Release Amount applicable to such Individual Property, together with any related interest, fees, prepayment premiums or other amounts payable under the related Mezzanine Loan Documents in connection with such prepayment, including, to the extent required under the applicable Mezzanine Loan Documents, to the extent such prepayment is made on a date other than a Payment Date, interest which would have accrued on the outstanding principal balance of the related Mezzanine Loan pursuant to the Mezzanine Loan Documents through the end of the interest period set forth therein;

(g) Borrower shall have paid all reasonable third-party costs and expenses incurred by Lender in connection with any such release or assignment, and the current reasonable and customary fee being assessed by the Servicer to effect such release or assignment. Any assignments made by Lender shall be without recourse, representation or warranty by Lender and comply with all Legal Requirements; and

(h) Upon notice to Lender and in consideration of managing its tax affairs, Borrower or any other Loan Party may, in connection with the release of an Individual Property;

(i) contribute or cause to be contributed such Individual Property to an entity taxed as a Subchapter C Corporation (a “Property Release Corporation”) (which entity shall be deemed a Loan Party (A) for purposes of Section 5.3 hereof and any analogous provision of this Agreement and (B) for so long as it owns any Individual Property, for all other purposes hereunder), provided that such entity is a direct or indirect subsidiary of Borrower or any other Loan Party; and

(ii) cause such entity to transfer such Individual Property to a third party purchaser, it being acknowledged that such contribution shall not relieve Borrower of its obligation to satisfy the conditions to the release of such Individual Property pursuant to this Section 2.5.2, subject to the following conditions:

(A) any Property Release Corporation shall at all times be a Special Purpose Entity;

(B) Borrower or any other Loan Party shall form the Property Release Corporation and contribute the Individual Property to such Property Release Corporation no earlier than ten (10) Business Days prior to entering into a binding contract of sale to sell the Individual Property(ies) to be contributed;

(C) the Property Release Corporation shall consummate the sale and release of the Individual Property(ies) contributed to such Property Release Corporation;

(D) any Property Release Corporation shall be liquidated promptly following the release of the Individual Property it owns, but in no event more than ten (10) Business Days following the sale of such Individual Property(ies); and

(E) if (I) the Property Release Corporation does not enter into a binding contract of sale within ten (10) Business Days of such transfer or (II) the Property Release Corporation does not transfer the applicable Individual Property pursuant to the contract of sale, then, in each case, the Individual Property shall be transferred back to Borrower in a manner reasonably acceptable to Lender.

In addition, such contribution and such conveyance shall take place in accordance with escrow instructions or other arrangements reasonably acceptable to Lender that ensure the completion of each of the contribution transaction and the release transaction. Borrower shall deliver to Lender copies of documentation related to such contribution reasonably requested by Lender.

2.5.3 Release of Individual Properties Upon the Maturity Date of Component A and Component B. (a) Lender shall, at Borrower’s request, release certain Individual Properties from the lien of their respective Security Instruments upon repayment in full of Component A and/or Component B on the applicable Maturity Date. Borrower shall submit to Lender, not less than thirty (30) days prior to the applicable Maturity Date, a list or schedule of proposed Individual Properties to be released on the applicable Maturity Date which proposed list shall be deemed approved by Lender, provided the following conditions are met:

(i) immediately following the release of the applicable Individual Properties, (A) the Net Operating Income attributable to the remaining Individual Properties in one (1) state may not exceed thirty-five percent (35%) of the total Net Operating Income for the Collateral and (B) the Net Operating Income attributable to the remaining Individual Properties in any three (3) states combined may not exceed seventy percent (70%) of the total Net Operating Income for the Collateral;

(ii) the amount of the outstanding principal balance of the Components of the Loan being paid at the applicable Maturity Date shall equal or exceed the aggregate Adjusted Release Amounts for the applicable Individual Properties being released;

(iii) after giving effect to such release or assignment, the Debt Yield for the Collateral then remaining subject to the Lien of the Security Instruments shall be equal to or greater than the greater of (x) the Debt Yield as of the Closing Date and (y) the Debt Yield for the Collateral immediately prior to giving effect to such release; provided, that, notwithstanding the foregoing, with respect to a requested release of an Individual Property in conjunction with the sale of such Individual Property in an arm’s length transaction to a third party purchaser, if the Debt Yield after giving effect to the release would be less than the amount described above, but the other requirements set forth this Section 2.5.3 are satisfied (including, without limitation, payment of the applicable Mezzanine Adjusted Release Amounts), Borrower shall be permitted to obtain a release (or assignment) of the Lien of the Security Instrument with respect to the applicable Individual Property, provided that in lieu of paying the applicable Adjusted Release Amount in connection with such release, Borrower shall pay to Lender (together with all other amounts due to Lender pursuant to this Section 2.5.3) an amount equal to the greater of (A) the Adjusted Release Amount applicable to such Individual Property and (B) the lesser of (I) the Lender’s Portion of Net Sales Proceeds or (II) the amount of a pro rata prepayment of the Loan and the Mezzanine Loans that would be necessary to, after giving effect to the requested release of the applicable Individual Property, satisfy the Debt Yield test set forth above in this Section 2.5.3(a)(iii); and

(iv) the single purpose nature and bankruptcy remoteness of Borrower following such release or assignment shall not be adversely affected by reason of such release or assignment and shall not cause Borrower to fail to comply with the terms and provisions of the Loan Documents, provided, however, that Borrower shall not be required to provide an Additional Insolvency Opinion in connection with a release under this Section 2.5.3.

(b) Borrower shall submit to Lender, not less than seven (7) Business Days prior to the applicable Maturity Date, a release or assignment of Lien (and related Loan Documents) for the applicable Individual Properties for execution by Lender. Such release or assignment shall be in a form appropriate in each jurisdiction in which each such Individual Property is located and that contains standard provisions satisfactory to a prudent lender acting reasonably. In addition, Borrower shall provide all other documentation of a ministerial or administrative nature that Lender reasonably requires to be delivered by Borrower in connection with such release or assignment, together with an Officer’s Certificate certifying that such documentation is (A) in compliance with all Legal Requirements and (B) will effect such releases in accordance with the terms of this Agreement;

(c) Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan is included in a REMIC Trust and the Loan-to-Value Ratio (as determined by Lender in its reasonable discretion using any commercially reasonable method permitted to a REMIC Trust) exceeds or would exceed 125% immediately after giving effect to the release of the applicable Individual Properties, no release will be permitted unless the principal balance of the Loan is prepaid by an amount not less than the greater of (i) the aggregate Adjusted Release Amount for such Individual Properties or (ii) the least of the following amounts: (A) only if the released Individual Properties are sold, the Net Sales Proceeds of an arm’s length sale of the released Individual Properties to one or more unrelated

Persons, (B) the aggregate fair market value of the released Individual Properties at the time of the release, or (C) an amount such that the Loan-to-Value Ratio (as so determined by Lender in its reasonable discretion) after giving effect to the release of the applicable Individual Properties is not greater than the Loan-to-Value Ratio immediately prior to such release, unless Lender receives an opinion of counsel that, if this clause (ii) is applicable but not followed or is no longer applicable at the time of such release, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the release of the applicable Individual Properties;

(d) Borrower shall have paid all reasonable third-party costs and expenses incurred by Lender in connection with any such release or assignment, and the current reasonable and customary fee being assessed by the Servicer to effect such release or assignment. Any assignments made by Lender shall be without recourse, representation or warranty by Lender and comply with all Legal Requirements; and

(e) Concurrently with the payment of the Adjusted Release Amount for each of the Individual Properties being released, each Mezzanine Borrower shall make a partial prepayment of the related Mezzanine Loan equal to the applicable Mezzanine Adjusted Release Amount applicable to such Individual Property, together with any related interest, fees, prepayment premiums or other amounts payable under the related Mezzanine Loan Documents in connection with such prepayment, including, to the extent such prepayment is made on a date other than a Payment Date, interest which would have accrued on the outstanding principal balance of the related Mezzanine Loan through the end of the related interest period pursuant to the Mezzanine Loan Documents.

(f) Upon notice to Lender and in consideration of managing its tax affairs, Borrower or any other Loan Party may, in connection with the release of an Individual Property,

(i) contribute or cause to be contributed such Individual Property to an entity taxed as a Subchapter C Corporation (a “Property Release Corporation”) (which entity shall be deemed a Loan Party (A) for purposes of Section 5.3 hereof and any analogous provision of this Agreement and (B) for so long as it owns any Individual Property, for all other purposes hereunder), provided that such entity is a direct or indirect subsidiary of Borrower or any other Loan Party; and

(ii) cause such entity to transfer such Individual Property to a third party purchaser, it being acknowledged that such contribution shall not relieve Borrower of its obligation to satisfy the conditions to the release of such Individual Property pursuant to this Section 2.5.2, subject to the following conditions:

(A) any Property Release Corporation shall at all times be a Special Purpose Entity;

(B) Borrower or any other Loan Party shall form the Property Release Corporation and contribute the Individual Property to such Property Release Corporation no earlier than ten (10) Business Days prior to entering into a binding contract of sale to sell the Individual Property(ies) to be contributed;

(C) the Property Release Corporation shall consummate the sale and release of the Individual Property(ies) contributed to such Property Release Corporation;

(D) any Property Release Corporation shall be liquidated promptly following the release of the Individual Property it owns, but in no event more than ten (10) Business Days following the sale of such Individual Property(ies); and

(E) if (I) the Property Release Corporation does not enter into a binding contract of sale within ten (10) Business Days of such transfer or (II) the Property Release Corporation does not transfer the applicable Individual Property pursuant to the contract of sale, then, in each case, the Individual Property shall be transferred back to Borrower in a manner reasonably acceptable to Lender.

In addition, such contribution and such conveyance shall take place in accordance with escrow instructions or other arrangements reasonably acceptable to Lender that ensure the completion of each of the contribution transaction and the release transaction. Borrower shall deliver to Lender copies of documentation related to such contribution reasonably requested by Lender.

2.5.4 Release Parcels. Lender agrees to release from the Lien of the applicable Security Instruments and the other Loan Documents non-income producing and unimproved real property (each a “Release Parcel” and, collectively, the “Release Parcels”) that is proposed to be transferred to an unrelated third party upon satisfaction of the following conditions by Borrower:

(a) Not more than ninety (90) calendar days and not less than thirty (30) calendar days prior to the date of the release, Borrower delivers to Lender a notice setting forth (i) the date of the proposed release, (ii) the name of the proposed transferee, (iii) a survey of the Release Parcel in scope and substance that would be satisfactory to a prudent lender acting reasonably, and (iv) an appraisal of the Release Parcel that is (A) executed and delivered to Lender by a qualified MAI appraiser having no direct or indirect interest in such Release Parcel or any loan secured in whole or in part thereby and whose compensation is not affected by the approval or disapproval of such appraisal by Lender, (B) addressed to Lender and its successors and assigns and (C) satisfies the requirements of the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date of such calculation, with respect to such appraisal and the appraiser making such appraisal;

(b) Borrower delivers to Lender evidence (which may include a statement in the appraisal) that would be acceptable to a prudent lender acting reasonably that the release of the Release Parcel will not adversely affect the economic value of, or the revenue produced by, the Improvements located on the related Individual Property;

(c) As of the date Borrower delivers to Lender notice of the proposed release and as of the date of the release, no Event of Default has occurred which is continuing;

(d) Borrower delivers to Lender (i) evidence which would be satisfactory to a prudent lender acting reasonably that (A) the Release Parcel has been legally subdivided from the remainder of the related Individual Property, and (B) the Release Parcel (together with any appurtenant easements or other rights with respect to adjacent property) is not necessary for the related Individual Property to comply with any zoning, building, land use or parking or other similar Legal Requirements with respect to the related Individual Property or for the then current and any contemplated use of the related Individual Property, including without limitation for access, driveways, parking, utilities or drainage or, to the extent that the Release Parcel is necessary for any such purpose, a reciprocal easement agreement or other agreement has been executed and recorded that would allow the owner of the related Individual Property to continue to use the Release Parcel to the extent necessary for such purpose, which reciprocal easement agreement shall be superior to the Security Instruments and (ii) a certificate executed by an officer of Borrower stating that after giving effect to such transfer, each of the Release Parcel of the balance of the related Individual Property (together with any appurtenant easements or other rights with respect to adjacent property) conforms to and is in compliance in all material respects with applicable Legal Requirements and constitutes or will constitute a separate tax lot;

(e) Borrower shall deliver to Lender an endorsement to the Title Policy insuring the applicable Security Instrument or an updated Title Policy or similar coverage where such endorsement is not available, which endorsement or updated Title Policy (i) extends the effective date of such Title Policy to the effective date of the release, (ii) confirms no change in the priority of the Security Instrument on the balance of the related Individual Property (exclusive of the Release Parcel) and (iii) insures the rights and benefits under any new or amended reciprocal easement agreement or such other agreement required pursuant to Section 2.5.4(d)(i) above that has been executed and recorded, if any;

(f) Borrower and Property Owner deliver evidence in the form of a certificate executed by Borrower and Property Owner that Borrower and Property Owner have complied with any requirements applicable to the release in the Leases, reciprocal easement agreements, operating agreements, parking agreements or other similar agreements affecting the related Individual Property and that the release does not violate any of the provisions of such documents in any respect and that any such release of a Release Parcel shall not result in any right in favor of a third party of offset, abatement or reduction of rent payable to Borrower, Property Owner or Operating Lessee or any right in favor of a third party of termination, cancellation or surrender under any Leases, reciprocal easement agreements or other material agreement by which Borrower or the related Individual Property is bound or encumbered;

(g) No release shall be permitted if the aggregate amount of proceeds received by Borrower from the sale of Release Parcels shall exceed (i) Two Hundred Fifty Thousand Dollars ($250,000) with respect to any one (1) Individual Property (other than relating to the Individual Property in Phoenix, Arizona (ESA #316) which proceeds shall not exceed Four Hundred Fifty Thousand Dollars ($450,000)) and (ii) with respect to all of the Properties, Twenty-Five Million Dollars ($25,000,000);

(h) Borrower and Property Owner deliver to Lender any other information and documents of a ministerial or administrative nature which would be required by a prudent lender acting reasonably relating to the release of the Release Parcel;

(i) Borrower shall have paid all reasonable third-party costs and expenses incurred by Lender in connection with any such release and the current reasonable and customary fee being assessed by the Servicer to effect such release or assignment;

(j) Borrower shall simultaneously with the release of the Release Parcel transfer title to the Release Parcel in an arm’s-length transaction to a Person(s) other than Borrower or any other Loan Party or any Person owned or controlled by Borrower or any other Loan Party or which is an Affiliate of Borrower or any other Loan Party; and

(k) Notwithstanding anything to the contrary contained herein, or in any other Loan Document, if the Loan is included in a REMIC Trust and the Loan to Value Ratio (as determined by Lender in its reasonable discretion using any commercially reasonable method permitted to a REMIC Trust in accordance with Section 1.860(G)-2(b)(7) of the Treasury Regulations) exceeds 125% immediately after the release of the applicable Release Parcel, no release will be permitted unless the principal balance of the Loan is paid down by a “qualified amount” as that term is defined in the IRS Revenue Procedure 2010-30, as the same may be amended, supplemented or modified from time to time, unless the Lender receives an opinion of counsel that the Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of the applicable Release Parcel.

Section 2.6 Cash Management.

2.6.1 Cash Management Account.

(a) Borrower shall establish and maintain:

(i) a Domestic Cash Management Account to be held by Agent in trust for the benefit of Lender, which Domestic Cash Management Account shall be under the sole dominion and control of Lender. The Domestic Cash Management Account shall be in the name of Borrower and Property Owner and entitled as set forth in the Domestic Cash Management Agreement. Borrower and Property Owner hereby grant to Lender a first priority security interest in the Domestic Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Domestic Cash Management Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Neither Borrower nor any other Loan Party will in any way alter or modify the Domestic Cash Management Account and Borrower will notify Lender of the account number thereof. Lender and Agent shall have the sole right to make withdrawals from the Domestic Cash Management Account and all costs and expenses for establishing and maintaining the Domestic Cash Management Account shall be paid by Borrower and the other Loan Parties; and

(ii) a Canadian Cash Management Account to be held by Agent in trust for the benefit of Lender, which Canadian Cash Management Account shall be under the sole dominion and control of Lender. The Canadian Cash Management Account shall be in the name of Canadian Borrower, Canadian Beneficiary, Canadian Owner and Canadian Trust and entitled as set forth in the Canadian Cash Management Agreement. Borrower hereby grants to Lender a first priority security interest in the Canadian Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Canadian Cash Management Account, including, without limitation, executing and filing financing statements pursuant to the PPSA and all applicable renewals and amendments thereto. Neither Borrower nor any other Loan Party will in any way alter or modify the Canadian Cash Management Account and Borrower will notify Lender of the account number thereof. Lender and Agent shall have the sole right to make withdrawals from the Canadian Cash Management Account and all costs and expenses for establishing and maintaining the Canadian Cash Management Account shall be paid by Borrower and the other Loan Parties.

(b) Borrower and Property Owner shall, or shall cause Operating Lessee or Manager to, (i) deliver irrevocable written instructions to all tenants under Leases to deliver all Rents payable thereunder directly to the applicable Property Account, (ii) deliver irrevocable written instructions to each of the credit card companies or credit card clearing banks with which Borrower or any other Loan Party or Manager has entered into merchant’s agreements to deliver all receipts payable with respect to the Properties directly to the applicable Clearing Account, and (iii) deposit all available amounts received by any Borrower or any other Loan Party and Manager constituting Rents into the applicable Property Account or Clearing Account within one (1) Business Day of receipt thereof.

(c) With respect to Property Accounts relating to Properties located in the United States and denominated in United States Dollars not less frequently than (A) each Business Day, with respect to accounts with a daily balance in excess of $200,000.00 or (B) weekly, with respect to accounts with a daily balance less than $200,000.00, Property Bank shall transfer all available amounts on deposit in the Property Account to the applicable Clearing Bank and not less frequently than each Business Day, each Clearing Bank shall transfer all available amounts on deposit in the applicable Clearing Account directly to the Cash Management Account. With respect to Property Accounts relating to Properties located in Canada and denominated in Canadian Dollars, not less frequently than weekly, Property Bank shall transfer all available amounts to the Canadian Cash Management Account.

(d) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(e) Subject in all respects to the provisions of clause (g) below, all funds on deposit in the Clearing Accounts and Cash Management Account following the occurrence and during the continuance of an Event of Default may be applied by Lender in such order and priority as Lender shall determine.

(f) (i) Provided no Event of Default shall have occurred and is continuing (subject to the exceptions for Priority Waterfall Payments as set forth in Section 2.6.1(g) below), on January 1, 2013 and on each Payment Date thereafter (or if such Payment Date is not a Business Day, on the immediately preceding Business Day), all funds on deposit in the Domestic Cash Management Account shall be applied by Lender to the payment of the following items in the order indicated below:

(A) First, payment to Lender of the Monthly Domestic Hotel Taxes Deposit then due and payable in accordance with the terms and conditions of Section 7.5 hereof;

(B) Second, payment to Lender of the Monthly Tax and Insurance Escrow Deposit in respect of Individual Properties located in the United States then due and payable in accordance with the terms and conditions of Section 7.2 hereof;

(C) Third, payment to Lender of the Ground Lease Reserve Deposit then due and payable in accordance with the terms and conditions of Section 7.4 hereof;

(D) Fourth, payment to Lender of the Monthly Debt Service Payment Amount;

(E) Fifth, payment to Lender of any other amounts then due and payable under the Loan Documents (other than the payment of any outstanding principal balance of the Loan on the Maturity Date, whether such Maturity Date is the scheduled Maturity Date or an earlier date due to an acceleration of the Loan);

(F) Sixth, payment to or as directed by Borrower in an amount equal to the Operating Expenses for the succeeding month as set forth in the Approved Annual Budget or Deemed Approved Annual Budget (as applicable), including, without limitation, (i) Management Fees and other amounts due to Manager pursuant to the Management Agreement and the Services Agreement in an amount not to exceed 8% of Gross Income from Operations and (ii) non-recurring expenses in an amount not to exceed $2,500,000 per month (in each case, without duplication of any amount set forth in subclauses (A) to (E) above);

(G) intentionally omitted;

(H) Seventh, payment to Lender of the Replacement Reserve Monthly Deposit with respect to the Individual Properties located in the United States in accordance with the terms and conditions of Section 7.3 hereof;

(I) Eighth, payment to Mezzanine A Lender of the Mezzanine A Debt Service due under the Mezzanine A Loan;

(J) Ninth, payment to Mezzanine A Lender of any other amounts then due and payable under the Mezzanine A Loan Documents (other than the payment of any outstanding principal balance of the Mezzanine A Loan on the Maturity Date (as defined in the Mezzanine A Loan Agreement), whether such Maturity Date is the scheduled Maturity Date or an earlier date due to an acceleration of the Mezzanine A Loan);

(K) Tenth, so long as no Mezzanine A Loan Default shall have occurred and is continuing, payment to Mezzanine B Lender of the Mezzanine B Debt Service due under the Mezzanine B Loan;

(L) Eleventh, so long as no Mezzanine A Loan Default shall have occurred and is continuing, payment to Mezzanine B Lender of any other amounts then due and payable under the Mezzanine B Loan Documents (other than the payment of the outstanding principal balance of the Mezzanine B Loan on the Maturity Date (as defined in the Mezzanine B Loan Agreement), whether such Maturity Date is the scheduled Maturity Date or an earlier date due to an acceleration of the Mezzanine B Loan);

(M) Twelfth, so long as no Mezzanine A Loan Default or Mezzanine B Loan Default shall have occurred and is continuing, payment to Mezzanine C Lender of the Mezzanine C Debt Service due under the Mezzanine C Loan;

(N) Thirteenth, so long as no Mezzanine A Loan Default or Mezzanine B Loan Default shall have occurred and is continuing, payment to Mezzanine C Lender of any other amounts then due and payable under the Mezzanine C Loan Documents (other than the payment of any outstanding principal balance of the Mezzanine C Loan on the Maturity Date (as defined in the Mezzanine C Loan Agreement), whether such Maturity Date is the scheduled Maturity Date or an earlier date due to an acceleration of the Mezzanine C Loan);

(O) Fourteenth, payment to or as directed by Borrower in an amount equal (i) to the Excess Operating Expenses for the preceding months and/or succeeding month (but without duplication of any amounts previously disbursed to Borrower under this subsection (O)) and (ii) any Management Fees and other amounts due under the Management Agreement or the Services Agreement which are not otherwise paid pursuant to subsection (F) hereof; provided, however, that in each of (i) and (ii), (x) during the continuance of a Debt Yield Trigger Event, amounts paid to Borrower under this subsection (O) shall not exceed an amount equal to ten percent (10%) of the Approved Annual Budget for such calendar month or Deemed Annual Budget for such calendar month in the aggregate without the consent of Mezzanine Lender (such consent not to be unreasonably withheld, conditioned or delayed), and (y) during the continuance of a Mezzanine Loan Default, amounts paid to Borrower under this subsection (O) shall not exceed an amount equal to five percent (5%) of the Approved Annual Budget for such calendar month or Deemed Annual Budget for such calendar month in the aggregate without the consent of the applicable Mezzanine Lender (such consent not to be unreasonably withheld, conditioned or delayed); and

(P) Fifteenth, except as set forth in subsection (g) below, any Excess Cash Flow remaining in the Domestic Cash Management Account after the payments described in subsections (A) through (O) above shall be (1) during the continuance of a Cash Trap Event Period, paid over to Lender (such amounts being referred to herein as “Required Excess Cash”) as required by the terms and conditions of Section 7.6 hereof; provided that during a Cash Trap Event Period, distributions required to be paid to enable ESH Hospitality to pay any dividends with respect to preferred interests that ESH Hospitality issued to satisfy the “100 shareholders” REIT qualification requirement under Section 856(a)(5) of the Code in an amount not to exceed $100,000 annually (the “REIT Distributions”) shall be disbursed to Borrower to distributed to ESH Hospitality; or (2) provided no Cash Trap Event Period shall then exist, disbursed to an account designated by Borrower from time to time as provided in the Cash Management Agreement.

(ii) Provided no Event of Default shall have occurred and is continuing (subject to the exceptions for Priority Waterfall Payments set forth in Section 2.6.1(g) below) on January 1, 2013 and on each Payment Date thereafter (or if such Payment Date is not a Business Day, on the immediately preceding Business Day), all funds on deposit in the Canadian Cash Management Account shall be applied by Lender to the payment of the following items in the order indicated below:

(A) First, payment to Lender of the Monthly Canadian HST Deposit in respect of the Canadian Properties due and payable in accordance with the terms and conditions of Section 7.5 hereof;

(B) Second, payment to Lender of the Monthly Tax and Insurance Escrow Deposit then due and payable in respect of the Canadian Properties accordance with the terms and conditions of Section 7.2 hereof;

(C) Third, payment to or as directed by Borrower in an amount equal to the Operating Expenses for the succeeding month as set forth in the Approved Annual Budget or Deemed Approved Annual Budget (as applicable) with respect to the Canadian Properties;

(D) Fourth, payment to Lender of the applicable Replacement Reserve Monthly Deposit with respect to the Canadian Properties in accordance with the terms and conditions of Section 7.3 hereof.

(E) Fifth, payment to or as directed by Borrower in an amount equal to the Excess Operating Expenses for the preceding months and/or succeeding month with respect to the Canadian Property (but without duplication of any amounts previously disbursed to Borrower under this clause (E); and

(F) Sixth, any amounts remaining in the Canadian Cash Management Account after the deposits or disbursements set forth in clauses (A)-(E) above shall be converted to United States Dollars and thereafter deposited into the Domestic Cash Management Account and applied in the order set forth in Section 2.6.1(f)(i).

(g) Notwithstanding anything contained herein or in the other Loan Documents to the contrary Lender agrees that, notwithstanding the existence of a monetary Event of Default, Lender shall apply amounts on deposit in the Cash Management Account, Property Accounts and the Clearing Account to payment of the Priority Waterfall Payments.

2.6.2 Distributions to Mezzanine Borrowers. All transfers of funds on deposit in the Cash Management Account to any Mezzanine Loan Debt Service Account or otherwise to or for the benefit of any Mezzanine Lender, pursuant to the Loan Agreement, the Cash Management Agreement or any of the other Loan Documents or Mezzanine Loan Documents are intended by Borrower, Mezzanine Borrowers and Mezzanine Lenders to constitute, and shall constitute, distributions from Borrower to the applicable Mezzanine Borrower and from one Mezzanine Borrower to another Mezzanine Borrower, as applicable. No provision of the Loan Documents or the Mezzanine Loan Documents shall create a debtor-creditor relationship between Borrower and/or any other Loan Party and any Mezzanine Lender.

2.6.3 Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Funds shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations pursuant to the Cash Management Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

Section 2.7 Withholding Taxes.

(a) Each payment by any Loan Party under any Loan Document shall be made without withholding for any Section 2.7 Taxes, unless such withholding is required by any law. If any Loan Party determines, in its sole discretion exercised in good faith, that it is so required to withhold Section 2.7 Taxes, then such Loan Party may so withhold and shall timely pay the full amount of withheld Section 2.7 Taxes to the relevant Governmental Authority in accordance with applicable law. If such Section 2.7 Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section 2.7), Lender or Agent (as applicable) receives the amount it would have received had no such withholding been made.

(b) Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(d) The Loan Parties shall jointly and severally indemnify each Lender and Agent for any Indemnified Taxes that are paid or payable by such Lender or Agent, as applicable, in connection with any Loan Document (including amounts paid or payable under this Section 2.7) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.7(d) shall be paid within ten (10) Business Days after the applicable Lender or Agent delivers to the applicable Loan Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Lender or Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(e) (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Section 2.7 Tax with respect to any payments under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, each Lender, if requested by Borrower or Agent, shall deliver such other documentation prescribed by law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.7(e)(ii)(A)-(E) and (iii) below) shall not be required if in any Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of Borrower or Agent, each Lender shall update any form or certification previously delivered pursuant to this Section 2.7(e). If any form or certification previously delivered pursuant to this Section 2.7(e) expires or becomes obsolete or inaccurate in any respect to a Lender, such Lender shall promptly (and in any event within ten (10) Business Days after such expiration, obsolescence or inaccuracy) notify Borrower or Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii) Without limiting the generality of the foregoing, if a Borrower is a U.S. Person, each Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and Agent (in such number of copies reasonably requested by such Borrower and Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit B (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) in the case of a Non-U.S. Lender that is not the beneficial owner (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (e)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if such Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding tax together with such supplementary documentation necessary to enable the Borrower or Agent to determine the amount of Section 2.7 Taxes (if any) required by law to be withheld.

(iii) If a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower, at the time or times prescribed by law and at such time or times reasonably requested by Borrower, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this Section 2.7(e)(iii), FATCA shall include any regulations or official interpretations thereof.

(f) If any Lender requests compensation under this Section 2.7, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.7, then such Lender shall use reasonable efforts to designate a different applicable lending office or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.7 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense (other than de minimis amounts) and would not otherwise be disadvantageous to such Lender (except in a de minimis manner). The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Section 2.7 Taxes as to which it has been indemnified pursuant to this Section 2.7 (including additional amounts paid pursuant to this Section 2.7), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.7 with respect to the Section 2.7 Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Section 2.7 Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.7(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.7(g) if such payment would place such indemnified party in a less favorable position (on a net after-tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.7(g) shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 2.7 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of the Debt and all other obligations under any Loan Document.

III.	INTENTIONALLY OMITTED

IV.	REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations. Borrower and each other Loan Party, for itself and as may be applicable by the context hereof, represents and warrants as of the Closing Date that:

4.1.1 Organization. Borrower and each other Loan Party has been duly organized and are validly existing and in good standing with requisite power and authority to own their properties and other assets and to transact the businesses in which they are now engaged. Borrower and each other Loan Party is duly qualified to do business and are in good standing in each jurisdiction where they are required to be so qualified in connection with their properties, other assets, businesses and operations. Borrower and each other Loan Party possess all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle them to own their properties, other assets and to transact the businesses in which they are now engaged, and the sole business of Borrower and each other Loan Party is the ownership, management and operation of the related Collateral. The sole business of Signatory Trustee is to hold title to the Property in trust as bare trustee for the sole and exclusive benefit of Canadian Trust (which is the sole and beneficial owner of Canadian Borrower). The ownership interests of Borrower and each other Loan Party are as set forth on the organizational chart attached hereto as Schedule X.

4.1.2 Proceedings. Borrower and each other Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and each other Loan Party, as applicable, and constitute legal, valid and binding obligations of Borrower and such Loan Party enforceable against Borrower and each other Loan Party, as applicable, in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and each other Loan Party, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower and each other Loan Party, as applicable, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower or any other Loan Party, as applicable, is a party or by which any of Borrower’s or such other Loan Party’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over Borrower or any other Loan Party or any of Borrower’s or such other Loan Party’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower or any other Loan Party of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4 Litigation. Except as disclosed on Schedule XI attached hereto, there are no actions, suits, judgments or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s or any other Loan Party’s knowledge, threatened against or affecting Borrower or such other Loan Party or the Collateral, which actions, suits or proceedings, if determined against Borrower or such other Loan Party, or any Collateral, might materially adversely affect the condition (financial or otherwise) or business of Borrower, such other Loan Party or the condition or ownership of any Collateral.

4.1.5 Agreements. Neither Borrower nor any other Loan Party is a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or any other Loan Party or the Collateral or Borrower or such other Loan Party’s business, properties or assets, operations or condition, financial or otherwise. Neither Borrower nor any other Loan Party is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or such other Loan Party or any of the Collateral is bound. Neither Borrower nor any other Loan Party has any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower or such other Loan Party is a party or by which Borrower or such other Loan Party or the Collateral is otherwise bound, other than (a) indebtedness and other obligations that are otherwise permitted under the Loan Documents, and (b) obligations under the Loan Documents.

4.1.6 Title to Individual Properties. Borrower has good, marketable and insurable title to the real property comprising part of each Individual Property (other than the Canadian Properties and Maryland Properties) and good title to the balance of such Individual Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents. Maryland Owner has good, marketable and insurable title to the real property comprising part of each of the Maryland Properties and good title to the balance of each of the Maryland Properties, free and clear of all Liens whatsoever except the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Canadian Owner has good, marketable and insurable title to the real property comprising part of the Canadian Properties and good title to the balance of each of the Canadian Properties, free and clear of all Liens whatsoever except the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Each Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the applicable Collateral, subject only to Permitted Encumbrances and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Except as otherwise disclosed in the Title Insurance Policies, there are no claims for payment for work, labor or materials affecting the Properties which are or, to the best of Borrower’s or Property Owner’s knowledge, may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents and might adversely affect the condition (financial) or business of any of the Collateral, Borrower, Property Owner or Operating Lessee.

4.1.7 Solvency. Neither Borrower nor any other Loan Party has (a) entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s and the other Loan Parties’ assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s and such other Loan Parties’ total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s and each other Loan Parties’ assets is and will, immediately following the making of the Loan, be greater than Borrower’s and such Loan Parties’ probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower and each other Loan Parties’ assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Neither Borrower nor any other Loan Party intends to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower or such other Loan Party and the amounts to be payable on or in respect of obligations of Borrower or such Loan Party). Except for Case Numbers 0913764, 0913833, 1010805 and 1010809 in the United States Bankruptcy Court for the Southern District of New York and Case Number 2010 01 G 4623 in the Supreme Court of Newfoundland and Labrador Trial Division, no petition in bankruptcy has been filed against Borrower or any other Loan Party or any of their constituent Persons in the last seven (7) years, and neither Borrower nor any other Loan Party nor any of their constituent Persons in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any other Loan Party nor any of their constituent Persons are contemplating either the filing of a petition by it under any state, provincial or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Loan Party’s assets or property, and neither Borrower nor any other Loan Party has any knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

4.1.8 Full and Accurate Disclosure. To Borrower’s and each other Loan Party’s knowledge, no statement of fact made by Borrower or any other Loan Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower or any other Loan Party which has not been disclosed to Lender which adversely affects, nor as far as such Loan Party can reasonably foresee, might adversely affect, the Collateral the business, operations or condition (financial or otherwise) of Borrower or such Loan Party.

4.1.9 No Plan Assets. Neither Borrower nor any other Loan Party is an “employee benefit plan”, as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Loan Party constitutes or will, during any period when the Loan remains outstanding, constitute “plan assets” of one or more such plans within the meaning of

29 C.F.R. Section 2510.3-101. In addition, (a) neither Borrower nor any other Loan Party is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower or any other Loan Party are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.10 Compliance. Borrower, each other Loan Party and the Collateral and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. No Loan Party is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or any other Loan Party or, to the best of Borrower’s or any other Loan Party’s knowledge, any other Person in occupancy of or involved with the operation or use of the Collateral any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Collateral or any part thereof or any monies paid in performance of Borrower’s or such other Loan Party’s obligations under any of the Loan Documents.

4.1.11 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Collateral (a) to Borrower’s and each other Loan Party’s knowledge are true, complete and correct in all material respects, (b) to Borrower’s or any other Loan Party’s knowledge accurately represent the financial condition of the Collateral as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, neither Borrower nor any other Loan Party has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower or such other Loan Party and reasonably likely to have a materially adverse effect on any Collateral or the operation of the Properties as hotels, except as referred to or reflected in said financial statements. To Borrower’s or any other Loan Party’s knowledge, since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or such other Loan Party from that set forth in said financial statements.

4.1.12 Condemnation. Except as otherwise disclosed on Schedule XII attached hereto, no Condemnation or other proceeding has been commenced or, to the best of Borrower’s or Property Owner’s knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14 Utilities and Public Access. Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right-of-way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving such Individual Property and such easements are set forth in and insured by the Title Insurance Policies. All public roads necessary for the use of each Individual Property for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.1.15 Not a Foreign Person. Neither Borrower nor any other Loan Party (other than Canadian Operating Lessee) is a “foreign person” within the meaning of § 1445(f)(3) of the Code.

4.1.16 Separate Lots. Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

4.1.17 Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments, in each case that would be reasonably expected to have a material adverse effect on Borrower’s or any other Loan Party’s condition (financial or otherwise) or business or any portion of the Collateral.

4.1.18 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or any other Loan Party, as applicable, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and neither the Borrower, any other Loan Parties nor Guarantor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19 No Prior Assignment. There are no prior assignments of the Leases, the Operating Lease or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

4.1.20 Insurance. Borrower and Property Owner have delivered to Lender a certificate of insurance for all Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement and will deliver to Lender certified copies of all Policies within sixty (60) days after the Closing Date. No material claims are currently pending, outstanding or otherwise remain unsatisfied under any such Policy which would reasonably be expected to have a material adverse effect on Borrower or any other Loan Party, and neither Borrower nor Property Owner nor, to the best of Borrower’s or Property Owner’s knowledge, any Person has done, by act or omission, anything which would impair the coverage of any such Policy.

4.1.21 Use of Property. Each Individual Property is used exclusively for hotel purposes and other appurtenant and related uses.

4.1.22 Certificate of Occupancy; Licenses. Subject to administrative or ministerial filings and/or notices as may be required as a result of, or in connection with, the transactions occurring on the Closing Date, all certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Individual Property as a hotel (collectively, the “Licenses”), have been obtained and are in full force and effect. Neither Borrower, Operating Lessee nor Property Owner has taken any action with respect to any Individual Property that would impair, invalidate or otherwise adversely affect any material License. Borrower, Operating Lessee and Property Owner, as applicable, shall keep and maintain all licenses necessary for the operation of each Individual Property as a hotel. The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

4.1.23 Flood Zone. Except as otherwise set forth on Schedule XIII attached hereto, none of the Improvements on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to each such Individual Property.

4.1.24 Physical Condition. To Borrower’s or Property Owner’s knowledge and except as otherwise disclosed in the applicable Physical Conditions Report, each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to the best of Borrower’s knowledge there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, neither Borrower nor Property Owner has received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.25 Boundaries. Except as may be disclosed on the Survey for any Individual Property all of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances upon the applicable Individual Property encroach upon any of the improvements, so as to materially affect the value or marketability of the applicable Individual Property except those which are insured against in the Title Insurance Policy.

4.1.26 Leases. To Borrower’s and Property Owner’s knowledge, the Properties are not subject to any Leases other than (a) the Ground Lease, (b) the Leases described in Schedule XIV attached hereto and made a part hereof, and (c) the Operating Lease. Borrower and Property Owner, as applicable, are the owner and lessor of landlord’s interest in the Operating Lease and Operating Lessee is the owner and lessor of landlord’s interest in the Leases. Canadian Trust is the beneficial owner of the Canadian Properties and Signatory Trustee is the registered owner and lessor of landlord’s interest in the Canadian Operating Lease. To Borrower’s knowledge (i) with the exception of hotel guests, no Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Leases, (ii) the current Leases are in full force and effect, (iii) no Rent (including security deposits) has been paid more than one (1) month in advance of its due date and (iv) all work to be performed by Borrower or Property Owner, as applicable, under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower or Property Owner, as applicable, to any tenant has already been received by such tenant. To Borrower’s and Property Owner’s knowledge (A) no tenant listed on Schedule XIV has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises, (B) except for those tenants listed in Schedule XIV-A, no tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part, (C) except as set forth on Schedule XIV-B, no tenant under any Lease has any right or option for additional space in the Improvements and (D) no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower or Property Owner have any knowledge of any tenant’s intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste.

4.1.27 Survey. To Borrower’s and Property Owner’s knowledge the Survey for each Individual Property delivered to Lender in connection with this Agreement does not fail to reflect any material adverse matter affecting such Individual Property or the title thereto.

4.1.28 Inventory. Borrower, Property Owner or Operating Lessee, as the case may be, are the owners of all of the Equipment, Fixtures and Personal Property (as such terms are defined in the Security Instruments) located on or at the Properties and shall not lease any Equipment, Fixtures or Personal Property other than as permitted hereunder. All of the Equipment, Fixtures and Personal Property are sufficient to operate the Property in the manner required hereunder and in the manner in which each is currently operated.

4.1.29 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Collateral to the Borrower and each other Loan Party, as applicable, have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any

Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instruments, have been paid, and, under current Legal Requirements, each of the Security Instruments is enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.

4.1.30 Special Purpose Entity/Separateness. (a) Until the Debt has been paid in full, Borrower and each other Loan Party hereby represent, warrant and covenant (as to itself) that Borrower and each other Loan Party has been since the Order Date, is, and shall continue to be, a Special Purpose Entity.

(b) Borrower and each other Loan Party hereby represent and warrant (as to itself) that, since its formation and at all times thereafter through the Order Date, Borrower and each other Loan Party:

(i) has not entered into any contract or agreement with any of the Related Parties, except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party;

(ii) has not paid its debts and liabilities from the assets of the Related Parties;

(iii) has maintained all of its books, records, financial statements and bank accounts (other than the commingled bank accounts with the Loan Parties or IP Owner, ESH Strategies Franchise LLC, ESH Strategies Holdings LLC, ESH Acquisitions Holdings LLC and ESH Acquisitions LLC) separate from those of any of the Related Parties;

(iv) has not had its assets listed as assets on the financial statement of any of the Related Parties;

(v) has not filed a consolidated federal income or unitary combined state tax return with any of the Related Parties;

(vi) has corrected any known misunderstanding regarding its status as a separate entity from any of the Related Parties;

(vii) has not conducted its business or held its assets in the name of any of the Related Parties;

(viii) has not identified itself as a division or part of any of the Related Parties;

(ix) has not maintained or utilized stationery, invoices and checks bearing the name of any of the Related Parties;

(x) has not commingled its assets with those of any of the Related Parties and has not held its assets in the name of any of the Related Parties;

(xi) has not guaranteed or become obligated for the debts of any of the Related Parties;

(xii) has not held itself out as being responsible for the debts or obligations of any of the Related Parties and has not pledged its assets to secure the obligations of any of the Related Parties;

(xiii) has not incurred any Indebtedness or other monetary obligations that are still outstanding other than (i) those monetary obligations of the Borrower or any other Loan Party set forth in Section 4.1.5(a) of this Agreement and (ii) Indebtedness that is otherwise permitted under the Loan Documents;

(xiv) has not had any of its obligations guaranteed by any of the Related Parties, except for guarantees that are expressly contemplated by the Loan Documents or that have been either released or discharged (or that will be discharged as a result of the closing of the loan); and

(xv) except for Operating Lessees, none of the tenants holding leasehold interests with respect to the Property are affiliated with the Borrower.

(c) Borrower hereby represents and warrants that, prior to the date hereof, each Loan Party has never owned any real property other than the property that is the subject of the current transaction and those properties set forth on Schedule XV hereto and personal property necessary or incidental to its acquiring, developing, owning, holding, selling, leasing, transferring and/or exchanging the Property (and such other properties set forth on Schedule XV) and has never engaged in any business other than acquiring, developing, owning, holding, selling, leasing, transferring and/or exchanging the Collateral, as applicable, and with respect to those properties set forth on Schedule XV hereto.

(d) Intentionally Omitted.

(e) Any and all of the stated facts and assumptions made in any Insolvency Opinion relating to Borrower or any other Loan Party, including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all material respects, and Borrower and each other Loan Party will have complied and will comply with all of the stated facts and assumptions made with respect to it in any Insolvency Opinion. Borrower and each other Loan Party covenant that in connection with any Additional Insolvency Opinion delivered in connection with this Agreement it shall provide an updated certification regarding compliance with the facts and assumptions made therein.

(f) Borrower and each other Loan Party covenant and agree that Borrower and Property Owner shall provide Lender with three (3) Business Days’ written notice prior to the removal of an Independent Director of Borrower or any other Loan Party, and no Independent Director may be removed for a reason other than for Cause. “Cause” means, with respect to an Independent Director, (i) acts or omissions by such Independent Director that constitute willful disregard of, or bad faith or gross negligence with respect to, such Independent Director’s duties under this Agreement, (ii) that such Independent Director has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director, (iii) that such Independent Director has breached its fiduciary duty of loyalty and care, (iv) there is a material increase in the fees charged by such Independent Director or material change to such Independent Director’s terms of services, (v) that such Independent Director is unable to perform his or her duties as Independent Director due to death, disability or incapacity, or (vi) that such Independent Director no longer meets the definition of Independent Director.

(g) In addition, the organizational documents of Borrower and each other Loan Party shall provide that, when voting with respect to any Bankruptcy Action, the Independent Directors shall consider only the interests of such Special Purpose Entity, including its creditors. Without limiting the generality of the foregoing, such documents shall expressly provide that, to the greatest extent permitted by law, except for duties to the Special Purpose Entity (including duties to the members of the Special Purpose Entity solely to the extent of their respective economic interest in the Special Purpose Entity and to the Special Purpose Entity’s creditors as set forth in the immediately preceding sentence), such Independent Directors shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) the members of the Special Purpose Entity, (ii) other Affiliates of Borrower, or (iii) any group of Affiliates of which the Special Purpose Entity is a part); provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.

4.1.31 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice, would constitute a default thereunder.

4.1.32 Illegal Activity. No portion of the Collateral was purchased by Borrower or any other Loan Party with proceeds of any illegal activity.

4.1.33 No Change in Facts or Circumstances; Disclosure. To Borrower’s and each other Loan Party’s knowledge (a) all information submitted by Borrower or any other Loan Party to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by such Loan Party in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects and (b) there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Collateral or the business operations or the financial condition of Borrower or such other Loan Party. Borrower and each other Loan Party have disclosed to Lender all material facts known to them with respect to the Collateral and have not failed to disclose any material fact known to them that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.34 Investment Company Act. Neither Borrower nor any other Loan Party is (a) an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35 Embargoed Person. To the best of Borrower’s and each other Loan Party’s knowledge, as of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, the other Loan Parties or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the USA PATRIOT Act (including anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower, any other Loan Party or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, any other Loan Party or Guarantor, as applicable, with the result that the investment in any Loan Party or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, any other Loan Party or Guarantor, as applicable, have been derived from, or are the proceeds of, any unlawful activity with the result that the investment in Borrower, any other Loan Party or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause any Collateral to be subject to forfeiture or seizure.

4.1.36 State of Organization. Borrower and each other Loan Party (except Canadian Operating Lessee) is organized under the laws of the State of Delaware. Canadian Operating Lessee is organized under the laws of the Province of Ontario.

4.1.37 Trademark License Agreements. The Trademark License Agreements to which Operating Lessee is a party are in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or giving of notice, would constitute a default thereunder.

4.1.38 Ground Lease. Borrower hereby represents and warrants to Lender the following with respect to each Ground Lease:

(a) The Ground Lease or a memorandum of the Ground Lease has been duly recorded. The Ground Lease permits the interest of Borrower to be encumbered by a mortgage (provided that the mortgage is at all times subject and subordinate to the Ground Lease) or the Ground Lessor has approved and consented to the encumbrance of the Ground Lease Property by the applicable Security Instrument. There have not been amendments or modifications to the terms of the Ground Lease since recordation of the Ground Lease (or a memorandum thereof), with the exception of written instruments which have been recorded or as disclosed in this Agreement.

(b) Except for the Permitted Encumbrances and other encumbrances of record, Borrower’s interest in the Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the applicable Security Instrument other than the Ground Lessor’s related fee interest.

(c) Borrower’s interest in the Ground Lease is assignable without the consent of the Ground Lessor to Lender, the purchaser at any foreclosure sale or the transferee under a deed or assignment in lieu of foreclosure in connection with the foreclosure of the Lien of the Security Instrument or transfer of Borrower’s leasehold state by deed or assignment in lieu of foreclosure. For the first assignment thereafter, the Ground Lease is assignable by such transferee and its successors and assigns without the consent of the Ground Lessor.

(d) As of the date hereof, the Ground Lease is in full force and effect and no default has occurred under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of the Ground Lease.

(e) Under the terms of the Ground Lease and the Loan Documents, taken together, any related insurance and condemnation proceeds that are paid or awarded to Borrower with respect to the leasehold interest will be applied either to the repair or restoration of all or part of the Ground Lease Property, with Lender having the right subject to the terms of the Loan Documents to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon.

(f) The Ground Lease does not impose any restrictions on subleasing, provided the tenant under the Ground Lease remains primarily liable for such tenant’s obligations thereunder.

4.1.39 Cash Management Account. (a) The Cash Management Agreement, the Clearing Account Agreements and this Agreement create a valid and continuing security interest (as defined in the Uniform Commercial Code in effect in the State of New York or under the Personal Property Security Act (Ontario), as applicable) in each of the Clearing Accounts and the Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower or any other Loan Party. Other than in connection with the Loan Documents or in connection with any previous loans that have been satisfied on or prior to the Closing Date, except for Permitted Encumbrances, neither Borrower nor any other Loan Party has sold, pledged, transferred or otherwise conveyed any Clearing Account or the Cash Management Account.

(b) Each of the Clearing Accounts, the Property Accounts and the Cash Management Account constitutes a “deposit account” or “security account” within the meaning of the Uniform Commercial Code in effect in the State of New York.

(c) Pursuant and subject to the terms hereof and the Clearing Account Agreements and the Cash Management Agreement, Borrower has caused each Clearing Bank and Agent to agree to comply with all written instructions originated by Lender, without further consent by Borrower or any other Loan Party, directing disposition of all sums at any time held, deposited or invested in the Clearing Accounts, the Property Accounts and the Cash Management Account, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

(d) The Clearing Accounts, the Property Accounts and the Cash Management Account are not in the name of any Person other than Borrower (or another Loan Party), as pledgor, or Lender, as pledgee. Neither Borrower nor any other Loan Party has consented to Agent complying with instructions with respect to the Cash Management Account from any Person other than Lender.

4.1.40 Operating Lease. The Operating Lease is in full force and effect and there is no material default, breach or violation existing thereunder by Borrower, Property Owner or Operating Lessee and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. The terms and provisions of the Operating Lease, are subordinate to this Agreement and the Security Instruments. Neither the execution and delivery of the Loan Documents, Borrower’s and Property Owner’s performance thereunder, nor the exercise of any remedies by Lender, will adversely affect Borrower’s or Property Owner’s rights under the Operating Lease.

4.1.41 Intentionally Omitted.

4.1.42 Intellectual Property. Operating Lessee is licensed to use, all intellectual property necessary for the current conduct Operating Lessee’s business. There is no action or proceeding pending, or to Borrower’s knowledge, threatened by or against any Loan Party: (x) alleging the infringement, dilution, misappropriation, or other violation of any Intellectual Property covered by the Trademark License Agreement, or (y) seeking to limit, cancel, or question the validity of any Intellectual Property covered by the Trademark License Agreement (including, without limitation, the right to proceeds therefrom and the right to bring an action at law or in equity for any infringement, dilution, or violation of such Intellectual Property covered by the Trademark License Agreement and to collect all damages, settlements, and proceeds relating to such Intellectual Property covered by the Trademark License Agreement), or Operating Lessee’s use thereof. To Borrower’s and Operating Lessee’s knowledge, no Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property covered by the Trademark License Agreement. To Borrower’s and Operating Lessee’s knowledge, Operating Lessee’s use of the Intellectual Property covered by the Trademark License Agreement is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge.

4.1.43 Title to Equity Assets. Each Property Owner and Beneficial Owner has good title to the applicable Equity Assets, free and clear of all Liens whatsoever except the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Each Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, together with delivery of the applicable certificated interests evidencing ownership of the applicable Equity Assets and transfer powers duly endorsed to Lender or in blank, will create a valid, perfected first priority lien on the applicable Equity Assets, in each case subject only to any applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.

4.1.44 Intentionally Omitted.

4.1.45 Schedule of Existing Trademark License Agreements. The information set forth on Schedule IV hereto reflects a true, complete and accurate recitation of all Trademark License Agreements between IP Owner and any Loan Party.

4.1.46 Taxes. Neither Borrower nor any other Loan Party (other than Operating Lessee) is or has ever been required to file under applicable law, and neither Borrower nor any other Loan Party (other than Operating Lessee) has ever filed, a consolidated federal income tax return or a unitary state income tax return (or any analogous combined state income tax return) with any other Person (other than a Loan Party). For the avoidance of doubt, the inclusion of the results of operations, income, profits, losses or other tax attributes of a Person that is a disregarded entity for federal or state income tax purposes (including by reason of such Person being a “qualified REIT subsidiary”) in the federal or state income tax returns of the beneficial owner of such Person shall not constitute the filing of an income tax return by such Person.

Section 4.2 Survival of Representations. Borrower and each other Loan Party agree that all of the representations and warranties of Borrower and each other Loan Party set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower or any other Loan Party. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower and each other Loan Party shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

V.	BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release or assignment of the Liens of all Security Instruments encumbering the Collateral (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, each Loan Party, as applicable, hereby covenants and agrees (with respect to itself) with Lender that:

5.1.1 Existence; Compliance with Legal Requirements. Except as contemplated in connection with a Restructuring, Borrower and each other Loan Party shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to the Borrower and such other Loan Parties and the Collateral, including, without limitation, the procurement of all necessary and required hospitality or innkeepers licenses. There shall never be committed by any Borrower, any other Loan Party or any other Person involved with the operation or use of the Collateral or any act or omission affording the federal government or any state or local government the right of forfeiture against the Collateral or any part thereof or any monies paid in performance of Borrower’s or any other Loan Party’s obligations under any of the Loan Documents. Borrower and each other Loan Party hereby covenant and agree not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower and each other Loan Party shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Collateral in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Security Instruments. Borrower and each other Loan Party shall keep the Collateral insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior written notice to Lender, Borrower or any of the other Loan Parties, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or such other Loan Party or the Collateral or any alleged violation of any Legal Requirement, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower or such other Loan Party is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Collateral nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower and each other Loan Party, as applicable, shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or such other Loan Party or the Collateral; and (vi) Borrower or the applicable Loan Party shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Collateral (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2 Taxes and Other Charges. Borrower and each other Loan Party shall pay all Taxes and Other Charges applicable to such Loan Party now or hereafter levied or assessed or imposed against the Collateral or any part thereof as the same become due and payable; provided, however, Borrower’s and any other Loan Party’s obligation to directly pay Taxes shall be suspended for so long as the Borrower or such other Loan Party complies with the terms and provisions of Section 7.2 hereof. Borrower and each other Loan Party, as applicable, will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower and each other Loan Party shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Collateral, and shall promptly pay for all utility services provided to the Properties. After prior written notice to Lender, Borrower or any other Loan Party, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or such other Loan Party is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) the Collateral and any part thereof or interest therein will not be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower or such other Loan Party shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property or the Collateral, as applicable; and (vi) Borrower or such other Loan Party shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Collateral (or part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Security Instrument being primed by any related Lien.

5.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower, any other Loan Party or Manager which might materially adversely affect Borrower’s, or any other Loan Party’s condition (financial or otherwise) or business or any Collateral.

5.1.4 Access to Properties. Borrower and Property Owner shall permit, and cause Operating Lessee to permit, agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice.

5.1.5 Notice of Default. Borrower and each other Loan Party shall promptly advise Lender of any material adverse change in Borrower’s or any other Loan Party’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower or such other Loan Party has knowledge.

5.1.6 Cooperate in Legal Proceedings. Borrower and each other Loan Party shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Perform Loan Documents. Borrower and each other Loan Party, as applicable, shall observe, perform and satisfy all the terms, provisions, covenants and conditions of the Loan Documents to which it is a party, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower and each other Loan Party.

5.1.8 Award and Insurance Benefits. Borrower and Property Owner shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Collateral, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys’ fees and disbursements, and the payment by Borrower and Property Owner of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Insurance Proceeds.

5.1.9 Further Assurances. Borrower and Property Owner shall (or shall cause Operating Lessee to), at Borrower’s and Property Owner’s sole cost and expense:

(a) furnish to Lender (A) all certificates, appraisals, title and other insurance reports and agreements in Borrower’s, Operating Lessee’s and Property Owner’s possession, and (B) each and every other document, certificate, agreement and instrument required to be furnished by Borrower and Property Owner pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts reasonably necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the obligations of Borrower and Property Owner under the Loan Documents, as Lender may reasonably require, including, without limitation, the execution and delivery of all such writings necessary to transfer any hospitality licenses with respect to the Properties into the name of Lender or its designee after the occurrence of an Event of Default to the extent such transfer is permitted by applicable law; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.10 Supplemental Security Instrument Affidavits. As of the date hereof, Borrower and each other Loan Party represent that it has paid all state, provincial, county and municipal recording and all other taxes imposed upon the execution and recordation of the Security Instruments. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of applicable taxes not having been paid with respect to any Individual Property or any portion of the Collateral, Borrower and each other Loan Party agree that Borrower and such other Loan Parties will execute, acknowledge and deliver to Lender, immediately upon Lender’s request, supplemental affidavits increasing the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on Schedule VIII hereto) for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of the applicable Individual Property (i) as of the date hereof and (ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on Schedule VIII hereto), and Borrower and such other Loan Parties shall, on demand, pay any additional taxes.

5.1.11 Financial Reporting. (a) Borrower and each other Loan Party will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with the Uniform System of Accounts (or such other accounting basis acceptable to Lender) and reconciled in accordance with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and such other Loan Party and all items of income and expense in connection with the operation on an individual basis of the Properties. Lender shall have the right from time to time during normal business hours upon reasonable notice to Borrower or such other Loan Party to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower and each other Loan Party shall pay any reasonable and actual costs and expenses incurred by Lender to examine Borrower’s or any other Loan Party’s accounting records with respect to the Collateral, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Borrower will furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year, a complete copy of annual financial statements for Borrower, each other Loan Party and Mezzanine Borrower audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender in accordance with the Uniform System of Accounts (or such other accounting basis acceptable to Lender) and reconciled in accordance with GAAP, covering the Collateral on a combined basis for such Fiscal Year and containing statements of profit and loss for Borrower, any other Loan Party and Mezzanine Borrower on a combined basis and a balance sheet for Borrower, any other Loan Party and Mezzanine Borrower. Such statements shall set forth the financial condition and the results of operations for the Collateral on a combined basis for such Fiscal Year. Borrower and Property Owner shall also provide amounts representing Net Operating Income, Gross Income from Operations and Operating Expenses, as reconciled to the annual audited financial statements. Such audited consolidated financial statements may include the direct and indirect parent entity(ies) of Borrower, each other Loan Party and Mezzanine Borrower, as well as other entities required by GAAP to be consolidated, provided that accompanying consolidating schedules of the statement of financial position and statement of operations present separately such entities. Such annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) an Officer’s Certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of the Collateral being reported upon and has been prepared in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP, (iii) an unqualified opinion of a “Big Four” accounting firm, or other independent certified public accountant reasonably acceptable to Lender, as to the financial information that is the subject of the audit, and (iv) occupancy statistics for the Properties on a combined basis as well as for each Individual Property. Together with such annual financial statements, Borrower shall furnish to Lender an Officer’s Certificate certifying as of the date thereof whether, to such officer’s knowledge, there exists an event or circumstance which constitutes an Event of Default under the Loan Documents, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(c) Borrower will furnish, or cause to be furnished, to Lender on or before twenty (20) days after the end of each calendar month the following items with respect to the Collateral on a combined basis, as well as each Individual Property (subject to normal year-end adjustments) as applicable, together with an Officer’s Certificate with respect thereto: (i) an occupancy report, including an average daily rate, for the subject month; (ii) monthly and year-to-date operating statements (including a Capital Expenditures report) prepared for each calendar month in accordance with the customary management operations reports for the applicable calendar month, year-to-date and trailing twelve (12) months, and containing (A) a comparison of such information for the same calendar month in the immediately preceding calendar year and (B) a comparison between budgeted income and expenses and the actual income and expenses, all in form reasonably satisfactory to Lender; and (iii) a calculation reflecting the Debt Yield as of the last day of such calendar month. All calculations of the operating rent due under each Operating Lease shall be subject to verification by Lender. All calculations of the Debt Yield shall be subject to verification by Lender.

(d) Borrower will furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end of each calendar quarter the following items: (i) an Officer’s Certificate stating that the items furnished to Lender pursuant to Section 5.1.11(c) above are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower, the other Loan Parties and the Collateral on a combined basis as well as each Individual Property in the aggregate (subject to normal year-end adjustments) as applicable; and (ii) the most current Smith Travel Research Reports (to the extent obtained by Borrower or Property Owner) reflecting market penetration and relevant hotel properties competing with the Properties. In addition, such Officers’ Certificate shall also state as of the date thereof whether, to such officer’s knowledge, the representations and warranties set forth in subsection (xxii) of the definition of “Special Purpose Entity” in Section 1.1 are true and correct as of the date of such certificate; provided, however, that acceptance of such Officer’s Certificate shall not constitute a waiver by Lender of any rights it may have against Borrower or any other Loan Party by reason of the statements in such Officer’s Certificate evidencing non-compliance with any terms or provisions of this Agreement. Within thirty (30) days following receipt of written request by Lender, Borrower will furnish, or cause to be furnished to Lender a forecast for the Properties in the aggregate for the remainder of the applicable Fiscal Year.

(e) Lender hereby acknowledges receipt of the Annual Budget for the remainder of the Fiscal Year ending on December 31, 2012, which is hereby approved. Borrower shall or shall cause Operating Lessee to submit to Lender an Annual Budget for each Fiscal Year during the term of the Loan commencing with the 2014 Fiscal Year, not less than thirty (30) days prior to the commencement of such Fiscal Year, in form reasonably satisfactory to Lender. So long as an Event of Default has occurred and is continuing or a Cash Trap Event Period exists, the Annual Budget shall be subject to Lender’s written approval, which approval shall not be unreasonably withheld or delayed (each such Annual Budget, an “Approved Annual Budget”). So long as neither a Cash Trap Trigger Event Period exists nor an Event of Default has occurred and is continuing, any Annual Budget, and any amendments or modifications thereto, shall be deemed an Approved Annual Budget and Lender shall have no approval right with respect thereto. In the event that Borrower or Operating Lessee is obligated to submit the proposed Annual Budget to Lender for approval pursuant to this Section 5.1.11(e) and Lender objects to the proposed Annual Budget submitted by Borrower or Operating Lessee, Lender shall advise Borrower or Operating Lessee, as applicable, of such objections within fifteen (15) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall, or shall cause Operating Lessee to, promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within five (5) days after receipt thereof (and deliver to Borrower or Operating Lessee, as applicable, a reasonably detailed description of such objections) and Borrower shall, or shall cause Operating Lessee to, promptly revise the same in accordance with the process described in this subsection (e) until Lender approves (or is deemed to have approved) the Annual Budget. If Lender fails to approve or object (together with a reasonably detailed description of such objections) to the proposed Annual Budget or any revisions thereto within periods set forth above, and Borrower’s or Operating Lessee’s request for approval of such proposed Annual Budget or any revisions thereto contains a legend clearly marked in bold face type, underlined, in all capital letters “REQUEST DEEMED APPROVED IF NO RESPONSE WITHIN [15 BUSINESS] [5] DAYS”, Lender shall be deemed to have approved such proposed Annual Budget or revisions thereto. Until such time as Lender approves or is deemed to have approved a proposed Annual Budget or revisions thereto, a Deemed Approved Annual Budget shall apply for the applicable Fiscal Year.

(f) Any reports, statements or other information required to be delivered under this Agreement may be delivered via email, with report files in electronic form of Microsoft Excel or Word or in .pdf format. Borrower and the other Loan Parties agree that Lender may disclose information regarding the Collateral, Borrower and the other Loan Parties that is provided to Lender pursuant to this Section 5.1.11 in connection with the Securitization to such parties requesting such information in connection with such Securitization.

(g) Borrower shall deliver to Lender, for informational purposes only, at Lender’s request (and in no event more frequently than one time per calendar quarter), a list of all outstanding trademark license agreements between IP Owner and third parties. Borrower shall in no event be required to deliver a detailed budget in such narrative and will be bound or limited by the proposals set forth therein.

(h) Borrower will furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end of each calendar year a certification stating that as of the date thereof, IP Owner continues to be in compliance in all material respects with the terms and provisions of the IP Owner Agreement.

5.1.12 Business and Operations. Except as contemplated in connection with a Restructuring, Borrower and each other Loan Party shall, and shall cause Operating Lessee and each of the other Loan Parties to, continue to engage in the businesses presently conducted by Borrower and the other Loan Parties as and to the extent the same are necessary for the ownership, maintenance, leasing, management and operation of the Collateral. Borrower shall, and shall cause Operating Lessee to, qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Collateral.

5.1.13 Title to the Collateral. Borrower and each other Loan Party shall warrant and defend (a) the title to each Individual Property and any other Collateral, as applicable, and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Security Instruments and the Assignments of Leases on the Collateral, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower and the other Loan Parties shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in any portion of the Collateral, other than as permitted hereunder, is claimed by another Person.

5.1.14 Costs of Enforcement. In the event (a) that any Security Instrument encumbering any Collateral is foreclosed in whole or in part or that any such Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Security Instrument encumbering any Individual Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any Loan Party or any of their constituent Persons or an assignment by Borrower or any other Loan Party or any of their constituent Persons for the benefit of its creditors, Borrower, any other Loan Party and their successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower or any other Loan Party in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.15 Estoppel Statement. (a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Loan and each Component thereof, (ii) the unpaid principal amount of the Loan and each Component thereof, (iii) the applicable Interest Rate of each Component of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Security Instruments and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall use commercially reasonable efforts to deliver to Lender and Mezzanine Lender, upon request, tenant estoppel certificates from each commercial tenant leasing space in excess of three thousand (3,000) square feet at the Properties in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates to Lender and any Mezzanine Lender, collectively, more frequently than two (2) times in any calendar year; provided, that any such estoppel shall, to the extent permitted under the applicable lease, be addressed to both Lender and the Mezzanine Lenders.

5.1.16 Loan Proceeds. Borrower and the other Loan Parties shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.5 hereof.

5.1.17 Performance by Borrower. Borrower and the other Loan Parties shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower and such other Loan Party and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower or any other Loan Party without the prior written consent of Lender.

5.1.18 Confirmation of Representations. Borrower and each Loan Party shall deliver, in connection with any Securitization, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations in all material respects made by Borrower and such other Loan Party in the Loan Documents as of the date of the closing of such Securitization (updated to reflect changes in fact, as applicable; provided that Lender’s acceptance of a certificate reflecting such changes shall not be deemed a waiver by Lender of any Default or Event of Default) except to the extent that any such representation is made as of a specific date in which case such representation is accurate and complete in all material respects as of such specific date, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower or any other Loan Party and the good standing of Guarantor as of the date of the Securitization.

5.1.19 No Joint Assessment. Neither Borrower nor Property Owner shall suffer, permit or initiate the joint assessment of any Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property, and (b) which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Individual Property.

5.1.20 Leasing Matters. Any Leases with respect to an Individual Property in excess of three thousand (3,000) square feet written after the date hereof shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Upon request, Borrower and Property Owner shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Security Instrument encumbering the applicable Individual Property and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower and Property Owner shall, and shall cause Operating Lessee to, (i) observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Individual Property involved except that no termination by Borrower or Property Owner or acceptance of surrender by a tenant of any Leases in excess of three thousand (3,000) square feet shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Individual Property; provided, however, that no such termination or surrender of any

Lease will be permitted without the written consent of Lender; (iii) not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, neither Borrower, Property Owner nor Operating Lessee shall enter into a lease of all or substantially all of any Individual Property without Lender’s prior written consent. Except for the immediately preceding sentence, the foregoing provisions of this Section 5.1.20 shall not apply in any manner to the Operating Lease.

5.1.21 Alterations. Borrower and Property Owner shall obtain Lender’s prior written consent to any alterations to any Improvements (which alterations shall not include Replacements for purposes of this Section 5.1.21), which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a material adverse effect on Borrower’s or Property Owner’s financial condition or the value of the applicable Individual Property upon completion of such alterations. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower’s, Operating Lessee’s or Property Owner’s financial condition or the value of the applicable Individual Property upon completion of such alterations, provided that such alterations shall not materially adversely affect (upon completion of such alterations) any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, and such alterations (a) shall (i) with respect to the aggregate for all Individual Properties then subject to any alterations being performed at one time, be subject to contracts, the aggregate remaining cost of which are no more than an amount equal to $75,000,000 and (ii) with respect to any Individual Property subject to any alterations being performed at such time, be subject to contracts, the aggregate remaining cost of which are no more $3,000,000 or the estimated cost to complete such alteration is no more than $3,000,000 (clause (i) and (ii), the “Threshold Amount”) or (b) are provided for in the Approved Annual Budget and shall be funded from sufficient reserves on deposit in the Capital Expenditure Fund in accordance with this Agreement or from Excess Cash Flow if segregated and designated for such use in a manner reasonably satisfactory to Lender, or (c) are performed in connection with the Restoration of an Individual Property after the occurrence of a Casualty in accordance with the terms and provisions of this Agreement. If the total unpaid amounts due and payable or the estimated cost to complete such alterations to the Improvements (other than the costs incurred in connection with the Restoration of an Individual Property or such amounts for which sufficient reserves are on deposit in the Capital Expenditure Fund and are to be used for such alterations in accordance with this Agreement or for which there is sufficient Excess Cash Flow designated and segregated for such use in a manner reasonably satisfactory to Lender) shall at any time exceed the Threshold Amount, Borrower or Property Owner shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s and Property Owner’s obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating reasonably acceptable to Lender and that the applicable Approved Rating Agencies have provided a Rating Agency Confirmation with respect to such securities, or (D) a Letter of Credit. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the applicable Individual Property, which will not be paid from amounts on deposit in the Capital Expenditures Fund or existing Excess Cash Flow designated and segregated as provided above, over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations.

5.1.22 Operation of Property. (a) Borrower shall, or shall cause Operating Lessee to cause the Properties to be operated, in all material respects, in accordance with the Trademark License Agreements and the Management Agreement. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower and Property Owner to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower and Property Owner shall cause Operating Lessee to promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable. In the event that any Trademark License is terminated (without limiting any obligation of Borrower or any other Loan Party to obtain Lender’s consent to any termination or modification of the Trademark License Agreement in accordance with the terms and provisions of this Agreement), Borrower and Property Owner shall cause Operating Lessee to promptly enter into a Replacement Trademark License Agreement.

(b) Borrower shall, and shall cause Operating Lessee to: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Management Agreement and the Trademark License Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement and the Trademark License Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Management Agreement; and (iv) enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by Manager under the Management Agreement and IP Owner under the Trademark License Agreement, in a commercially reasonable manner.

5.1.23 Ground Leases. (a) Borrower shall, at its sole cost and expense, promptly and timely perform and observe all the material terms, covenants and conditions required to be performed and observed by Borrower as lessee under each Ground Lease (including, but not limited to, the payment of all rent, additional rent, percentage rent and other charges required to be paid under each Ground Lease).

(b) If Borrower shall be in default under any Ground Lease, then, subject to the terms of the applicable Ground Lease, Borrower shall grant Lender the right (but not the obligation), to cause the default or defaults under such Ground Lease to be remedied and otherwise exercise any and all rights of Borrower under the Ground Lease, as may be necessary to prevent or cure any default provided such actions are necessary to protect Lender’s interest under the Loan Documents, and Lender shall have the right to enter all or any portion of the related Ground Lease Property at such times and in such manner as Lender deems necessary, to prevent or to cure any such default.

(c) The actions or payments of Lender to cure any default by Borrower under each Ground Lease shall not remove or waive, as between Borrower and Lender, the default that occurred under this Agreement by virtue of the default by Borrower under any Ground Lease. All sums expended by Lender to cure any such default shall be paid by Borrower to Lender, upon demand, with interest on such sum at the rate set forth in this Agreement from the date such sum is expended to and including the date the reimbursement payment is made to Lender. All such indebtedness shall be deemed to be secured by the related Security Instrument.

(d) Borrower shall notify Lender promptly in writing of the occurrence of any material default by Ground Lessor under any Ground Lease or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a material default by Ground Lessor under any Ground Lease, and the receipt by Borrower of any notice (written or otherwise) from Ground Lessor under any Ground Lease noting or claiming the occurrence of any default by Borrower under any Ground Lease or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a default by Borrower under any Ground Lease. Borrower shall promptly deliver to Lender a copy of any such written notice of default.

(e) Within twenty (20) days after receipt of written demand by Lender, but in no event more than two (2) times in any Fiscal Year (taking into account any similar request made by the Mezzanine Lenders pursuant to the Mezzanine Loan Documents), Borrower shall use reasonable efforts to obtain from Ground Lessor under each Ground Lease and furnish to Lender the estoppel certificate of Ground Lessor stating the date through which rent has been paid and whether or not there are any defaults thereunder and specifying the nature of such claimed defaults, if any; provided, that any such estoppel shall, to the extent permitted under the applicable Ground Lease, be addressed to both Lender and the Mezzanine Lenders.

(f) Borrower shall promptly execute, acknowledge and deliver to Lender such instruments as may reasonably be required to permit Lender to cure any default under any Ground Lease or permit Lender to take such other action required to enable Lender to cure or remedy the matter in default and preserve the security interest of Lender under the Loan Documents with respect to each Ground Lease Property. Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents that are necessary to preserve any rights of Borrower under or with respect to each Ground Lease, including, without limitation, the right to effectuate any extension or renewal of each Ground Lease, or to preserve any rights of Borrower whatsoever in respect of any part of each Ground Lease (and the above powers granted to Lender are coupled with an interest and shall be irrevocable).

(g) Notwithstanding anything to the contrary contained in this Agreement with respect to each Ground Lease:

(i) The Lien of the related Security Instrument attaches to all of Borrower’s rights and remedies at any time arising under or pursuant to Subsection 365(h) of the U.S. Bankruptcy Code, 11 U.S.C. Sections 101 et seq., including, without limitation, all of Borrower’s rights, as debtor, to remain in possession of the related Ground Lease Property.

(ii) Borrower shall not, without Lender’s written consent, elect to treat the Ground Lease as terminated under Subsection 365(h)(l) of the U.S. Bankruptcy Code. Any such election made without Lender’s prior written consent shall be void.

(iii) As security for the Debt, Borrower unconditionally assigns, transfers and sets over to Lender all of Borrower’s claims and rights to the payment of damages arising from any rejection by the lessor under the Ground Lease under the U.S. Bankruptcy Code. Lender and Borrower shall proceed jointly or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of the Ground Lease, including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents in any case in respect of lessor under the U.S. Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Debt shall have been satisfied and discharged in full. Any amounts received by Lender or Borrower as damages arising out of the rejection of the Ground Lease as aforesaid shall be applied (A) first, to all costs and expenses of Lender (including, without limitation, attorney’s fees and costs) incurred in connection with the exercise of any of its rights or remedies in accordance with the applicable provisions of this Agreement and (B) second, to payment of the Debt.

(iv) If, pursuant to subsection 365(h) of the Bankruptcy Code, Borrower seeks to offset, against the rent reserved in any Ground Lease, the amount of any damages caused by the nonperformance by the applicable Ground Lessor of any of its obligations thereunder after the rejection by such Ground Lessor of such Ground Lease under the U.S. Bankruptcy Code, then Borrower shall not effect any offset of such amounts unless it shall have provided written notice to Lender of its intent to do so and Lender shall have consented thereto (provided that Lender shall be deemed to have consented thereto if it shall fail to object to the same in writing to Borrower within ten (10) Business Days after receipt of the aforesaid written notice from Borrower), in which case Borrower may proceed to offset the amounts set forth in Borrower’s notice.

(v) If any action, proceeding, motion or notice shall be commenced or filed in respect of any Ground Lessor of all or any part of the Ground Lease Property in connection with any case under the U.S. Bankruptcy Code, Lender and Borrower shall cooperatively conduct and control any such litigation with counsel agreed upon between Borrower and Lender in connection with such litigation. Borrower shall, upon demand, pay to Lender all costs and expenses (including reasonable attorneys’ fees and costs) actually paid or actually incurred by Lender in connection with the cooperative prosecution or conduct of any such proceedings. All such costs and expenses shall be secured by the Lien of the related Security Instrument.

(vi) Borrower shall promptly, after obtaining knowledge of such filing notify Lender orally of any filing by or against the lessor under the Ground Lease of a petition under the U.S. Bankruptcy Code. Borrower shall thereafter promptly give written notice of such filing to Lender, setting forth any information available to Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing. Borrower shall promptly deliver to Lender any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating to such petition.

(vii) Borrower shall not consent to, acquiesce in or fail to object to any attempt by any fee owner of a Ground Lease Property of which Borrower has actual knowledge to sell, transfer or otherwise convey the fee estate of any Ground Lease Property free and clear of the applicable Ground Lease under Section 363(f) of the Bankruptcy Code. Borrower acknowledges that the Lien of the related Security Instrument attaches to all of Borrower’s rights and remedies, if any, at any time arising under or pursuant to Subsection 363(f) of the U.S. Bankruptcy Code to consent to any such sale, transfer or other assignment.

5.1.24 Operating Lease. Borrower and Property Owner shall, (a) cause the hotel located on each Individual Property to be operated pursuant to the Operating Lease (which may be assumed as contemplated by a Restructuring); (b) promptly perform and/or observe all of the material covenants, agreements and obligations required to be performed and observed by Borrower and Property Owner under the Operating Lease and do all things necessary to preserve and to keep unimpaired its material rights thereunder, subject to a Restructuring; (c) promptly notify Lender of any default under the Operating Lease; (d) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by Borrower and Property Owner under the Operating Lease; (e) promptly enforce in a commercially reasonable manner the performance and observance of all of the covenants and agreements required to be performed and/or observed by Operating Lessee under the Operating Lease; (f) cause Operating Lessee to deposit all Rents from the Properties into the related Property Account or Clearing Account; and (g) cause Operating Lessee to conduct its business and operations in accordance with the terms of this Agreement as if it were a Borrower hereunder and not allow or permit Operating Lessee to take any of the actions that Borrower and Property Owner are prohibited from taking pursuant to the terms of this Agreement.

5.1.25 Certificates of Occupancy Borrower, Property Owner and/or Operating Lessee, as applicable, shall renew all temporary certificates of occupancy with respect to any applicable Individual Property prior to the expiration thereof.

5.1.26 Intellectual Property. Except as permitted under the IP Owner Agreement, Operating Lessee or Borrower shall maintain the right to use the Intellectual Property licensed pursuant to the Trademark License Agreements or a Replacement Trademark License Agreement. Borrower shall, or shall cause Operating Lessee to, promptly notify Lender upon becoming aware that any Intellectual Property covered by the Trademark License Agreements or a Replacement Trademark License Agreement is infringed upon, misappropriated, or diluted by any Person in any material respect. Borrower shall, or shall cause Operating Lessee to, promptly notify the Lender if it knows that any application or registration relating to any material Intellectual Property covered by the Trademark License Agreements or a Replacement Trademark License Agreement (now or hereafter existing) may become inadvertently abandoned or dedicated to the public domain, or of any determination (including in any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, similar offices or agencies in any foreign countries in which Intellectual Property covered by the Trademark License Agreements or a Replacement Trademark License Agreement is located, or any court, but excluding any determinations of the United States Patent and Trademark Office or any similar office or agency in any such foreign country issued in the ordinary course of prosecuting an Intellectual Property application covered by the Trademark License Agreements or a Replacement Trademark License Agreement) regarding the licensing of any Intellectual Property covered by the Trademark License Agreements or a Replacement Trademark License Agreement, the right to register the same, or to keep and maintain the same.

5.1.27 IP Owner Activities. IP Owner will not have any (i) employees, (ii) outstanding Indebtedness for borrowed money or (iii) material liabilities not incurred in the ordinary course of ownership, development, acquisition, maintenance or licensing of the Intellectual Property. There shall be no Liens with respect to, or upon, the Intellectual Property covered by the Trademark License Agreement or Replacement Trademark License Agreement and IP Owner’s interest in the Trademark License Agreements. For the avoidance of doubt, IP Owner shall be permitted to grant licenses with respect to the Intellectual Property to any other Person (whether such Person is or is not an Affiliate of any Loan Party or IP Owner) at no expense to Borrower or any other Loan Party.

5.1.28 Embargoed Person. Borrower and the other Loan Parties have performed and shall perform reasonable due diligence to ensure that at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, any other Loan Party or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person with the result that the investment in Borrower, any other Loan Party or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or any other Loan Party or Guarantor, as applicable, with the result that the investment in Borrower, any other Loan Party or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, any other Loan Party or Guarantor, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower, any other Loan Party or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause any portion of the Collateral to be subject to forfeiture or seizure.

Section 5.2 Negative Covenants.

From the date hereof until payment and performance in full of all obligations of Borrower and Property Owner under the Loan Documents or the earlier release of the Liens of all Security Instruments encumbering the Properties in accordance with the terms of this Agreement and the other Loan Documents, Borrower and Property Owner covenant and agree with Lender that it will not do, directly or indirectly, any of the following:

5.2.1 Operation of Property.

(a) Except as contemplated in connection with a Restructuring Borrower shall not, and shall not permit or allow Operating Lessee to, without Lender’s prior written consent (which consent shall not be unreasonably withheld): (i) surrender, terminate, cancel, amend or modify the Management Agreement; provided, that Borrower may, or may allow Operating Lessee to, without Lender’s consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) except as permitted under the IP Owner Agreement, surrender, terminate or cancel any Trademark License Agreement(s) to which any Operating Lessee is a party; (iii) except as otherwise permitted under the IP Owner Agreement, reduce or consent to the reduction of the term of the Management Agreement or the Trademark License Agreement(s) to which any Operating Lessee is a party; (iv) increase or consent to the increase of the amount of any charges under the Management Agreement; or (v) except as otherwise permitted under the IP Owner Agreement, otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement or the Trademark License Agreement(s) to which any Operating Lessee or any other Loan Party is a party in any materially adverse respect to Borrower, any other Loan Party, Lender, the Loan or the operation of the applicable Collateral.

(b) Following the occurrence and during the continuance of an Event of Default, neither Borrower nor any other Loan Party shall exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement or the Trademark License Agreement without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

5.2.2 Liens. Neither Borrower nor any other Loan Party shall create, incur, assume or suffer to exist any Lien on any portion of any Collateral held by such Loan Party or permit any such action to be taken, except:

(i) Permitted Encumbrances;

(ii) Liens created by or permitted pursuant to the Loan Documents;

(iii) Liens for Taxes or Other Charges not yet due and payable; and

(iv) easements and other similar encumbrances entered into by Borrower or Property Owner in the ordinary course of business for use, access, water and sewer lines, telephones and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such easement or other similar encumbrance shall materially impair the utility and operation of any Individual Property or materially and adversely affect the value of any Individual Property or Borrower’s or any other Loan Party’s condition (financial or otherwise) or business.

5.2.3 Dissolution. Except as contemplated in connection with a Restructuring, neither Borrower nor any other Loan Party shall (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity that is not a Borrower or Loan Party, (b) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower or such other Loan Party except to the extent permitted by the Loan Documents, or (c) modify, amend, waive or terminate its Organizational Documents or its qualification and good standing in any jurisdiction.

5.2.4 Change in Business. (a) Except as contemplated in connection with a Restructuring, neither Borrower nor any other Loan Party shall enter into any line of business other than the ownership and operation of Operating Lessee and/or the applicable Collateral, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

(b) Except as contemplated in connection with a Restructuring, neither Borrower nor Property Owner shall permit, allow or otherwise cause Operating Lessee to enter into any line of business other than the operation of the Properties pursuant to the Operating Lease, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.2.5 Debt Cancellation. Neither Borrower nor any other Loan Party shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower or such other Loan Party by any Person (other than another Loan Party), except for adequate consideration and in the ordinary course of Borrower’s or such other Loan Party’s business.

5.2.6 Zoning. Neither Borrower nor Property Owner shall initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

5.2.7 No Joint Assessment. Neither Borrower nor Property Owner shall suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from such Individual Property, or (b) any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

5.2.8 Change of Name, Identity, Structure or Place of Organization. Except as contemplated in connection with a Restructuring, neither Borrower nor any other Loan Party shall change its name, identity (including its trade name or names), place of organization or formation (as set forth in Section 4.1.36), Borrower’s or such other Loan Party’s corporate, partnership or other structure or the characterization of the Borrower’s structure for U.S. federal, state, local and foreign tax purposes without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure or any other Loan Party’s structure or the characterization of the Borrower’s structure for U.S. federal, state, local and foreign tax purposes, without first obtaining the prior written consent of Lender. At the request of Lender, Borrower and each other Loan Party shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower or such other Loan Party intends to operate the Collateral, and representing and warranting that Borrower or such other Loan Party does business under no other trade name with respect to the Collateral. Except as contemplated in connection with a Restructuring, prior to the Manager Collateral Release Date, none of Borrower or any other Loan Party shall purchase any additional economic or beneficial ownership interest in Manager without the consent of Lender.

5.2.9 ERISA. (a) Neither Borrower nor any other Loan Party shall engage in any transaction, other than a transaction contemplated hereunder, which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower and each other Loan Party further covenant and agree to deliver to Lender such certifications from time to time throughout the term of the Loan (but not more than one time per calendar year), as reasonably requested by Lender, that (i) Borrower and each other Loan Party are not and do not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower and each other Property Owner are not subject to any state statute regulating investment of, or fiduciary obligations with respect to governmental plans; and (iii) none of the assets of any Loan Party constitutes or will, during any period when the Loan remains outstanding, constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

5.2.10 Transfers. (a) Borrower and each other Loan Party acknowledge that Lender has examined and relied on the experience of Borrower and each other Loan Party and their general partners, members, principals and (if Borrower or such other Loan Party is a trust) beneficial owners in owning and operating properties and other assets such as the Properties and the other Collateral in agreeing to make the Loan, and will continue to rely on Borrower’s and the other Loan Party’s ownership of the Collateral as a means of maintaining the value of the Collateral as security for repayment of the Debt and the performance of the Other Obligations. Borrower and the other Loan Parties acknowledge that Lender has a valid interest in maintaining the value of the Collateral so as to ensure that, should Borrower (or any other Loan Party that is liable for the Debt, whether as a primary obligor or as a guarantor thereof) default in the repayment of the Debt or performance of the Other Obligations, Lender can recover the Debt by a sale of the Collateral. Notwithstanding anything contained in this Agreement to the contrary and notwithstanding that certain Transfers are permitted herein and notwithstanding that certain Sales or Pledges are excluded from being Transfers pursuant to Section 5.2.10(d) below, Canadian Trust shall at all times own 100% of the interests of Canadian Borrower.

(b) Without the prior written consent of Lender and except for (a) Permitted Encumbrances (with respect to the Collateral), (b) the release of any Individual Property in accordance with Section 2.5, and (c) to the extent otherwise set forth in this Section 5.2.10, Borrower and the other Loan Parties shall not, and shall not permit any Restricted Party to do any of the following (collectively, a “Transfer”): (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Collateral or any part thereof or any legal or beneficial interest therein or (ii) permit a Sale or Pledge of an interest in any Restricted Party other than (A) pursuant to (I) Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.20 and (II) occupancy agreements with hotel guests, and (B) Permitted Transfers.

(c) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower or any other Loan Party agrees to sell the applicable Collateral or any part thereof for a price to be paid in installments; (ii) with the exception of the Operating Lease, an agreement by Borrower or Property Owner leasing all or a substantial part of any Individual Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s, Operating Lessee’s or Property Owner’s or any other Loan Party’s (as applicable) right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new membership interests; or (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

(d) Notwithstanding the provisions of this Section 5.2.10, the following shall not be deemed to be a Transfer:

(i) A Public Sale; provided, that (A) if after giving effect to any such Public Sale, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in a Restricted Party is owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall deliver to Lender an Additional Insolvency Opinion reasonably acceptable to Lender and the Approved Rating Agencies, (B) Lender shall have received a Rating Agency Confirmation from each of the Approved Rating Agencies with respect to such Public Sale, (C) no Individual Borrower or other Loan Party shall fail to be a Special Purpose Entity by reason of such Public Sale, (D) no Sale or Pledge of any direct interest in any Borrower or other Loan Party pledged as a portion of the Collateral shall be permitted, (E) for so long as the Mezzanine A Loan shall remain outstanding, no Sale or Pledge of any direct interests in any Individual Borrower or any other Loan Party shall be permitted in connection with a Public Sale, (F) for so long as the Mezzanine B Loan shall remain outstanding, no Sale or Pledge of any direct interests in Mezzanine A Borrower shall be permitted in connection with a Public Sale, (G) for so long as the Mezzanine C Loan shall remain outstanding, no Sale or Pledge of any direct interests in Mezzanine B

Borrower shall be permitted in connection with a Public Sale, (H) for so long as the Loan or any Mezzanine Loan shall remain outstanding, (i) no pledge or other encumbrance of any direct interests in any Restricted Pledge Party shall be permitted (except as otherwise permitted pursuant to the Loan Documents, Mezzanine A Loan Documents, Mezzanine B Loan Documents or Mezzanine C Loan Documents), provided, that a pledge of the direct ownership interests in the most upper-tier Restricted Pledge Party shall be permitted if such pledge directly or indirectly secures indebtedness that is also directly or indirectly secured by substantial assets other than the Collateral; provided, further that the provisions of this subclause (H) shall not apply to any ownership interests issued pursuant to the Management Incentive Compensation Plan in accordance with the provisions of Section 5.2.10(d)(v) below, and (ii) no Restricted Pledge Party shall issue preferred equity that has the characteristics of mezzanine debt (such as a fixed maturity date, regular payments of interest, a fixed rate of return and rights of the equity holder to demand repayment of its investment), and (I) immediately after giving effect to such Public Sale, the Debt Yield shall equal or exceed thirteen percent (13%).

(ii) The Sale or Pledge, in one or a series of transactions, of the direct or indirect equity interests in Borrower and any other Loan Party or direct or indirect equity interests in any Restricted Party; provided, that, (A) after giving effect to such Sale or Pledge, one or more of Guarantor (or Affiliate thereof) or any constituent member of Guarantor (or Affiliate thereof) individually, or collectively, in the aggregate (x) shall own not less than twenty-five percent (25%) of the direct or indirect legal and beneficial interests in Borrower and any other Loan Party (on an unencumbered and look-through basis) and (y) shall Control Borrower and each other Loan Party, (B) Lender shall receive notice of any Sale or Pledge described in this Section 5.2.10(d)(ii) not less than thirty (30) days following the consummation thereof (but the failure to deliver any such notice shall not cause the applicable Sale or Pledge to be a Transfer and shall not constitute an Event of Default unless such failure continues for ten (10) Business Days following notice of such failure from Lender), (C) for so long as the Loan is outstanding, no Sale or Pledge of any direct interest in any Borrower or other Loan Party pledged as a portion of the Collateral shall be permitted, (D) for so long as the Mezzanine A Loan shall remain outstanding, no such Sale or Pledge of any direct interests in any Individual Borrower or other Loan Party shall be permitted, (E) for so long as the Mezzanine B Loan shall remain outstanding, no such Sale or Pledge of any direct interests in Mezzanine A Borrower shall be permitted, (F) for so long as the Mezzanine C Loan shall remain outstanding, no Sale or Pledge of any direct interests in Mezzanine B Borrower shall be permitted, (G) for so long as the Loan or any Mezzanine Loan shall remain outstanding, (i) no pledge or other encumbrance of any direct interests in any Restricted Pledge Party shall be permitted (except as otherwise permitted pursuant to the Loan Documents, the Mezzanine A Loan Documents, the Mezzanine B Loan Documents or the Mezzanine C Loan Documents, as applicable), and except that a pledge of the direct ownership interests in the most upper-tier Restricted Pledge Party shall be permitted if such pledge directly or indirectly secures indebtedness that is also directly or indirectly secured by substantial assets other than the Collateral; provided, that the provisions of this subclause (G) shall not apply to any ownership interests issued pursuant to the Management Incentive Compensation Plan in accordance with the provisions of Section 5.2.10(d)(v) below, and (ii) no Restricted Pledge Party shall issue preferred equity that has the characteristics of mezzanine debt

(such as a fixed maturity date, regular payments of interest, a fixed rate of return and rights of the equity holder to demand repayment of its investment), and (H) no Individual Borrower or other Loan Party shall fail to be a Special Purpose Entity by reason of such Sale or Pledge. If after giving effect to any such Sale or Pledge, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in a Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrower or such other Loan Party shall deliver to Lender an Additional Insolvency Opinion acceptable to Lender and the Approved Rating Agencies.

(iii) Any Transfer (however structured) of any direct or indirect legal or beneficial interests in any Public Vehicle, including a Public Vehicle that exists on the date hereof or a Public Vehicle which acquires a direct or indirect legal or beneficial interest in Borrower or any other Loan Party after the Closing Date in accordance with the terms of this Section 5.2.10.

(iv) Any Transfer (however structured) of any legal or beneficial interests in any Guarantor or any constituent member of any Guarantor.

(v) Any Transfer of any legal or beneficial interests in ESH Hospitality Holdings LLC (or its successors or assigns) pursuant to the Management Incentive Compensation Plan, and any subsequent Transfer of any such interests once Transferred pursuant to Management Incentive Compensation Plan; provided, that Transfers pursuant the Management Incentive Compensation Plan shall in no event exceed more than ten percent (10%) of the legal or beneficial interests in ESH Hospitality Holdings LLC (or its successors or assigns) in the aggregate.

(vi) A Sale or Pledge made by Mezzanine Borrower to secure the Mezzanine Loans in accordance with the Mezzanine Loan Documents and any Transfer made in connection with the exercise of remedies by a Mezzanine Lender pursuant to the Mezzanine Loan Documents.

(vii) Without limiting any other rights of Borrower or the other Loan Parties under this Agreement or the other Loan Documents, any one or more of the Transfers, steps or actions contemplated by Exhibit C hereto, including, without limitation, any actual or deemed statutory conversion, merger, consolidation, reorganization or transfer of equity or assets of ESH Hospitality Holdings LLC, ESH Hospitality, CP ESH Investors, LLC, or Extended Stay or any subsidiary of the foregoing entities, including any Operating Lessee shall be permitted; provided, that the applicable conditions set forth below are satisfied (in each case, a “Restructuring”):

(A) In connection with an Asset Transfer:

I. The applicable Operating Lessee Holdco shall assume all of the obligations of the applicable Existing Operating Lessee under the Loan Documents subject to the Lien of the Security Instruments pursuant to an assumption agreement and other documentation in form and substance reasonably satisfactory to Lender;

II. At Lender’s request, Borrower shall cause Operating Lessee Holdco to deliver Security Instruments evidencing the Operating Lessee Holdco’s assumption of the Operating Lessee’s obligations thereunder, in form and substance substantially the same as the Security Instruments delivered on the Closing Date and otherwise reasonably acceptable to Lender;

III. Borrower shall deliver, at its sole cost and expense, an endorsement to the Title Insurance Policy, insuring the Lien on the Security Instrument as a valid first lien on the applicable Individual Properties and naming Operating Lessee Holdco as owner of the leasehold interest in such Individual Properties, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the applicable Individual Properties shall not be subject to any additional exceptions or liens other than those contained in the Title Policy issued on the date hereof and other Permitted Encumbrances;

IV. Borrower shall deliver evidence of recording of the assignment and assumption of the Operating Lease as it relates to the Operating Lease for jurisdictions where the Operating Lease or a memorandum thereof was recorded as of the Closing Date;

V. The applicable Operating Lessee Holdco shall assume all obligations of the applicable Existing Operating Lessee under third-party license agreements, including, without limitation, the Service Contracts, and to the extent required under Service Contracts, shall obtain the consent of the third party service providers party thereto to such assumption; provided, that to the extent such consent cannot be obtained Operating Lessee Holdco shall enter into replacement license agreements with such third party providers or licensors providing substantially similar third party software systems reasonably acceptable to Lender;

VI. There shall be no material litigation or adverse regulatory action pending or threatened in writing against any Operating Lessee Holdco assuming the obligations of any Operating Lessee that is not otherwise pending or threatened against the applicable Operating Lessee at the time. Borrower shall deliver customary UCC-1, judgment, bankruptcy, tax lien and litigation searches related to the applicable Operating Lessee Holdco in the jurisdiction where such Operating Lessee Holdco is organized and each jurisdiction where the Individual Properties subject to the Operating Lease being assumed are located;

VII. Operating Lessee Holdco must be able to satisfy all applicable representations and covenants in Section 4.1.30, 4.1.35, 5.1.28 and 5.2.9 of this Agreement as of the date of such Asset Transfer, and no Event of Default shall otherwise occur as a result of such Asset Transfer;

VIII. Borrower shall deliver a Rating Agency Confirmation with respect to the Asset Transfer;

IX. Lender shall have received (A) customary legal opinions relating to authorization and enforceability with respect to Operating Lessee Holdco’s assumption of the obligations under the Loan and (B) local counsel opinion with respect to any additional Security Instruments, in each case, substantially similar in form and substance to the opinions delivered to Lender on the Closing Date, or otherwise in form and substance reasonably acceptable to Lender;

X. Borrower, at its sole cost and expense, shall deliver to Lender an Additional Insolvency Opinion reflecting such Asset Transfer reasonably satisfactory in form and substance to Lender;

XI. Lender shall have received an opinion of counsel (which may be counsel to Servicer) that the Securitization will not fail to maintain its status as a REMIC Trust as a result of the Asset Transfer;

XII. The organizational documents of each Operating Lessee Holdco will be amended to include a provision prohibiting the Operating Lessee from consenting to any amendment of the Operating Lease in substance similar to the restriction on such amendment contained in the Operating Lease; and

XIII. Borrower shall pay or shall cause to be paid any and all reasonable out-of-pocket costs incurred in connection with such Asset Transfer (including, without limitation, Lender’s counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Approved Rating Agencies).

(B) In connection with an Equity Transfer:

I. Borrower shall deliver documents evidencing the transfer of the equity interests in each Operating Lessee for which an Equity Transfer shall occur, in form and substance reasonably satisfactory to Lender;

II. Borrower, at its sole cost and expense, shall deliver to Lender an Additional Insolvency Opinion reflecting such Equity Transfer reasonably satisfactory in form and substance to Lender;

III. Operating Lessee Holdco must be able to satisfy all representations and covenants in Section 4.1.30, 4.1.35, 5.1.28 and 5.2.9 of this Agreement as of the date of such Equity Transfer, and no Event of Default shall otherwise occur as a result of such Asset Transfer;

IV. The organizational documents of each Operating Lessee Holdco shall be modified to include a prohibition against pledging its interest in Operating Lessee for the benefit of any Person other than Lender and the organizational documents of each Operating Lessee will be amended to include a provision prohibiting the Operating Lessee from consenting to any amendment of the Operating Lease in substance similar to the restriction on such amendment contained in the Operating Lease.

V. If an Operating Lessee is converted to a limited liability company in connection with the Equity Transfer, Borrower shall deliver (A) a certificate of corporate status change issued by the Delaware Secretary of State, (B) a limited liability company agreement in form and substance substantially similar to the limited liability company agreements of the Loan Parties delivered on the Closing Date or otherwise reasonably acceptable to Lender; (C) customary limited liability company and authority to file bankruptcy opinions from Delaware counsel in form and substance substantially similar to the limited liability company agreements of the Loan Parties delivered on the Closing Date or otherwise reasonably acceptable to Lender; and (D) such resolutions and other documents reasonably required by Lender evidencing the authority to enter into such conversion;

VI. If requested, Lender shall have received customary legal opinions relating to authorization and enforceability substantially similar in form and substance to the opinions delivered to Lender on the Closing Date, or otherwise in form and substance reasonably acceptable to Lender; and

VII. Borrower shall pay or shall cause to be paid any and all reasonable out-of-pocket costs incurred in connection with such Equity Transfer (including, without limitation, Lender’s counsel fees and disbursements).

(C) In connection with an HVM Transfer:

I. New HVM shall assume all of the obligations of HVM under the Management Agreements and the Loan Documents, including, if the Manager Collateral Release Date has not occurred, the Manager Appointment Agreement in a manner reasonably satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance reasonably satisfactory to Lender;

II. Borrower shall deliver a Rating Agency Confirmation with respect to the HVM Transfer;

III. Borrower, at its sole cost and expense, shall deliver to Lender an Additional Insolvency Opinion reflecting such HVM Transfer in form and substance reasonably satisfactory to Lender and including a nonconsolidation pairing with New HVM;

IV. Lender shall have received customary legal opinions relating to authorization and enforceability with respect to New HVM’s assumption of the obligations under the applicable Loan Documents substantially similar in form and substance to the opinions delivered to Lender on the Closing Date, or otherwise in form and substance reasonably acceptable to Lender; and

V. Borrower shall pay any and all reasonable out-of-pocket costs incurred in connection with such HVM Transfer (including, without limitation, Lender’s counsel fees and disbursements).

In carrying out a Restructuring, Borrower, the Loan Parties and their respective Affiliates may take any one or more steps or other actions contemplated by Exhibit C (subject to compliance with the applicable requirements set forth in this Section 5.2.10(d)(vii)) in such order or sequence as it or they may determine to be necessary or advisable. In the event any of the terms and conditions of this Agreement, the Security Instruments or the other Loan Documents would by their express terms restrict or prohibit any portion of a Restructuring, such term or provision shall be construed to permit such step(s) and other action(s) to be taken in connection with a Restructuring (subject in all cases to compliance with the applicable requirements set forth in this Section 5.2.10(d)(vii)).

(e) Intentionally Omitted.

(f) In the case of a Transfer that is a Public Sale (as described in Section 5.2.10(d)(i)), at such time as (I) shareholder equity in the Public Vehicle in question in an amount greater than $200,000,000 has been sold to third parties in a public market, and (II) such Public Vehicle satisfies the Eligibility Requirements, Guarantor shall be released from the Guaranty for all liability arising after the date of such Transfer provided that such Public Vehicle shall execute a replacement guaranty in form and substance the same as the Guaranty covering all liability arising after the date of such Transfer (but not any which may have accrued prior thereto) (a “Replacement Guaranty”); provided, that if such Public Vehicle either (x) is not an entity organized in the United States, or (y) does not meet the Eligibility Requirements at the time of consummation of such Transfer, then either (1) a majority owned subsidiary of such Public Vehicle that satisfies the Eligibility Requirements, or (2) a Person reasonably acceptable to Lender, shall be permitted to execute a Replacement Guaranty and together with the Public Vehicle shall be jointly and severally liable thereunder, and Guarantor shall be released as described above.

(g) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in violation of this Agreement. This provision shall apply to every Transfer in violation of this Agreement regardless of whether voluntary or not, or whether or not Lender has previously consented to any Transfer.

(h) Notwithstanding anything to the contrary contained herein or in any other Loan Document, to the extent any Guarantor Transfers one hundred percent (100%) of its interests in Borrower, the Loan Parties and each Restricted Party in accordance with this Section 5.2.10, such Guarantor shall, at the sole discretion of Lender, be released from the Guaranty for all liability accruing after the date of such Transfer; provided, that the following conditions are met:

(i) Borrower shall cause a Person acceptable to Lender in its sole discretion, to execute and deliver to Lender, a replacement guaranty in form and substance the same as the Guaranty covering all liability accruing after the date of such Transfer (but not any which may have accrued prior thereto); and

(ii) Lender shall have received customary legal opinions relating to authorization and enforceability of the additional guaranty contemplated above, substantially similar in form and substance to the opinions delivered to Lender on the Closing Date relating to the Guaranty, or otherwise in form and substance reasonably acceptable to Lender, including, to the extent the Guarantor being released was included in the Insolvency Opinion delivered at closing, an Additional Insolvency Opinion with respect to any replacement guarantor.

5.2.11 Ground Lease. (a) Borrower shall not, without Lender’s written consent, fail to exercise any option or right to renew or extend the term of any Ground Lease in accordance with the terms of the related Ground Lease, and shall give immediate written notice to Lender and shall execute, acknowledge, deliver and record any document requested by Lender to evidence the lien of the related Security Instrument on such extended or renewed lease term; provided, however, Borrower shall not be required to exercise any particular such option or right to renew or extend to the extent Borrower shall have received the prior written consent of Lender (which consent may be withheld by Lender in its sole and absolute discretion) allowing Borrower to forego exercising such option or right to renew or extend and for so long as any Mezzanine Loan is outstanding, the applicable Mezzanine Borrower shall have received the prior written consent of the applicable Mezzanine Lender to the extent required under the applicable Mezzanine Loan Agreement. If Borrower shall fail to exercise any such option or right as aforesaid, Lender may exercise the option or right as Borrower’s agent and attorney-in-fact as provided above in Lender’s own name or in the name of and on behalf of a nominee of Lender, as Lender may determine in the exercise of its sole and absolute discretion.

(b) Borrower shall not waive, excuse, condone or in any way release or discharge any Ground Lessor under any Ground Lease of or from such Ground Lessor’s material obligations, covenant and/or conditions under the related Ground Lease without the prior written consent of Lender.

(c) Borrower shall not, without Lender’s prior written consent, surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify or amend in a material adverse manner, any Ground Lease. Consent to one amendment, change, agreement or modification of any Ground Lease shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications. Any acquisition of Ground Lessor’s interest in any Ground Lease by Borrower or any Affiliate of Borrower shall be accomplished by Borrower in such a manner so as to avoid a merger of the interests of lessor and lessee in such Ground Lease, unless consent to such merger is granted by Lender.

5.2.12 Operating Lease. Without Lender’s prior written consent, neither Borrower nor Property Owner shall (a) surrender, terminate or cancel the Operating Lease; (b) reduce or consent to the reduction of the term of the Operating Lease; (c) increase or consent to the increase of the amount of any charges under the Operating Lease; (d) modify, change, supplement, alter or amend the Operating Lease or waive or release any of Borrower’s or Property Owner’s rights and remedies under the Operating Lease, except as contemplated in connection with a Restructuring; or (e) waive, excuse, condone or in any way release or discharge Operating Lessee of or from Operating Lessee’s material obligations, covenants and/or conditions under the Operating Lease, except to the extent such Operating Lessee’s obligations are assumed in connection with a Restructuring. Notwithstanding the foregoing provisions of this Section 5.2.12 to the contrary, Borrower and Property Owner may amend the Operating Lease without Lender’s prior written consent as follows: (i) upon the release of an Individual Property pursuant to Section 2.5.2 hereof the Operating Lease shall be amended (or deemed amended) to (x) terminate the Operating Lease with respect to such Individual Property or Properties being released (or assigned) and (y) reduce the amount of Minimum Rent (as defined in the Operating Lease) by the amount of Minimum Rent allocable to such Individual Property as set forth in the Operating Lease; (ii) increase or reduce the amount of Percentage Rent (as defined in the Operating Lease) payable under the Operating Lease; and (iii) increase or reduce the amount of Minimum Rent payable under the Operating Lease; provided, that in the case of an increase in Minimum Rent, such Minimum Rent shall only be increased to the then fair market value, based on transfer pricing studies conducted by an Independent CPA reasonably acceptable to Lender (any “Big 4” Independent CPA being deemed acceptable).

5.2.13 Affiliate Transactions. Except as contemplated by the Loan Documents (including, without limitation, the Indemnity Guaranty, the Canadian Beneficiary Pledge Agreement, the Maryland Beneficiary Pledge Agreement, the Contribution Agreement and the Trademark License Agreements) or in connection with a Restructuring, neither Borrower nor any other Loan Party may enter into or be a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s length transaction with an unrelated third party.

5.2.14 Intentionally Omitted.

5.2.15 Intentionally Omitted.

5.2.16 Bankruptcy Related Covenants. (a) To the extent permitted by applicable Legal Requirements, neither Borrower nor any other Loan Party shall seek substantive consolidation into the bankrupt estate of Guarantor in connection with a proceeding under the Bankruptcy Code or under federal, state or foreign insolvency law involving Guarantor.

(b) To the extent permitted by applicable Legal Requirements, neither Borrower nor any other Loan Party shall, nor shall Borrower or any other Loan Party cause or permit Mezzanine Borrower, Guarantor, any other Restricted Party, or any Affiliate of the foregoing to, contest, oppose or object to any motion made by Lender to obtain relief from the automatic stay or seek to reinstate the automatic stay in connection with a proceeding under the Bankruptcy Code or under any other federal, state or foreign insolvency law involving Guarantor.

(c) To the extent permitted by applicable Legal Requirements, neither Borrower nor any other Loan Party shall, nor shall Borrower or any other Loan Party cause or permit Mezzanine Borrower, Guarantor, any other Restricted Party, or any Affiliate of the foregoing to, provide, originate, acquire an interest in or solicit (in writing) or accept from Guarantor or any Affiliate of Guarantor, or any other Restricted Party, any debtor-in-possession financing on behalf of Guarantor in the event that Guarantor is the subject of a proceeding under the Bankruptcy Code or under federal, state or foreign insolvency law involving Guarantor.

Section 5.3 Taxes. Except as contemplated in connection with a Restructuring, neither Borrower nor any other Loan Party shall change its structure or mode of operation, or take any other action that is an action different in form or substance from actions previously taken by such Borrower or Loan Party, that would require Borrower or such other Loan Party to file a consolidated federal or a unitary state tax return (or any analogous combined state tax return) with any Person (other than a Loan Party) or to become liable for the taxes of any Person (other than a Loan Party) if Borrower or such other Loan Party would not be so required or so liable by any applicable law in the absence of such change or other action, and neither Borrower nor any Loan Party (other than Operating Lessee) shall file a consolidated federal or unitary state tax return (or combined analogous state tax return) with any Person (other than a Loan Party) or become liable for the taxes of any Person (other than a Loan Party) unless required to do so by any applicable law. For the avoidance of doubt, the inclusion of the results of operations, income, profits, losses or other tax attributes of a Person that is disregarded for federal or state income tax purposes (including by reason of such Person being a “qualified REIT subsidiary”) in the federal or state income tax returns of the beneficial owner of such Person shall not constitute the filing of an income tax return by such Person.

VI.	INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 6.1 Insurance. (a) Borrower and Property Owner shall obtain and maintain, or cause to be maintained, insurance for Borrower, Property Owner and the Properties providing at least the following coverages:

(i) comprehensive all risk insurance (“Special Form”) including, but not limited to, loss caused by earthquake and any type of windstorm or hail on the Improvements and the Personal Property, (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost”, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co insurance provisions or to be written on a no co insurance form; (C) providing for no deductible in excess of three hundred thousand ($300,000.00); provided that Lender agrees to allow the Borrower to utilize a $2,500,000 aggregate deductible stop loss, subject to a $25,000 per occurrence deductible and a $100,000 maintenance deductible upon erosion of the aggregate. The aggregate stop loss does not contain any losses arising from named windstorm, earthquake or flood for all such insurance coverage with the exception of the coverage for wind, flood and earthquake, which in each such later case shall provide for no deductible in excess of five percent (5%) of the values covered by such insurance; and (D) coverage for loss due to operation of ordinance or law in an amount equal to the full Replacement Cost and coverage for demolition costs and coverage for increased costs of construction in amounts satisfactory to Lender. In addition, Borrower shall obtain if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount not less than the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended plus such additional amounts as Lender may reasonably require and;

(ii) business income insurance (A) with the loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above including earthquake on an actual loss sustained basis for the entire period of restoration in amount equal to one hundred percent of the projected gross revenues from the operation of the Individual Property (as reduced to reflect expenses not incurred during a period of restoration) for a period of at least twenty-four (24) months or in an amount sufficient to cover the entire period of restoration; and (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from each Individual Property for the succeeding twelve (12) month period.

Notwithstanding the provisions of Section 2.6.1(b) hereof, all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iii) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance (or its equivalent), covering claims not covered by or under the terms or provisions of the below mentioned commercial general liability insurance and excess liability insurance policies; and (B) the insurance provided for in subsection (i) above in amounts satisfactory to Lender and written in a so called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above and subsections (ii), (iv), (ix), (x) and (xiv) as applicable, (3) including permission to occupy the Individual Property, and (4) with an agreed amount endorsement waiving co insurance provisions;

(iv) comprehensive boiler and machinery insurance, if steam boilers or other pressure-fixed vessels are in operation, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(v) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Individual Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than two million dollars ($2,000,000.00) in the aggregate applying “per location” and one million dollars ($1,000,000.00) per occurrence; however, should the carrier limit the policy aggregate such limit shall not be less than twenty million dollars ($20,000,000) and with no deductible or self-insured retention in excess of $500,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgages to the extent the same is available;

(vi) automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles and including Garage keepers liability, containing minimum limits per occurrence of one million dollars ($1,000,000.00);

(vii) worker’s compensation and employers liability subject to the worker’s compensation laws of the applicable state;

(viii) excess liability insurance for the Properties in an amount not less than one hundred seventy-five million dollars ($175,000,000.00) per occurrence and in the aggregate and, if insured under a separate policy, total liability insurance (inclusive of commercial general liability and excess liability) not less than twenty-five million dollars ($25,000,000.00) per occurrence and in the aggregate for the Canadian Properties on terms consistent with the commercial general liability insurance policy required under subsection (v) above, which excess liability coverage shall also apply in excess of the automobile liability coverage in clause (vi) and the employers liability coverage in clause (vii) above;

(ix) the insurance required under this Section 6.1(a) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 6.1(a) above at all times during the term of the Loan; and so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) or a similar or subsequent statute is in effect, terrorism insurance for foreign and domestic acts (as such terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Properties (plus twelve months of business interruption coverage). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, Borrower shall be required to carry terrorism insurance throughout the term of the Loan as required by the preceding sentence, but in such event Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required hereunder (without giving effect to the cost of terrorism, wind and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, Borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount;

(x) earthquake insurance, in an amount as indicated in a portfolio seismic risk assessment acceptable to Lender calculated at the 475 year return period, 90th centile confidence level with a separate assessment for California and a second assessment for the Pacific Northwest and New Madrid Properties, in form and substance satisfactory to Lender, provided that the insurance pursuant to this Subsection (viii) shall be on terms consistent with all risk insurance policy required under Section 6.1.(a)(i);

(xi) Employment Practices Liability, including third party coverage, in an amount not less than three million ($3,000,000):

(xii) environmental insurance against claims for pollution and remediation legal liability related to each Individual Property (“PLL Policy”), such insurance: (A) to be a claims made and reported policy for an initial term of ten years; (B) with limits of liability (1) for PLL Policies issued with respect to Properties located in the United States of Ten Million and no/100 Dollars ($10,000,000) for each Pollution Event and Twenty-Five Million and no/100 Dollars ($25,000,000) in the aggregate and (2) for PLL Policies issued with respect to the Canadian Properties, of Five Million and no/100 Dollars ($5,000,000) for each Pollution Event and Five Million and no/100 Dollars ($5,000,000) in the

aggregate; (C) with a deductible of Twenty-Five Thousand Dollars ($25,000.00) for each Pollution Event; (D) shall name the Lender as an additional insured per mortgagee assignment endorsements providing automatic rights of assignment in an Event of Default; (E) with negotiated adjustments for coverage and self-insured retentions for certain specifically agreed upon Individual Properties; (F) shall be dedicated solely to the Properties and Borrower shall not be permitted to add any additional locations during the PLL Policy term except for the Additional Properties; and (G) shall, throughout the PLL Policy term (except for the Additional Properties), include the same coverages, terms, conditions and endorsements (and shall not be amended in any way without the prior written consent of Lender) as the PLL Policy approved at on the Closing Date.

(xiii) Crime coverage in amounts not less than Two Million Five Hundred Thousand Dollars ($2,500,000.00); and

(xiv) upon sixty (60) days’ written notice, such other reasonable insurance such as sinkhole or land subsidence insurance, and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which the Individual Property is located.

(b) All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or, in the singular, the “Policy”), and shall be subject to the reasonable approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “A” or better from S&P and Fitch (and the equivalent thereof by the other Approved Rating Agencies, if such other Approved Rating Agencies rate the insurer), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with carriers rated at least “A” or better from S&P and Fitch (and the equivalent thereof by the other Approved Rating Agencies, if such other Approved Rating Agencies rate the insurer) and all such carriers shall have claims-paying ability ratings of not less than “BBB+” by S&P and Fitch (and the equivalent thereof by the other Approved Rating Agencies, if such other Approved Rating Agencies rate the insurer), provided, however, a lesser claims paying ability rating shall be acceptable if Borrower obtain and deliver to Lender a Rating Agency Confirmation from each of the Approved Rating Agencies with respect to such lesser claims paying ability rating. Notwithstanding the foregoing, an insurer which does not meet the rating requirements set forth herein shall be acceptable so long as a credit wrap in form and substance reasonably acceptable to Lender is provided by an insurer having a rating of “A” or better with S&P and Fitch (and the equivalent thereof by the other Approved Rating Agencies, if such other Approved Rating Agencies rate the insurer), and Borrower delivers a Rating Agency Confirmation from the applicable Approved Rating Agencies regarding such credit wrap. The Policies described in Section 6.1 (other than those strictly limited to liability protection) shall designate Lender as mortgagee and loss payee. Not less than five (5) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence reasonably satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”) shall be delivered by Borrower to Lender.

(c) Any blanket insurance Policy shall be subject to reasonable Lender approval and Lender shall be satisfied based on evidence reasonably required by the Lender that the policy provides the same protection as would a separate Policy insuring only the Properties in compliance with the provisions of Section 6.1(a).

(d) All Policies provided for or contemplated by Section 6.1(a) shall (i) name Borrower as a named insured and, with respect to Liability coverage, except for the Policy referenced in Section 6.1(a)(vi),(vii) and (xi), shall name Lender as the additional insured, as its interests may appear, and in the case of Property coverage, including but not limited to, boiler and machinery, terrorism, flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss, including loss of business income and loss of rents, thereunder shall be payable to Lender and (ii) with respect to the Policy referenced in Section 6.1(a)(i), (ii), (v) and (viii), contain a waiver of subrogation against Lender.

(e) All Policies shall contain clauses or endorsements to the effect that:

(i) no act or negligence of Borrower, or anyone acting for Borrower, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policy shall not be canceled without at least thirty (30) days’ written notice to Lender and any other party named therein as an additional insured or loss payee, with a ten (10) business day exception specific to cancellation for non-payment of premium or, if issuer will not or cannot provide, Borrower shall be obligated to provide such notice;

(iii) written notice shall be given to Lender if the Policy will not be renewed ten (10) days prior to its expiration or, if issuer will not or cannot provide, Borrower shall be obligated to provide such notice; and

(iv) (Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, with notice to Borrower, to take such action as Lender reasonably determines to be necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Security Instruments and shall bear interest at the Default Rate.

(g) In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrower in and to the Policies that are then in force, but only concerning the Property as defined as Collateral herein this Agreement, and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

Section 6.2 Casualty. If any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower and Property Owner shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Individual Property pursuant to Section 6.4 as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower or Property Owner, as applicable, shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower or Property Owner, as applicable. In addition, Lender may participate in any settlement discussions with any insurance companies (and shall have approval rights with respect to any final settlement) with respect to any Casualty (x) in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than $5,000,000 or (y) which arises out of the destruction in whole of more than one Individual Property and Borrower and Property Owner shall deliver to Lender all instruments required by Lender to permit such participation.

Section 6.3 Condemnation.

(a) Borrower and Property Owner shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation (other than an immaterial temporary taking) of all or any part of any Individual Property of which Borrower or Property Owner has knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower and Property Owner shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower and Property Owner shall, at their expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower and Property Owner shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower and Property Owner shall promptly commence and diligently prosecute the Restoration of the applicable Individual Property pursuant to Section 6.4 and otherwise comply with the provisions of Section 6.4. If any Individual Property is sold, through foreclosure or other remedies available to Lender under the Loan Documents, prior to the receipt by Lender of the

Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan or any portion thereof is included in a REMIC Trust and, immediately following a release of any portion of the Lien of the Mortgage in connection with a Condemnation of an Individual Property (but taking into account any proposed Restoration on the remaining portion of such Individual Property) (based solely on real property and excluding any personal property or going concern value), the Loan-to-Value Ratio is greater than 125% (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust), the principal balance of the Loan must prepaid down by an amount not less than the least of the following amounts: (i) the Condemnation Proceeds, (ii) the fair market value of the released property at the time of the release, or (iii) an amount such that the Loan-to-Value Ratio (as so determined by Lender) does not increase after the release, unless Lender receives an opinion of counsel that if such amount is not paid, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the Lien of the Mortgage. Any such prepayment shall be deemed a voluntary prepayment and shall be subject to Section 2.4.1 hereof (other than the requirements to provide thirty (30) days’ notice to Lender and payment of a penalty or premium); provided, that such amount shall not reduce the Free Prepayment Amount with respect to any Component.

Section 6.4 Restoration. The following provisions shall apply in connection with the Restoration of any Individual Property:

(a) If the Net Proceeds shall be less than an amount equal to one percent (1%) of the outstanding principal amount of the Loan and the costs of completing the Restoration shall be less than an amount equal to one percent (1%) of the outstanding principal amount of the Loan, the Net Proceeds will be disbursed by Lender to Borrower and Property Owner upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower and Property Owner deliver to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than an amount equal to one percent (1%) of the outstanding principal amount of the Loan or the costs of completing the Restoration is equal to or greater than an amount equal to one percent (1%) of the outstanding principal amount of the Loan, Lender shall make the Net Proceeds available for the Restoration (or reimbursement to Borrower and Property Owner for the cost of Restoration actually incurred prior to the date such Net Proceeds were available) in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1(a)(i), (iii), (iv) and (ix) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i) The Net Proceeds shall be made available to Borrower and Property Owner for Restoration (or reimbursement to Borrower and Property Owner for the cost of Restoration actually incurred prior to the date such Net Proceeds were available) provided that each of the following conditions are met:

(A) no Event of Default shall have occurred and be continuing;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on the Individual Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than fifteen percent (15%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located on such land; provided, however, in the event that a Restoration Condition Exception exists, the provisions of this Section 6.4(b)(i)(B) shall not be applicable;

(C) Borrower and Property Owner shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(D) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note and debt service on the Mezzanine Loans, which will be incurred with respect to the Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(ii), if applicable, or (3) by other funds of Borrower;

(E) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases or the Ground Lease, if applicable, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the applicable Individual Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(ii);

(F) the Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations;

(G) the Restoration shall be done and completed by Borrower and Property Owner in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable environmental laws);

(H) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Individual Property or the related Improvements;

(I) the Debt Yield for the (12) calendar months immediately preceding such Casualty or Condemnation, shall be equal to or greater than ten percent (10%); provided, however, in the event that a Restoration Condition Exception exists, the provisions of this Section 6.4(b)(i)(I) shall not be applicable;

(J) Borrower and Property Owner shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender; and

(K) the Net Proceeds together with any cash or cash equivalent deposited by Borrower and Property Owner with Lender are sufficient in Lender’s discretion to cover the cost of the Restoration.

(ii) The Net Proceeds shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower and Property Owner from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower and Property Owner.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower and Property Owner from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower and Property Owner shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be in the form of cash or a Letter of Credit, at Borrower’s option, and shall be held by Lender and disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

(vii) The excess, if any, of the Net Proceeds (and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender) after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender (i) to the Mezzanine A Lender to be disbursed in accordance with the Mezzanine A Loan Documents, (ii) if the Mezzanine A Loan has been satisfied in full, to the Mezzanine B Lender to be applied in accordance with the Mezzanine B Loan Documents, (iii) if the Mezzanine B Loan has been satisfied in full, to the Mezzanine C Lender to be applied in accordance with the Mezzanine C Loan Documents and (iv) if the Mezzanine C Loan has been satisfied in full, to Borrower and Property Owner, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

(c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower and Property Owner as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender in accordance with Section 2.4.2 toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, (i) to the Mezzanine A Lender to be disbursed in accordance with the Mezzanine A Loan Documents, (ii) if the Mezzanine A Loan has been satisfied in full, to the Mezzanine B Lender to be applied in accordance with the Mezzanine B Loan Documents, (iii) if the Mezzanine B Loan has been satisfied in full, to the Mezzanine C Lender to be applied in accordance with the Mezzanine C Loan Documents and (iv) if the Mezzanine C Loan has been satisfied in full, to Borrower and Property Owner for such purposes as Lender shall approve, in its discretion.

(d) In the event of foreclosure of the Security Instrument with respect to the Individual Property, or other transfer of title to the Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower and Property Owner in and to the Policies that are not blanket Policies then in force concerning the Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

VII.	RESERVE FUNDS

Section 7.1 Capital Expenditure Funds.

7.1.1 Deposits. Borrower and Property Owner shall deposit on the Closing Date an amount equal to Five Million Three Hundred Six Thousand Six Hundred Eighty-Two and No/100 Dollars ($5,306,682.00) (the “Capital Expenditure Reserve Funds”). The account in which the Capital Expenditure Reserve Funds are held shall hereinafter be referred to as Borrower’s “Capital Expenditure Reserve Account”. The Capital Expenditures Reserve Funds shall be used to fund the costs of Capital Expenditures on Schedule XVII hereof (the “Required Capital Expenditures”); provided, however, Required Capital Expenditures shall not include expense items that otherwise would be expensed in the operating statements of the Properties pursuant to the Uniform System of Accounts.

7.1.2 Release of Capital Expenditure Reserve Funds. Lender shall disburse to Borrower and Property Owner (or to Operating Lessee, if so directed by Borrower and Property Owner) the Capital Expenditure Reserve Funds from the Capital Expenditure Reserve Account from time to time upon satisfaction by Borrower and Property Owner of each of the following conditions: (a) Borrower and Property Owner shall, or shall cause Operating Lessee to, submit a written request for payment to Lender at least five (5) Business Days prior to the date on which Borrower, Property Owner or Operating Lessee, as applicable, requests such payment be made and specifies the Capital Expenditures to be paid, (b) on the date such payment is to be made, no Event of Default shall exist and remain uncured, (c) Lender shall have received an Officer’s Certificate (i) stating that, to Borrower’s knowledge, all Capital Expenditures consisting of capital improvements at the applicable Individual Property to be funded by the requested disbursement have been performed in good and workmanlike manner and in accordance with all applicable building codes, rules and regulations in all material respects, (ii) identifying each Person that supplied materials or labor in connection with the Capital Expenditures performed at such Individual Property to be funded by the requested disbursement, and (iii) stating that each such Person has been or will be paid amounts then due and payable to such Person in connection with such Capital Expenditures, with the proceeds of such disbursement, such Officer’s Certificate to be accompanied by lien waivers for such Capital Expenditures to the extent applicable to the item of Capital Expenditures in question. Lender shall not be required to make disbursements from the Capital Expenditure Reserve Account with respect to any Individual Property unless such requested disbursement is in an amount greater than One Hundred Thousand Dollars ($100,000) (or a lesser amount if the total amount in the Capital Expenditure Reserve Account is less than One Hundred Thousand Dollars ($100,000), in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

Section 7.2 Tax and Insurance Escrow Fund. Borrower and Property Owner shall pay to Lender on the Closing Date an amount equal to all Taxes and Insurance Premiums that are payable within thirty (30) days of the first Payment Date. In addition, subject to the last sentence of this Section 7.2, Borrower and Property Owner shall pay to Lender on each Payment Date an amount (the “Monthly Tax and Insurance Escrow Deposit”) equal to: (a) one-twelfth of the Taxes that Lender reasonably estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. The amounts set forth in the first sentence of this Section 7.2 and in (a) and (b) above shall hereinafter be referred to as the “Tax and Insurance Escrow Fund” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Tax and Insurance Escrow Account”. The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower and Property Owner to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower and Property Owner pursuant to Section 5.1.2 hereof and under the Security Instruments. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to Borrower and Property Owner or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower and Property Owner. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower and Property Owner of such determination and Borrower and Property Owner shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be. Notwithstanding anything herein to the contrary, provided that, to the extent that any of the insurance required to be maintained by Borrower or Operating Lessee under this Agreement and/or any other Loan Document is effected under a blanket policy reasonably acceptable to Lender insuring substantially all of the real property owned, directly or indirectly, by Extended Stay, Borrower shall not be required to make deposits pursuant to the foregoing with respect to Insurance Premiums.

Section 7.3 Replacements and Replacement Reserve.

7.3.1 Replacement Reserve Fund. Borrower and Property Owner shall pay to Lender on each Payment Date after the Closing Date an amount equal to four percent (4%) of Gross Income from Operations of the calendar month occurring two (2) calendar months prior to the calendar month of the Payment Date on which such deposit is required (a) relating to Individual Properties located in the United States (the “Domestic Replacement Reserve Monthly Deposit”), which amounts shall be deposited into an account in the United States controlled by Lender (the “Domestic Replacement Reserve Account”) and (b) relating to the Canadian Properties (the “Canadian Replacement Reserve Monthly Deposit”, and together with the Domestic Replacement Reserve Monthly Deposit, the “Replacement Reserve Monthly Deposit”), which amounts shall be deposited into an account in Canada controlled by Lender and denominated in Canadian dollars (the “Canadian Replacement Reserve Account”; and together with the Domestic Replacement Reserve Account, the “Replacement Reserve Account”) to fund the costs of replacements, repairs, furniture, fixtures and hotel equipment required to be made to the Properties and the Improvements during the calendar year (collectively, the “Replacements”); provided, however, Replacements shall not include expense items that otherwise would be expensed in the operating statements of the Properties pursuant to the Uniform System of Accounts. Amounts so deposited shall hereinafter be referred to as Borrower’s “Replacement Reserve Fund”. An amount equal to a pro rata amount (based on the relative Release Amounts) of the Replacement Reserve Fund, if a positive amount, shall be retained by Lender in the Replacement Reserve Account and credited toward the future Replacement Reserves Monthly Deposits required by Lender hereunder in the event an Individual Property is released from the Lien of its related Security Instrument in accordance with Section 2.5 hereof. In lieu of any Replacement Reserve Monthly Deposit or in substitution of any portion of the amount on deposit in the Replacement Reserve Fund, Borrower and Property Owner may deliver one or more Letters of Credit to Lender. Amounts on deposit in the Replacement Reserve Account that are not expended in any given Fiscal Year shall be available to be disbursed in accordance with Section 7.3.2 below for the cost of Replacements in any subsequent Fiscal Year provided that any such non-expended balance shall not be deemed to reduce Borrower’s obligation to make the full amount of the Replacement Reserve Monthly Deposit during any subsequent Fiscal Year as and when due under this Section 7.3.1.

7.3.2 Disbursements from Replacement Reserve Account. (a) Lender shall make disbursements from the applicable Replacement Reserve Account to pay Borrower and Property Owner (or Operating Lessee, if so directed by Borrower and Property Owner) only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the applicable Replacement Reserve Account to reimburse Borrower or Property Owner for costs which are to be reimbursed from the Capital Expenditure Reserve Funds.

(b) Lender shall, within five (5) Business Days of written request from Borrower and Property Owner and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower and Property Owner (or Operating Lessee, if so directed by Borrower and Property Owner) amounts from the applicable Replacement Reserve Account necessary to pay for the actual costs of Replacements or to reimburse Borrower and Property Owner (or Operating Lessee, if so directed by Borrower and Property Owner) therefor, upon completion of such Replacements. In no event shall Lender be obligated to disburse funds from the applicable Replacement Reserve Account if an Event of Default exists.

(c) Each request for disbursement from the applicable Replacement Reserve Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the description and vendor/payee of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request Borrower and Property Owner shall certify that all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Individual Property to which the Replacements are being provided. If the total costs of all Replacements in any request is greater than or equal to One Million and No/100 Dollars ($1,000,000.00), and if requested by Lender, such request for disbursement shall include copies of invoices in excess of Seventy-Five Thousand and No/100 Dollars ($75,000.00). Except as may be approved by Lender, each request for disbursement from the applicable Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion of the subject Replacement or portion thereof reasonably satisfactory to Lender in its reasonable judgment.

(d) In addition, as a condition to any disbursement, Borrower and Property Owner shall have delivered to Lender (i) if and to the extent requested by Lender copies of invoices and bills marked paid for any Replacement Reserve Funds previously disbursed to it pursuant to this Section 7.3.2 for the Replacement costs and expenses for which such

Replacement Reserve Funds were disbursed, and (ii) partial lien releases and waivers from any contractors, subcontractors and others, in respect of any single Replacement with respect to which requested disbursements of Replacement Reserve Funds are reasonably expected to exceed $1,000,000.00 in the aggregate. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request.

(e) Neither Borrower nor Property Owner shall make a request for disbursement from the applicable Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request (except for the last disbursement with respect to any Replacement) shall not be less than Twenty-Five Thousand and 00/100 Dollars ($25,000.00).

7.3.3 Performance of Replacements. (a) Borrower and Property Owner shall make each Replacement when required in order to keep each Individual Property in good order, condition and repair, and to keep each Individual Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable, subject to force majeure delay, following the commencement of making each such Replacement.

(b) Intentionally omitted.

(c) Upon the occurrence and during the continuance of an Event of Default, in order to facilitate Lender’s completion or making of such Replacements pursuant to Section 7.3.4, Borrower and Property Owner grant Lender the right to enter onto any Individual Property and perform any and all work and labor necessary to complete or make such Replacements and/or employ watchmen to protect such Individual Property from damage (subject to the rights of tenants). All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and Property Owner and secured by the Security Instruments. For this purpose Borrower and Property Owner appoint Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake such Replacements in the name of Borrower and Property Owner. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower and Property Owner empower said attorney-in-fact as follows: (i) to use any funds in the applicable Replacement Reserve Account for the purpose of making or completing such Replacements; (ii) to make such additions, changes and corrections to such Replacements as shall be necessary to complete such Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be reasonably required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary for the completion of such Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower and Property Owner which may be reasonably required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every reasonable act which Borrower and Property Owner might do in its own behalf to fulfill the terms of this Agreement.

(d) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing any Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement; (iii) obligate Lender to proceed with any Replacements; or (iv) obligate Lender to demand from Borrower and Property Owner additional sums to make or complete any Replacement.

(e) Upon reasonable advance notice, Borrower and Property Owner shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto each Individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and to complete any Replacements made pursuant to this Section 7.3.3. Borrower and Property Owner shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other persons described above in connection with inspections described in this Section 7.3.3(e) or the completion of Replacements pursuant to this Section 7.3.3.

(f) Lender may require an inspection of any Individual Property at Borrower’s and Property Owner’s expense prior to making a monthly disbursement from the applicable Replacement Reserve Account in respect of any single Replacement with respect to which requested disbursements of Replacement Reserve Funds are reasonably expected to exceed $1,000,000.00 in the aggregate in order to verify completion of the Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and reasonably approved by Borrower and Property Owner and/or may require a copy of a certificate of completion by an independent qualified professional reasonably acceptable to Lender prior to the disbursement of any amounts from the applicable Replacement Reserve Account. Borrower and Property Owner shall pay the actual out-of-pocket reasonable expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

(g) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialmen’s or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).

(h) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

(i) In addition to any insurance required under the Loan Documents or each Ground Lease, Borrower and Property Owner shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

7.3.4 Balance in the Replacement Reserve Account. The insufficiency of any balance in any Replacement Reserve Account shall not relieve Borrower or Property Owner from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

Section 7.4 Ground Lease Reserve Fund.

7.4.1 Deposits to Ground Lease Fund. Subject to the last sentence of Section 7.4.2, on each Payment Date after the Closing Date, Borrower and Property Owner shall pay to Lender one-twelfth of the rents (including both base and additional rents) and other charges (collectively, “Ground Rent”) due under each Ground Lease (the “Ground Lease Reserve Deposit”) that Lender estimates will be payable by Borrower as lessee under the related Ground Lease (collectively, the “Ground Lease Reserve Deposit”) during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Ground Rent at least thirty (30) days prior to the respective due dates. In addition, on the Closing Date, Borrower and Property Owner shall pay to Lender an amount equal to any Ground Rent payable under any Ground Lease within thirty (30) days of the first Payment Date. Amounts so deposited shall hereinafter be referred to as the “Ground Lease Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as the “Ground Lease Reserve Account”.

7.4.2 Release of Ground Lease Reserve Fund. Lender shall have the right to apply amounts in the Ground Lease Reserve Fund to the payment of the Ground Rent. In making any payment relating to the Ground Rent, Lender may do so according to any bill, statement or estimate procured from the Ground Lessor under each Ground Lease, without inquiry into the accuracy of such bill, statement or estimate. If the amount of Ground Lease Reserve Funds shall exceed the amounts due for the Ground Rent under each Ground Lease for the immediately succeeding twelve (12) months as determined by Lender, Lender shall, in its sole discretion, return any excess to Borrower and Property Owner or credit such excess against future payments to be made to the Ground Lease Reserve Fund. Any amounts remaining in the Ground Lease Reserve Fund after the Debt has been paid in full shall be returned to Borrower and Property Owner. If at any time Lender reasonably determines that the Ground Lease Reserve Fund is not or will not be sufficient to pay the Ground Rent by the dates set forth above, Lender shall notify Borrower and Property Owner of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Ground Rent.

Section 7.5 Hotel Taxes Reserve.

7.5.1 Hotel Taxes Reserve Account. Borrower and Property Owner shall, on each Payment Date, pay to Lender (a) the estimated Hotel Taxes with respect to properties located in the United States (the “Monthly Domestic Hotel Taxes Deposit”) set forth in the Approved Annual Budget for the month in which such Payment Date occurs, which amounts shall be held in an account in the United States controlled by Lender (the “Domestic Hotel Taxes Reserve Account”) or (b) the estimated Canadian HST Taxes with respect to Canadian Properties (the “Monthly HST Deposit”; and together with the Monthly Hotel Taxes Deposit, the “Monthly Hotel Taxes Deposit”), set forth in the Approved Annual Budget for the calendar month in which such Payment Date occurs, which amounts shall be held in an account in Canada controlled by Lender (the “Canadian Hotel Taxes Reserve Account”; and together with the Domestic Hotel Taxes Reserve Account, the “Hotel Taxes Reserve Account”), and disbursed pursuant to Section 7.5.2 below.

7.5.2 Disbursements from the Hotel Taxes Reserve Account. (a) Lender shall make monthly disbursements from the applicable Hotel Taxes Reserve Account to pay Borrower and Property Owner (or Operating Lessee, if so directed by Borrower and Property Owner) for the Hotel Taxes and Canadian HST Taxes, as applicable, due with respect to the Property.

(b) Lender shall, within two (2) Business Days of receipt of a Hotel Taxes Certificate disburse to Borrower and Property Owner (or Operating Lessee if so directed by Borrower and Property Owner) amounts from the applicable Hotel Taxes Reserve Account necessary to pay for the Hotel Taxes and Canadian HST Taxes, as applicable, as set forth in such Hotel Taxes Certificate. If at any time the amounts on deposit in the applicable Hotel Taxes Reserve Account for any calendar month are not sufficient to pay the Hotel Taxes and Canadian HST Taxes, as applicable, due for any calendar month as set forth in the applicable Hotel Taxes Certificate (a “Hotel Taxes Shortfall”), Borrower and Property Owner shall increase the Monthly Hotel Taxes Deposit due and payable on the next Payment Date by an amount equal to the Hotel Taxes Shortfall for the immediately preceding calendar month. If the amounts on deposit in the applicable Hotel Taxes Reserve Account in any given calendar month exceed the amount set forth on the Hotel Taxes Certificate for such month, such excess amounts shall be re-deposited promptly into the Cash Management Account on the next Payment Date and applied in accordance with Section 2.6.1(f) hereof.

Section 7.6 Excess Cash Flow Reserve Fund. Upon the occurrence of a Cash Trap Event, Borrower and each other Loan Party shall deposit with Lender all Required Excess Cash remaining in the Cash Management Account (after taking into account any REIT Distributions), which shall be held by Lender as additional security for the Loan and amounts so held shall be hereinafter referred to as the “Excess Cash Flow Reserve Fund” and the account to which such amounts are held shall hereinafter be referred to as the “Excess Cash Flow Reserve Account”. Upon the occurrence of a Cash Trap Event Cure and provided that no Event of Default or Mezzanine Loan Default shall have occurred and be continuing all funds on deposit in the Excess Cash Flow Reserve Account shall be deposited into the Cash Management Account and applied in accordance with Section 2.6 hereof. All funds held in the Excess Cash Flow Reserve Fund shall be treated as a “Reserve Fund” for purposes of Section 7.8 hereof. All additional amounts deposited under this Section 7.6 shall be additional security for the repayment of the Debt and may be withdrawn by Lender upon the occurrence and during the continuance of an Event of Default and applied by Lender to the Debt in such order and priority as Lender may determine. Borrower shall be permitted, upon request (i) with the prior written consent of Lender and Mezzanine Lender, to use amounts on deposit in the Excess Cash Flow Reserve Fund to pay for Excess Operating Expenses in an amount determined by Lender and (ii) to make Debt Yield Cure Payments as set forth in Section 2.4.5.

Section 7.7 Additional Property Reserve Fund.

7.7.1 Release of Additional Property Reserve Funds. Borrower shall deposit on the Closing Date an amount equal to $70,000,000.00 (the “Additional Property Reserve Funds”) which amount shall be deposited into an account controlled by Lender (the “Additional Property Reserve Account”) to fund the cost of the acquisition of the Additional Property. Lender shall make a one-time disbursement of the Additional Property Reserve Funds from the Additional Property Reserve Account, and Borrower shall be permitted to use such Additional Property Reserve Funds to purchase the Additional Property on or prior to January 4, 2013 (the “Additional Property Outside Date”); provided, that the following conditions are met:

(a) no Event of Default shall have occurred and be continuing;

(b) ESA P Portfolio L.L.C. and/or ESA P Portfolio MD Trust and ESA P Portfolio Operating Lessee Inc. and the applicable Borrower (collectively, the “Additional Property Mortgagor”) shall have executed and delivered to Lender one or more mortgages, deeds of trust, or similar security instruments (the “Additional Mortgages”) as the Lender reasonably deems necessary or advisable to grant to Lender a first priority security interest in the Additional Property, together with any other documents and instruments as Lender may reasonably require in order to obtain or perfect a first priority security interest, and otherwise obtain and maintain its rights in the applicable Additional Property or the Additional Property Mortgagor’s interest therein, including without limitation a UCC fixture filing, and in each case, in form and substance substantially similar to the Security Instruments and other documents and instruments relating to the other Individual Properties located in the applicable States;

(c) Additional Property Mortgagor shall deliver to Lender (i) an amendment to the applicable Operating Lease and (ii) an amendment to the applicable Trademark License Agreement, in each case to include the Additional Property and otherwise in form and substance reasonably acceptable to Lender;

(d) Additional Property Mortgagor shall deliver to Lender (i) an assignment and assumption of each Additional Property Management Agreement executed by HFI Acquisitions Company LLC, as assignor, and the applicable Additional Property Mortgagor, as assignee, and (ii) one or more Assignment of Management Agreement and Subordination of Management Agreements, executed by the applicable Additional Property Mortgagor and consented to by Manager in substantially the same form as the Assignment of Management Agreement delivered on the Closing Date (the “Additional Assignment of Management Agreement”);

(e) Additional Property Mortgagor shall deliver a certificate to Lender reasonably acceptable to Lender which (i) confirms the applicable representations set forth in Article IV hereof (except to the extent that any such representations and warranties are made as of a specific date and the facts and circumstances upon which such representation and warranty is based are specific to such date, in which case confirmation as to truth, completeness and correctness shall be provided as of such date), (ii) states that the Additional Property Mortgagor is, as of the date of such certificate, a Special Purpose Entity and (iii) affirms Borrower’s and Operating Lessee’s obligations under the Loan Documents with respect to the Additional Property;

(f) Lender shall have received customary legal opinions relating to authorization, enforceability and perfection of the Additional Mortgages and the Additional Assignment of Management Agreement, substantially similar in form and substance to the opinions delivered to Lender on the Closing Date, or otherwise in form and substance reasonably acceptable to Lender;

(g) Lender shall have received such other diligence information as it may reasonably request with respect to the Additional Property, including, without limitation, an MAI, FIRREA compliant appraisal reasonably acceptable to Lender, a “Phase I Report”, a physical conditions report reasonably acceptable to Lender, certificates of occupancy, evidence of compliance with zoning requirements and an ALTA survey with respect to each Additional Property; provided, that in the event any third party report discloses material defects with respect to an Additional Property, Lender shall deposit a portion of such disbursement in an amount sufficient to cure such defect (as determined by Lender in its reasonable discretion) into a special reserve held by Lender and shall hold such funds until Borrower provides satisfactory evidence that the defect has been cured.

(h) Lender, shall have received a mortgagee’s title insurance policy insuring the Additional Mortgages as a first priority lien on the applicable Additional Property and, subject to no lien or encumbrance other than Permitted Encumbrances, together with a tie-in endorsement tying the title insurance policies with respect to each Additional Property to each other (to the extent available), which title policy shall be in an amount equal to the Release Amount for each Additional Property and otherwise in form and substance reasonably satisfactory to Lender;

(i) Borrower shall obtain an owner’s title insurance policy with a mezzanine loan endorsement (if available) insuring the applicable Borrower as the owner of the applicable Additional Property, in an amount equal to the Release Amount and the aggregate amount allocated to such Additional Property by each Mezzanine Lender under the Mezzanine Loans from a title insurance company(ies) and otherwise in form and substance reasonably satisfactory to Lender;

(j) Borrower, Guarantor and each other Loan Party shall deliver a ratification of its obligations under the Loan Documents to which it is a party in form and substance reasonably acceptable to Lender;

(k) The requirements of Section 7.7 of each Mezzanine Loan Agreement shall have been satisfied (or waived by the applicable Mezzanine Lender);

(l) Lender shall have received payment of its reasonable costs and expenses incurred in connection herewith;

(m) Fee title to the Additional Property shall be acquired by Borrower and not by any other Person;

(n) Lender shall have received insurance certificates evidencing coverage for each Additional Property in compliance with the terms and conditions of this Agreement; and

(o) Lender shall have received evidence reasonably satisfactory to Lender that Borrower has delivered, or will deliver on or about the Additional Property Acquisition Date, tenant direction letters and credit card direction letters to all applicable parties with respect to the Additional Properties.

7.7.2 Prepayment of the Loan on the Additional Property Outside Date. If Borrower has not acquired the Additional Property on or before the Additional Property Outside Date, the Additional Property Reserve Funds shall, notwithstanding anything contained in Article II hereof to the contrary, be applied to prepay Component C of the Loan without prepayment penalty, premium or reduction of the Free Prepayment Amount.

7.7.3 Definitions. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, (a) prior to the date Additional Property Mortgagor acquires the Additional Property (the “Additional Property Acquisition Date”), the (i) terms “Individual Property” and “Properties” shall be deemed to exclude the Additional Properties and (ii) the term “Maryland Properties” shall be deemed to exclude those Additional Properties located in Maryland, and (b) on and after the Additional Property Acquisition Date, (i) each Additional Property shall be deemed an “Individual Property” for all purposes under the Loan Documents, (ii) the term “Properties” shall be deemed to include each Additional Property, (iii) the Additional Properties located in Maryland shall be deemed “Maryland Properties” for all purposes under the Loan Documents, (iv) the term “Maryland Indemnity Guaranty” shall be deemed to include any indemnity guaranty delivered with respect to the Additional Properties located in Maryland on the Additional Property Acquisition Date, (v) the term “Assignment of Management Agreement” shall be deemed to include the Additional Assignment of Management Agreement and (vi) the Additional Mortgages and the Additional Assignment of Management Agreement, shall be considered Loan Documents for all purposes hereunder and under any other Loan Document.

Section 7.8 Reserve Funds, Generally. (a) Borrower and each other Loan Party, as applicable, grant to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.

(b) Subject in all respects to the provisions of Section 2.6.1(g), upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

(c) The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

(d) The Reserve Funds shall be held in an Eligible Account and shall be invested only in Permitted Investments as directed by Lender. All interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund. Borrower and Property Owner shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds.

(e) Neither Borrower nor any other Loan Party shall, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(f) Lender shall not be liable for any loss sustained on the investment in any Permitted Investment of any funds constituting the Reserve Funds.

(g) Borrower and the other Loan Parties shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established except to the extent any of the foregoing results from Agent’s or Lender’s or Servicer’s gross negligence, willful misconduct or a violation or breach of the applicable provisions of this Article VII or the Cash Management Agreement. Borrower and the other Loan Parties shall assign to Lender all rights and claims Borrower and any other Loan Party may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured. Notwithstanding anything to the contrary contained herein, any amounts remaining in the Reserve Funds after the Debt has been paid in full shall be deposited (a) into the Mezzanine A Debt Service Account to be disbursed in accordance with the terms of the Mezzanine A Loan Documents, (b) if the Mezzanine A Loan has been satisfied in full, into the Mezzanine B Debt Service Account to be disbursed in accordance with the terms of the Mezzanine B Loan Documents (c) if the Mezzanine B Loan has been satisfied in full, into the Mezzanine C Debt Service Account to be disbursed in accordance with the terms of the Mezzanine C Loan Documents or (d) if the Mezzanine C Loan has been satisfied in full, at the direction of Borrower and the other Loan Parties.

VIII.	DEFAULTS

Section 8.1 Event of Default. (a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if any portion of the Debt is not paid when due;

(ii) if any of the Taxes or Other Charges are not paid when the same are due and payable other than those Taxes or Other Charges being contested by Borrower or Property Owner in accordance with Section 5.1.2;

(iii) if the Policies are not kept in full force and effect, or if evidence of the Policies are not delivered to Lender upon request when required pursuant to the applicable provisions of this Agreement;

(iv) if Borrower or any other Loan Party Transfers or encumbers any portion of the Collateral without Lender’s prior written consent in violation of the applicable provisions of this Agreement and any Security Instrument (provided, however, that failure to deliver notice of a Transfer pursuant to Section 5.2.10(d)(ii) shall not be an Event of Default if the other requirements of Section 5.2.10(d)(ii) have otherwise been complied with);

(v) if any representation or warranty made by Borrower or any other Loan Party herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender by or on behalf of Borrower shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, if such untrue representation or warranty is susceptible of being cured, Borrower and the other Loan Parties shall have the right to cure such representation or warranty within thirty (30) days of receipt of notice from Lender;

(vi) if Borrower or any other Loan Party shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower or any other Loan Party or if Borrower or any other Loan Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or any other Loan Party, or if any proceeding for the dissolution or liquidation of Borrower or any other Loan Party, shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or any other Loan Party upon the same not being discharged, stayed or dismissed within sixty (60) days;

(viii) subject to Section 8.1(c) below, if a Guarantor Bankruptcy Event occurs provided, however, it shall be at Lender’s option to determine whether a Guarantor Bankruptcy Event shall be an Event of Default except as set forth in such Section 8.1(c);

(ix) if Borrower or any other Loan Party attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x) if Borrower or any other Loan Party breaches (A) any of their respective negative covenants contained in Section 5.2 in any material respect after any applicable notice and cure periods, (B) any covenant contained in Section 5.1.11 which breach continues beyond a cure period of ten (10) Business Days, or (C) any covenant contained in Section 4.1.30; provided that, with respect to any failure to comply with the requirements relating to Trade Payables set forth in clause (xxii) of the definition of Special Purpose Entity, it shall only be an Event of Default if (I) Trade Payables in excess of three percent (3%) of the original aggregate principal balance of the Loan and the Mezzanine Loans are more than one hundred twenty (120) days past due, or (II) Borrower otherwise fails to satisfy clause (xxii) of the definition of Special Purpose Entity and Borrower does not cure any other such failure within ten (10) days after notice thereof from Lender to Borrower;

(xi) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower or any other Loan Party shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xii) if any of the assumptions related to any Borrower or any other Loan Party contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in the Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(xiii) if a material default by Operating Lessee has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement); provided, however, that no Event of Default shall exist hereunder if a Replacement Manager is obtained within thirty (30) days of such termination or cancellation;

(xiv) intentionally omitted;

(xv) If (A) a breach or default by Borrower under any condition or obligation contained in any Ground Lease is not cured within any applicable cure period provided therein, (B) there occurs any event or condition that gives the Ground Lessor under any Ground Lease a right to terminate or cancel the related Ground Lease, with the exception of any termination or cancellation of a Ground Lease by the related Ground Lessor due to the Casualty or Condemnation of the related Ground Lease Property, or (C) any Ground Lease Property shall be surrendered or any Ground Lease shall be terminated or cancelled for any reason or under any circumstances whatsoever, or (D) any of the terms, covenants or conditions of any Ground Lease shall be modified, changed, supplemented, altered, or amended in a manner resulting in or causing any material adverse effect to the applicable Individual Borrower, other Loan Party, Lender, the Loan or the operation of the applicable Ground Lease Property without the prior written consent of Lender; or (E) Borrower fails to permit Lender and/or its representatives at all reasonable times upon reasonable prior written notice to make investigation or examination concerning Borrower’s performance and observance of the terms covenants and conditions of any Ground Lease; provided, however, it shall not be an Event of Default pursuant to this clause (xv) if Borrower obtains a release of the Ground Lease Property to which the default relates within forty-five

(45) days of such default or breach, together with payment of the applicable Adjusted Release Price and satisfaction of the other conditions set forth in Section 2.5.2 hereof (excluding clause (c) thereof);

(xvi) if (A) a material default has occurred and continues beyond any applicable cure period under any Operating Lease, (B) any Operating Lease is amended, modified or terminated in violation of the terms of this Agreement, or (C) Borrower fails to enforce the material terms and provisions of each Operating Lease; provided, however, if the default is for the failure to pay rent under the Operating Lease, it shall not be a default until thirty (30) days following the expiration of any applicable cure period under the Operating Lease;

(xvii) if IP Owner shall make an assignment for the benefit of creditors or if a receiver, liquidator or trustee shall be appointed for IP Owner or if IP Owner shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, IP Owner, or if any proceeding for the dissolution or liquidation of IP Owner shall be instituted, that in each case results in the rejection of the Trademark License Agreement; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by IP Owner, upon the same not being discharged, stayed or dismissed within ninety (90) days; or

(xviii) if Borrower or any other Loan Party shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xvii) above or any of the other Loan Documents, for ten (10) days after notice to Borrower and the other Loan Parties from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided, further, that Borrower or any other Loan Party shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower or any other Loan Party in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days; or

(xix) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower, any other Loan Party or the Collateral, or if any other such event shall occur or condition shall exist, if the effect of such default, event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clause (vi) or (vii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that

Lender deems advisable to protect and enforce its rights against Borrower and any other Loan Party and in and to all or any Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower, any other Loan Party and any or all of the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clause (vi) or (vii) above, the Debt and all other obligations of Borrower or any other Loan Party hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower and the other Loan Parties hereby expressly waive any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

(c) Notwithstanding the foregoing, if the only Event of Default then existing under this Agreement and the other Loan Documents is a Guarantor Bankruptcy Event, such Guarantor Bankruptcy Event shall be deemed a Cash Trap Event and shall not be an Event of Default until such time as there is an Event of Default under a different subsection of this Section 8.1 in addition to such Guarantor Bankruptcy Event.

Section 8.2 Remedies. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower and the other Loan Parties under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower and the other Loan Parties or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower and the other Loan Parties agree that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full including, without limitation, any liquidation fees, workout fees, special servicing fees and interest payable on advances made by the Servicer with respect to delinquent debt service payments or expenses of curing Borrower’s or any Loan Party’s defaults under the Loan Documents or other similar fees payable to Servicer or any special servicer in connection therewith.

(b) With respect to Borrower, the other Loan Parties and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property or other portion of the Collateral for the satisfaction of any of the Debt in preference or priority to any other portion of the Collateral, and Lender may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Security Instruments in any manner and for any amounts secured by the Security Instruments then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower or any other Loan Party defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Security Instruments to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Security Instruments to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Security Instruments as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Security Instruments to secure payment of sums secured by the Security Instruments and not previously recovered.

(c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower and Property Owner shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower and Property Owner hereby absolutely and irrevocably appoint Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower and Property Owner ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower and Property Owner by Lender of Lender’s intent to exercise its rights under such power. Except as may otherwise be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) Borrower and Property Owner shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents following an Event of Default, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower and Property Owner only as of the Closing Date.

Section 8.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower and any other Loan Party pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one (1) Default or Event of Default with respect to Borrower or any other Loan Party shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or such other Loan Party or to impair any remedy, right or power consequent thereon.

IX.	SPECIAL PROVISIONS

Section 9.1 Securitization.

9.1.1 Sale of Notes and Securitization. Borrower and the other Loan Parties acknowledge and agree that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, assignments, pledges, participations and/or securitizations, collectively, a “Securitization”). At the request of Lender, and to the extent not already required to be provided by Borrower or any other Loan Party under this Agreement, Borrower shall use reasonable efforts to provide information in the possession or control of Borrower, Property Owner or its Affiliates and not in the possession of Lender or which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors, financing sources and/or the Rating Agencies in connection with any such Securitization including, without limitation, to:

(a) provide additional and/or updated Provided Information, together with appropriate and customary verification and/or consents related to the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and the Rating Agencies;

(b) assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, prospective investors and/or financing sources, and, at no material cost to Borrower or any other Loan Party, work in good faith with third-party service providers engaged by Lender to obtain, collect, and deliver requested or required information;

(c) deliver (i) updated opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Collateral, Borrower, any other Loan Party and their respective Affiliates, the Operating Lease and the Loan Documents, (ii) revised Organizational Documents for Borrower or any Loan Party, (iii) opinions of counsel for the Guarantors substantially the same as those delivered as of the Closing Date, which opinions shall be addressed, for purposes of reliance thereon, to each Person acquiring any interest in the Loan in connection with any Securitization, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender and the Approved Rating Agencies, and (iv) evidence of compliance with all Legal Requirements;

(d) subject to Section 9.4 hereof, confirm that the representations and warranties as set forth in the Loan Documents are true, complete and correct in all material respects as of the closing date of the Securitization with respect to the Collateral, Borrower, any other Loan Party and the Loan Documents (except to the extent that any such representations and warranties are and can only be made as of a specific date and the facts and circumstances upon which such representation and warranty is based are specific solely to a certain date in which case confirmation as to truth, completeness and correctness shall be provided as of such specific date);

(e) if requested by Lender, review and provide comments to and corrections with respect to any information regarding the Collateral, Borrower, any other Loan Party, Manager and the Loan which is contained in a Disclosure Document to be used by Lender or any affiliate thereof;

(f) supply to Lender such documentation, financial statements and reports in form and substance required in order to comply with any applicable securities laws;

(g) execute such amendments to the Loan Documents as may be reasonably requested by Lender or the Rating Agencies to effect the Securitization; provided that any such amendments (i) shall not increase (x) any monetary obligation of Borrower, or any other Loan Party, or Guarantor or any other guarantor or indemnitor providing a guaranty or indemnity under the Loan Documents, except as contemplated by the Loan Documents or (y) any other obligation or liability of Borrower, or any other Loan Party under the Loan Documents, or Guarantor or any other guarantor or indemnitor providing a guaranty or indemnity under the Loan Documents in any material respect, except as contemplated by the Loan Documents, (ii) shall not change the dates of the Interest Period, the Maturity Date or the Payment Date, and (iii) shall not decrease any of Borrower’s or any other Loan Party’s rights or remedies under the Loan Documents in any material respect; and

(h) If reasonably requested by Lender, Borrower shall provide Lender, within a reasonable period of time following Lender’s request, with any financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation AB under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Documents or any filing pursuant to the Exchange Act in connection with the Securitization or as shall otherwise be reasonably requested by Lender.

(i) The Loan Parties agree that each participant shall be entitled to the benefits of Sections 2.2.5(f), 2.2.5(g) and 2.7 (subject to the requirements and limitations therein, including the requirements under Section 2.7(e) and Section 2.7(f) (it being understood that the documentation required under Section 2.7(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such participant shall not be entitled to receive any greater payment under Sections 2.2.5(f) or 2.7, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in any Legal Requirement that occurs after the participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.7(f) with respect to any participant.

9.1.2 Loan Components; Mezzanine Loans.

(a) Notwithstanding the provisions of Section 9.1 to the contrary, Borrower covenants and agrees that in connection with any Securitization of the Loan, upon Lender’s request (i) Borrower shall deliver one or more new component notes to replace the original notes or modify the original notes and other loan documents, as reasonably required, to reflect multiple or additional components of the Loan in Lender’s sole discretion and (ii) the Loan Documents may be amended to (w) reallocate principal and interest within the sub-components of Component A, (x) reduce or increase the number of sub-components within Component A, and/or (y) restructure the order and priority of payments between Component A and Component B to (1) allocate principal from Component A-2, A-3, A-4, A-5, A-6 or A-7 (or any additional sub-components of Component A) to Component A-1 and/or (2) increase the portion of prepayments applied to Component B prior to the application of prepayments to Component A-2, A-3, A-4, A-5, A-6 or A-7 (or any additional sub-components of Component A), in each case such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum bond execution for the Loan (collectively, the “Resizing”); provided, that in creating such new notes or modified notes or loan components or effectuating such Resizing, the (A) the weighted average of the interest rates among the components and/or notes after the effective date of such modification or creation shall equal the weighted average interest rate of the Loan immediately prior to such Resizing, (B) the aggregate principal balance the notes or components after the effective date of such Resizing shall equal the aggregate outstanding principal balance of the Loan immediately prior the Resizing, and (C) prepayments shall not result in any “rate creep” except (I) with respect to application of voluntary permitted prepayments within Component A, (II) mandatory prepayments in the event of a Casualty or Condemnation or (III) following an Event of Default.

(b) Notwithstanding the provisions of Section 9.1 to the contrary, Borrower and each other Loan Party covenant and agree that after the Closing Date, Lender shall have the right in connection with a Securitization to (x) establish different interest rates and to reallocate principal balances (including, without limitation, the reallocation of the Release Amounts on a pro rata basis) of the Loan and the Mezzanine Loans amongst each other; provided, that in no event shall the weighted average interest rate of the Loan and the Mezzanine Loans following any such reallocation or modification change from the weighted average interest rate in effect immediately preceding such reallocation or modification (except in connection with a prepayment of the Loan in accordance with Section 2.4.2 hereof, a prepayment of the Mezzanine Loans pursuant to Section 2.4.2 of the Mezzanine Loan Agreements, or following an Event of Default or a Mezzanine Loan Default), and (y) convert a portion of any Mezzanine Loan into a new mezzanine loan provided that the weighted average interest rate of the Loan, the Mezzanine Loans and any such new mezzanine loan shall remain the same as the weighted average interest rate of the Loan and the Mezzanine Loans immediately prior to the creation of such new mezzanine loan (except for any “rate creep” that may occur in connection with a prepayment of the Loan in accordance with Section 2.4.2 hereof, a prepayment of the Mezzanine Loans pursuant to Section 2.4.2 of the Mezzanine Loan Agreements, or following an Event of Default or a Mezzanine Loan Default); provided, that in effectuating such reallocation or creating such new mezzanine loan(s), the aggregate outstanding principal balance of Loan and the Mezzanine Loans and such new mezzanine Loan(s) after the effective date of such reallocation or creation shall equal the aggregate outstanding principal balance of the Loan and the Mezzanine Loans immediately prior to such reallocation or creation. Borrower and Lender agree that any such reallocation shall be structured in a manner that complies with the representations, warranties and covenants regarding separateness set forth in the definition of “Special Purpose Entity” and Section 4.1.30(a) hereof. Notwithstanding the foregoing, Lender shall not reallocate principal from the Mezzanine Loans to the Loan.

(c) In addition, Lender agrees that in connection with the Mezzanine Loans it shall not enter into an intercreditor, co-lender, participation or similar agreement that would contain provisions that prohibit or restrict an Affiliate of Borrower from purchasing and owning (i) all or a portion of any direct or indirect interest in a Mezzanine Loan if such provisions materially vary from, or are more onerous or burdensome than, the prohibitions or restrictions on a third party purchaser of such Mezzanine Loan (or any direct or indirect interest therein) or (ii) single or multi-class Securities in respect of any private or public securitization of the Loan; provided, however, that such intercreditor, co-lender, participation or similar agreement may include customary or reasonable restrictions on the exercise of the rights and remedies of such Affiliate of Borrower under such Mezzanine Loan.

(d) Borrower and the other Loan Parties shall execute and deliver such documents as shall reasonably be required by Lender in connection with this Section 9.1.2, all in form and substance reasonably satisfactory to Lender and the Rating Agencies within ten (10) days following such request by Lender. It shall be an Event of Default under this Agreement, the Note, the Mortgages and the other Loan Documents if Borrower or Property Owner fails to promptly comply with any of the terms, covenants or conditions of this Section 9.1.2. In no event shall any of the amendments or new loan documents required pursuant to this Section 9.1 modify or amend the definition of Release Amount.

9.1.3 Securitizations Costs. All reasonable third party costs and expenses incurred by Borrower and any other Loan Party in connection with Borrower’s and any other Loan Party’s complying with requests made under Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Lender.

9.1.4 Uncross of Properties. If at any time following the Closing Date Lender or its designee shall elect to remove any Individual Property from a Securitization (the “Affected Property”), Lender shall have the right to (i) sever or divide the Note and the other Loan Documents in order to allocate to such Affected Property a new note and other loan documents (collectively, the “New Note”), evidencing a separate loan in the amount of the Adjusted Release Amount applicable to such Affected Property, including, the transfer of the applicable portion of each of the Reserve Funds relating to the Affected Property, and (ii) release any cross-default and/or cross-collateralization provisions applicable to such Affected Property; provided, that such New Note secured by such Affected Property, together with the Loan Documents secured by the remaining Properties, shall not increase in the aggregate (A) any monetary obligation of Borrower or Property Owner under the Loan Documents, or (B) any other obligation of Borrower or Property Owner under the Loan Documents in any material respect. In connection with the transfer of any such Affected Property as provided for in this Section 9.1(d), the Loan shall be reduced by an amount equal to the Adjusted Release Amount applicable to such Affected Property and the new loan secured by such Affected Property and evidenced by the New Note shall be in an amount equal to such Adjusted Release Amount. Subsequent to the release of the Affected Property from the lien of the Loan pursuant to this

Section 9.1(d), the balance of the Loan shall be the same as it would have been had a prepayment occurred in an amount equal to the Adjusted Release Amount of the Affected Property. The interest rate of the New Note shall have the same (w) initial weighted average interest rate payable under the Note, (x) stated maturity of the Note, and (y) aggregate amortization of principal of the Note. The Debt shall be reduced pursuant to Section 2.5.2(d) hereof as if a prepayment and release had occurred. At the request of Lender, Borrower or Property Owner, as applicable, shall transfer the Affected Property to a newly-created Special Purpose Entity and shall otherwise reasonably cooperate with Lender or its designee in their attempt to satisfy all requirements necessary in order for Lender or its designee to obtain a Rating Agency Confirmation from the Approved Rating Agencies with respect to such transfer of the Affected Property from the Securitization and splitting of the Loan, which requirements shall include, without limitation: (A) delivery of evidence that the single purpose nature and bankruptcy remoteness of Borrower and Property Owner following such release have not been adversely affected by the release of the Affected Property and will not fail to be in accordance with the terms and provisions of this Agreement by the release of the Affected Property (which evidence may include a “bring-down” of the Insolvency Opinion); and (B) the execution of such documents and instruments and delivery by Lender or its designee of such opinions of counsel as are typical for similar transactions, including, an opinion of counsel (which may be counsel to the Servicer), if the Loan is held by a Securitization Vehicle, that would be acceptable to a prudent lender acting reasonably, stating that any Securitization Vehicle that has acquired all or a part of the Loan (i) the release of the Affected Property will not cause the Securitization Vehicle to fail to maintain its status as a Securitization Vehicle and (ii) will not be subject to tax on any “prohibited transactions” or “prohibited contributions” in each case solely as a result of such release. Notwithstanding the foregoing, in no event shall Borrower or Property Owner, in connection with the transfer of the Affected Property, the splitting of the Loan or Lender or its designee’s attempt to obtain a Rating Agency Confirmation with respect to such transfer of the Affected Property and splitting of the Loan, be obligated to satisfy any requirement of the Rating Agencies or enter into any amendment or modification of the Loan Documents which would, in the aggregate, increase any monetary or other material obligation of Borrower under the Loan Documents. Lender shall cause all reasonable costs and expenses incurred by Borrower and Property Owner (and each Mezzanine Borrower under Section 9.1.4 of each Mezzanine Loan Agreement) in connection with this Section 9.1.4 (including, without limitation, any costs and expenses incurred by Borrower or Property Owner in connection with the transfer of the Affected Property to a Special Purpose Entity and the maintenance and operation of such Special Purpose Entity) to be paid by Lender or its designee.

Section 9.2 Securitization Indemnification. (a) Extended Stay, Borrower and each other Loan Party understand that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower, Extended Stay and the other Loan Parties will cooperate with the holder of the Note in updating the Covered Disclosure Information by providing all current information necessary to keep the Covered Disclosure Information accurate and complete in all material respects.

(b) The Indemnifying Persons agree to provide, in connection with the Securitization, an indemnification agreement (A) certifying that (i) the Indemnifying Persons have carefully examined the structural and collateral term sheet and those sections of the Disclosure Documents entitled “Risk Factors”, “Special Considerations”, “Description of the Mortgage Loans and Mortgaged Property”, “Description of the Security Instrument Loans and Security Instrument Property”, “The Manager” and “The Borrower” (solely to the extent such sections relate to or include any Provided Information or any information regarding the Properties, Borrower, any other Loan Party, Manager and/or the Loan) (collectively with the Provided Information, the “Covered Disclosure Information”) and (ii) the Covered Disclosure Information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) jointly and severally indemnifying the Indemnified Persons for any losses, claims, damages, liabilities, costs or expenses (including without limitation legal fees and expenses for enforcement of these obligations (collectively, the “Liabilities”) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which the Indemnifying Persons may otherwise have. Moreover, the indemnification provided for in clauses (B) and (C) above shall be effective whether or not an indemnification agreement described in clause (A) above is provided.

(c) In connection with filings under the Exchange Act, the Indemnifying Persons jointly and severally agree to (i) indemnify the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Covered Disclosure Information, or the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (ii) reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities.

(d) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person. No Indemnifying Person shall be liable for the expenses of more than one (1) such separate counsel and local counsel unless such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person.

(e) Without the prior written consent of Lender or its designee (which consent shall not be unreasonably withheld or delayed), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless the Indemnifying Person shall have given Lender or its designee reasonable prior written notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceedings and does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Person. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld or delayed).

(f) The Indemnifying Persons agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 9.2), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by the Indemnified Persons in connection with the closing of the Loan or the Securitization.

(g) The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Section 9.2.

(h) The liabilities and obligations of the Indemnified Persons and the Indemnifying Persons under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

(i) Notwithstanding anything to the contrary contained herein, Borrower and the other Loan Parties shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

(j) Borrower shall jointly and severally indemnify the Lenders and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates against any Liabilities to which any such Lender, each of their respective officers, directors, partners, employees, representatives, agents and Affiliates, may become subject in connection with any indemnification to the Rating Agencies in connection with issuing, monitoring or maintaining the Securities insofar as the Liabilities arise out of or are based upon any untrue statement of any material fact in any information provided by or on behalf of the Borrowers to the Rating Agencies (the “Covered Rating Agency Information”) or arise out of or are based upon the omission to state a material fact in the Covered Rating Agency Information required to be stated therein or necessary in order to make the statements in the Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.

Section 9.3 Register.

(a) The Servicer, as non-fiduciary agent of Borrower, shall maintain a record that identifies each, including the name and address of the Lender, and each Lender’s rights to principal and stated interest (the “Register”), and shall record each assignment of the Loan in the Register. The entries in the Register shall be conclusive, and the Borrower, the Lenders and the Servicer may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Failure to make any such recordation, or any error in such recordation, however, shall not affect Borrower’s obligations in respect of the Loan. Borrower acknowledges that the Notes are in registered form and may not be transferred except by register.

(b) Each Lender that sells a participation hereunder shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Servicer (in its capacity as Servicer) and the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

Section 9.4 Exculpation. (a) Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower or any other Loan Party to perform and observe the obligations contained in the Note, this Agreement, the Security Instruments or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or any other Loan Party, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instruments and the other Loan Documents, or in the Collateral, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower and the other Loan Parties only to the extent of their interest in the Collateral, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instruments and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower or any other Loan Party in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instruments or the other Loan Documents. The provisions of this Section 9.4 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (ii) impair the right of Lender to name Borrower or any other Loan Party as a party defendant in any action or suit for foreclosure and sale under any of the Security Instruments; (iii) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of any of the assignments of leases contained in the Security Instruments; or (vi) constitute a prohibition against Lender to seek a deficiency judgment against Borrower or any other Loan Party in order to fully realize the security granted by each of the Security Instruments or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Collateral.

(b) Nothing contained herein shall in any manner or way release, affect or impair right of Lender to enforce the liability and obligation of Borrower and the other Loan Parties, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation to the extent actually incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or incurred in connection with the following (it being acknowledged that with respect to subsection (v) below, losses, damages, liabilities, and claims shall in no event be less than the amount misappropriated or converted, as applicable):

(i) fraud or intentional misrepresentation by Borrower, any other Loan Party or Guarantor in connection with the Loan;

(ii) willful misconduct of Borrower or any other Loan Party that results in physical damage or waste to any Collateral;

(iii) the removal or disposal of any Individual Property or any Collateral during the continuance of an Event of Default other than (A) in the ordinary course of its business or (B) with the prior written consent of Lender;

(iv) intentionally omitted;

(v) the misappropriation or conversion by Borrower or any other Loan Party of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Properties, (B) any Awards received in connection with a Condemnation of all or a portion of the Properties, (C) any Rents or (D) any Rents paid more than one month in advance;

(vi) the termination of (A) any Trademark License Agreement (unless a Replacement Trademark License Agreement is entered into by Borrower or Operating Lessee) or (B) in connection with a Bankruptcy Action of Borrower, Operating Lessee or IP Owner, a rejection of any Trademark License Agreement by Borrower, Operating Lessee or IP Owner, as applicable; provided, that without limiting the liability of Borrower pursuant to Section 9.4(c), with respect to a termination of the Trademark License Agreement or the rejection of a Trademark License Agreement in a Bankruptcy Action, (x) damages shall be limited to the reasonable costs associated with re-signing and renaming the Individual Properties, and (y) the liability of Borrower under this Section 9.4(b)(vi), the liability of any Mezzanine Borrower under Section 9.4(b)(vi) of any Mezzanine Loan Agreement, the liability of Guarantor under Section 1.2 of the Guaranty with respect to this Section 9.4(b)(vi) and the liability of Guarantor under Section 1.2 of any Mezzanine Guaranty with respect to Section 9.4(b)(vi) of any Mezzanine Loan Agreement, shall not exceed Ten Million and No/100 Dollars ($10,000,000.00) in the aggregate (it being acknowledged and agreed that this for purposes of this Section 9.4(b)(vi), Lender shall only look to the assets of Borrower and not any Mezzanine Borrower or Guarantor in its capacity as a guarantor under the Mezzanine Loans);

(vii) if Borrower or any other Loan Party fails to obtain Lender’s prior written consent to any subordinate financing or other voluntary Lien encumbering the Collateral, if such consent is required in accordance with the applicable provisions of the Loan Documents;

(viii) if Borrower or any other Loan Party fails to obtain Lender’s prior written consent to any assignment, transfer, or conveyance of the Collateral or any interest in a

Restricted Party in violation of the negative covenants set forth in Section 5.2.10 hereof; provided however, that a Transfer resulting from the consummation of any enforcement action by the holder of any Mezzanine Loan shall not be a violation of Section 5.2.10 which gives rise to personal liability for Borrower or any other Loan Party under this Section 9.4;

(ix) a violation of the negative covenants set forth Section 5.2.11(c) hereof; and

(x) if Borrower or any other Loan Party fails to maintain its status as a Special Purpose Entity by reason of a material breach of Section 4.1.30 hereof (except with respect to Borrower or any Loan Party remaining solvent or maintaining adequate capital or complying with clause (xxii) of the definition of Special Purpose Entity with respect to Trade Payables or to the extent otherwise resulting solely from the insufficiency of Rents) to the extent such breach is cited as a factor in a substantive consolidation of Borrower or any other Loan Party into the bankruptcy estate of any other Person.

(c) Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (i) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Security Instruments or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (ii) the Debt shall be fully recourse to Borrower in the event of: (A) Borrower or any other Loan Party filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, the BIA or the Companies’ Creditors Arrangement Act (Canada) (“CCAA”), (B) the filing of an involuntary petition against Borrower or any other Loan Party under the Bankruptcy Code, the BIA, the CCAA or any other Federal or state bankruptcy or insolvency law by any Affiliate of Borrower or any other Loan Party soliciting or causing to be solicited petitioning creditors for any involuntary petition against Borrower or any other Loan Party from any Person, (C) Borrower or any other Loan Party filing an answer consenting to or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code, the BIA, the CCAA or any other Federal or state bankruptcy or insolvency law, colluding with or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person (D) Borrower or any other Loan Party consenting to or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any other Loan Party or any portion of any Individual Property, (E) Borrower or any other Loan Party making an assignment for the benefit of creditors, (F) Borrower or any other Loan Party seeking substantive consolidation in connection with a proceeding under the Bankruptcy Code, the BIA, the CCAA or under federal, state or foreign insolvency law involving Borrower, any other Loan Party, or any respective Affiliate thereof or (G) (i) the filing of a voluntary petition by IP Owner commencing a case under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, the BIA or the CCAA, in which any Trademark License Agreement is rejected, (ii) (A) the filing of an involuntary petition against IP Owner commencing a case under the Bankruptcy Code, the CCAA, the BIA or any other Federal or state bankruptcy or insolvency law by any Affiliate of Borrower or any other Loan Party or (B) IP Owner or any Affiliate of Borrower or any other Loan Party soliciting, or causing to be solicited, petitioning creditors for any involuntary petition against IP Owner which results in the commencement of a case under the Bankruptcy Code, the CCAA, the BIA, or any other Federal or state bankruptcy or insolvency law and, in each of (A) and (B) above, in which such Trademark License Agreement is rejected, or (iii) any other filing of an involuntary petition against IP Owner commencing a case under the Bankruptcy Code, the CCAA, the BIA or any other Federal or state bankruptcy or insolvency law in which IP Owner, as debtor in possession (A) affirmatively consents to or affirmatively votes for the rejection of the Trademark License Agreement in any such proceeding or (B) fails to object (where it has the legal right to object) to a motion filed in any such proceeding seeking the rejection of the Trademark License Agreement and, in each of (A) and (B) above, such Trademark License Agreement is rejected.

Section 9.5 Matters Concerning Manager. If (a) the Debt has been accelerated pursuant to Section 8.1(b) hereof, (b) an Event of Default occurs and is continuing beyond any applicable notice period and cure period, or (c) Manager shall become bankrupt or insolvent, Borrower and Property Owner shall, at the request of Lender, terminate the Management Agreement and replace Manager with a Qualified Manager pursuant to a Replacement Management Agreement. The parties hereto acknowledge and agree that as of the Manager Collateral Release Date, the Manager Appointment Agreement shall be deemed terminated and shall be of no further force and effect, except with respect to liabilities incurred prior to the date of such termination that remain outstanding as of such date or provisions therein that expressly survive termination.

Section 9.6 Servicer. At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer, and trustee, together with its agents, nominees or designees, are collectively referred to as servicer (“Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a pooling and servicing agreement, special servicing agreement or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Lender shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement and neither Borrower nor any other Loan Party shall be responsible for payment of the regular monthly master servicing fee or trustee fee due to Servicer or the trustee under the Servicing Agreement. Notwithstanding the foregoing, Borrower shall promptly reimburse Lender on demand for (a) interest payable on advances made by Servicer with respect to delinquent debt service payments made pursuant to the Servicing Agreement (to the extent charges are due pursuant to Section 2.3.4 and interest at the Default Rate actually paid by Borrower in respect of such payments are insufficient to pay the same) or interest payable on advances made by Servicer or trustee in respect of the protection and preservation of the Property (including, without limitation, payments of Taxes and Insurance Premiums) and (b) the following costs and expenses payable by Lender to Servicer as a result of the Loan becoming specially serviced: (i) as a result of an Event of Default or prior to Securitization, if the occurrence of an Event of Default is imminent and after a Securitization, if the occurrence of an Event of Default is reasonably foreseeable, any liquidation fees that are due and payable to the Servicer under the Servicing Agreement in connection with the exercise of any and all remedies permitted under this Agreement, (ii) during the continuance of an Event of Default or prior to Securitization, if the occurrence of an Event of Default is imminent and after a Securitization, if the occurrence of an Event of Default is reasonably foreseeable, any workout fees, special servicing fees, operating advisor fees or any other similar fees that are due and payable to Servicer under the Servicing Agreement, which fees may be due and payable under the Servicing Agreement on a periodic or continuing basis and (iii) during the continuance of an Event of Default or prior to Securitization, if the occurrence of an Event of Default is imminent and after a Securitization, if the occurrence of an Event of Default is reasonably foreseeable, the costs of all property inspections and/or appraisals of the Property (or any updates to any existing inspection or appraisal) that Servicer or the trustee may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement) and (c) any special requests made by Borrower or Guarantor during the term of the Loan including, without limitation, in connection with a modification of the Loan (but excluding any prepayment, defeasance or assumption fee or any other matter for which a specified fee or amount is required to be paid pursuant to another provision of this Agreement).

Section 9.7 Intentionally Omitted.

Section 9.8 New Mezzanine Loan.

(a) Provided no Event of Default has occurred and is continuing and all the Mezzanine Loans have been paid in full or will be paid in full, upon not less than thirty (30) days’ prior written notice to Lender (the “Mezzanine Notice”) which notice shall be revocable (provided that Borrower shall reimburse Lender for any costs and expenses in connection with such revoked notice), (x) one or more Mezzanine Borrowers or (y) one or more direct or indirect owners of Borrower which are special purpose bankruptcy remote entities ((x) and (y), collectively, “New Mezzanine Borrower”) shall be permitted to obtain one or more mezzanine loans (collectively, the “New Mezzanine Loan”), which New Mezzanine Loan shall be secured by the Mezzanine Collateral or other director indirect interests in Borrower and the other Loan Parties, subject to the following conditions and requirements:

(i) the New Mezzanine Loan shall be junior and subordinate to the Loan and shall not be secured by any direct interest in any Individual Property;

(ii) Lender’s review and approval in its reasonable discretion of the terms and conditions of the New Mezzanine Loan and the documents evidencing the New Mezzanine Loan (collectively, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and conditions of this Agreement and the New Mezzanine Intercreditor Agreement (as defined below), the “New Mezzanine Loan Documents”);

(iii) New Mezzanine Borrower shall enter into an amendment and joinder to the Cash Management Agreement with Borrower, Lender and New Mezzanine Lender (as defined below) in form, scope and substance reasonably acceptable in all respects to Lender and, following a Securitization, acceptable to the Rating Agencies;

(iv) the New Mezzanine Loan together with the Loan immediately following the closing of the New Mezzanine Loan shall have a combined Loan-to-Value Ratio of no greater than seven four and three tenths percent (74.30%);

(v) the Debt Service Coverage Ratio immediately following the closing of the New Mezzanine Loan shall be equal to or greater than 2.13 to 1.00;

(vi) the Debt Yield immediately following the closing of the New Mezzanine Loan based on the aggregate principal balance of the Loan and the New Mezzanine Loan shall be equal to or greater than eleven and seven tenths percent (11.70%);

(vii) if the New Mezzanine Loan bears interest at a floating rate, the New Mezzanine Loan Documents shall require an interest rate cap to be maintained during the term of the New Mezzanine Loan at a fixed strike price such that the Debt Service Coverage Ratio is not less than 2.00 to 1.00;

(viii) the lender under the New Mezzanine Loan (“New Mezzanine Lender”) shall be a Qualified Lender and shall make a representation to Lender that it is a Qualified Lender;

(ix) New Mezzanine Lender shall enter into an intercreditor agreement with Lender satisfactory to Lender, which may at Lender’s option be an amendment or restatement of the Intercreditor Agreement (collectively, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and conditions thereof, the “New Mezzanine Intercreditor Agreement”); provided, that a New Intercreditor Agreement on substantially the same terms as the Intercreditor Agreement shall be deemed acceptable to Lender;

(x) the New Mezzanine Loan shall be nonrecourse as to principal and interest required to be paid under the New Mezzanine Loan (other than customary carveouts to nonrecourse debt that are substantially similar to those set forth in Section 9.4 of the Mezzanine Loan Agreement and the guaranties delivered pursuant to the Mezzanine Loan Agreements; provided, that the New Mezzanine Loan may have fewer recourse carveouts than the Mezzanine Loans);

(xi) Borrower shall cause New Mezzanine Borrower to deliver an Additional Insolvency Opinion with respect to the Loan which shall be in form, scope and substance reasonably acceptable in all respects to Lender and, following a Securitization, acceptable to the Rating Agencies;

(xii) New Mezzanine Borrower shall be structured in a manner such that Borrower shall not fail to be a Special Purpose Entity;

(xiii) Borrower shall reimburse Lender for all reasonable out-of-pocket costs and expenses incurred by Lender in connection with this Section 9.8, including, without limitation in connection with reviewing the New Mezzanine Loan Documents and negotiating and documenting the New Mezzanine Intercreditor Agreement;

(xiv) following a Securitization, Borrower shall deliver a Rating Agency Confirmation with respect to the New Mezzanine Loan to Lender at Borrower’s sole cost and expense or, if a Securitization has not occurred, the written reasonable approval of Lender based on its reasonable determination of whether a Rating Agency would issue a Rating Agency Confirmation shall be required; and

(xv) the New Mezzanine Loan shall be (i) coterminous with the Loan or prepayable in whole without premium or penalty from and after the Maturity Date and (ii) shall not contain any payment-in-kind or similar interest accrual features.

(b) From and after the date of any New Mezzanine Loan, for all purpose of the Loan Documents, (i) the term “Mezzanine Loan” shall be deemed to mean the New Mezzanine Loan, (ii) the term “Mezzanine Borrower” shall be deemed to mean New Mezzanine Borrower, (iii) the term “Mezzanine Lender” shall mean New Mezzanine Lender and (iv) the terms “Mezzanine Loan Documents” shall be deemed to mean the new Mezzanine Loan Documents.

X.	MISCELLANEOUS

Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower and/or Property Owner, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.3 Governing Law. (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER AND THE OTHER LOAN PARTIES IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED

STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE COLLATERAL IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF BORROWER AND THE OTHER LOAN PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER OR ANY OTHER LOAN PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH OF BORROWER AND THE OTHER LOAN PARTIES WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF BORROWER AND THE OTHER LOAN PARTIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH OF BORROWER AND THE OTHER LOAN PARTIES DOES HEREBY DESIGNATE AND APPOINT:

NATIONAL REGISTERED AGENTS, INC.

875 AVENUE OF THE AMERICAS, SUITE 501

NEW YORK, NEW YORK 10001

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER AND THE OTHER LOAN PARTIES IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER AND THE OTHER LOAN PARTIES IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH OF BORROWER AND THE OTHER LOAN PARTIES (I) SHALL GIVE

PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 10.4 Modification, Waiver in Writing. (a) No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower or any other Loan Party, shall entitle Borrower or such other Loan Party to any other or future notice or demand in the same, similar or other circumstances.

(b) Lender shall agree to execute any modifications or amendments to the release provisions and requirements of this Agreement for the release of Individual Properties as may be agreed to by Borrower, which modifications or amendments impose additional requirements to be met or satisfied by Borrower with respect to such release provisions.

Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Lender:	JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Joseph E. Geoghan
Facsimile No.: (212) 272-7047

With a copy to:	German American Capital Corporation
60 Wall Street
New York, New York 10005
Attention: Robert W. Pettinato
Facsimile No.: (212) 669-0021

With a copy to:	Citigroup Global Markets Realty Corp.
388 Greenwich Street
New York, New York 10013
Attention: Ana E. Rosu Marmann
Facsimile No.: (646) 328-2938

With a copy to:	Bank of America, National Association
One Bryant Park
New York, New York 10036
Attention: Leland F. Bunch, III
Facsimile: (646) 855-5046

With a copy to:	Goldman Sachs Mortgage Company
200 West Street
New York, New York 10282
Attention: Rene Theriault
Facsimile: (917) 977-4870

and:	Goldman Sachs Mortgage Company
200 West Street
New York, New York 10282
Attention: Daniel Bennett
Facsimile: (646) 835-3184

With a copy to:	Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: William P. McInerney, Esq.
Facsimile No.: (212) 504-6666

If to Borrower and the other Loan Parties to:

c/o HVM L.L.C.
11525 North Community House Road
Charlotte, North Carolina 28277
Attention: Chief Legal Officer
Facsimile No.: (980) 335-3089
Attention: Chief Financial Officer
Facsimile No.: (980) 345-2090

with a copy to:	Centerbridge Partners, L.P.
375 Park Avenue
New York, New York 10152
Attention: William D. Rahm
Facsimile No.: (212) 672-5001
Attention: General Counsel and Scott Hopson
Facsimile No.: (212) 672-4501 and (212) 672-4526

and a copy to:	Paulson & Co. Inc.
1251 Avenue of the Americas, 50th Floor
New York, New York 10020
Attention: Michael Barr
Facsimile No.: (212) 351-5892
Attention: General Counsel
Facsimile No.: (212) 977-9505

and a copy to:	The Blackstone Group
345 Park Avenue
New York, New York 10154
Attention: A.J. Agarwal
Facsimile No.: (212) 583-5725
Attention: General Counsel
Facsimile No.: (646) 253-8983
Attention: William J. Stein
Facsimile No.: (212) 583-5726

and a copy to:	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Harry R. Silvera, Esq.
Facsimile No.: (212) 859-4000

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

Section 10.7 Trial by Jury. EACH OF BORROWER AND THE OTHER LOAN PARTIES HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND THE OTHER LOAN PARTIES, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND THE OTHER LOAN PARTIES.

Section 10.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Severability. Wherever possible, each provision of this Agreement and every other Loan Document shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other Loan Document, as applicable.

Section 10.10 Preferences; Fiduciary Duties. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower and any other Loan Party to any portion of the obligations of Borrower and such other Loan Parties hereunder. To the extent Borrower or any other Loan Party makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. Lender hereby waives any and all claims (and its right to bring any such claims, either directly or derivatively) against the directors, managers, or trustees, as applicable, of the Loan Parties alleging breach of fiduciary duty by reason of any failure by such directors, managers, or trustees to vote to commence a voluntary bankruptcy case by any such Loan Party while such Loan Party is allegedly insolvent or is within the “zone of insolvency” as defined by, and interpreted under, the laws of the State of Delaware and Lender agrees that it shall not commence or prosecute, either directly or derivatively, any action based on such claims.

Section 10.11 Waiver of Notice. Neither Borrower nor any other Loan Party shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and the other Loan Parties and except with respect to matters for which Borrower and the other Loan Parties are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower and the other Loan Parties hereby expressly waive the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower and the other Loan Parties.

Section 10.12 Remedies of Borrower and the Other Loan Parties. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower and the other Loan Parties agree that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s and such other Loan Party’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13 Expenses; Indemnity. (a) Borrower and the other Loan Parties each covenant and agree to pay or, if Borrower or such other Loan Party fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby (other than the Securitization) and all the costs of furnishing all opinions by counsel for Borrower and the other Loan Parties (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Collateral) subject, however, to the terms and provisions of Section 9.1.3 hereof; (ii) Borrower’s and the other Loan Parties’ ongoing performance of and compliance with Borrower’s and the other Loan Parties’ respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters reasonably requested by Lender; (v) securing Borrower’s and the other Loan Parties’ compliance with any requests made pursuant to the provisions of this Agreement (other than the Securitization); (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower or any other Loan Party, this Agreement, the other Loan Documents, the Collateral, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower and the other Loan Parties under this Agreement, the other Loan Documents or with respect to the Properties (including any fees and expenses reasonably incurred by or payable to Servicer or a trustee in connection with the transfer of the Loan to a special servicer upon Servicer’s anticipation of a Default or Event of Default, liquidation fees, workout fees, special servicing fees, operating advisor fees or any other similar fees and interest payable on advances made by the Servicer with respect to delinquent debt service payments or expenses of curing Borrowers’ defaults under the Loan Documents), or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings or any other amounts required under Section 9.7; provided, however, that Borrower and the other Loan Parties shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Cash Management Account.

(b) Borrower and the other Loan Parties shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower or any other Loan Party of its obligations under, or any material misrepresentation by Borrower or any other Loan Party contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that neither Borrower nor any other Loan Party shall have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower and the other Loan Parties shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

(c) Borrower and the other Loan Parties covenant and agree to pay for or, if Borrower or any other Loan Party fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14 Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower or any other Loan Party may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower or any other Loan Party in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower and the other Loan Parties.

Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries. (a) Borrower, the other Loan Parties and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower, any other Loan Party and Lender nor to grant Lender any interest in the Collateral other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender, Borrower and the Loan Parties and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, Borrower and the Loan Parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17 Publicity. All news releases, publicity or advertising by Borrower or the other Loan Parties or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or any of their Affiliates shall be subject to the prior written approval of Lender.

Section 10.18 Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets. (a) Borrower and Property Owner acknowledge that Lender has made the Loan to Borrower and Property Owner upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower and Property Owner agree that the Security Instruments are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Security Instruments shall constitute an Event of Default under each of the other Security Instruments which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Security Instrument; (iii) each Security Instrument shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

(b) To the fullest extent permitted by law, each of Borrower and Property Owner for itself and its respective successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners or members, Property Owner, Property Owner’s partners or members and others with interests in Borrower, Property Owner, Operating Lessee and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, each of Borrower and Property Owner, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to Borrower or Property Owner which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure each of Borrower and Property Owner does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

Section 10.19 Waiver of Counterclaim. Each of Borrower and the other Loan Parties hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Each of Borrower and the other Loan Parties acknowledges that, with respect to the Loan, each of Borrower and the other Loan Parties shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower or any other Loan Party, and each of Borrower and the other Loan Parties hereby irrevocably waive the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Each of

Borrower and the other Loan Parties acknowledge that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower, the other Loan Parties or their respective Affiliates.

Section 10.21 Brokers and Financial Advisors. Each of Borrower and the other Loan Parties hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Each of Borrower and the other Loan Parties hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower, the other Loan Parties or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, among Borrower, the other Loan Parties and Lender are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23 Joint and Several Liability. (a) The obligations and representations of Borrower hereunder are joint and several. Each Individual Borrower hereby jointly and severally waives presentment, demand, notice, protest and all other suretyship defenses generally and agrees that (i) any renewal, extension or postponement of the time of payment or any other indulgence, (ii) any modification, supplement or alteration of any of the obligations of any Individual Borrower hereunder, or (iii) any substitution, exchange or release of collateral or the addition or release of any Person primarily or secondarily liable hereunder, may be effected without notice to any Individual Borrower or Property Owner, and without releasing any Individual Borrower or Property Owner from any liability hereunder.

(b) The parties hereto acknowledge that the defined term “Borrower” (as well as the defined term defining each other Collective Group) has been defined to collectively include each Individual Borrower (and in the case of each Collective Group, defined to collectively include each member of the same). It is the intent of the parties hereto in determining whether (a) a breach of a representation or a covenant has occurred, (b) there has occurred a Default or Event of Default, or (c) an event has occurred which would create recourse obligations under Section 9.3 of this Agreement, that any such breach, occurrence or event with respect to any Individual Borrower (or with respect to any single member of a Collective Group) shall be deemed to be such a breach, occurrence or event with respect to all Individual Borrowers (and in the case of each Collective Group, each member of the same) and that all Individual Borrowers need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to every Individual Borrower (and likewise that each member of a Collective Group need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to such Collective Group). The term “Collective

Group” as used in this Agreement shall refer to each of the groups of entities represented in this Agreement by the following defined terms: Mezzanine A Borrower, Mezzanine B Borrower, Mezzanine C Borrower and Guarantor. The obligations and liabilities of each Individual Borrower shall be joint and several. Nothing in this Section 10.23 shall be deemed to create any liability (joint, several or otherwise) on the part of (i) any Individual Borrower in respect of any amounts outstanding under the Mezzanine Loans or (ii) any Mezzanine Borrower in respect of any amounts outstanding under the Loan.

(c) The parties hereto acknowledge and agree that if for any reason Maryland Owner is deemed or determined to not hold legal title to the Maryland Properties or is in any other way disregarded as the legal owner of the Maryland Properties, then Maryland Beneficiary shall be deemed to be “Maryland Owner” for all purposes hereunder and under the other Loan Documents.

(d) The parties hereto acknowledge and agree that if for any reason Canadian Owner is deemed or determined to not hold legal title to the Canadian Properties or is in any other way disregarded as the legal owner of the Canadian Properties, then Canadian Beneficiary shall be deemed to be “Canadian Owner” for all purposes hereunder and under the other Loan Documents.

Section 10.24 Co-Lenders. (a) Each of Borrower and the other Loan Parties hereby acknowledges and agrees that notwithstanding the fact that the Loan may be serviced by Servicer, prior to a Securitization of the entire Loan, all requests for approval and consents hereunder and in every instance in which Lender’s consent or approval is required, each of Borrower and the other Loan Parties shall be required to obtain the consent and approval of each Co-Lender and all copies of documents, reports, requests and other delivery obligations of Borrower and the other Loan Parties required hereunder shall be delivered by Borrower and the other Loan Parties to each Co-Lender.

(b) Following the Closing Date (i) the liabilities of Lender shall be several and not joint, (ii) neither Co-Lender shall be responsible for the obligations of the other Co-Lender, and (iii) each Co-Lender shall be liable to Borrower and the other Loan Parties only for their respective Ratable Share of the Loan. Notwithstanding anything to the contrary herein, all indemnities by Borrower and the other Loan Parties and obligations for costs, expenses, damages or advances set forth herein shall run to and benefit each Co-Lender in accordance with its Ratable Share.

(c) Each Co-Lender agrees that it has, independently and without reliance on the other Co-Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower, the other Loan Parties and their respective Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon the other Co-Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document.

Section 10.25 Certain Additional Rights of Lender. Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

(a) upon not less than fifteen (15) Business Days’ prior written notice to Borrower, the right to request and to hold a meeting at Lender’s office in New York, New York no more than four (4) times during any calendar year to consult with an officer of Borrower that is familiar with the financial condition of each Borrower or other Loan Party and the operation of the Individual Properties regarding such significant business activities and business and financial developments of Borrower or other Loan Party as are specified by Lender in writing in the request for such meeting; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances; and

(b) the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower and the other Loan Parties at any reasonable times upon reasonable notice no more than four (4) times during any calendar year, provided that any such examination shall be conducted so as not to unreasonably interfere with the business of Borrower, the other Loan Parties, guests or any Tenants or other occupants of any Individual Property.

The rights described above in this Section 10.25 may be exercised by Lender on behalf of any Person which Controls Lender.

Section 10.26 Discounted Payoff.

(a) Notwithstanding anything to the contrary contained in this Agreement and without any obligation on the part of Borrower or any Mezzanine Borrower to make, or any Lender or Mezzanine Lender to accept, a Discounted Payoff under this Loan Agreement or any Mezzanine Loan Agreement, as applicable, each Mezzanine Borrower shall be permitted to prepay at a discount any portion of the related Mezzanine Loan (each a “Discounted Payoff”); provided that, no Event of Default is continuing, no Mezzanine A Loan Default is continuing, no Mezzanine B Loan Default is continuing and no Mezzanine C Loan Default is continuing and, and provided further that the applicable Mezzanine Lender receiving such Discounted Payoff agrees to accept such Discounted Payoff. Notwithstanding anything to the contrary contained in this Agreement, any prepayments made by a Mezzanine Borrower in connection with a Discounted Payoff shall be applied solely to reduce the portion of the related Mezzanine Loan held by the Mezzanine Lender or participant in such Mezzanine Loan accepting such Discounted Payoff by an amount equal to the Face Amount. Notwithstanding such Discounted Payoff, the applicable Mezzanine Loan shall be deemed to remain outstanding at the amount of principal then outstanding immediately prior to such Discounted Payoff for purposes of calculating Debt Yield.

(b) Borrower acknowledges and agrees that any Discounted Payoff of any Mezzanine Loan shall in no event be characterized by Borrower or any other Loan Party as a purchase of an interest in the related Mezzanine Loan.

(c) Lender acknowledges that in connection with each Discounted Payoff, the applicable Mezzanine Loan Agreement shall be automatically amended, without any action or additional documentation required to be executed by the applicable Mezzanine Lender or Mezzanine Borrower, to reduce the applicable Release Amount with respect to each Property for such Mezzanine Loan by a fraction, expressed as a percentage, the numerator of which is the applicable Face Amount and the denominator of which is the outstanding principal amount of the applicable Mezzanine Loan as of such date immediately prior to such Discounted Payoff.

(d) Lender acknowledges that any intercreditor or co-lender arrangements among the Lender and/or the Mezzanine Lenders shall permit Discounted Payoffs of a portion of a Mezzanine Loan without requiring the consent of Lender, any other Mezzanine Lenders or any participants or holders of any other Mezzanine Loan.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

ESA P PORTFOLIO L.L.C., a Delaware limited liability company

By:

	Name:	Susanne Clark
	Title:	Authorized Signatory

ESA P PORTFOLIO MD BORROWER L.L.C., a Delaware limited liability company

By:

	Name:	Susanne Clark
	Title:	Authorized Signatory

ESA CANADA PROPERTIES BORROWER L.L.C., a Delaware limited liability company

By:

	Name:	Susanne Clark
	Title:	Authorized Signatory

ESH/TN PROPERTIES L.L.C., a Delaware limited liability company

By:

	Name:	Susanne Clark
	Title:	Authorized Signatory

Mortgage Loan Agreement

MARYLAND OWNER:

ESA P PORTFOLIO MD TRUST, a Delaware statutory trust

By:

	Name:	Susanne Clark
	Title:	Authorized Signatory

SIGNATORY TRUSTEE:

ESA CANADA ADMINISTRATOR L.L.C., a Delaware limited liability company

By:

	Name:	Susanne Clark
	Title:	Authorized Signatory

Mortgage Loan Agreement

CANADIAN TRUST:

ESA CANADA PROPERTIES TRUST, a Delaware statutory trust

By:

	Name:	Susanne Clark
	Title:	Authorized Signatory

OPERATING LESSEE:

ESA P PORTFOLIO OPERATING LESSEE INC., a Delaware corporation

By:

	Name:	Susanne Clark
	Title:	Authorized Signatory

ESA CANADA OPERATING LESSEE INC., an Ontario corporation

By:

	Name:	Susanne Clark
	Title:	Authorized Signatory

Mortgage Loan Agreement

OPERATING LESSEE HOLDCO:

NEW ESA P PORTFOLIO OPERATING LESSEE LLC, a Delaware limited liability company

By:

	Name:	William D. Rahm
	Title:	Authorized Signatory

NEW ESA CANADA OPERATING LESSEE LLC, a Delaware limited liability company

By:

	Name:	William D. Rahm
	Title:	Authorized Signatory

Mortgage Loan Agreement

LENDER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America

By:

Name:
Title:

Mortgage Loan Agreement

GERMAN AMERICAN CAPITAL CORPORATION

By:

	Name:	Robert W. Pettinato
	Title:	Managing Director

By:

	Name:	Stephen H. Choe
	Title:	Director

Mortgage Loan Agreement

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:

	Name:	Harry Kramer
	Title:	Authorized Signatory

Mortgage Loan Agreement

BANK OF AMERICA, N.A.

By:

	Name:	Steven Wasser
	Title:	Managing Director

Mortgage Loan Agreement

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By:	Goldman Sachs Real Estate Funding
Corp., a New York corporation, its
General Partner

By:

	Name:	Rene J. Theriault
	Title:	Vice President

Mortgage Loan Agreement

SCHEDULE I

(Borrowers)

ESA P Portfolio L.L.C.

ESA P Portfolio MD Borrower L.L.C

ESA Canada Properties Borrower L.L.C.

ESH/TN Properties L.L.C.

SCH. I-1

SCHEDULE II

Reserved

SCH. II-1

SCHEDULE III

(Sample Debt Yield Calculation)

Sample Debt Yield Calculation

Sample Debt Yield Calculation

For reference purposes only

($ in millions)

Numerator:

Gross Income from Operations	$995.2
Less: Operating Expenses (excludes Management Fees and FF&E Replacements)	453.4

541.8

Less: Non-property level management, marketing, and G&A expenses (8.0% of Gross Income from Operations)	79.6
Less: FF&E Replacements (4.0% of Gross Income from Operations)	39.8

Net Operating Income (for Debt Yield computation)	$422.4

Denominator:	$3,600.0

Net Operating Income	$422.4
Divided by: aggregate gross debt balance	$3,600.0
Debt Yield	11.7%

SCH. III-1

SCHEDULE IV

(Trademark License Agreements)

1.	Trademark License Agreement, dated as of October 8, 2010, by and between ESH Strategies Branding LLC and ESA P Portfolio Operating Lessee Inc., as amended by the First Amendment to Trademark License Agreement, dated as of November 30, 2012, by and between ESH Strategies Branding LLC and ESA P Portfolio Operating Lessee Inc.

2.	Trademark License Agreement, dated as of October 8, 2010, by and between ESH Strategies Branding LLC and ESA Canada Operating Lessee Inc., as amended by the First Amendment to Trademark License Agreement, dated as of November 30, 2012, by and between ESH Strategies Branding LLC and ESA Canada Operating Lessee Inc.

SCH. IV-1

SCHEDULE V

(Maryland Properties)

1.	12450 Milestone Center Dr., Germantown

County: Montgomery

Site # 2405

2.	1500 Aero Drive, Linthicum

County: Anne Arundel

Site # 658

3.	201 Professional Drive, Gaithersburg

County: Montgomery

Site # 2529

4.	46565 Expedition Park Drive, Lexington Park

County: St. Mary’s

Site # 2549

5.	5240 Westview Drive, Frederick

County: Frederick

Site # 2530

6.	6620 Eli Whitney Drive, Columbia

County: Howard

Site # 56

7.	8870 Columbia 100 Parkway, Columbia

County: Howard

Site # 699

8.	104 Chesapeake Centre Ct., Glen Burnie

County: Anne Arundel

Site # 2781

9.	1361 James Way, Bel Air

County: Harford

Site # 2802

10.	205 Professional Drive, Gaithersburg

County: Montgomery

Site # 2528

SCH. V-1

11.	8550 Washington Blvd., Jessup

County: Howard

Site # 2787

12.	8890 Stanford Blvd., Columbia

County: Howard

Site # 9817

13.	9401 Largo Drive West, Landover

County: Prince George’s

Site # 767

14.	9704 Beaver Dam Road, Timonium

County: Baltimore

Site # 2503

15.	1 Womack Drive, Annapolis

County: Anne Arundel

Site # 2705

16.	120 Admiral Cochrane Drive, Annapolis

County: Anne Arundel

Site # 9660

17.	2621 Research Blvd., Rockville

County: Montgomery

Site # 9662

SCH. V-2

SCHEDULE VI

Reserved

None.

SCH. VI-1

SCHEDULE VII

(Ratable Share)

JPMorgan Chase Bank, National Association	30.0000000000%

German American Capital Corporation	30.0000000000%

Citigroup Global Markets Realty Corp.	13.3333333334%

Bank of America, N.A.	13.3333333334%

Goldman Sachs Mortgage Company	13.3333333334%

SCH. VII-1

SCHEDULE VIII

(Release Amounts)

ID	File Name	Local	State	Mortgage
1	Lexington - Patchen Village	Lexington	KY	$600,000
2	Lexington - Tates Creek	Lexington	KY	$1,379,000
3	Cincinnati - Springdale - Tri-County Mall	Cincinnati	OH	$600,000
4	Louisville - Hurstbourne	Louisville	KY	$900,000
5	Louisville - St. Matthews	Louisville	KY	$720,000
6	Cincinnati - Fairfield	Cincinnati	OH	$1,259,000
7	Columbus - East	Columbus (OH)	OH	$1,199,000
8	Dayton - South	Dayton	OH	$2,099,000
9	Columbus - Sawmill Rd.	Columbus (OH)	OH	$839,000
10	Knoxville - West Hills	Knoxville	TN	$1,439,000
11	Indianapolis - North	Indianapolis	IN	$1,499,000
12	Memphis - Apple Tree	Memphis	TN	$960,000
13	Nashville - Brentwood	Nashville	TN	$1,619,000
14	Indianapolis - Northwest - College Park	Indianapolis	IN	$960,000
15	Cincinnati - Blue Ash - Reagan Highway	Cincinnati	OH	$1,439,000
16	St. Louis - Airport	St. Louis	MO	$839,000
17	Nashville - Airport	Nashville	TN	$2,159,000
18	St. Louis - Westport	St. Louis	MO	$1,379,000
19	Greenville - Haywood Mall	Greenville/Spartanburg (SC)	SC	$1,199,000
20	Charlotte - Tyvola Rd. - Executive Park	Charlotte	NC	$1,859,000
21	Greensboro - Wendover Ave.	Greensboro	NC	$780,000
22	Columbia - West	Columbia (SC)	SC	$1,199,000
23	Montgomery - Carmichael Rd.	Montgomery	AL	$780,000
24	Charlotte-University Place-E. McCullough Dr	Charlotte	NC	$1,379,000
25	Birmingham - Inverness	Birmingham	AL	$900,000
26	Raleigh - Cary - Harrison Ave.	Raleigh/Durham	NC	$1,199,000
27	Birmingham - Wildwood	Birmingham	AL	$1,320,000
28	Cincinnati - Florence	Cincinnati	KY	$1,259,000
29	Charleston - North Charleston	Charleston	SC	$1,739,000
30	Raleigh - North Raleigh	Raleigh/Durham	NC	$1,019,000
31	Durham - Research Triangle Park	Raleigh/Durham	NC	$720,000
32	Jackson - Ridgeland	Jackson (MS)	MS	$1,499,000
33	Akron - Copley	Akron	OH	$1,439,000
34	Dayton - Fairborn	Dayton	OH	$2,159,000
35	Evansville - East	Evansville	IN	$2,159,000
36	Fort Wayne - North	Ft. Wayne	IN	$1,379,000
37	Memphis - Cordova	Memphis	TN	$1,859,000
38	Atlanta - Peachtree Corners	Atlanta	GA	$1,259,000
39	Tulsa - Central	Tulsa	OK	$1,679,000
40	St. Louis - Earth City	St. Louis	MO	$1,199,000
41	Toledo - Maumee	Toledo	OH	$1,499,000
42	Atlanta - Alpharetta - Northpoint	Atlanta	GA	$1,320,000
43	Newport News - I-64 - Jefferson Avenue	Norfolk/Va Beach	VA	$1,919,000
44	Richmond - Innsbrook	Richmond	VA	$2,579,000

SCH. VIII-1

45	Dallas - Market Center	Dallas/Ft. Worth	TX	$2,759,000
46	Dallas - Arlington	Dallas/Ft. Worth	TX	$2,638,000
47	Cleveland - Airport - North Olmsted	Cleveland	OH	$1,679,000
48	South Bend - Mishawaka	South Bend	IN	$1,199,000
49	Houston - Northwest	Houston	TX	$3,058,000
50	Oklahoma City - Northwest	Oklahoma City	OK	$2,159,000
51	Little Rock - West	Little Rock	AR	$2,159,000
52	Dallas - Plano - Plano Parkway	Dallas/Ft. Worth	TX	$1,859,000
53	Cleveland - Middleburg Heights	Cleveland	OH	$1,679,000
54	Omaha - West	Omaha	NE	$2,638,000
55	Rockford - East	Rockford (IL)	IL	$1,919,000
56	Columbia - Gateway Drive	Baltimore	MD	$3,718,000
57	Des Moines - West Des Moines	Des Moines	IA	$2,699,000
58	Detroit - Warren	Detroit	MI	$1,439,000
59	Cleveland - Westlake	Cleveland	OH	$1,979,000
60	Tallahassee - Killearn	Tallahassee	FL	$1,379,000
61	Atlanta - Kennesaw	Atlanta	GA	$1,619,000
62	Houston - Reliant Pk. - La Concha Ln.	Houston	TX	$3,478,000
63	Macon - North	Macon	GA	$1,320,000
64	Houston - Westchase - Westheimer	Houston	TX	$3,718,000
65	Atlanta - Vinings	Atlanta	GA	$2,699,000
100	Spartanburg - Asheville Hwy.	Greenville/Spartanburg (SC)	SC	$1,499,000
102	Columbus - Airport	Columbus (GA)	GA	$3,658,000
106	Raleigh - North Raleigh	Raleigh/Durham	NC	$2,699,000
111	Washington, D.C. - Chantilly - Dulles South	DC/No Va/MD	VA	$3,598,000
115	Charleston - Airport - North Charleston	Charleston	SC	$3,238,000
121	Knoxville - Cedar Bluff	Knoxville	TN	$2,759,000
123	Huntsville - U.S. Space and Rocket Center	Huntsville (AL)	AL	$2,878,000
124	Montgomery - Eastern Blvd.	Montgomery	AL	$2,279,000
125	Chattanooga - Airport	Chattanooga	TN	$2,579,000
127	Fayetteville - Owen Dr.	Fayetteville (NC)	NC	$5,217,000
131	Columbia - Ft. Jackson	Columbia (SC)	SC	$2,638,000
132	Greenville - Airport	Greenville/Spartanburg (SC)	SC	$2,399,000
140	Newport News - Oyster Point	Norfolk/Va Beach	VA	$2,399,000
145	Little Rock - West	Little Rock	AR	$2,099,000
150	Fremont - Newark	San Jose	CA	$9,115,000
153	Chicago - Buffalo Grove - Deerfield	Chicago	IL	$4,257,000
155	Mobile - Spring Hill	Mobile (AL)	AL	$1,979,000
161	Raleigh - RDU Airport	Raleigh/Durham	NC	$2,339,000
163	Nashville - Airport - Briley Pkwy.	Nashville	TN	$1,499,000
172	St. Louis - St. Peters	St. Louis	MO	$2,699,000
174	Orlando - Convention Center - Westwood Blvd.	Orlando	FL	$2,638,000
175	Chesapeake - Crossways Blvd.	Norfolk/Va Beach	VA	$4,018,000
180	Columbia - West	Columbia (SC)	SC	$1,679,000
186	Wilmington - New Centre Drive	Wilmington (NC)	NC	$2,219,000
201	Durham - University	Raleigh/Durham	NC	$2,519,000
206	Charlotte - Tyvola Rd.	Charlotte	NC	$2,939,000
223	Charleston - Mt. Pleasant	Charleston	SC	$4,498,000

SCH. VIII-2

231	Asheville - Tunnel Rd.	Asheville (NC)	NC	$3,418,000
232	Raleigh - Cary - Regency Parkway	Raleigh/Durham	NC	$2,579,000
247	Fort Wayne - South	Ft. Wayne	IN	$2,399,000
280	Greensboro - Wendover Ave.	Greensboro	NC	$2,638,000
291	Roanoke - Airport	Roanoke (VA)	VA	$1,619,000
295	Lexington - Nicholasville Road	Lexington	KY	$2,099,000
302	Pensacola - University Mall	Pensacola (FL)	FL	$1,859,000
303	St. Petersburg - Clearwater	Tampa/St. Petersburg	FL	$3,058,000
305	Nashville - Brentwood	Nashville	TN	$3,538,000
307	Denver - Tech Center South	Denver	CO	$2,279,000
308	Los Angeles - South	Los Angeles	CA	$6,297,000
309	Sacramento - Roseville	Sacramento	CA	$4,138,000
311	Colorado Springs - West	Colorado Springs	CO	$2,759,000
315	Nashville - Airport	Nashville	TN	$2,998,000
316	Phoenix - Airport	Phoenix	AZ	$2,159,000
317	Phoenix - Mesa	Phoenix	AZ	$2,339,000
325	Louisville - Dutchman	Louisville	KY	$1,739,000
328	Fort Lauderdale - Deerfield Beach	Ft Lauderdale/Boca Raton	FL	$4,257,000
331	Jackson - North	Jackson (MS)	MS	$1,199,000
335	Portland - Beaverton - Eider Court	Portland (OR)	OR	$5,337,000
341	Portland - Vancouver	Portland (OR)	WA	$3,718,000
352	Salt Lake City - Sandy	Salt Lake City	UT	$4,138,000
355	Los Angeles - La Mirada	Los Angeles	CA	$4,857,000
356	Los Angeles - Torrance	Los Angeles	CA	$8,096,000
361	Pleasant Hill - Buskirk Ave.	Oakland/East Bay	CA	$8,335,000
362	Salt Lake City - West Valley Center	Salt Lake City	UT	$4,198,000
370	Winston - Salem - Hanes Mall Blvd.	Winston-Salem	NC	$2,219,000
371	Charlotte - Pineville - Park Rd	Charlotte	NC	$3,238,000
373	Atlanta - Clairmont	Atlanta	GA	$3,418,000
379	Salt Lake City - Union Park	Salt Lake City	UT	$3,478,000
381	Gainesville - I-75	Gainesville (FL)	FL	$2,998,000
382	Atlanta - Marietta - Windy Hill	Atlanta	GA	$2,339,000
396	Orange County - Lake Forest	Orange County (CA)	CA	$6,836,000
399	Portland - Gresham	Portland (OR)	OR	$3,358,000
409	Seattle - Federal Way	Seattle	WA	$3,119,000
410	Richmond - I-64 - West Broad Street	Richmond	VA	$2,339,000
413	Albuquerque - Northeast	Albuquerque	NM	$1,679,000
414	Phoenix - Peoria	Phoenix	AZ	$2,519,000
417	Charlotte - University Place	Charlotte	NC	$2,519,000
418	Seattle - Renton	Seattle	WA	$5,037,000
421	Sacramento - Point East Dr.	Sacramento	CA	$1,619,000
450	Memphis - Sycamore View	Memphis	TN	$2,519,000
453	Philadelphia - Bensalem	Philadelphia	PA	$3,898,000
454	Philadelphia - Maple Shade	Philadelphia	NJ	$2,099,000
455	Philadelphia - Cherry Hill	Philadelphia	NJ	$2,759,000
463	Philadelphia - Malvern - Great Valley	Philadelphia	PA	$3,478,000
478	Washington, D.C. - Sterling	DC/No Va/MD	VA	$3,598,000
479	Philadelphia - Mt. Laurel - Crawford Place	Philadelphia	NJ	$2,039,000
480	Virginia Beach - Independence Blvd.	Norfolk/Va Beach	VA	$4,437,000
486	Fresno - North	Fresno (CA)	CA	$4,797,000

SCH. VIII-3

494	Orange County - Huntington Beach	Orange County (CA)	CA	$5,457,000
501	Albany - SUNY	Albany (NY)	NY	$4,437,000
503	Rochester - Henrietta	Rochester (NY)	NY	$3,898,000
504	Syracuse - Dewitt	Syracuse (NY)	NY	$3,358,000
507	Pittsburgh - Carnegie	Pittsburgh	PA	$4,498,000
510	Chicago - Downers Grove	Chicago	IL	$4,318,000
521	Kansas City - Overland Park	Kansas City	KS	$2,219,000
522	Kansas City - Airport	Kansas City	MO	$1,499,000
525	Chicago - Itasca	Chicago	IL	$2,339,000
526	Merrillville - US Rte. 30	Chicago	IN	$4,198,000
527	Detroit - Livonia	Detroit	MI	$1,379,000
530	Chicago - Rolling Meadows	Chicago	IL	$2,399,000
532	Chicago - Burr Ridge	Chicago	IL	$4,318,000
541	Chicago - Elmhurst	Chicago	IL	$3,658,000
547	Philadelphia - Airport	Philadelphia	PA	$5,877,000
552	Detroit - Madison Heights	Detroit	MI	$1,979,000
553	Akron - Copley	Akron	OH	$2,279,000
554	Buffalo - Amherst	Buffalo	NY	$4,918,000
555	Cincinnati - Sharonville	Cincinnati	OH	$1,379,000
557	Milwaukee - Wauwatosa	Milwaukee	WI	$3,538,000
561	Kansas City - South	Kansas City	MO	$1,320,000
562	Kansas City - Independence	Kansas City	MO	$1,199,000
564	Toledo - Holland	Toledo	OH	$2,279,000
565	Cincinnati - Springdale - I-275	Cincinnati	OH	$1,859,000
574	Edison - Raritan Center	Newark (NJ)	NJ	$6,087,000
576	Boston - Danvers	Boston	MA	$5,217,000
590	Columbus - North	Columbus (OH)	OH	$1,799,000
600	Detroit - Sterling Heights	Detroit	MI	$1,859,000
629	Cincinnati - Florence	Cincinnati	KY	$2,458,000
634	Long Island - Bethpage	New York City	NY	$8,275,000
640	Chicago - Gurnee	Chicago	IL	$2,399,000
646	Princeton - South Brunswick	Princeton (NJ)	NJ	$3,538,000
651	New York City - LaGuardia Airport	New York City	NY	$10,614,000
658	Baltimore - BWI Airport	Baltimore	MD	$4,977,000
659	Cincinnati - Covington	Cincinnati	KY	$3,178,000
660	Chicago - Naperville	Chicago	IL	$4,378,000
670	Detroit - Ann Arbor	Detroit	MI	$2,818,000
675	Detroit - Auburn Hills	Detroit	MI	$2,519,000
677	Chicago - O’Hare	Chicago	IL	$3,058,000
679	Appleton - Fox Cities	Appleton (WI)	WI	$2,579,000
680	Detroit - Novi	Detroit	MI	$3,478,000
681	Columbus - Dublin	Columbus (OH)	OH	$2,699,000
691	St. Louis - Airport	St. Louis	MO	$1,739,000
696	Red Bank - Middletown	Red Bank (NJ)	NJ	$4,138,000
699	Columbia - Columbia 100 Parkway	Baltimore	MD	$4,918,000
700	St. Louis - Westport	St. Louis	MO	$2,878,000
701	Springfield - South	Springfield (MO)	MO	$2,458,000
731	Madison - West	Madison (WI)	WI	$3,778,000
733	Minneapolis - Bloomington	Minneapolis	MN	$3,958,000
734	Minneapolis - Eden Prairie	Minneapolis	MN	$3,119,000

SCH. VIII-4

737	Minneapolis - Maple Grove	Minneapolis	MN	$2,998,000
745	Minneapolis - Airport - Eagan	Minneapolis	MN	$3,119,000
752	Rockford - East	Rockford (IL)	IL	$3,418,000
753	Chicago - Waukegan	Chicago	IL	$1,019,000
763	Long Island - Melville	New York City	NY	$10,434,000
765	Rochester - Greece	Rochester (NY)	NY	$3,538,000
767	Washington, D.C. - Landover	DC/No Va/MD	MD	$5,457,000
768	Washington, D.C. - Alexandria - Landmark	DC/No Va/MD	VA	$5,697,000
780	Detroit - Farmington Hills	Detroit	MI	$2,279,000
785	Milwaukee - Waukesha	Milwaukee	WI	$3,418,000
788	Atlanta - Gwinnett Place	Atlanta	GA	$1,499,000
789	Tampa - North - USF/Attractions	Tampa/St. Petersburg	FL	$2,939,000
802	Seattle - Kent	Seattle	WA	$3,838,000
805	Tacoma - Fife	Tacoma (WA)	WA	$3,418,000
806	Seattle - Tukwila	Seattle	WA	$3,478,000
810	Seattle - Lynnwood	Seattle	WA	$4,738,000
815	Seattle - Everett - North	Seattle	WA	$3,898,000
817	Spokane - Valley	Spokane	WA	$1,320,000
824	Seattle - Bellevue - Downtown	Seattle	WA	$8,035,000
828	Boise - Airport	Boise	ID	$1,859,000
831	Tacoma - South	Tacoma (WA)	WA	$4,558,000
838	Eugene - Springfield	Eugene (OR)	OR	$2,579,000
851	Phoenix - West	Phoenix	AZ	$900,000
854	Los Angeles - Valencia	Los Angeles	CA	$5,937,000
860	Las Vegas - Valley View	Las Vegas	NV	$4,977,000
861	Las Vegas - Boulder Highway	Las Vegas	NV	$1,259,000
869	Fort Lauderdale - Cypress Creek - Andrews Ave	Ft Lauderdale/Boca Raton	FL	$3,838,000
876	Tulsa - Central	Tulsa	OK	$2,638,000
877	Oklahoma City - Airport	Oklahoma City	OK	$2,638,000
884	Jacksonville - Butler Blvd.	Jacksonville (FL)	FL	$1,679,000
885	Denver - Cherry Creek	Denver	CO	$2,998,000
886	El Paso - Airport	El Paso	TX	$3,718,000
898	San Jose - Milpitas	San Jose	CA	$8,155,000
901	Denver - Lakewood South	Denver	CO	$2,998,000
902	Phoenix - Chandler	Phoenix	AZ	$2,638,000
903	Sacramento - White Rock Rd.	Sacramento	CA	$2,878,000
911	Los Angeles - Ontario Airport	Los Angeles	CA	$6,297,000
916	Los Angeles - Arcadia	Los Angeles	CA	$6,476,000
919	Bakersfield - California Avenue	Bakersfield	CA	$3,778,000
931	Livermore - Airway Blvd.	Oakland/East Bay	CA	$4,738,000
932	Los Angeles - Long Beach	Los Angeles	CA	$8,995,000
936	Sacramento - Northgate	Sacramento	CA	$2,339,000
939	Sacramento - Arden Way	Sacramento	CA	$3,418,000
942	Phoenix - Scottsdale	Phoenix	AZ	$3,898,000
951	San Diego - Oceanside	San Diego	CA	$5,577,000
974	Los Angeles - San Dimas	Los Angeles	CA	$5,277,000
976	Santa Rosa - South	Santa Rosa (CA)	CA	$4,437,000
977	Tucson - Grant Road	Tucson	AZ	$3,778,000
979	Tucson - Butterfield Drive	Tucson	AZ	$1,079,000
981	Santa Barbara - Calle Real	Santa Barbara (CA)	CA	$9,355,000

SCH. VIII-5

985	Shreveport - Bossier City	Shreveport (LA)	LA	$1,859,000
986	Lake Charles - Sulphur	Lake Charles (LA)	LA	$1,199,000
990	Atlanta - Marietta - Canton Road	Atlanta	GA	$960,000
991	Atlanta - Jimmy Carter Blvd.	Atlanta	GA	$1,919,000
992	Atlanta - Norcross	Atlanta	GA	$1,259,000
993	Atlanta - Riverdale	Atlanta	GA	$600,000
994	Denver - Lakewood West	Denver	CO	$3,598,000
995	Kansas City - Lenexa - 95th St.	Kansas City	KS	$839,000
996	Atlanta - Lawrenceville	Atlanta	GA	$2,399,000
1015	Hartford - Farmington	Hartford (CT)	CT	$4,378,000
1020	Boston - Westborough	Boston	MA	$3,418,000
1023	Boston - Westborough	Boston	MA	$3,658,000
1028	Boston - Tewksbury	Boston	MA	$4,617,000
1029	Boston - Braintree	Boston	MA	$7,136,000
1087	Boston - Nashua	Nashua (NH)	NH	$4,018,000
1091	Portland - Scarborough	Portland (ME)	ME	$2,818,000
1113	Providence - Airport - Warwick	Providence	RI	$3,238,000
1114	Providence - Airport - West Warwick	Providence	RI	$3,838,000
1116	Hartford - Manchester	Hartford (CT)	CT	$4,857,000
1122	Hartford - Meriden	Hartford (CT)	CT	$3,538,000
1137	Providence - East Providence	Providence	RI	$4,977,000
1140	Boston - Norton	Boston	MA	$4,617,000
1250	Ottawa - Downtown	Ottawa	ON	$14,811,000
1251	Toronto - Vaughan	Toronto	ON	$13,313,000
1252	St. John’s - Downtown	St. John’s	NF	$6,596,000
1500	Winston - Salem - University Parkway	Winston-Salem	NC	$1,799,000
1501	Atlanta - Alpharetta - Rock Mill Rd.	Atlanta	GA	$2,159,000
1502	Atlanta - Morrow	Atlanta	GA	$1,919,000
1510	Fort Lauderdale - Commercial Blvd.	Ft Lauderdale/Boca Raton	FL	$2,878,000
1514	Durham - Research Triangle Park	Raleigh/Durham	NC	$1,799,000
1546	Orlando - UCF Area	Orlando	FL	$2,219,000
1550	Atlanta - Kennesaw	Atlanta	GA	$2,579,000
1559	Jacksonville - Riverwalk	Jacksonville (FL)	FL	$2,699,000
1561	Fort Lauderdale - Convention Center - Marina	Ft Lauderdale/Boca Raton	FL	$6,836,000
1563	Fort Lauderdale - Cypress Creek - NW 6th Way	Ft Lauderdale/Boca Raton	FL	$2,818,000
1564	Daytona Beach - International Speedway	Daytona Beach	FL	$1,739,000
1565	Jacksonville - Butler Blvd.	Jacksonville (FL)	FL	$1,619,000
1567	Melbourne - Airport	Melbourne (FL)	FL	$2,998,000
1568	West Palm Beach - Northpoint Corporate Park	West Palm Beach	FL	$2,638,000
1569	Tampa - Airport - Memorial Hwy	Tampa/St. Petersburg	FL	$2,279,000
1570	Durham - Research Triangle Park - Miami Blvd No	Raleigh/Durham	NC	$1,679,000
1571	Charlotte - Pineville - Pineville Matthews Rd	Charlotte	NC	$3,538,000
1576	Raleigh - Cary - Regency Parkway	Raleigh/Durham	NC	$2,039,000
1577	Orlando - Universal Studios	Orlando	FL	$3,178,000
1591	Jacksonville - Camp Lejeune	Jacksonville (NC)	NC	$4,078,000
1594	Greensboro - Airport	Greensboro	NC	$2,039,000
1595	Atlanta - Perimeter	Atlanta	GA	$2,818,000
1596	Fayetteville - Cross Creek Mall	Fayetteville (NC)	NC	$5,157,000

SCH. VIII-6

1599	Richmond - I-64 - West Broad Street	Richmond	VA	$2,939,000
1600	Miami - Airport at Doral	Miami	FL	$6,956,000
1613	Orlando - Universal Studios	Orlando	FL	$3,358,000
1618	Orlando - Maitland - Pembrook Dr.	Orlando	FL	$2,219,000
1619	Orlando - Lake Mary	Orlando	FL	$2,458,000
1620	Washington, D.C. - Fairfax - Fair Oaks	DC/No Va/MD	VA	$4,018,000
1623	Fort Lauderdale - Plantation	Ft Lauderdale/Boca Raton	FL	$5,697,000
1632	Orlando - Maitland - Pembrook Dr.	Orlando	FL	$1,320,000
1639	Orlando - Convention Center - Westwood Blvd.	Orlando	FL	$2,699,000
1664	Columbus - Bradley Park	Columbus (GA)	GA	$2,878,000
1740	Miami - Coral Gables	Miami	FL	$6,536,000
1760	Miami - Brickell - Port of Miami	Miami	FL	$7,615,000
1762	Miami - Airport - Doral	Miami	FL	$6,356,000
1796	Savannah - Midtown	Savannah (GA)	GA	$3,178,000
1805	Tampa - Airport - Spruce Street	Tampa/St. Petersburg	FL	$3,778,000
1813	Washington, D.C. - Springfield	DC/No Va/MD	VA	$7,316,000
1821	Washington, D.C. - Herndon - Dulles	DC/No Va/MD	VA	$4,738,000
1828	Lynchburg - University Blvd.	Lynchburg (VA)	VA	$3,898,000
1831	Hampton - Coliseum	Norfolk/Va Beach	VA	$2,638,000
1846	Washington, D.C. - Centreville - Manassas	DC/No Va/MD	VA	$3,778,000
2503	Baltimore - Timonium	Baltimore	MD	$4,558,000
2504	Washington, D.C. - Germantown	DC/No Va/MD	MD	$4,138,000
2506	Philadelphia - Exton	Philadelphia	PA	$3,718,000
2509	Meadowlands - Rutherford	Northern New Jersey	NJ	$5,517,000
2511	Pittsburgh - Monroeville	Pittsburgh	PA	$4,558,000
2516	Ramsey - Upper Saddle River	Northern New Jersey	NJ	$4,857,000
2522	Philadelphia - Mt. Laurel - Pacilli Place	Philadelphia	NJ	$2,878,000
2525	Pittsburgh - Airport	Pittsburgh	PA	$3,958,000
2526	Philadelphia - Airport	Philadelphia	PA	$4,797,000
2528	Washington, D.C. - Gaithersburg - North	DC/No Va/MD	MD	$3,658,000
2529	Washington, D.C. - Gaithersburg - South	DC/No Va/MD	MD	$3,598,000
2530	Frederick - Westview Dr.	Frederick (MD)	MD	$4,977,000
2546	White Plains - Elmsford	New York City	NY	$9,355,000
2549	Lexington Park - Pax River	DC/No Va/MD	MD	$3,119,000
2565	Allentown - Bethlehem	Allentown (PA)	PA	$3,658,000
2649	Secaucus - Meadowlands	Northern New Jersey	NJ	$8,616,000
2653	Elizabeth - Newark Airport	Newark (NJ)	NJ	$5,217,000
2655	Somerset - Franklin	Newark (NJ)	NJ	$4,018,000
2667	Philadelphia - Horsham - Welsh Rd.	Philadelphia	PA	$4,257,000
2675	Philadelphia - Plymouth Meeting	Philadelphia	PA	$5,877,000
2676	Princeton - West Windsor	Princeton (NJ)	NJ	$3,838,000
2705	Annapolis - Womack Drive	Annapolis (MD)	MD	$4,437,000
2716	Fishkill - Westage Center	Fishkill (NY)	NY	$4,078,000
2739	Pittsburgh -West Mifflin	Pittsburgh	PA	$4,918,000
2742	Mt. Olive - Budd Lake	Northern New Jersey	NJ	$3,718,000
2781	Baltimore - Glen Burnie	Baltimore	MD	$4,977,000
2787	Columbia - Laurel - Ft. Meade	Baltimore	MD	$4,977,000
2802	Baltimore - Bel Air - Aberdeen	Baltimore	MD	$3,778,000
3503	Des Moines - Urbandale	Des Moines	IA	$2,818,000
3504	Minneapolis - Brooklyn Center	Minneapolis	MN	$3,119,000

SCH. VIII-7

3508	Minneapolis - Woodbury	Minneapolis	MN	$3,538,000
3528	Rochester - South	Rochester (MN)	MN	$1,799,000
3529	Rochester - North	Rochester (MN)	MN	$1,859,000
4012	Champaign - Urbana	Champaign (IL)	IL	$3,238,000
4013	Grand Rapids - Kentwood	Grand Rapids (MI)	MI	$2,458,000
4014	Indianapolis - Airport	Indianapolis	IN	$1,499,000
4015	Cincinnati - Blue Ash - Kenwood Road	Cincinnati	OH	$2,339,000
4016	Chicago - Lansing	Chicago	IL	$5,577,000
4018	Columbus - Easton	Columbus (OH)	OH	$4,378,000
4019	St. Louis - O’ Fallon, IL	St. Louis	IL	$2,099,000
4023	Chicago - Romeoville	Chicago	IL	$3,298,000
4027	Columbus - Worthington	Columbus (OH)	OH	$2,699,000
4030	Chicago - Woodfield Mall	Chicago	IL	$3,658,000
4031	Indianapolis - Castleton	Indianapolis	IN	$1,799,000
4034	Madison - West	Madison (WI)	WI	$2,699,000
4038	Detroit - Ann Arbor	Detroit	MI	$1,859,000
4040	Chicago - Lombard - Oak Brook	Chicago	IL	$3,238,000
4058	Detroit - Novi	Detroit	MI	$2,579,000
4061	Chicago - Darien	Chicago	IL	$3,478,000
4063	Chicago - O’Hare	Chicago	IL	$3,238,000
4075	Cleveland - Brooklyn	Cleveland	OH	$3,418,000
4082	Chicago - Lisle	Chicago	IL	$2,878,000
4095	Chicago - Hanover Park	Chicago	IL	$2,759,000
4096	Chicago - Hillside	Chicago	IL	$3,958,000
4120	Dayton - North	Dayton	OH	$2,579,000
4138	Chicago - Skokie	Chicago	IL	$6,956,000
4165	Chicago - Vernon Hills - Lake Forest	Chicago	IL	$4,857,000
4178	Cleveland - Beachwood	Cleveland	OH	$2,759,000
4179	Detroit - Canton	Detroit	MI	$1,739,000
4190	Chicago - Schaumburg	Chicago	IL	$2,818,000
4191	Detroit - Metropolitan Airport	Detroit	MI	$2,099,000
4192	Detroit - Southfield	Detroit	MI	$1,379,000
4193	Detroit - Roseville	Detroit	MI	$1,559,000
4194	Peoria - North	Peoria (Il)	IL	$3,838,000
4196	South Bend - Mishawaka	South Bend	IN	$1,739,000
4198	Detroit - Dearborn	Detroit	MI	$2,458,000
4200	Bloomington - Normal	Bloomington (IL)	IL	$3,778,000
4206	Chicago - Midway	Chicago	IL	$5,157,000
5003	Memphis - Mt. Moriah	Memphis	TN	$2,519,000
5023	Memphis - Poplar Avenue	Memphis	TN	$3,598,000
5045	Nashville - Vanderbilt	Nashville	TN	$6,416,000
6000	New Orleans - Metairie	New Orleans	LA	$4,018,000
6002	Baton Rouge - Sherwood Forest	Baton Rouge	LA	$1,979,000
6005	Houston - Northwest	Houston	TX	$1,619,000
6011	Houston - Westchase - Richmond	Houston	TX	$2,818,000
6012	Houston - West Oaks	Houston	TX	$1,919,000
6016	Dallas - Greenville Avenue	Dallas/Ft. Worth	TX	$2,458,000
6022	Dallas - Mesquite	Dallas/Ft. Worth	TX	$1,979,000
6026	Houston - Willowbrook - HWY 249	Houston	TX	$3,058,000
6027	Austin - Arboretum	Austin	TX	$3,538,000

SCH. VIII-8

6028	Austin - West	Austin	TX	$2,878,000
6029	Houston - The Woodlands	Houston	TX	$4,257,000
6030	Austin - Round Rock - North	Austin	TX	$2,399,000
6037	Dallas - Irving	Dallas/Ft. Worth	TX	$1,679,000
6048	Kansas City - Northeast - Worlds of Fun	Kansas City	MO	$1,259,000
6049	Lafayette - Airport	Lafayette (LA)	LA	$2,039,000
6055	Houston - Galleria	Houston	TX	$5,697,000
6057	Houston - Greenway Plaza	Houston	TX	$5,636,000
6060	Austin - Downtown - 6th St.	Austin	TX	$7,556,000
6065	Oklahoma City - NW Expressway	Oklahoma City	OK	$2,458,000
6066	Houston - NASA - Johnson Space Center	Houston	TX	$3,298,000
6068	Houston - Katy Freeway	Houston	TX	$3,658,000
6069	Dallas - Farmers Branch	Dallas/Ft. Worth	TX	$1,679,000
6070	Corpus Christi - Staples	Corpus Christi (TX)	TX	$3,958,000
6071	Fort Worth - Fossil Creek	Dallas/Ft. Worth	TX	$2,579,000
6072	Dallas - Bedford	Dallas/Ft. Worth	TX	$2,279,000
6073	Dallas - Lewisville	Dallas/Ft. Worth	TX	$3,058,000
6074	Houston - Greenspoint	Houston	TX	$1,499,000
6078	El Paso - West	El Paso	TX	$2,219,000
6081	Austin - Metro	Austin	TX	$1,979,000
6082	Dallas - Las Colinas - Meadow Creek Dr.	Dallas/Ft. Worth	TX	$2,699,000
6083	San Antonio - Colonnade	San Antonio	TX	$3,119,000
6084	Fort Worth - City View	Dallas/Ft. Worth	TX	$2,159,000
6085	Wichita - East	Wichita (KS)	KS	$1,739,000
6086	Fort Worth - Fossil Creek	Dallas/Ft. Worth	TX	$1,799,000
6092	Fort Worth - City View	Dallas/Ft. Worth	TX	$2,279,000
6110	Fayetteville - Springdale	Fayetteville (AR)	AR	$1,439,000
6166	New Orleans - Kenner	New Orleans	LA	$5,457,000
6169	Baton Rouge - Citiplace	Baton Rouge	LA	$4,437,000
6172	Amarillo - West	Amarillo (TX)	TX	$3,418,000
6174	Laredo - Del Mar	Laredo (TX)	TX	$4,078,000
6175	Waco - Woodway	Waco (TX)	TX	$3,058,000
6178	Austin - Southwest	Austin	TX	$5,217,000
6187	Lubbock - Southwest	Lubbock (TX)	TX	$2,878,000
6195	Austin - Northwest - Lakeline Mall	Austin	TX	$2,699,000
6196	Columbia - Stadium Blvd.	Columbia (MO)	MO	$2,399,000
6197	Austin - Round Rock - South	Austin	TX	$2,759,000
7003	Salem - North	Salem (OR)	OR	$1,859,000
7009	Seattle - Bothell - West	Seattle	WA	$4,318,000
7010	Seattle - Kent - Des Moines	Seattle	WA	$2,699,000
7011	Tacoma - Puyallup	Tacoma (WA)	WA	$2,279,000
7018	Tacoma - Hosmer	Tacoma (WA)	WA	$2,039,000
7020	Seattle - Everett - Silverlake	Seattle	WA	$3,838,000
7032	Olympia - Tumwater	Olympia (WA)	WA	$3,598,000
7062	Seattle - Mukilteo	Seattle	WA	$4,318,000
7065	Billings - West End	Billings (MT)	MT	$4,558,000
7066	Seattle - Northgate	Seattle	WA	$5,577,000
7068	Great Falls - Missouri River	Great Falls (MT)	MT	$3,598,000
7502	Colorado Springs - Airport	Colorado Springs	CO	$2,638,000
7508	Denver - Thornton	Denver	CO	$2,339,000

SCH. VIII-9

7512	Albuquerque - Rio Rancho	Albuquerque	NM	$2,099,000
7513	Denver - Airport - Aurora	Denver	CO	$1,439,000
7519	Albuquerque - Airport	Albuquerque	NM	$1,679,000
7527	Denver - Westminster	Denver	CO	$4,018,000
7568	Denver - Park Meadows	Denver	CO	$3,058,000
7570	Reno - South Meadows	Reno (NV)	NV	$2,878,000
8515	Phoenix - Deer Valley	Phoenix	AZ	$2,339,000
8523	Los Angeles - Torrance Harbor Gateway	Los Angeles	CA	$7,916,000
8525	Fresno - West	Fresno (CA)	CA	$1,379,000
8546	San Jose - Morgan Hill	San Jose	CA	$3,178,000
8561	Oakland - Alameda Airport	Oakland/East Bay	CA	$3,838,000
8573	San Diego - Hotel Circle	San Diego	CA	$9,954,000
8574	Dublin - Hacienda Dr.	Oakland/East Bay	CA	$6,236,000
8580	Los Angeles - Woodland Hills	Los Angeles	CA	$8,215,000
8581	Los Angeles - LAX Airport	Los Angeles	CA	$10,614,000
8584	Santa Rosa - North	Santa Rosa (CA)	CA	$5,577,000
8594	Union City - Dyer St.	Oakland/East Bay	CA	$6,416,000
8621	Oakland - Alameda	Oakland/East Bay	CA	$8,755,000
8644	Oakland - Emeryville	Oakland/East Bay	CA	$10,794,000
8654	Fremont - Warm Springs	San Jose	CA	$5,157,000
8718	San Jose - Santa Clara	San Jose	CA	$6,536,000
8722	San Jose - Edenvale - North	San Jose	CA	$6,956,000
8724	Richmond - Hilltop Mall	Oakland/East Bay	CA	$5,757,000
8738	Orange County - Anaheim Convention Center	Orange County (CA)	CA	$6,716,000
8743	San Ramon - Bishop Ranch - East	Oakland/East Bay	CA	$7,556,000
8747	San Jose - Edenvale - South	San Jose	CA	$6,656,000
8750	Orange County - John Wayne Airport	Orange County (CA)	CA	$10,434,000
8754	Los Angeles - Burbank Airport	Los Angeles	CA	$10,974,000
8787	San Diego - Mission Valley - Stadium	San Diego	CA	$6,536,000
8794	Stockton - March Lane	Stockton (CA)	CA	$3,778,000
8795	Sacramento - Vacaville	Sacramento	CA	$2,399,000
8806	San Francisco - Belmont	San Francisco	CA	$9,475,000
8808	Orange County - Katella Ave.	Orange County (CA)	CA	$7,376,000
8821	Orange County - Yorba Linda	Orange County (CA)	CA	$5,877,000
8828	Palm Springs - Airport	Palm Springs (CA)	CA	$4,918,000
8831	San Diego - Carlsbad Village by the Sea	San Diego	CA	$6,176,000
8844	Temecula - Wine Country	Orange County (CA)	CA	$6,117,000
8850	Orange County - Anaheim Hills	Orange County (CA)	CA	$4,977,000
8852	Los Angeles - Chino Valley	Los Angeles	CA	$5,037,000
8855	Los Angeles - Simi Valley	Los Angeles	CA	$5,457,000
8863	Sacramento - Elk Grove	Sacramento	CA	$2,638,000
8881	Stockton - Tracy	Stockton (CA)	CA	$4,498,000
8916	Fairfield - Napa Valley	San Francisco	CA	$4,018,000
8931	Los Angeles - Carson	Los Angeles	CA	$6,656,000
8986	Sacramento - West Sacramento	Sacramento	CA	$2,039,000
9011	Los Angeles - Northridge	Los Angeles	CA	$7,855,000
9600	Birmingham - Perimeter Park South	Birmingham	AL	$2,818,000
9601	Phoenix - Mesa	Phoenix	AZ	$2,279,000
9602	Phoenix - Metro Center	Phoenix	AZ	$1,199,000
9603	Phoenix - Airport - Tempe	Phoenix	AZ	$2,638,000

SCH. VIII-10

9604	Phoenix - Scottsdale	Phoenix	AZ	$3,298,000
9605	Fremont - Fremont Blvd. South	San Jose	CA	$6,176,000
9606	San Jose - Milpitas - McCarthy Ranch	San Jose	CA	$10,374,000
9607	San Jose - Mountain View	San Jose	CA	$10,314,000
9608	Sacramento - South Natomas	Sacramento	CA	$2,458,000
9609	San Francisco - San Carlos	San Francisco	CA	$8,395,000
9610	San Jose - Downtown	San Jose	CA	$9,475,000
9611	San Francisco - San Mateo - SFO	San Francisco	CA	$10,794,000
9612	San Ramon - Bishop Ranch - West	Oakland/East Bay	CA	$7,196,000
9613	San Jose - Sunnyvale	San Jose	CA	$9,954,000
9614	Los Angeles - Glendale	Los Angeles	CA	$6,236,000
9615	Los Angeles - LAX Airport - El Segundo	Los Angeles	CA	$11,387,000
9616	Los Angeles - Monrovia	Los Angeles	CA	$6,596,000
9617	Los Angeles - Torrance - Del Amo Circle	Los Angeles	CA	$7,316,000
9618	Orange County - Brea	Orange County (CA)	CA	$6,236,000
9619	Orange County - Cypress	Orange County (CA)	CA	$6,896,000
9620	Orange County - Irvine Spectrum	Orange County (CA)	CA	$8,875,000
9621	San Diego - Sorrento Mesa	San Diego	CA	$9,175,000
9622	San Diego - Mission Valley	San Diego	CA	$8,035,000
9623	Denver - Aurora	Denver	CO	$3,178,000
9624	Denver - Cherry Creek	Denver	CO	$3,418,000
9625	Denver - Tech Center South - Greenwood Village	Denver	CO	$2,099,000
9626	Denver - Tech Center South - Inverness	Denver	CO	$2,219,000
9627	Denver - Tech Center - North	Denver	CO	$3,119,000
9628	Norwalk - Stamford	Norwalk (CT)	CT	$7,376,000
9629	Shelton - Fairfield County	Shelton (CT)	CT	$5,877,000
9630	Newark - Christiana - Wilmington	Newark (DE)	DE	$6,356,000
9631	Jacksonville - Baymeadows	Jacksonville (FL)	FL	$1,320,000
9632	Jacksonville - Salisbury Rd.	Jacksonville (FL)	FL	$1,379,000
9633	Jacksonville - Southside	Jacksonville (FL)	FL	$1,799,000
9634	Orlando - Altamonte Springs	Orlando	FL	$1,919,000
9635	Orlando - Lake Mary	Orlando	FL	$2,279,000
9636	Orlando - John Young Parkway	Orlando	FL	$3,058,000
9637	Boca Raton - Commerce	Ft Lauderdale/Boca Raton	FL	$3,538,000
9640	Miami - Airport - Blue Lagoon	Miami	FL	$8,575,000
9641	Miami - Airport - Miami Springs	Miami	FL	$5,636,000
9646	Atlanta - Cumberland Mall	Atlanta	GA	$2,339,000
9649	Atlanta - Perimeter	Atlanta	GA	$4,018,000
9650	Atlanta - Marietta - Powers Ferry Rd.	Atlanta	GA	$2,759,000
9651	Chicago - Naperville	Chicago	IL	$4,738,000
9652	Chicago - Lombard - Oak Brook	Chicago	IL	$3,778,000
9653	Chicago - Schaumburg	Chicago	IL	$3,358,000
9654	Chicago - Vernon Hills - Lincolnshire	Chicago	IL	$3,538,000
9655	Chicago - Westmont - Oak Brook	Chicago	IL	$4,018,000
9656	Indianapolis - Northwest	Indianapolis	IN	$1,619,000
9657	Kansas City - Overland Park	Kansas City	KS	$2,939,000
9658	Kansas City - Shawnee Mission	Kansas City	KS	$1,619,000
9659	Louisville - Alliant Drive	Louisville	KY	$2,878,000
9660	Annapolis - Admiral Cochrane Drive	Annapolis (MD)	MD	$4,918,000
9662	Washington, D.C. - Rockville	DC/No Va/MD	MD	$6,476,000

SCH. VIII-11

9664	Boston - Burlington	Boston	MA	$6,716,000
9665	Boston - Marlborough	Boston	MA	$4,437,000
9666	Boston - Peabody	Boston	MA	$3,298,000
9667	Boston - Waltham	Boston	MA	$8,575,000
9668	Detroit - Auburn Hills	Detroit	MI	$2,638,000
9669	Detroit - Southfield	Detroit	MI	$1,259,000
9670	Minneapolis - Airport - Eagan	Minneapolis	MN	$3,298,000
9671	Minneapolis - Eden Prairie	Minneapolis	MN	$3,238,000
9672	Kansas City - Country Club Plaza	Kansas City	MO	$3,538,000
9673	Kansas City - Airport	Kansas City	MO	$1,799,000
9674	St. Louis - Airport	St. Louis	MO	$1,379,000
9675	St. Louis - Westport	St. Louis	MO	$2,039,000
9676	Las Vegas - Midtown	Las Vegas	NV	$2,638,000
9677	Hanover - Parsippany	Northern New Jersey	NJ	$6,269,000
9678	Meadowlands - East Rutherford	Northern New Jersey	NJ	$6,269,000
9679	Secaucus - New York City Area	Northern New Jersey	NJ	$8,400,000
9680	Newark - Woodbridge	Newark (NJ)	NJ	$7,056,000
9681	Fishkill - Route 9	Fishkill (NY)	NY	$5,157,000
9682	Charlotte - Airport	Charlotte	NC	$3,838,000
9683	Durham - University	Raleigh/Durham	NC	$2,458,000
9686	Raleigh - North Raleigh	Raleigh/Durham	NC	$2,699,000
9687	Raleigh - Northeast	Raleigh/Durham	NC	$1,919,000
9688	Cincinnati - Blue Ash	Cincinnati	OH	$2,339,000
9689	Cleveland - Airport - North Olmsted	Cleveland	OH	$2,159,000
9690	Cleveland - Beachwood	Cleveland	OH	$3,718,000
9691	Portland - Beaverton	Portland (OR)	OR	$5,337,000
9692	Portland - Tigard	Portland (OR)	OR	$4,378,000
9693	Philadelphia - Horsham - Dresher Rd.	Philadelphia	PA	$4,797,000
9694	Philadelphia - King of Prussia	Philadelphia	PA	$6,117,000
9695	Philadelphia - Malvern - Swedesford Rd.	Philadelphia	PA	$3,418,000
9696	Providence - Airport - Warwick	Providence	RI	$2,519,000
9697	Charleston - Airport - North Charleston	Charleston	SC	$3,718,000
9698	Memphis - Airport	Memphis	TN	$2,279,000
9699	Memphis - Poplar Avenue	Memphis	TN	$4,198,000
9700	Nashville - Airport	Nashville	TN	$3,538,000
9701	Nashville - Franklin - Cool Springs	Nashville	TN	$4,677,000
9702	Austin - Arboretum - South	Austin	TX	$2,818,000
9703	Austin - Downtown - Town Lake	Austin	TX	$7,736,000
9704	Dallas - Arlington	Dallas/Ft. Worth	TX	$2,998,000
9705	Dallas - Las Colinas - Carnaby St.	Dallas/Ft. Worth	TX	$3,478,000
9706	Dallas - DFW Airport N.	Dallas/Ft. Worth	TX	$2,519,000
9707	Dallas - North Addison - Tollway	Dallas/Ft. Worth	TX	$2,159,000
9708	Dallas - North - Park Central	Dallas/Ft. Worth	TX	$2,519,000
9709	Dallas - Plano	Dallas/Ft. Worth	TX	$3,058,000
9710	Dallas - Plano - Plano Parkway	Dallas/Ft. Worth	TX	$2,519,000
9711	Dallas - Richardson	Dallas/Ft. Worth	TX	$4,378,000
9712	Fort Worth - Medical Center	Dallas/Ft. Worth	TX	$3,058,000
9713	Houston - Galleria	Houston	TX	$6,476,000
9714	Houston - Med Ctr-Reliant Pk-Fannin St	Houston	TX	$5,397,000
9715	Houston - Willowbrook	Houston	TX	$3,238,000

SCH. VIII-12

9716	San Antonio - Airport	San Antonio	TX	$4,138,000
9717	Salt Lake City - Mid Valley	Salt Lake City	UT	$3,238,000
9718	Salt Lake City - Sugar House	Salt Lake City	UT	$5,397,000
9719	Washington, DC - Alexandria - Eisenhower Ave.	DC/No Va/MD	VA	$6,117,000
9725	Washington, D.C. - Tysons Corner	DC/No Va/MD	VA	$5,337,000
9727	Richmond - Midlothian	Richmond	VA	$3,598,000
9728	Seattle - Bellevue - Factoria	Seattle	WA	$6,956,000
9729	Seattle - Redmond	Seattle	WA	$9,414,000
9730	Seattle - Southcenter	Seattle	WA	$3,718,000
9731	Milwaukee - Brookfield	Milwaukee	WI	$3,838,000
9800	Phoenix - Midtown	Phoenix	AZ	$2,519,000
9801	Phoenix - Chandler - E. Chandler Blvd.	Phoenix	AZ	$3,718,000
9802	Phoenix - Metro Center	Phoenix	AZ	$1,499,000
9803	Phoenix - Airport - E. Oak St.	Phoenix	AZ	$1,679,000
9804	Denver - Aurora	Denver	CO	$3,238,000
9805	Denver - Tech Center - North	Denver	CO	$3,358,000
9806	Jacksonville - Deerwood Park	Jacksonville (FL)	FL	$2,039,000
9807	Tampa - Airport - N. West Shore Blvd.	Tampa/St. Petersburg	FL	$4,617,000
9808	Fort Lauderdale - Cypress Creek - Park North	Ft Lauderdale/Boca Raton	FL	$3,358,000
9809	Orlando - John Young Parkway	Orlando	FL	$3,598,000
9810	Orlando - Maitland - Summit	Orlando	FL	$1,859,000
9811	Atlanta - Marietta - Windy Hill - Int N Pkwy	Atlanta	GA	$1,799,000
9812	Atlanta - Alpharetta - Northpoint	Atlanta	GA	$2,099,000
9813	Indianapolis - Airport - W. Southern Ave.	Indianapolis	IN	$2,519,000
9814	Indianapolis - Northwest - I-465	Indianapolis	IN	$2,339,000
9815	Kansas City - Overland Park - Metcalf	Kansas City	KS	$3,478,000
9816	Kansas City - Lenexa - 87th St.	Kansas City	KS	$2,099,000
9817	Columbia - Columbia Corporate Park	Baltimore	MD	$7,016,000
9818	Detroit - Auburn Hills - Featherstone Rd.	Detroit	MI	$2,699,000
9819	Albuquerque - Rio Rancho Blvd.	Albuquerque	NM	$3,358,000
9820	Las Vegas - East Flamingo	Las Vegas	NV	$4,318,000
9821	Columbus - Polaris	Columbus (OH)	OH	$4,977,000
9822	Columbus - Tuttle	Columbus (OH)	OH	$2,998,000
9823	Portland - Hillsboro	Portland (OR)	OR	$8,155,000
9824	Columbia - Harbison	Columbia (SC)	SC	$2,159,000
9825	Memphis - Wolfchase Galleria	Memphis	TN	$3,538,000
9826	Houston - Med. Ctr. - Braeswood Blvd.	Houston	TX	$6,476,000
9827	Houston - NASA - Bay Area Blvd.	Houston	TX	$2,638,000
9828	Dallas - Plano	Dallas/Ft. Worth	TX	$4,018,000
9829	Austin - Northwest - Research Park	Austin	TX	$3,358,000
9831	Houston - Stafford	Houston	TX	$2,339,000
9832	Austin - Arboretum - North	Austin	TX	$3,898,000
9833	Dallas - Las Colinas - Green Park Dr.	Dallas/Ft. Worth	TX	$2,939,000
9834	Austin - North Central	Austin	TX	$1,979,000
9835	Dallas - North - Park Central	Dallas/Ft. Worth	TX	$2,219,000
9836	Durham - Research Triangle Park - Miami Blvd So	Raleigh/Durham	NC	$2,878,000
9837	Phoenix - Biltmore	Phoenix	AZ	$2,039,000
9838	Phoenix - Scottsdale	Phoenix	AZ	$3,119,000
9839	Pleasanton - Chabot Dr.	Oakland/East Bay	CA	$6,416,000

SCH. VIII-13

9840	San Jose - Airport	San Jose	CA	$10,674,000
9841	Orlando - Convention Center - Pointe Orlando	Orlando	FL	$4,378,000
9842	Orlando - Lake Buena Vista	Orlando	FL	$4,437,000
9843	Atlanta - Lenox	Atlanta	GA	$3,958,000
9844	Atlanta - Marietta - Powers Ferry Rd.	Atlanta	GA	$2,099,000
9845	Atlanta - Perimeter	Atlanta	GA	$2,699,000
9846	Boston - Waltham	Boston	MA	$7,855,000
9847	Boston - Westborough - Computer Dr.	Boston	MA	$4,378,000
9848	Boston - Woburn	Boston	MA	$5,816,000
9849	Piscataway - Rutgers University	Newark (NJ)	NJ	$4,918,000
9850	Washington, D.C. - Chantilly - Airport	DC/No Va/MD	VA	$2,939,000
9851	Washington, D.C. - Fairfax	DC/No Va/MD	VA	$3,658,000
9852	Seattle - Bothell - Canyon Park	Seattle	WA	$4,198,000
9853	Anchorage - Midtown	Alaska	AK	$10,434,000
9854	Bakersfield - Chester Lane	Bakersfield	CA	$3,838,000
9855	San Rafael - Francisco Blvd East	San Rafael	CA	$8,995,000
9856	Atlanta - Gwinnett Place	Atlanta	GA	$2,759,000
9857	Anchorage - Downtown	Alaska	AK	$5,577,000
9858	Fairbanks - Old Airport Road	Alaska	AK	$4,677,000
9859	Juneau - Shell Simmons Drive	Alaska	AK	$5,397,000
9860	Chesapeake - Churchland Blvd.	Norfolk/Va Beach	VA	$2,279,000
9861	Chesapeake - Greenbrier Circle	Norfolk/Va Beach	VA	$3,418,000
9862	Jackson - East Beasley Road	Jackson (MS)	MS	$1,619,000
9863	Destin - US 98 - Emerald Coast Pkwy.	Destin	FL	$3,119,000
9638	Fort Lauderdale - Tamarac	Ft Lauderdale/Boca Raton	FL	$4,539,000
9639	Miami - Airport at Doral	Miami	FL	$9,027,000
9642	Fort Lauderdale - Plantation	Ft Lauderdale/Boca Raton	FL	$5,543,000
9643	Tampa - Brandon	Tampa/St. Petersburg	FL	$4,393,000
9644	St. Petersburg - Clearwater	Tampa/St. Petersburg	FL	$2,967,000
9645	Tampa - North Airport	Tampa/St. Petersburg	FL	$2,353,000
9648	Atlanta - Peachtree Corners	Atlanta	GA	$1,276,000
9661	Baltimore - BWl Airport	Baltimore	MD	$5,462,000
9663	Washington, D.C. - Germantown	DC/No Va/MD	MD	$4,604,000
9684	Raleigh - Crabtree Valley	Raleigh/Durham	NC	$1,513,000
9685	Durham - Research Triangle Park	Raleigh/Durham	NC	$1,019,000
9720	Washington, D.C. - Chantilly	DC/No Va/MD	VA	$3,262,000
9721	Washington, D.C. - Sterling	DC/No Va/MD	VA	$4,186,000
9722	Washington, D.C. - Fairfax - Fair Oaks	DC/No Va/MD	VA	$4,577,000
9723	Washington, D.C. - Falls Church - Merrifield	DC/No Va/MD	VA	$5,913,000
9724	Washington, D.C. - Reston	DC/No Va/MD	VA	$6,912,000
9726	Richmond - Innsbrook	Richmond	VA	$2,454,000

	Total	$2,520,000,000		$3,600,000,000

SCH. VIII-14

SCHEDULE IX

Reserved

SCH. IX-1

SCHEDULE X

(Organizational Chart of Borrower)

Attached.

SCH. X-1

CONFIDENTIAL
Dated as of 11/30/12

EXTENDED STAY HOTELS
STRUCTURE AT CLOSING OF 2012 REFINANCING

Operating Leases
Management Agreement
Trademark License Agreement
Mortgage Borrower
Borrowers, Loan Parties and Beneficial Owners subject to the CMBS and Mezzanine Loan Documents (exclusive of certain bad boy guaranties)
Paulson Funds
Centerbridge Funds
BREP VI Funds
Promote Participants
Profit Interest
ESH Hospitality Holdings LLC
ESH Hospitality LLC[1]
Preferred Shareholders
CP ESH Investors, LLC
Extended Stay LLC[2]
ESH Mezzanine 2 Holdings LLC
Paulson Controlled C Corp
Blackstone Controlled C Corp
ESH Hospitality Strategies Holdings LLC
ESH Hospitality Strategies LLC
HVM Manager Holdco 1 LLC
HVM Manager Holdco 2 LLC
HVM Manager Holdco 3 LLC
HVM Manager 2 LLC (manager)
HVM Member 1 Corp.
HVM Member 2 Corp.
HVM L.L.C.
HVM Canada Hotel Management ULC (an Alberta unlimited liability corporation)
ESH Canada Mezzanine C LLC
ESH Canada Mezzanine B LLC
ESH Canada Mezzanine A LLC
65%
35%
ESA Canada Operating Lessee Inc., an Ontario corporation (Controlled Foreign Corporation)
ESH Mezzanine C LLC
ESH Mezzanine B LLC
ESH Mezzanine A LLC
ESH Canada Mezzanine C-2 LLC
ESH Canada Mezzanine B-2 LLC
ESH Canada Mezzanine A-2 LLC
ESH Mezzanine C-2 LLC
ESH Mezzanine B-2 LLC
ESH Mezzanine A-2 LLC
New ESA Canada Operating Lessee LLC
New ESA P Portfolio Operating Lessee LLC
ESH Strategies Mezzanine B LLC
ESH Strategies Mezzanine A LLC
ESH Strategies Branding LLC
ESH Strategies Franchise LLC
ESH Strategies Holdings LLC
ESA P Portfolio MD Beneficiary L.L.C.
ESA Canada Administrator L.L.C.
ESA Canada Beneficiary L.L.C.
ESA P Portfolio MD Trust
ESA Canada Properties Trust
ESA P Portfolio Operating Lessee Inc. (Taxable Reit Subsidiary)
ESA P Portfolio L.L.C.
ESA P Portfolio MD Borrower L.L.C.
ESA Canada Properties Borrower L.L.C.
ESH/TN Properties L.L.C.

1 LLC made REIT and C Corp tax elections.
2 Extended Stay LLC will serve as the borrower under the revolving credit facility and owns additional subsidiaries not shown on this chart.

8439038

SCHEDULE XI

(Litigation)

None.

SCH. XI-1

SCHEDULE XII

(Condemnations)

	Site Number	City and State	Case Number	Government Entity	Owner	Description

1	41	Maumee, OH	Not Litigated	Ohio Department of Transportation	ESA P Portfolio LLC	DOT is seeking additional right of way for planned widening of Dussel Drive.

2	46	Arlington - SPH, TX	Not Litigated	Texas Department of Transportation	ESA P Portfolio LLC	Initial notice of potential condemnation.

3	111	Chantilly, VA	Not Litigated	Virginia Department of Transportation	ESA P Portfolio LLC	VDOT is beginning the design for widening Route 50 between Lee Road and Poland Road in Fairfax and Loudoun Counties.

4	355	La Mirada, CA	Not Litigated	California Department of Transportation	ESA Properties LLC (n/k/a ESA P Portfolio LLC)	Initial notice of potential condemnation.

5	373	Atlanta, GA	Not Litigated	Georgia Department of Transportation	ESA P Portfolio LLC	DOT is seeking area for a sidewalk project

6	417	Charlotte, NC	Not Litigated	Charlotte Area Transit System	ESA P Portfolio LLC	CATS is planning to extend a light rail system

7	525	Itasca, IL	Not Litigated	Illinois Department of Transportation	BRE/ESA P Portfolio LLC	The Illinois DOT plans to do improvements near O’Hare Airport and is potentially seeking to take the entire hotel property.

8	660	Chicago - Naperville, IL	2012ED000003	Illinois Department of Transportation	BRE ESA Properties LLC (n/k/a ESA P Portfolio LLC)	DOT is seeking to acquire .078 acres and temporary construction easement as part of road widening project.

SCH. XII-1

9	990	Marietta, GA	11-1-1766-99	Georgia Department of Transportation	ESA P Portfolio LLC	The Georgia DOT is looking at the acquisition in fee simple and a permanent easement as a result of the widening of Canton Road. This widening will result in loss of parking and relocating entrance to hotel.

10	1550	Kennesaw, GA	Not Litigated	Georgia Department of Transportation	ESA P Portfolio, LLC f/k/a BRE/ESA P Portfolio, LLC	Settlement paperwork being executed

11	6071	Forth Worth, TX	2011-005581-3	Texas Department of Transportation	ESA P Portfolio TXNC Properties LP (n/k/a ESA P Portfolio LLC)	Resolved DOT acquisition of right of way of .0781 acre

12	6072	Bedford, TX	2011-003912-2	Texas Department of Transportation	ESA P Portfolio LLC	Resolved DOT acquisition of right of way of 626 square feet.

13	9621	Sorrento Mesa, CA	Not Litigated	City of San Diego	ESA P Portfolio LLC	The City of San Diego plans to expand Mira Mesa Boulevard to offer turning lanes and is acquiring 921 sq.ft.

14	9628	Norwalk, CT	Not Litigated	Connecticut Department of Transportation	ESH/HV Properties LLC (n/k/a ESA P Portfolio LLC)	In connection with US Route 7/Route 15 Interchange work, the DOT is seeking to acquire temporary construction and access easements.

15	9634	Altamonte Springs, FL	11-CA-4858-0162-13-L	Florida Department of Transportation	ESH/HV Properties LLC (n/k/a ESA P Portfolio LLC)	The Florida DOT plans to widen State Road 400 and is seeking 7903 square feet.

16	9650	Marietta, GA	11-1-2744-99	Cobb County	ESH/HV Properties LLC (n/k/a ESA P Portfolio LLC)	Settlement paperwork being executed

17	9704	Arlington - HSD, TX	Not Litigated	Texas Department of Transportation	ESA P Portfolio LLC	Initial notice of potential condemnation.

SCH. XII-2

SCHEDULE XIII

(Flood Zone Properties)

Prop. ID	Borrowing Entity	Property	Address	City	State	Zip	Flood Zone	# of Buildings

35	ESA P Portfolio LLC	StudioPlus Suites - Evansville - East	301 Eagle Crest Drive	Evansville	IN	47715	A	1

48	ESA P Portfolio LLC	StudioPlus Suites - South Bend - Mishawaka	4715 North Main	Mishawaka	IN	46545	AE	1

291	ESA P Portfolio LLC	Extended StayAmerica - Roanoke - Airport	2705 Frontage Road	Roanoke	VA	24017	AE	1

547	ESA P Portfolio LLC	Extended StayAmerica - Philadelphia - Airport	9000 Tinicum Boulevard	Philadelphia	PA	19153	AE	1

565	ESA P Portfolio LLC	Extended StayAmerica - Cincinnati - Springdale - North	320 Glensprings Drive	Springdale	OH	45246	AE	1

651	ESA P Portfolio LLC	Extended StayAmerica - New York City - LaGuardia Airport	1830 Whitestone Expressway	Whitestone	NY	11357	AE	1

869	ESA P Portfolio LLC	Extended StayAmerica - Fort Lauderdale - Cypress Creek - Andrews Avenue	5851 North Andrews Avenue Extension	Fort Lauderdale	FL	33309	AH	1

902	ESA P Portfolio LLC	Extended StayAmerica - Phoenix - Chandler	14245 South 50th Street	Phoenix	AZ	85044	A	1

911	ESA P Portfolio LLC	Extended StayAmerica - Los Angeles - Ontario - Airport	3990 East Inland Empire Boulevard	Ontario	CA	91764	AH	1

936	ESA P Portfolio LLC	Extended StayAmerica - Sacramento - Northgate	3825 Rosin Court	Sacramento	CA	95834	AE	1

1563	ESA P Portfolio LLC	Extended Stay Deluxe - Fort Lauderdale - Cypress Creek - Northwest 6th Way	6001 Northwest 6th Way	Fort Lauderdale	FL	33309	AH	1

1623	ESA P Portfolio LLC	Extended StayAmerica - Fort Lauderdale - Plantation	7755 Southwest 6th Street	Fort Lauderdale	FL	33324	AH	1

2649	ESA P Portfolio LLC	Extended StayAmerica - Secaucus - Meadowlands	1 Meadowlands Parkway	Secaucus	NJ	7094	AE	1

4191	ESA P Portfolio LLC	Extended StayAmerica - Detroit - Metropolitan Airport	30325 Flynn Drive	Romulus	MI	48174	A	1

6000	ESA P Portfolio LLC	Extended StayAmerica - New Orleans - Metairie	3300 I-10 Service Road West	Metairie	LA	70001	AE	1

6026	ESA P Portfolio LLC	Extended StayAmerica - Houston - Willowbrook	16939 Tomball Parkway	Houston	TX	77064	AE	1

6166	ESA P Portfolio LLC	Extended StayAmerica - New Orleans - Kenner	2300 Veterans Boulevard	Kenner	LA	70062	AE	1

6195	ESA P Portfolio LLC	Extended StayAmerica - Austin - Northwest - Lakeline Mall	13858 North US Highway 183	Austin	TX	78750	AE	1

8806	ESA P Portfolio LLC	Extended StayAmerica - San Francisco - Belmont	120 Sem Lane	Belmont	CA	94002	A	1

9608	ESA P Portfolio LLC	Homestead Studio Suites - Sacramento - South Natomas	2810 Gateway Oaks Drive	Sacramento	CA	95833	AE	3

9609	ESA P Portfolio LLC	Homestead Studio Suites - San Francisco - San Carlos	3 Circle Star Way	San Carlos	CA	94070	AE	1

9610	ESA P Portfolio LLC	Homestead Studio Suites - San Jose - Downtown	1560 North First Street	San Jose	CA	95112	AH	1

9613	ESA P Portfolio LLC	Homestead Studio Suites - San Jose - Sunnyvale	1255 Orleans Drive	Sunnyvale	CA	94089	AE	3

9637	ESA P Portfolio LLC	Homestead Studio Suites - Boca Raton - Commerce	501 Northwest 77th Street	Boca Raton	FL	33487	A7	3

9677	ESA P Portfolio LLC	Homestead Studio Suites - Hanover - Parsippany	125 Route 10 East	Whippany	NJ	7981	AE	1

9700	ESH/TN Properties LLC	Homestead Studio Suites - Nashville - Airport	727 Mcgavock Pike	Nashville	TN	37214	AE	3

9730	ESA P Portfolio LLC	Homestead Studio Suites - Seattle - Southcenter	15635 West Valley Highway	Tukwila	WA	98188	AH	1

9811	ESA P Portfolio LLC	Extended Stay Deluxe - Atlanta - Marietta - Windy Hill - Interstate North Parkway	2225 Interstate North Parkway	Atlanta	GA	30339	AE	1

9826	ESA P Portfolio LLC	Extended Stay Deluxe - Houston - Medical Center - Reliant Park - Braeswood Boulevard	1301 Braeswood Boulevard	Houston	TX	77030	AE	1

9638	ESA P Portfolio LLC	Fort Lauderdale - Tamarac	3873 West Commercial Blvd	Tamarac	FL	33309	AH	3

9639	ESA P Portfolio LLC	Miami - Airport at Doral	8720 NW 33rd Street	Miami	FL	33172	AH	3

9642	ESA P Portfolio LLC	Fort Lauderdale - Plantation	7550 State Road 84	Davie	FL	33317	AH	3

9644	ESA P Portfolio LLC	St. Petersburg - Clearwater	2311 Ulmerton Rd.	Clearwater	FL	33762	AE	3

SCH. XIII-1

SCHEDULE XIV

(Leases)

1.	Antennae Lease, dated September 22, 2000, between Homestead Village Incorporated and Sprint Spectrum LP.

2.	Antennae Lease, dated May 25, 1994, between Homestead Village Incorporated and Nextel South Corp.

3.	Antennae Lease, dated February 26, 2003, between ESH/TX Properties LP and Voicestream GSM I Operating Co LLC.

4.	Antenna Lease, dated March 16, 2006, between ESH/TXGP LLC and Global Tower LLC.

5.	Antenna Lease, dated December 12, 2005, between ESA Operating Lessee Inc and Global Tower LLC.

6.	Antenna Lease, dated October 26, 2009, between ESA P Portfolio LLC and AboveNet Communications, Inc.; Amendment dated November 20, 2009 between ESA P Portfolio LLC and AboveNet Communications.

7.	Antenna Lease, dated March 20, 2009, between ESH/HV Properties LLC and Global Tower Assets LLC.

8.	Antenna Lease, dated March 23, 2009, between ESA P Portfolio LLC and Global Tower Assets LLC.

9.	Antenna Lease, dated March 17, 2009, between ESA P Portfolio LLC and Global Tower Assets LLC.

10.	Antenna Lease, dated October 26, 2009, between ESA P Portfolio LLC and Global Tower Assets LLC.

11.	Antenna Lease, dated December 17, 2009, between ESA P Portfolio LLC and FPL FiberNet LLC.

12.	Antenna Lease, dated January 24, 2005, between Homestead Village Management LLC and MetroPCS California/Florida Inc.

13.	Oil and Gas Lease, dated November 1, 2009, between ESA P Portfolio TXNC Properties LP and XTO Energy Inc.

14.	Oil and Gas Lease, dated September 1, 2009, between ESA TX Properties LP and XTO Energy Inc.

SCH. XIV-1

15.	Oil and Gas Lease, dated November 1, 2009, between ESA P Portfolio TXNC Properties LP and XTO Energy Inc.

16.	Oil and Gas Lease, dated September 1, 2009, between ESA TX Properties LP and XTO Energy Inc.

17.	Oil and Gas Lease, dated July 29, 1993, between Eight Haggerty Properties II and West Bay Exploration Company.

18.	Billboard Lease, dated June 14, 2005, between BRE/ESA TX Properties LP and The Lamar Companies.

19.	Billboard Lease, dated April 15, 2002, between BRE/ESA Properties LLC and The Lamar Corporation.

20.	Billboard Lease, dated March 29, 1982, between BRE/ESA Properties LLC and National Advertising Company.

21.	Month to month agreement relating to billboard lease between ESA Properties LLC (as successor in interest to ESA Louisiana Inc) and Viacom Outdoor Inc. (as successor to Outdoor Systems Inc. (based on terms of Outdoor Systems Inc. Lease Agreement, dated December 29, 1998, between AMF Bowling Centers Inc. and Outdoor Systems Inc.

22.	Billboard Lease, date July 3, 1996, between BRE/ESA Properties LLC and National Advertising Company.

23.	Billboard Lease, date August 1, 2009, between ESH/HV Properties LLC and Miller Advertising Company.

24.	Billboard Lease, date November 19, 2002, between Prime Hospitality Corp and American Outdoor Advertising.

25.	Lease Assignment and Amending Agreement, dated February , 2009, between Dantessa Italian Restaurant Inc., 1384253 Ontario LTD and ESA Canada Trustee Inc.

26.	Guest Services/Concierge Desk at the hotel at Site 9842, Lake Buena Vista, Orlando, FL rented to All Guest Services, Inc. on a verbal month to month basis.

27.	License Agreement between HVM Canada Hotel Management ULC and Airport Auto Rental Sales & Leasing, dated March 15, 2010.

28.	Parking Lease by and between BRE/HV Properties L.L.C. and Wells Fargo Bank, N.A., dated February 15, 2007.

29.	Parking Lease by and between ESH/HV Properties LLC and TAW Cameron Run LLC, dated December 1, 2008.

SCH. XIV-2

30.	Parking Lease by and between ESA P Portfolio LLC and US Net Tours, dated November 1, 2009.

31.	Parking Lease by and between ESA P Portfolio LLC and 20259 Ventura Affiliates Blvd, dated January 1, 2010.

32.	Parking Lease by and between ESA P Portfolio LLC and Silicon Valley College, dated August 10, 2008.

33.	Parking Lease by and between ESH/HV Properties LLC and UW Medicine Neighborhood Clinics, dated February 1, 2010.

34.	Antenna Lease, dated April 30, 2010, between ESA Properties, LLC and Global Tower Assets, LLC.

35.	Billboard Lease, dated March 26, 2010, between ESA P Portfolio TXNC Properties, LC and Clear Channel Outdoor, Inc. together with Addendum to Billboard Lease dated May 7, 2010 between ESA P Portfolio TXNC LP and Clear Channel Outdoor, Inc.

36.	Billboard Lease, dated February 1, 2010, between ESA Properties, LLC and Adams Outdoor Advertising, Inc.

37.	Billboard Lease, dated June 1, 2010 between ESA P Portfolio, LLC and Foster Interstate Media, Inc.

38.	Billboard Lease (for digital LED), dated June 1, 2010 between ESA P Portfolio, LLC and Foster Interstate Media, Inc.

SCH. XIV-3

SCHEDULE XIV-A

None.

SCH. XIV-4

SCHEDULE XIV-B

None.

SCH. XIV-5

SCHEDULE XV

(Previously Owned Properties)

PROPERTY DISPOSALS SINCE MAY 2004

Our hotel #	0858

Address	2000 Paradise Rd Las Vegas NV 89104

Date disposed	06/2005

Parcel #	162-03-411-012

Our hotel #	0859

Address	4825 Boulder Hwy Las Vegas NV 89121

Date disposed	06/2005

Parcel #	161-17-810-212

Our hotel #	2511

Address	3851 Monroeville Blvd Monroeville PA 15146

Date disposed	01/2007

Parcel #	0743-F-00195-0000-00 0743-K-00361-0000-00

Our hotel #	9031

Address	Cypress CA

Date disposed	06/2004

Parcel #	135-452-13

Our hotel #	9830

Address	1001 S Interstate Hwy 35 Austin TX 75741

Date disposed	11/2006

Parcel #	03-0104-0235-0000

SCH. XV-1

Our hotel #	3527

Address	4700 78th Street West Bloomington, MN 55435

Date disposed	11/2012

Parcel #	06-027-24-21-0011

Notes:

2511 Vacant land at our hotel; we still own hotel

9031 Vacant land; no hotel at this site

SCH. XV-2

SCHEDULE XVI

Reserved

SCH. XVI-1

SCHEDULE XVII

(Required Capital Expenditures)

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Lexington - Patchen Village	$33,452	$38,470	Concrete curbs. Replace, Resolve ADA Issues
Extended Stay America - Lexington - Tates Creek	$14,710	$16,917	Add handrails at two exterior stairs, Resolve ADA Issues
Extended Stay America - Cincinnati - Springdale - Tri-County Mall	$5,696	$6,550	Resolve ADA Issues, Units 114 and 116: Carpet replacement, Unit 321: Repair drywall in bathroom, Swimming pool drain safety device
Extended Stay America - Louisville - Hurstbourne	$5,165	$5,940	Concrete walkways. Replace/repair, Provide handrails at exterior stairs, Resolve ADA Issues
Extended Stay America - Louisville - St. Matthews	$4,795	$5,514	Stair handrails at office stairs, Resolve ADA Issues, Remove and replaced depressed sidewalks
Extended Stay America - Cincinnati - Fairfield	$2,982	$3,429	Resolve ADA Issues, Unit 122 repair bathroom ceiling, Unit 223: Replace tub
Extended Stay America - Columbus - East	$41,235	$47,420	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay America - Dayton - South	$2,931	$3,371	Retaining wall. Patch and monitor, Resolve ADA Issues
Extended Stay America - Columbus - Sawmill Road	$38,655	$44,453	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay America - Knoxville - West Hills	$8,666	$9,966	Resolve ADA Issues
Extended Stay America - Indianapolis - North	$34,813	$40,035	Resolve ADA Issues, Down units. Carpet and paint, Swimming pool drain safety device
Extended Stay America - Memphis - Apple Tree	$3,000	$3,450	Restore down units
Studio Plus - Nashville - Brentwood	$15,225	$17,509	Resolve ADA Issues
Extended Stay America - Indianapolis - Northwest - College Park	$22,687	$26,090	Windows. Repair damaged panes., Resolve ADA Issues
Extended Stay America - Cincinnati - Blue Ash - South	$2,235	$2,570	Resolve ADA Issues, Units 117 and 123: replace carpet
StudioPlus Suites - St. Louis - Airport	$10,650	$12,248	Resolve ADA Issues, Unit 202: walls, doors and hard goods, Unit 325: paint and all flooring replacement, Swimming pool drain safety device

SCH. XVII-1

StudioPlus Suites - Nashville - Elm Hill Pike	$4,511	$5,188	Resolve ADA Issues, Restore two down guest rooms (202 & 301)
Studioplus Suites - St. Louis - Westport	$11,400	$13,110	Resolve ADA Issues, Swimming pool drain safety device
Studio Plus - Greenville - Haywood Mall	$19,050	$21,908	Install handrail at office stairs, Resolve ADA Issues, Down unit repairs, Swimming pool drain safety device
Extended Stay America - Charlotte - Tyvola Road	$21,300	$24,495	Resolve ADA Issues
Studio Plus - Greensboro - Wendover Avenue	$23,206	$26,687	Resolve ADA Issues
Studioplus Suites - Columbia - West	$10,300	$11,845	Water heater. Replace (Gas-fired, 100 gallon), Resolve ADA Issues
Studio Plus - Montgomery - Carmichael Road	$26,700	$30,705	Swimming pool deck. Replace, Resolve ADA Issues
Extended Stay America - Charlotte - University Place	$11,200	$12,880	Resolve ADA Issues, Swimming pool drain safety device
Studio Plus - Birmingham - Inverness	$0	$0
Studio Plus Deluxe - Raleigh - Cary - Harrison Avenue	$11,050	$12,708	Resolve ADA Issues, Unit 117: Bedbugs and repairs, Units 113, 223, and 301: replace carpet, Unit 216 and 301: mold remediation
Studio Plus Suites - Birmingham - Wildwood	$0	$0
Studio Plus Suites - Cincinnati - Florence - I-71/75 - Meijer Drive	$2,606	$2,997	Resolve ADA Issues, Swimming pool drain safety device
StudioPlus - Northwoods Blvd.	$8,475	$9,746	Resolve ADA Issues
Studio Plus - Raleigh - Wake Towne Drive	$14,047	$16,154	Swimming pool. Re-line, Resolve ADA Issues, Down Unit (Guest Room No. 113). Kitchen floor replacement, Down Unit (Guest Room No. 306). Bed bugs, Down Unit (Guest Room No. 311). Replace carpet, Down Unit (Guest Room No. 313). Replace carpet and refrigerator
Studio Plus - Durham - Research Triangle Park	$3,418	$3,931	Resolve ADA Issues, Down units. Return to service
Studio Plus - Jackson - Ridgeland	$1,000	$1,150	Unit 322 and 324: Pest treatment
Studio Plus - Akron - Copley East	$3,576	$4,112	Resolve ADA Issues, Down unit repairs, Swimming pool drain safety device
Studio Plus Suites - Dayton -Fairborn	$0	$0

SCH. XVII-2

Studioplus Suites - Evansville - East	$5,862	$6,741	Resolve ADA Issues, Unit 122: Replace Carpet, Unit 118: Bathrooms repairs, Swimming pool drain safety device
Studioplus Suites - Fort Wayne - North	$12,925	$14,864	Resolve ADA Issues, Swimming pool drain safety device
Studio Plus - Memphis - Cordova	$9,420	$10,833	Masonry. Repoint, Resolve ADA Issues
Studio Plus - Atlanta - Peachtree Corner	$7,500	$8,625	Resolve ADA Issues
StudioPlus Suites - Tulsa - Central	$11,200	$12,880	Resolve ADA Issues, Swimming pool drain safety device
Studioplus Suites - St. Louis - Earth City	$30,195	$34,724	Resolve ADA Issues, Seven Down Units: Replace carpet, vinyl and wall finishes, Structural and Vibration Study - The building is shaken frequently due to blasting from a nearby quarry resulting in cracks in the walls, deterioration of the lightweight concrete topping, flooring issues and separation of perpendicular walls and ceiling. Concrete walkway repair, Pool drain
Studio Plus Suites - Toledo - Maumee	$4,651	$5,349	Reseal windows, Resolve ADA Issues
Studio Plus - Atlanta - Alpharetta - Northpoint East	$10,000	$11,500	Modify Pool Drain System for Anti-Suction, Resolve ADA Issues
StudioPlus Suites - Newport News - I-64 - Jefferson Avenue	$4,650	$5,348	Resolve ADA Issues, Replace down unit flooring and finishes
Studioplus Suites - Richmond - Innsbrook	$3,906	$4,492	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay Deluxe - Dallas - Market Center	$7,500	$8,625	Resolve ADA Issues
Studioplus Suites - Dallas - Arlington	$5,025	$5,779	Resolve ADA Issues, Units 108 and 118 missing drapes, Unit 216 Missing hard and soft goods
Studioplus Deluxe Studios - Cleveland - Airport - North Olmsted - Great Northern Mall	$820	$943	Resolve ADA Issues, Unit 122 - Replace flooring and paint
Studioplus Suites - South Bend - Mishawaka	$0	$0
Extended Stay America - Houston - Northwest	$8,490	$9,764	Resolve ADA Issues
Extended Stay Deluxe - Oklahoma City - Northwest	$1,950	$2,243	Unit 119: Repair finishes from sink leak, Unit 214: Repair/replace tub
Studio Plus - West Little Rock	$3,762	$4,326	Spa pool equipment. Repair or Replace, Resolve ADA Issues, Unit 222: Replace flooring and paint

SCH. XVII-3

Extended Stay Deluxe - Dallas - Plano - Plano Parkway	$975	$1,121	Resolve ADA Issues
Studioplus Suites - Cleveland - Middleburg Heights	$220	$253	Resolve ADA Issues
Studioplus Suites - Omaha - West	$3,757	$4,321	Asphalt paving. Minor repairs, Resolve ADA Issues, Down unit. Bed bugs.
Studioplus Suites - Rockford - East	$0	$0
Extended Stay America - Columbia - Gateway Drive	$10,100	$11,615	Resolve ADA Issues
Studioplus Suites - Des Moines - West Des Moines	$3,820	$4,393	Swimming Pool Anti-entrapment Device. Install., Resolve ADA Issues, Pest control, Unit 113, Carpet, Unit 202
Extended Stay Deluxe - Detroit - Warren	$4,175	$4,801	Resolve ADA Issues
Extended Stay Deluxe - Cleveland - Westlake	$0	$0
StudioPlus - Tallahassee - Killearn	$6,700	$7,705	Resolve ADA Issues, Down Unit (Guest Room No. 321). Carpet replace
Studio Plus - Atlanta - Kennesaw	$10,065	$11,575	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay America - Houston - Medical Center - Reliant Park - La Concha Lane	$7,891	$9,075	Resolve ADA Issues
Extended Stay Deluxe - Macon - North	$8,150	$9,373	Resolve ADA Issues
Extended Stay America - Houston - Westchase - Westheimer	$7,955	$9,148	Resolve ADA Issues
Extended Stay Deluxe - Atlanta - Vinings	$7,500	$8,625	Resolve ADA Issues
Extended Stay America - Spartanburg - Asheville Highway	$8,500	$9,775	Resolve ADA Issues, Down units. Bed Bugs
Extended Stay America - Columbus - Airport	$650	$748	Resolve ADA Issues
Extended Stay America - Raleigh - North Raleigh	$4,850	$5,578	Resolve ADA Issues, Down units
Extended Stay America - Washington, D.C. - Chantilly	$0	$0
Extended Stay America - Charleston - Airport - North Charleston	$4,337	$4,988	Resolve ADA Issues, Down Units. Repair.

SCH. XVII-4

Extended Stay America - Knoxville - Cedar Bluff	$975	$1,121	Resolve ADA Issues
Extended Stay America - Huntsville - U.S. Space and Rocket Center	$325	$374	Resolve ADA Issues
Extended Stay America - Montgomery - Eastern Boulevard	$15,000	$17,250	Repair severely corroded exterior stairs
Extended Stay America - Chattanooga - Airport	$850	$978	Resolve ADA Issues, Down Unit 320
Extended Stay America - Fayetteville - Owen Drive	$1,412	$1,624	Resolve ADA Issues
Extended Stay America - Columbia - Ft. Jackson	$0	$0
Extended Stay America - Greenville - Airport	$3,750	$4,313	Resolve ADA Issues
Extended Stay America - Newport News - Oyster Point	$9,000	$10,350	Repair damaged brick veneer, Resolve ADA Issues, Unit 117: Repair ceiling, Units 217 and 333: Replace flooring, Units 300 and 332: pest treatment, Unit 334: Total overhaul
Extended Stay America - Little Rock - West	$25,326	$29,125	Asphalt pavement. Seal/stripe (SF), Elevator machinery. Repair Allowance (Hydraulic), Resolve ADA Issues
Extended Stay America - Fremont - Newark	$8,000	$9,200	Resolve ADA Issues, Repair down unit #504 (bed bugs)
Extended Stay America - Chicago - Buffalo Grove - Deerfield	$0	$0
Extended Stay America - Mobile - Springhill	$3,975	$4,571	Resolve ADA Issues
Extended Stay America - RDU Airport	$0	$0
Crossland Economy Studios - Nashville - Airport - Briley Parkway	$2,250	$2,588	Resolve ADA Issues
Extended Stay America - St. Louis - St. Peters	$1,450	$1,668	Unit 137: Repair shower, Unit 150: Replace flooring, Unit 201: Replace cooktop
Extended Stay America - Orlando - Convention Center - Westwood Boulevard	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Chesapeake - Greenbrier	$10,700	$12,305	Asphalt pavement. Full depth spot repairs, Repair damaged gutters, Resolve ADA Issues
Extended Stay America - Columbia - West	$1,300	$1,495	Resolve ADA Issues

SCH. XVII-5

Extended Stay America - Wilmington - New Centre Drive	$0	$0
Extended Stay America - Durham - University	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Charlotte - Tyvola Road	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Charleston - Mount Pleasant	$2,225	$2,559	Resolve ADA Issues
Extended Stay America - Asheville - Tunnel Road	$6,550	$7,533	Resolve ADA Issues
Extended Stay America - Raleigh - Cary - Regency Parkway North	$3,450	$3,968	Resolve ADA Issues, Unit 245: Repair phone line, Unit 307 and 313: Replace carpet
Extended Stay America - Fort Wayne - South	$29,806	$34,277	Asphalt pavement. Full depth spot repairs, Metal pole light. Replace (20’ pole), Resolve ADA Issues
Extended Stay America - Greensboro - Wendover Avenue (Big Tree Way	$2,462	$2,831	Resolve ADA Issues
Extended Stay America - Roanoke - Airport	$750	$863	Unit 128: Replace tub
Extended Stay America - Lexington - Nicholasville Road	$9,215	$10,597	Asphalt pavement. Full depth spot repairs, Elevator repairs (per inspection), Resolve ADA Issues, Down unit. Bed bugs.
Extended Stay America - Pensacola - University Mall	$6,656	$7,654	Resolve ADA Issues
Extended Stay America - St. Petersburg - Clearwater	$0	$0
Extended Stay America - Brentwood Nashville South	$2,712	$3,119	Exterior Stairs - Repair, Scrape and Paint, Resolve ADA Issues
Extended Stay Deluxe - Denver - Tech Center South	$11,200	$12,880	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay America - Los Angeles - South	$0	$0
Extended Stay America - Sacramento - Roseville	$500	$575	Repair sidewalk near main entrance
Extended Stay America - Colorado Springs - West	$8,871	$10,202	Concrete walkways. Replace/repair, Asphalt pavement. Full depth spot repairs, Resolve ADA Issues, Trip hazard
Extended Stay America - Nashville - Airport	$5,000	$5,750	Asphalt pavement. Full depth spot repairs

SCH. XVII-6

Extended Stay America - Phoenix - Airport	$0	$0
Extended Stay America - Phoenix - Mesa	$330	$380	Resolve ADA Issues
Extended Stay America - Louisville - Dutchman	$2,000	$2,300	Return Units 212, 220, 222, and 226 to service
Extended Stay America - Fort Lauderdale - Deerfield Beach	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Jackson - North	$1,000	$1,150	Unit 237: pest treatment, Unit 329: replace countertop
Extended Stay America - Portland - Beaverton Eider Ct.	$1,730	$1,990	Resolve ADA Issues
Extended Stay America - Portland - Vancouver	$0	$0
Extended Stay America - Salt Lake City - Sandy	$11,920	$13,708	Asphalt pavement. Full depth spot repairs, Resolve ADA Issues, Down Unit Renovations
Extended Stay America - Los Angeles - LA Mirada	$2,275	$2,616	Resolve ADA Issues
Extended Stay America - Los Angeles - Torrance	$0	$0
Extended Stay America - Pleasant Hill - Buskirk Avenue	$7,006	$8,057	Exterior Walls (EIFS). Spot Repair., Resolve ADA Issues
Extended Stay America - Salt Lake City - West Valley Center	$12,765	$14,680	Asphalt pavement. Full depth spot repairs, Concrete pavement. Repair, Resolve ADA Issues
Extended Stay America - Winston-Salem - Hanes Mall Boulevard	$1,425	$1,639	Resolve ADA Issues, Unit 317: faucet repair and lamp replacement
Extended Stay America - Charlotte - Pineville - Park Rd.	$11,675	$13,426	Asphalt pavement. Full depth spot repairs, Resolve ADA Issues
Extended Stay America - Atlanta - Clairmont	$3,675	$4,226	Central fire alarm panel. Replace to meet Fire Inspection Violations
Extended Stay America - Salt Lake City - Union Park	$600	$690	Unit 331: Replace floor finishes
Extended Stay America - Gainesville - I-75	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Atlanta - Marietta - Windy Hill	$0	$0
Extended Stay America - Orange County - Lake Forest	$5,025	$5,779	Resolve ADA Issues
Extended Stay America - Portland - Gresham	$0	$0

SCH. XVII-7

Extended Stay America - Seattle - Federal Way	$1,300	$1,495	Resolve ADA Issues
Extended Stay America - Richmond - West Broad Street - Glenside East	$5,425	$6,239	Resolve ADA Issues, Down unit. Repair/replace finishes in unit 234 and 324, Down unit. Replace broken toilet and flange in unit 331, Down unit. Repair ceiling finishes in unit 231, Down unit. Replace entrance door lock
Crossland Studios - Albuquerque - Northeast	$1,200	$1,380	Asphalt reslope and repair
Extended Stay America - Phoenix - Peoria	$1,951	$2,244	Resolve ADA Issues
Extended Stay America - Charlotte - University Place	$106	$122	Resolve ADA Issues
Extended Stay America - Seattle - Renton	$1,300	$1,495	Resolve ADA Issues
Crossland Studios - Sacramento - Point East Drive	$2,562	$2,946	Resolve ADA Issues, Down unit repair
Extended Stay America - Memphis - Sycamore View	$6,000	$6,900	Resolve ADA Issues, Restore down units
Extended Stay America - Philadelphia - Bensalem	$5,706	$6,562	Concrete walkways. Replace/repair, Resolve ADA Issues
Crossland Studios - Philadelphia - Maple Shade	$27,700	$31,855	Metal trim. Replace, Exterior Stairs. Repair, Resolve ADA Issues
Extended Stay America - Philadelphia - Cherry Hill	$1,000	$1,150	Unit 316 and 318: Pest treatment
Extended Stay America - Philadelphia - Malvern - Great Valley	$0	$0
Extended Stay America - Washington, D.C. - Sterlin	$0	$0
Extended Stay America - Philadelphia - Mount Laurel - Crawford Place	$300	$345	Resolve ADA Issues
Extended Stay America - Virginia Beach - Independence Boulevard	$14,371	$16,527	Asphalt pavement. Overlay/stripe, Repair concrete steps, Resolve ADA Issues, Down units. Restore
Extended Stay America - Fresno - North	$0	$0
Extended Stay America - Orange County - Huntington Beach	$1,800	$2,070	Units 214, 221, 310: Replace carpet
Extended Stay America - Albany - Capital	$15,400	$17,710	Asphalt pavement. Full depth spot repairs, Repair gutters and downspouts, Metal Insulated Ductwork. Replace., Resolve ADA Issues

SCH. XVII-8

Extended Stay America - Rochester - Henrietta	$9,952	$11,445	Asphalt pavement. Full depth spot repairs, EIFS. Repair, Metal Insulated Ductwork. Replace., Resolve ADA Issues
Extended Stay America - Syracuse - Dewitt	$9,626	$11,070	Asphalt composition shingles. Repair, Dumpster Enclosure. Replace wood gates., Resolve ADA Issues, Repair trip hazard, Electrical wiring. Install conduits
Extended Stay America - Pittsburgh - Carnegie	$14,560	$16,744	Replace wood guardrail, Replace metal guardrail, Resolve ADA Issues, Fire Doors - repair, adjust,
Extended Stay America - Chicago - Downers Grove	$0	$0
Extended Stay America - Kansas City - Overland Park	$0	$0
Extended Stay America - Kansas City - Airport	$0	$0
Extended Stay America - Chicago - Itasca	$0	$0
Extended Stay America - Merrillville - US Route 30	$31,495	$36,219	Asphalt pavement. Overlay/stripe, Concrete curbs. Replace, Concrete walkways. Replace/repair, Resolve ADA Issues
Crossland Studios - Detroit - Livonia	$15,973	$18,369	Asphalt pavement. Seal/stripe, Asphalt pavement. Overlay/stripe, Resolve ADA Issues
Extended Stay America - Chicago - Rolling Meadows	$0	$0
Extended Stay America - Chicago - Burr Ridge	$0	$0
Extended Stay America - Chicago - Elmhurst	$0	$0
Extended Stay America - Philadelphia - Airport	$0	$0
Extended Stay America - Detroit - Madison Heights	$2,580	$2,967	Resolve ADA Issues
Extended Stay America - Akron - Copley - West	$1,826	$2,100	EIFS. Repair, Resolve ADA Issues
Extended Stay America - Buffalo - Amherst	$10,626	$12,220	Concrete walkways. Replace/repair, Asphalt pavement. Full depth spot repairs, Resolve ADA Issues
Extended Stay America - Cincinnati - Sharonville	$1,500	$1,725	Restore down unit.
Extended Stay America - Milwaukee - Wauwatosa	$2,576	$2,962	Resolve ADA Issues

SCH. XVII-9

Extended Stay America - Kansas City - South	$6,225	$7,159	Resolve ADA Issues, Down Unit. Repair damaged finishes in RM 228, Down Unit. Replace bed in RM 340
Crossland Studios - Kansas City - Independence	$11,875	$13,656	Retaining Wall. Repair (CMU), Resolve ADA Issues, Down Unit Repair. Bed Bugs
Extended Stay America - Toledo - Holland	$220	$253	Resolve ADA Issues
Extended Stay America - Cincinnati - Springdale - I-275	$3,000	$3,450	Down units. Repair
Extended Stay America - Edison - Raritan Center	$6,781	$7,798	Resolve ADA Issues, Concrete curbs. Modify curb detail to remove trip hazard
Extended Stay America - Boston - Danvers	$1,518	$1,746	Resolve ADA Issues
Extended Stay America - Columbus - North	$650	$748	Resolve ADA Issues
Extended Stay America - Detroit - Sterling Heights	$2,381	$2,738	Resolve ADA Issues
Extended Stay America - Cincinnati - Florence I-71/75 Turfway Rd.	$0	$0
Extended Stay America - Long Island - Bethpage	$2,175	$2,501	Resolve ADA Issues
Extended Stay America - Chicago - Gurnee	$0	$0
Extended Stay America - Princeton - South Brunswick	$2,400	$2,760	Concrete walkways. Replace/repair, Resolve ADA Issues
Extended Stay America - New York City - LaGuardia Airport	$2,067	$2,377	Resolve ADA Issues
Extended Stay America - Baltimore - BWI Airport	$0	$0
Extended Stay America - Cincinnati - Covington	$0	$0
Extended Stay America - Chicago - Naperville	$0	$0
Extended Stay America - Detroit - Ann Arbor - Briarwood Mall	$2,820	$3,243	Resolve ADA Issues
Extended Stay America - Detroit - Auburn Hills - I-75	$3,000	$3,450	Resolve ADA Issues
Extended Stay America - Chicago - O’Hare	$0	$0
Extended Stay America - Appleton - Fox Cities	$7,183	$8,260	EIFS. Repair, Resolve ADA Issues

SCH. XVII-10

Extended Stay America - Detroit - Novi - Haggerty Rd.	$1,000	$1,150	Down unit. Inspect for bedbugs
Extended Stay America - Columbus - Dublin	$4,475	$5,146	Resolve ADA Issues, Units 223 and 323, treat for bedbugs
Extended Stay America - St. Louis - Airport	$3,200	$3,680	Down unit. Repair.
Extended Stay America - Red Bank - Middletown	$4,625	$5,319	Concrete walkways. Replace/repair, Resolve ADA Issues
Extended Stay America - Columbia - Columbia 100 Parkway	$0	$0
Extended Stay America - St. Louis - Westport	$6,925	$7,964	Repair landings, Resolve ADA Issues
Extended Stay America - Springfield - South	$4,025	$4,629	Resolve ADA Issues, Unit 124: carpet and soft goods, Unit 332: Repair cracked tub
Extended Stay America - Madison - West	$522	$600	Resolve ADA Issues
Extended Stay America - Minneapolis - Bloomington	$1,718	$1,976	Resolve ADA Issues, Down unit repairs
Extended Stay America - Minneapolis - Eden Prairie	$3,250	$3,738	Resolve ADA Issues
Extended Stay America - Minneapolis - Maple Grove	$8,850	$10,178	Asphalt pavement. Full depth spot repairs, Resolve ADA Issues, Down units - Allowance for drywall repairs, Down units - Bed Bugs, Down units - Missing furniture due to bed bugs
Extended Stay America - Minneapolis - Airport - Eagan	$1,892	$2,176	Resolve ADA Issues, Down unit repairs
Extended Stay America - Rockford - East	$0	$0
Crossland Studios - Chicago - Waukegan	$0	$0
Extended Stay America - Long Island - Melville	$1,631	$1,876	Resolve ADA Issues
Extended Stay America - Rochester - Greece	$12,901	$14,836	Asphalt pavement. Full depth spot repairs, Concrete walkways. Replace/repair, Metal Insulated Ductwork. Replace., Resolve ADA Issues
Extended Stay America - Washington, D.C. - Landover	$4,326	$4,975	Resolve ADA Issues, Remove Trip Hazard
Extended Stay America - Washington, D.C. - Alexandria - Landmark	$756	$869	Resolve ADA Issues

SCH. XVII-11

Extended Stay America - Detroit - Farmington Hills	$6,400	$7,360	Asphalt pavement. Full depth spot repairs, Resolve ADA Issues, Bring Unit 336 back to serviceability. Bed bugs, Bring Unit 146 back to serviceability. Plumbing repairs, Bring Unit 144 back to serviceability. Carpet replacement
Extended Stay America - Milwaukee - Waukesha	$326	$375	Resolve ADA Issues
Extended Stay America - Atlanta - Duluth	$0	$0
Extended Stay America - Tampa - Temple Terrace	$650	$748	Resolve ADA Issues
Extended Stay America - Seattle - Kent	$1,300	$1,495	Resolve ADA Issues
Extended Stay America - Tacoma - Fife	$0	$0
Extended Stay America - Seattle - Tukwila	$1,625	$1,869	Resolve ADA Issues
Extended Stay America - Seattle - Lynnwood	$106	$122	Resolve ADA Issues
Extended Stay America - Seattle - Everett - North	$0	$0
Crossland Studios - Spokane - Valley	$0	$0
Extended Stay America - Seattle - Bellevue - Downtown	$0	$0
Extended Stay America - Boise - Airport	$9,171	$10,547	Resolve ADA Issues
Extended Stay America - Tacoma South	$0	$0
Crossland Studios - Eugene - Springfield	$2,200	$2,530	Resolve ADA Issues, Unit 105 and 110, down unit repairs
Crossland Studios - Phoenix - West	$7,955	$9,148	Asphalt pavement. Full depth spot repairs, Asphalt pavement. Seal/stripe (SF)
Extended Stay America - Los Angeles - Valencia	$1,625	$1,869	Resolve ADA Issues
Extended Stay America - Las Vegas - Valley View	$12,365	$14,220	Resolve ADA Issues
Extended Stay America - Las Vegas - Boulder Highway	$11,000	$12,650	Restore 5 down units, Structural Study - Structural movement at the northeast corner of the building, concrete sidewalk spalling and differential settlement at the ground level.

SCH. XVII-12

Extended Stay America - Ft Lauderdale - Cypress	$8,706	$10,012	Resolve ADA Issues, Mini Horns. Replace, Fire sprinkler heads. Replace painted and corroded heads
Extended Stay America - Tulsa - Central	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Oklahoma City - Airport	$4,200	$4,830	Resolve ADA Issues, Down Unit, Flooring Repair.
Extended Stay America - Jacksonville - Lenoir Ave	$7,076	$8,137	Resolve ADA Issues, Restore down units
Crossland Studios - Denver - Cherry Creek	$1,500	$1,725	Restore down unit
Extended Stay America - El Paso - Airport	$750	$863	Resolve ADA Issues
Extended Stay America - San Jose - Milpitas	$0	$0
Extended Stay America - Denver - Lakewood South	$5,707	$6,563	Repair concrete decking, Resolve ADA Issues
Extended Stay America - Phoenix - Chandler	$0	$0
Extended Stay America - Sacramento - White Rock Road	$925	$1,064	Resolve ADA Issues
Extended Stay America - Los Angeles - Ontario - Airport	$1,625	$1,869	Resolve ADA Issues
Extended Stay America - Los Angeles - Arcadia	$0	$0
Extended Stay America - Bakersfield - California Avenue	$0	$0
Extended Stay America - Livermore - Airway Boulevard	$0	$0
Extended Stay America - Los Angeles - Long Beach	$750	$863	Resolve ADA Issues
Extended Stay America - Sacramento - Northgate	$80,100	$92,115	Foundation repair at stair towers, Resolve ADA Issues, Down unit repair
Extended Stay America - Sacramento - Arden Way	$5,412	$6,224	Resolve ADA Issues, Down unit repair
Extended Stay America - Phoenix - Scottsdale	$0	$0
Extended Stay America - San Diego - Oceanside	$0	$0
Extended Stay America - Los Angeles - San Dimas	$650	$748	Resolve ADA Issues

SCH. XVII-13

Extended Stay America - Santa Rosa - South	$350	$403	Resolve ADA Issues
Extended Stay America - Tucson - Grant Road	$106	$122	Resolve ADA Issues
Crossland Studios - Tucson - Butterfield Drive	$3,606	$4,147	Resolve ADA Issues, Restore down units
Extended Stay America - Santa Barbara - Calle Real	$8,750	$10,063	Resolve ADA Issues, Structural/Water Infiltration Study
Crossland Economy Studios - Shreveport - Bossier City	$391	$450	Resolve ADA Issues
Crossland Studios - Lake Charles - Sulphur	$4,800	$5,520	Resolve ADA Issues, Structural Study - Units 228 and 130 were down due to an unknown structural movement issue
Home Town Inn - Atlanta - Marietta - Canton	$30,318	$34,866	Balcony guardrails. Replace (Metal pipe), Resolve ADA Issues
Extended Stay America - Atlanta - Jimmy Carter	$45,425	$52,239	Balcony guardrails. Replace, Resolve ADA Issues, Down guestroom-bed bugs, Allowance to repair down unit.
Extended Stay America - Atlanta - Norcross	$41,300	$47,495	Balcony guardrails. Replace spacing 5 inch spacing across 2400 lf, Resolve ADA Issues, Down guestroom-bed bugs, Structural Study - The second story walkway in the vicinity of rooms 221-223 in building C appears to be sagging.
Extended Stay America - Atlanta - Riverdale	$25,818	$29,691	Balcony guardrails. Replace (Metal pipe), Resolve ADA Issues
Extended Stay America - Denver - Lakewood West	$12,606	$14,497	Repair concrete balconies, Upgrade Pool Drain, Resolve ADA Issues
Extended Stay America - Kansas City - Lenexa - 95th Street	$0	$0
Extended Stay America - Atlanta - Lawrenceville	$31,500	$36,225	Balcony guardrails. Replace (Wood), Resolve ADA Issues
Extended Stay Deluxe - Hartford - Farmington	$1,471	$1,692	Resolve ADA Issues
Extended Stay Deluxe - Boston - Westborough - East Main Street	$28,650	$32,948	Allowance for retaining wall repairs, Hot water piping, Repair, Resolve ADA Issues, Repair concrete walk tripping hazard
Extended Stay America - Boston - Westborough - Connector Road	$3,150	$3,623	Resolve ADA Issues, Down Unit Repairs
Extended Stay America - Boston - Tewksbury	$65	$75	Resolve ADA Issues
Extended Stay America - Boston - Braintree	$390	$449	Resolve ADA Issues

SCH. XVII-14

Extended Stay America - Boston - Nashua	$0	$0
Extended Stay America - Portland - Scarborough	$7,426	$8,540	Asphalt pavement. Overlay/stripe, Concrete walkways. Replace/repair, Window. Replace cracked window.
Extended Stay America - Providence - Warwick	$2,500	$2,875	Mold. Remediate.
Extended Stay America - Providence - Airport - West Warwick	$0	$0
Extended Stay America - Hartford - Manchester	$500	$575	Unit 314: Repair water damage from repaired roof leak
Extended Stay America - Hartford - Meriden	$326	$375	Resolve ADA Issues
Extended Stay America - Providence - East Providence	$0	$0
Extended Stay America - Boston - Norton	$326	$375	Resolve ADA Issues
Extended Stay Deluxe - Ottawa - Downtown	$45,419	$52,232	Resolve ADA Issues
Extended Stay Deluxe - Toronto - Vaughan	$34,957	$40,201	Resolve ADA Issues
Extended Stay Deluxe - St. John’s - Downtown	$0	$0
Crossland Studios - Winston - Salem - University Parkway	$1,500	$1,725	Unit 200: Repair window leak, Unit 136 and 315: Replace bathroom floor due to mold
Extended Stay America - Atlanta - Alpharetta - Rock Mill Road	$0	$0
Extended Stay America - Atlanta - Morrow	$0	$0
Crossland Studios - Fort Lauderdale - Commercial Boulevard	$8,106	$9,322	Resolve ADA Issues, Down unit repairs, Strobe/horn. Replace
Crossland Studios - Durham - Research Triangle Park	$1,700	$1,955	Resolve ADA Issues, Install GFCI Switches at sink locations
Crossland Economy Studios - Orlando - University of Central Florida Area	$7,980	$9,177	Resolve ADA Issues
Extended Stay America - Atlanta - Kennesaw Town Center	$0	$0

SCH. XVII-15

Extended Stay America - Jacksonville - Riverwalk	$7,851	$9,029	Resolve ADA Issues, Sprinkler Head Survey, Sprinkler Head Survey
Extended Stay America - Fort Lauderdale - Cruiseport - Airport	$106	$122	Resolve ADA Issues
Extended Stay America - Ft Lauderdale - Cypress Creek - NW 6th Way	$1,106	$1,272	Resolve ADA Issues, Strobe/Horn. Syncronize strobes, Fire sprinkler heads. Replace painted heads
Extended Stay Deluxe - Daytona Beach - International Speedway	$19,503	$22,428	Asphalt pavement. Seal/stripe (SF), Resolve ADA Issues
Extended Stay Deluxe - Jacksonville - Lenoir Ave South	$12,526	$14,405	Resolve ADA Issues, Sprinkler Head Survey
Extended Stay Deluxe - Melbourne - Airport	$6,301	$7,246	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay Deluxe - West Palm Beach - Northpoint	$3,206	$3,687	Resolve ADA Issues
Extended Stay America - Tampa - Airport - Memorial	$7,720	$8,878	Resolve ADA Issues
Extended Stay Deluxe - Durham - Research Triangle Park - Miami Boulevard - North	$2,400	$2,760	Resolve ADA Issues, Units 111, 211: Replace flooring
Extended Stay America - Charlotte - Pineville - Pineville Matthews Rd.	$23,125	$26,594	Resolve ADA Issues
Extended Stay Deluxe - Raleigh - Cary - Regency Parkway South	$0	$0
Extended Stay Deluxe - Orlando - Universal Studios	$15,576	$17,912	Resolve ADA Issues
Extended Stay America - Jacksonville - Camp Lejeune	$1,200	$1,380	Down units. Repairs/carpeting
Extended Stay America - Greensboro - Airport	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Atlanta - Perimeter - Crestline	$0	$0
Extended Stay Deluxe - Fayetteville - Cross Creek Mall	$1,306	$1,502	Resolve ADA Issues
Extended Stay Deluxe - Richmond - West Broad Street - Glenside West	$10,806	$12,427	Roof leak. Repair, Resolve ADA Issues, Bed bug infestation, Exterminate and refurbish, Down unit. Refurbish unit
Extended Stay America - Miami - Airport - Doral - 25th Street (NW 21 Ter)	$3,800	$4,370	Resolve ADA Issues

SCH. XVII-16

Extended Stay America - Orlando - Universal Studios (Major Blvd)	$6,876	$7,907	Resolve ADA Issues
Extended Stay America - Orlando - Maitland - Pembrook Drive	$877	$1,009	Resolve ADA Issues, Down unit 108. Bed bugs
Extended Stay America - Orlando - Lake Mary	$1,526	$1,755	Resolve ADA Issues
Extended Stay America - Washington, D.C. - Fairfax - Fair Oaks	$3,500	$4,025	Metal door. Replace, Resolve ADA Issues, Restore Down Unit (Bed Bugs)
Extended Stay America - Fort Lauderdale - Plantation	$4,231	$4,866	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay America - Orlando - Maitland	$7,606	$8,747	Resolve ADA Issues
Extended Stay Deluxe - Orlando - Convention Center - 6443 Westwood Boulevard	$17,986	$20,684	Resolve ADA Issues
Extended Stay America - Columbus - Bradley Park	$3,100	$3,565	Resolve ADA Issues
Extended Stay America - Miami - Coral Gables	$0	$0
Extended Stay America - Miami - Brickwell - Port of Miami	$15,000	$17,250	Resolve ADA Issues
Extended Stay Deluxe - Miami - Airport - Doral - 25th Street	$260	$299	Resolve ADA Issues
Extended Stay America - Savannah - Midtown	$500	$575	Down guestroom-bed bugs
Extended Stay America - Tampa - Airport - Spruce Street	$220	$253	Resolve ADA Issues
Extended Stay America - Washington, D.C. - Springfield	$756	$869	Resolve ADA Issues
Extended Stay America - Washington, D.C. - Herndon - Dulles	$975	$1,121	Resolve ADA Issues
Extended Stay America - Lynchburg - University Boulevard	$1,187	$1,365	Resolve ADA Issues
Extended Stay America - Hampton - Coliseum	$0	$0
Extended Stay America - Washington, D.C. - Centreville	$2,115	$2,432	Resolve ADA Issues, Unit 101: Replaced damaged finishes

SCH. XVII-17

Extended Stay America - Baltimore - Timonium	$0	$0
Extended Stay America - Washington, D.C. - Germantown	$0	$0
Extended Stay America - Philadelphia - Exton	$0	$0
Extended Stay America - Rutherford/Met Life Stadium	$3,100	$3,565	Resolve ADA Issues
Extended Stay America - Pittsburgh - Monroeville	$756	$869	Resolve ADA Issues
Extended Stay America - Ramsey - Upper Saddle River	$2,565	$2,950	Resolve ADA Issues, Unit 311 pest treatment, Unit 213. Replace finishes
Extended Stay America - Philadelphia - Mount Laurel - Pacilli Place	$0	$0
Extended Stay America - Pittsburgh - Airport	$650	$748	Resolve ADA Issues
Extended Stay America - Philadelphia - Airport (Bartram Ave)	$0	$0
Extended Stay America - Washington, D.C. - Gaithersburg - North	$0	$0
Extended Stay America - Washington, D.C. - Gaithersburg - South	$0	$0
Extended Stay America - Frederick	$925	$1,064	Concrete walkways. Replace/repair, Resolve ADA Issues
Extended Stay America - White Plains - Elmsford	$5,325	$6,124	Concrete deck cracks. Repair and seal, Resolve ADA Issues
Extended Stay America - Lexington Park - Patuxent Naval Air Station	$6,380	$7,337	Concrete curbs and walkways. Replace, Resolve ADA Issues
Extended Stay America - Allentown - Bethlehem	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Secaucus - Met Life Stadium	$4,491	$5,165	Resolve ADA Issues
Extended Stay America - Elizabeth - Newark International Airport	$1,525	$1,754	Resolve ADA Issues
Extended Stay America - Somerset - Franklin	$6,325	$7,274	Sheet vinyl. Replace (Commercial), Resolve ADA Issues, Unit 323 and 337: pest treatment

SCH. XVII-18

Extended Stay America - Philadelphia - Horsham -Welsh Rd.	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Philadelphia - Plymouth Meeting	$2,700	$3,105	Resolve ADA Issues, Bed Bug Treatment
Extended Stay America - Princeton - West Windsor	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Annapolis - Womack Drive	$0	$0
Extended Stay America - Fishkill - Westage Center	$3,926	$4,515	Asphalt pavement. Full depth spot repairs, Resolve ADA Issues
Extended Stay America - Pittsburgh - West Mifflin	$2,210	$2,542	Resolve ADA Issues
Extended Stay America - Mt. Olive - Budd Lake	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Baltimore - Glen Burnie	$0	$0
Extended Stay America - Baltimore - Laurel - Ft. Meade	$0	$0
Extended Stay America - Baltimore - Bel Air - Aberdeen	$0	$0
Extended Stay America - Des Moines - Urbandale	$2,950	$3,393	Concrete pavement. Repair, Unit 304: pest treatment
Extended Stay America - Minneapolis - Brooklyn Center	$3,500	$4,025	Down units - Allowance for miscellaneous repairs
Extended Stay America - Minneapolis - Woodbury	$2,925	$3,364	Resolve ADA Issues
Extended Stay America - Rochester - South	$1,218	$1,401	Resolve ADA Issues, Down unit repairs
Extended Stay America - Rochester - North	$600	$690	Down unit repairs - Replace carpet
Extended Stay America - Champaign - Urbana	$2,175	$2,501	Concrete walkways. Replace/repair, Asphalt composition shingles. Replace, Resolve ADA Issues
Extended Stay America - Grand Rapids - Kentwood	$9,450	$10,868	Cost allowance to repair laundry valve boxes, Cost allowance to repair condensate leak and damaged finishes, Resolve ADA Issues, Down unit - Replace Carpet
Extended Stay America - Indianapolis - Airport	$5,300	$6,095	Resolve ADA Issues, Down Unit Repair. Hard goods, Carpet.
Extended Stay America - Cincinnati - Blue Ash - North	$1,400	$1,610	Resolve ADA Issues, Unit 347: Shower repair

SCH. XVII-19

Extended Stay America - Chicago - Lansing	$0	$0
Extended Stay America - Columbus - Easton	$6,740	$7,751	Resolve ADA Issues
Extended Stay America - St. Louis - O’Fallon, IL	$600	$690	Resolve ADA Issues, Down Unit, Repair
Extended Stay America - Chicago - Romeoville	$0	$0
Extended Stay America - Columbus - Worthington	$3,975	$4,571	Resolve ADA Issues, Provide TV in down unit
Extended Stay America - Chicago - Woodfield Mall	$0	$0
Extended Stay America - Indianapolis - Castleton	$2,900	$3,335	Soffit panel. Repair., Resolve ADA Issues, Down units. Replace Carpet.
Extended Stay Deluxe - Madison - West	$17,947	$20,639	Concrete curbs. Replace, Asphalt pavement. Full depth spot repairs, Resolve ADA Issues
Extended Stay America - Detroit - Ann Arbor - University South	$5,550	$6,383	Asphalt pavement. Overlay/stripe, Resolve ADA Issues
Extended Stay Deluxe - Chicago - Lombard - Oak Brook	$500	$575	Resolve ADA Issues
Extended Stay America - Detroit - Novi - Orchard Hill Place	$975	$1,121	Resolve ADA Issues
Extended Stay America - Chicago - Darien	$0	$0
Extended Stay Deluxe - Chicago - O’Hare	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Cleveland - Brooklyn	$0	$0
Extended Stay America - Chicago - Lisle	$0	$0
Extended Stay America - Chicago - Hanover Park	$5,000	$5,750	Resolve ADA Issues
Extended Stay America - Chicago - Hillside	$0	$0
Extended Stay America - Dayton - North	$0	$0
Extended Stay America - Chicago - Skokie	$2,600	$2,990	Resolve ADA Issues
Extended Stay America - Chicago - Vernon Hills - Lake Forest	$0	$0

SCH. XVII-20

Extended Stay America - Cleveland - Beachwood - Orange Place	$1,650	$1,898	Down unit repairs
Extended Stay America - Detroit - Canton	$2,154	$2,477	Dumpster approach slab. Replace, Resolve ADA Issues
Extended Stay America - Chicago - Schaumburg	$0	$0
Extended Stay America - Detroit - Metropolitan Airport	$11,602	$13,342	Asphalt pavement. Seal/stripe, Asphalt pavement. Overlay/stripe
Extended Stay America - Detroit - Southfield - I-696	$11,735	$13,495	Asphalt pavement. Overlay/stripe, Resolve ADA Issues
Extended Stay America - Detroit - Roseville	$765	$880	Resolve ADA Issues
Extended Stay America - Peoria - North	$100	$115	Resolve ADA Issues
Extended Stay America - South Bend - Mishawaka	$16,391	$18,850	Asphalt pavement. Full depth spot repairs, Asphalt pavement. Seal/stripe (SF), Resolve ADA Issues
Extended Stay America - Detroit - Dearborn	$0	$0
Extended Stay America - Bloomington - Normal	$3,250	$3,738	Resolve ADA Issues
Extended Stay America - Chicago - Midway	$0	$0
Extended Stay America - Memphis - Mount Moriah	$106	$122	Resolve ADA Issues
Extended Stay America - Memphis - Quail Hollow	$212	$244	Resolve ADA Issues
Extended Stay America - Nashville - Vanderbilt	$3,675	$4,226	Resolve ADA Issues, Down units. Restore
Extended Stay America - New Orleans - Metairie	$1,520	$1,748	Resolve ADA Issues
Crossland Studios - Baton Rouge - Sherwood Forest	$9,266	$10,656	Repair detached Vinyl siding and Reseal upper floor walkways., Kitchen cabinets. Replace (Composite), Resolve ADA Issues, Down Unit (Guest Room No. 114). Replace shower and missing furnishings.
Crossland Studios - Houston - Northwest	$3,250	$3,738	Resolve ADA Issues
Extended Stay America - Houston - Westchase - Richmond	$3,215	$3,697	Resolve ADA Issues

SCH. XVII-21

Crossland Studios - Houston - West Oaks	$2,300	$2,645	Resolve ADA Issues, Down Rooms. Bed Bugs
Extended Stay America - Dallas - Richardson	$0	$0
Crossland Studios - Dallas - Mesquite	$3,000	$3,450	Units 120, 122, 219: treat for bedbugs, Unit 329: overhaul following long term tenant
Extended Stay America - Houston - Willowbrook - Hwy 249	$6,550	$7,533	Resolve ADA Issues
Extended Stay America - Austin - Arboretum	$1,950	$2,243	Resolve ADA Issues
Crossland Studios - Austin - West	$11,170	$12,846	Concrete. Install sealant, Concrete pavement. Repair, Resolve ADA Issues, Down unit. Window repair, Down unit. Replace flooring, Down Unit. Remove bed bugs, Down unit. Drywall repair, Down unit. Missing hard and soft goods
Extended Stay America - Houston - The Woodlands	$1,000	$1,150	Restore down unit
Extended Stay America - Austin - Round Rock - North	$5,915	$6,802	Resolve ADA Issues, Restore Down units. Bed Bugs
Crossland Studios - Dallas - Irving	$0	$0
Crossland Economy Studios - Kansas City - Northeast -Worlds of Fun	$10,200	$11,730	Stained Trim Replace/Refinish, Resolve ADA Issues, Down Unit Repair - Furnishings, Down Unit Repair - Flooring
Extended Stay America - Lafayette - Airport	$0	$0
Extended Stay America - Houston - Galleria - Westheimer	$650	$748	Resolve ADA Issues
Extended Stay America - Houston - Greenway Plaza	$6,550	$7,533	Resolve ADA Issues
Extended Stay America - Austin - Downtown - 6th Street	$18,500	$21,275	Ground cover / fill, Clear downspout debris/Clean facade, Ceramic tile replace, reception vestibule, Windows, replace balances
Extended Stay America - Oklahoma City - Northwest Expressway	$1,525	$1,754	Resolve ADA Issues
Extended Stay America - Houston - NASA	$6,550	$7,533	Resolve ADA Issues
Extended Stay America - Houston - Katy Freeway	$6,550	$7,533	Resolve ADA Issues

SCH. XVII-22

Studioplus Suites - Dallas - Farmers Branch	$9,750	$11,213	Resolve ADA Issues
Extended Stay Deluxe - Corpus Christi - Staples	$7,500	$8,625	Resolve ADA Issues
Extended Stay Deluxe - Fort Worth - Fossil Creek	$0	$0
Extended Stay Deluxe - Dallas - Bedford	$1,400	$1,610	Dumpster enclosure. Replace (CMU)
Extended Stay America - Dallas - Lewisville	$650	$748	Resolve ADA Issues
Extended Stay America - Houston - Greenspoint	$325	$374	Resolve ADA Issues
Studioplus Suites - El Paso - West	$12,000	$13,800	Irrigation system. Repair, Retaining wall. Repair (Stone), Resolve ADA Issues
Extended Stay America - Austin - Metro	$870	$1,001	Resolve ADA Issues
Extended Stay Deluxe - Dallas - Las Colinas - Meadow Creek Drive	$2,500	$2,875	Resolve ADA Issues
Extended Stay Deluxe - San Antonio - Colonnade	$0	$0
Extended Stay Deluxe - Fort Worth - City View	$325	$374	Resolve ADA Issues
StudioPlus Suites - Wichita - East	$11,250	$12,938	Concrete walkways. Replace/repair, Resolve ADA Issues, Down Unit Rehabilitation - Bed Bugs, Swimming pool drain safety device
Crossland Studios - Fort Worth - Fossil Creek	$16,200	$18,630	Resolve ADA Issues, Down Unit. Remove bed bugs
Extended Stay America - Fort Worth - City View	$650	$748	Resolve ADA Issues
Extended Stay America - Fayetteville - Springdale	$47,335	$54,435	Sewer line and asphalt repairs, Resolve ADA Issues, Restore Down Units
Extended Stay America - New Orleans - Kenner	$8,370	$9,626	Resolve ADA Issues, Down units 335, 348 and 353
Extended Stay America - Baton Rouge - Citiplace	$712	$819	Resolve ADA Issues
Extended Stay America - Amarillo - West	$975	$1,121	Resolve ADA Issues
Extended Stay America - Laredo - Del Mar	$3,250	$3,738	Resolve ADA Issues
Extended Stay America - Waco - Woodway	$0	$0

SCH. XVII-23

Extended Stay America - Austin - Southwest	$325	$374	Resolve ADA Issues
Extended Stay America - Lubbock - Southwest	$975	$1,121	Resolve ADA Issues
Extended Stay America - Austin - Northwest - Lakeline Mall	$165	$190	Resolve ADA Issues
Extended Stay America - Columbia - Stadium Boulevard	$1,850	$2,128	Resolve ADA Issues
Extended Stay America - Austin - Round Rock - South	$1,975	$2,271	Resolve ADA Issues, Repair down unit
Crossland Studios - Salem - North	$2,600	$2,990	Balcony guardrails. Replace (Metal pipe), Down unit repairs
Extended Stay America - Seattle - Bothell - West	$7,500	$8,625	Resolve ADA Issues
Crossland Studios - Seattle - Kent - Des Moines	$0	$0
Crossland Economy Studios - Tacoma - Puyallup	$0	$0
Crossland Studios - Tacoma - Hosmer	$0	$0
Extended Stay America - Seattle - Everett - Silverlake	$0	$0
Extended Stay America - Olympia - Tumwater	$0	$0
Extended Stay America - Seattle - Mukilteo	$500	$575	Down unit repairs
Extended Stay America - Billings - Westend	$0	$0
Extended Stay America - Seattle - Northgate	$0	$0
Extended Stay America - Great Falls - Missouri River	$15,926	$18,315	Packaged Terminal Air Conditioner (PTAC). Replace, Elevator Equipment - replace emergency light and alarm bell, Remedy elevator equipment room temperature issue, Commercial dishwasher. Replace small under-counter unit, Common area laundry dryer. Replace, Resolve ADA Issues, Down unit repairs
Crossland Studios - Colorado Springs - Airport	$1,500	$1,725	Down units. Restore.
Crossland Studios - Denver - Thornton	$5,106	$5,872	Resolve ADA Issues, Asphalt pavement. Full depth repair

SCH. XVII-24

Extended Stay America - Albuquerque - Rio Rancho	$537	$618	Resolve ADA Issues
Crossland Studios - Denver - Airport - Aurora	$1,665	$1,915	Resolve ADA Issues, Allowance to make drywall repairs to down units
Extended Stay America - Albuquerque - Airport	$2,500	$2,875	Resolve ADA Issues
Extended Stay America - Denver - Westminster	$1,145	$1,317	Resolve ADA Issues
Extended Stay America - Denver - Park Meadows	$165	$190	Resolve ADA Issues
Extended Stay America - Reno - South Meadows	$1,625	$1,869	Resolve ADA Issues
Extended Stay America - Phoenix - Deer Valley	$6,000	$6,900	Asphalt pavement. Seal/stripe (SF), Asphalt pavement. Full depth spot repairs
Extended Stay America - Los Angeles - Torrance Harbor Gateway	$1,300	$1,495	Resolve ADA Issues
Crossland Studios - Fresno - West	$1,500	$1,725	Unit 235: water and pet damage
Extended Stay America - San Jose - Morgan Hill	$2,500	$2,875	Unit 319: Repair subfloor at entry
Extended Stay America - Oakland - Alameda Airport	$2,500	$2,875	Resolve ADA Issues
Extended Stay America - San Diego - Hotel Circle	$0	$0
Extended Stay America - Dublin - Hacienda Drive	$0	$0
Extended Stay America - Los Angeles - Woodland Hills	$6,624	$7,618	Resolve ADA Issues
Extended Stay America - Los Angeles - LAX Airport	$1,300	$1,495	Resolve ADA Issues
Extended Stay America - Santa Rosa - North	$0	$0
Extended Stay America - Union City - Dyer Street	$15,275	$17,566	Resolve ADA Issues
Extended Stay America - Oakland - Alameda	$2,775	$3,191	Resolve ADA Issues
Extended Stay America - Oakland - Emeryville	$6,975	$8,021	Add ventilation to elevator equipment room, Resolve ADA Issues, Down units. Repair
Extended Stay America - Fremont - Warm Springs	$500	$575	Repair down unit

SCH. XVII-25

Extended Stay America - San Jose - Santa Clara	$0	$0
Extended Stay America - San Jose - Edenvale - North	$0	$0
Extended Stay America - Richmond - Hilltop Mall	$975	$1,121	Resolve ADA Issues
Extended Stay America - Orange County - Anaheim Convention Center	$500	$575	Repair Unit 224
Extended Stay America - San Ramon - Bishop Ranch - East	$7,500	$8,625	Resolve ADA Issues
Extended Stay Deluxe - San Jose - Edenvale - South	$925	$1,064	Resolve ADA Issues, Unit 119: Replace carpet
Extended Stay America - Orange County - John Wayne Airport	$1,500	$1,725	Resolve ADA Issues
Extended Stay America - Los Angeles - Burbank Airport	$10,000	$11,500	Repair down units
Extended Stay America - San Diego - Mission Valley - Stadium	$13,000	$14,950	Valve replacement - faulty units, Down unit repairs - Water damaged units, Down unit repairs - Bed bugs
Extended Stay America - Stockton - March Lane	$0	$0
Extended Stay America - Sacramento - Vacaville	$2,500	$2,875	Unit 318: Pest control, Unit 120: plumbing back-up repair, Unit 319: Replacement of mattress and maintenance, Unit 327: Replace PTAC
Extended Stay America - San Francisco - Belmont	$0	$0
Extended Stay America - Orange County - Katella Avenue	$0	$0
Extended Stay America - Orange County - Yorba Linda	$3,000	$3,450	Resolve ADA Issues
Extended Stay America - Palm Springs - Airport	$7,500	$8,625	Resolve ADA Issues
Extended Stay America - San Diego - Carlsbad Village by the Sea	$2,500	$2,875	Swimming pool drain safety device
Extended Stay America - Temecula - Wine Country	$500	$575	Down unit repairs - Bed bugs
Extended Stay America - Orange County - Anaheim Hills	$5,000	$5,750	Repair five down units due to sprinkler break
Extended Stay America - Los Angeles - Chino Valley	$0	$0

SCH. XVII-26

Extended Stay America - Los Angeles - Simi Valley	$0	$0
Extended Stay America - Sacramento - Elk Grove	$0	$0
Extended Stay America - Stockton - Tracy	$0	$0
Extended Stay America - Fairfield - Napa Valley	$325	$374	Resolve ADA Issues
Extended Stay America - Los Angeles - Carson	$975	$1,121	Resolve ADA Issues
Extended Stay America - Sacramento - West Sacramento	$0	$0
Extended Stay America - Los Angeles - Northridge	$0	$0
Homestead Studio Suites Hotel - Birmingham - Perimeter Park South	$1,326	$1,525	EIFS. Repair, Resolve ADA Issues
Homestead Studio Suites - Phoenix - Mesa	$1,000	$1,150	Down unit repairs
Homestead Studio Suites - Phoenix - Metro Center	$0	$0
Homestead Studio Suites - Phoenix - Airport - Tempe	$0	$0
Homestead Studio Suites - Phoenix - Scottsdale	$0	$0
Extended Stay America - Fremont - Fremont Boulevard South	$500	$575	Repair down unit
Extended Stay America - San Jose - Milpitas (Cypress Dr)	$0	$0
Extended Stay America - San Jose - Mountain View	$1,106	$1,272	Resolve ADA Issues, Down unit. Repair
Homestead Studio Suites - Sacramento - South Natomas	$0	$0
Extended Stay America - San Francisco - San Carlos	$326	$375	Resolve ADA Issues
Extended Stay America - San Jose - Downtown	$0	$0
Extended Stay America - San Francisco - San Mateo - SFO	$1,326	$1,525	Resolve ADA Issues, Restore down unit

SCH. XVII-27

Extended Stay America - San Ramon - Bishop Ranch	$5,000	$5,750	Down unit. Repair
Extended Stay America - San Jose - Sunnyvale	$0	$0
Extended Stay America - Los Angeles - Glendale	$650	$748	Resolve ADA Issues
Extended Stay America - Los Angeles - LAX Airport - El Segundo	$0	$0
Extended Stay America - Los Angeles - Monrovia	$5,730	$6,590	Concrete walkways. Replace/repair, Resolve ADA Issues
Extended Stay America - Los Angeles - Torrance	$0	$0
Extended Stay America - Orange County - Brea	$300	$345	Concrete walkways. Replace/repair
Extended Stay America - Orange County - Cypress	$325	$374	Resolve ADA Issues
Extended Stay America - Orange County - Irvine Spectrum	$650	$748	Resolve ADA Issues
Extended Stay America - San Diego - Sorrento	$1,950	$2,243	Resolve ADA Issues
Extended Stay America - San Diego - Mission Valley	$975	$1,121	Resolve ADA Issues
Homestead Studio Suites - Denver - Aurora	$1,495	$1,719	Resolve ADA Issues, Down unit. Repair
Homestead Studio Suites - Denver - Cherry Creek	$0	$0
Homestead Studio Suites - Denver - Tech Center South - Greenwood Village	$6,656	$7,654	Asphalt pavement. Seal/stripe (SF), Resolve ADA Issues, Mold Assessment - Suspect mold growth was observed in the electrical room. The area affected by the suspect mold was approximately 20 square feet in size.
Homestead Studio Suites - Denver - Tech Center South - Inverness	$3,150	$3,623	Resolve ADA Issues
Homestead Studio Suites - Denver - Tech Center - North	$2,937	$3,378	Asphalt pavement. Full depth spot repairs, Resolve ADA Issues
Extended Stay America - Norwalk - Stamford	$14,165	$16,290	Resolve ADA Issues
Extended Stay America - Shelton - Fairfield County	$0	$0
Extended Stay America - Newark - Christiana	$7,747	$8,909	Resolve ADA Issues, Down Unit (Bed Bugs). Repair

SCH. XVII-28

Homestead Suites - Jacksonville - Baymeadows	$8,251	$9,489	Resolve ADA Issues, Restore down unit
Homestead Studio Suites Hotel - Jacksonville - Salisbury Road	$15,476	$17,797	Resolve ADA Issues, Restore down units
Homestead Studio Suites Hotel - Jacksonville - Southside	$4,871	$5,602	Resolve ADA Issues, Down unit rehabilitation
Homestead Suites - Orlando - Altamonte Springs	$5,000	$5,750	Replace photocell, Restore down unit (215), Restore down unit (306)
Homestead Suites - Orlando - Lake Mary (1040 Greenwood)	$46,825	$53,849	Address HVAC condensation issue in first floor exit corridor and replace fire damper, Resolve ADA Issues, Restore down units with cracked tub/shower stalls, Restore down units resultant of dishwasher line leak
Homestead Studio Suites - Orlando - John Young Parkway	$7,500	$8,625	Resolve ADA Issues
Homestead Studio Suites - Boca Raton - Commerce	$1,200	$1,380	Resolve ADA Issues
Homestead Studio Suites - Miami - Airport - Blue Lagoon	$990	$1,139	Resolve ADA Issues
Homestead Studio Suites - Miami - Airport - Miami Springs	$650	$748	Resolve ADA Issues
Homestead Studio Suites - Atlanta - Cumberland Mall	$1,200	$1,380	Resolve ADA Issues
Homewood Studio Suites - Atlanta - Perimeter	$0	$0
Homestead Studio Suites Hotel - Atlanta - Marietta - Powers Ferry Road	$0	$0
Homestead Studio Suites - Chicago - Naperville	$0	$0
Homestead Studio Suites - Chicago - Lombard - Oak Brook	$0	$0
Homestead Studio Suites - Chicago - Schaumburg	$0	$0
Homestead Studio Suites - Chicago - Vernon Hills - Lincolnshire	$0	$0
Homestead Studio Suites - Chicago - Westmont - Oak Brook	$0	$0

SCH. XVII-29

Homestead Studio Suites - Indianapolis - Northwest	$1,850	$2,128	Resolve ADA Issues
Homestead Studio Suites - Kansas City - Overland Park	$0	$0
Homestead Studio Suites - Kansas City - Shawnee Mission	$7,200	$8,280	Resolve ADA Issues, Down Unit Rehabilitation
Homestead Studio Suites - Louisville - Alliant Drive	$540	$621	Resolve ADA Issues
Extended Stay America - Annapolis - Admiral Cochrane Drive	$2,000	$2,300	Resolve ADA Issues
Extended Stay America - Washington, D.C. - Rockville	$5,873	$6,754	Concrete walkways. Replace/repair, Resolve ADA Issues
Homestead Studio Suites - Boston - Burlington	$3,000	$3,450	Fan Coil and Condensing Unit. Replace (1.5 ton), Resolve ADA Issues
Homestead Studio Suites - Boston - Marlborough	$38,225	$43,959	Concrete walkways. Replace/repair, Boiler. Replace (Gas-fired, Cast iron, 500,000 BTH/hr), Central fire alarm panel. Replace., Sprinkler System. Contractor Inspection/Repairs, Exterior screen. Install., Resolve ADA Issues, Guest Room 109. Replace damaged cabinets
Homestead Studio Suites - Boston - Peabody	$11,425	$13,139	Pool Natatorium Dehumidifier, Resolve ADA Issues, Ceiling Crack Repair
Homestead Studio Suites - Boston - Waltham	$2,550	$2,933	Concrete walkways. Replace/repair, Repair and re-surface concrete dumpster pad, Resolve ADA Issues
Extended Stay America - Detroit - Auburn Hills - University Drive	$750	$863	Resolve ADA Issues
Extended Stay America - Detroit - Southfield - Northwestern Hwy.	$1,300	$1,495	Resolve ADA Issues
Homestead Studio Suites - Minneapolis - Airport - Eagan	$3,225	$3,709	Resolve ADA Issues, Units 102, 303 and 319: Replace flooring and paint
Homestead Studio Suites - Minneapolis - Eden Prairie	$650	$748	Resolve ADA Issues
Homestead Studio Suites - Kansas City - Country Club Plaza	$3,700	$4,255	Resolve ADA Issues
Homestead Studio Suites - Kansas City - Airport	$10,000	$11,500	Resolve ADA Issues, Swimming pool drain safety device
Homestead Studio Suites - St. Louis - Airport	$4,300	$4,945	Resolve ADA Issues, Down Unit, Repair, Down Unit with pet issues, Repair

SCH. XVII-30

Homestead Studio Suites - St. Louis - Westport	$5,000	$5,750	Water Softening Equipment. Replace., Resolve ADA Issues
Homestead Studio Suites - Las Vegas - Midtown	$2,125	$2,444	Concrete walkways. Replace/repair, Resolve ADA Issues
Extended Stay America - Hanover - Parsippany	$9,625	$11,069	Storage Tank. 200-gallons. Replace., Metal door. Replace, Resolve ADA Issues, Concrete walkways. Replace/repair
Extended Stay America - Meadowlands - Met Life Stadium	$5,522	$6,350	Guardrail. Wood. Replace, Resolve ADA Issues
Extended Stay America - Secaucus - New York City Area	$0	$0
Extended Stay America - Woodbridge - Edison	$220	$253	Resolve ADA Issues
Extended Stay America - Fishkill - Route 9	$8,706	$10,012	Drainage devices. Replace, Concrete walkways. Replace/repair, Water heater. Replace (Gas-fired, 100 gallon), Resolve ADA Issues
Extended Stay America - Charlotte - Airport	$13,375	$15,381	Resolve ADA Issues
Homestead Studio Suites - Durham - University (Ivy Creek Blvd)	$1,730	$1,990	Resolve ADA Issues
Homestead Studio Suites - Duke Raleigh North - Wake Forest Rd.	$1,200	$1,380	Resolve ADA Issues
Homestead Studio Suites - Raleigh - Northeast - Capital Blvd.	$15,012	$17,264	Resolve ADA Issues, Down unit 217
Homestead Studio Suites - Cincinnati - Blue Ash - Reed Hartman	$10,000	$11,500	Resolve ADA Issues, Swimming pool drain safety device
Homestead Studio Suites - Cleveland - Airport - North Olmsted - Airport	$7,770	$8,936	Asphalt pavement. Full depth spot repairs, Resolve ADA Issues, Unit 139 and 331: Carpet and paint
Homestead Studio Suites - Cleveland - Beachwood - Chagrin Blvd.	$47,275	$54,366	Asphalt pavement. Full depth spot repairs, Exterior walls. Paint (per unit), Exterior walls, EIFS spot repairs, Remediate mold at laundry storage, Unit 229: Seal and paint ceiling
Extended Stay America - Portland - Beaverton	$500	$575	Down unit repairs - pest remediation
Extended Stay America - Portland - Tigard	$2,125	$2,444	Resolve ADA Issues, Unit 126: Ceiling repairs
Extended Stay America - Philadelphia - Horsham Dresher Rd.	$15,750	$18,113	Repair loose wheel stops, Boiler. Replace (Gas-fired, Cast iron, 1,275 MBH)

SCH. XVII-31

Extended Stay America - Philadelphia - King of Prussia	$1,000	$1,150	Concrete walkways. Replace/repair, Downspouts. Replace
Extended Stay America - Philadelphia - Malvern - Swedesford Rd.	$7,825	$8,999	Resolve ADA Issues
Homestead Studio Suites - Providence - Airport	$1,200	$1,380	Concrete walkways. Replace/repair
Homestead Studio Suites - Charleston - Airport	$9,012	$10,364	Resolve ADA Issues
Homestead Studio Suites - Memphis - Airport	$1,500	$1,725	Repair trip hazard at side walk
Homestead Studio Suites - Memphis - Poplar	$13,765	$15,830	Resolve ADA Issues, Down unit repairs - fire/water damaged units
Homestead Studio Suites - Music City	$7,500	$8,625	Resolve ADA Issues
Homestead Studio Suites - Nashville - Franklin - Cool Springs	$1,920	$2,208	Resolve ADA Issues, Replace carpet in units 219 and 221, Treat Room 106 for pest infestation
Extended Stay America - Austin - Arboretum - South	$325	$374	Resolve ADA Issues
Extended Stay America - Austin - Downtown - Town Lake	$1,037	$1,193	Allowance to find and remediate the cause of standing water in the mechanical room, Resolve ADA Issues
Extended Stay America - Dallas - Arlington	$0	$0
Homestead Studio Suites - Dallas - Las Colinas - Carnaby Street	$0	$0
Homestead Studio Suites - Dallas - DFW Airport North	$1,150	$1,323	Resolve ADA Issues, Down Unit 203. Return to service
Homestead Studio Suites - Dallas - North Addison - Tollway	$7,700	$8,855	Resolve ADA Issues, Down unit renovation, Units 128 and 159, Down unit renovation, Units 127 and 265, Down unit renovation, Unit 148
Homestead Studio Suites - Dallas - North - Park Central	$2,000	$2,300	Resolve ADA Issues
Homestead Studio Suites - Dallas - Plano	$11,000	$12,650	Resolve ADA Issues, Down unit. Replace hard goods
Homestead Studio Suites - Dallas - Plano - Plano Parkway	$0	$0
Homestead Studio Suites - Dallas - Richardson	$17,848	$20,525	Spa Pool. Repair/replace, Resolve ADA Issues, Down unit 112. Return to service, Structural Studies - investigate observed movement at lobby and pool.

SCH. XVII-32

Homestead Studio Suites - Fort Worth - Medical Center	$0	$0
Extended Stay America - Houston - Galleria - Uptow	$65	$75	Resolve ADA Issues
Extended Stay America - Houston - Medical Center - Reliant Park - Fannin Street	$5,115	$5,882	Resolve ADA Issues
Extended Stay America - Houston - Willowbrook	$326	$375	Resolve ADA Issues
Homestead Studio Suites - San Antonio - Airport	$2,100	$2,415	Down unit repairs
Homestead Studio Suites - Salt Lake City - Mid Valley	$35,290	$40,584	Asphalt pavement. Seal/stripe (SF), Asphalt pavement. Full depth spot repairs, Exterior Walls(EFIS). Spot Repairs, EIFS. Repair, Resolve ADA Issues, Replace Missing FF&E and floor coverings
Homestead Studio Suites - Salt Lake City - Sugar House	$2,940	$3,381	Resolve ADA Issues
Extended Stay America - Washington, D.C. - Alexandria - Eisenhower Ave.	$2,287	$2,630	Resolve ADA Issues, Unit 138: Seal and paint ceiling
Extended Stay America - Washington, D.C. - Tysons Corner	$1,650	$1,898	Resolve ADA Issues, Restore Down Unit (Missing Furnishings)
Homestead Studio Suites - Richmond - Midlothian	$2,500	$2,875	Moisture infiltration study to identify point of entry, recommend repairs and estimate costs.
Extended Stay America - Seattle - Bellevue - Factoria	$3,000	$3,450	Restore down unit 204 - bed bugs, Structural Study - The exterior corridors on building #3 exhibit significant water damage
Extended Stay America - Seattle - Redmond	$1,000	$1,150	Restore down units 106 & 453 - bed bugs
Extended Stay America - Seattle - Southcenter	$0	$0
Homestead Studio Suites - Milwaukee - Brookfield	$196	$225	Resolve ADA Issues
Extended Stay Deluxe - Phoenix - Midtown	$7,606	$8,747	Resolve ADA Issues
Extended Stay America - Phoenix - Chandler - East Chandler Boulevard	$11,606	$13,347	Resolve ADA Issues, Down Unit. Allowance to restore to proper function
Extended Stay America - Phoenix - Metro Center	$7,712	$8,869	Resolve ADA Issues

SCH. XVII-33

Extended Stay America - Phoenix - Airport - East Oak Street	$8,150	$9,373	Resolve ADA Issues
Extended Stay Deluxe - Denver - Aurora	$10,550	$12,133	Vinyl, guest laundry, Resolve ADA Issues, Unit 126 and 128 drywall repair, Unit 206 pest treatment, Unit 210: Repair drywall after roof leak, Unit 346: Replace mattresses and finishes
Extended Stay America - Denver - Tech Center - North	$12,817	$14,740	Concrete tread replacement, Remediate mold and replace damaged finishes, Resolve ADA Issues, Unit 201: Down due to pet damage, Structural Study - The poured in place concrete retaining wall exhibits signs of rotation and cracking.
Extended Stay Deluxe - Jacksonville - Deerwood Park	$13,575	$15,611	Water storage tank. Replace., Resolve ADA Issues
Extended Stay Deluxe - Tampa - Airport - North Westshore Boulevard	$7,826	$9,000	Resolve ADA Issues
Extended Stay Deluxe - Fort Lauderdale - Cypress Creek - Park North	$7,500	$8,625	Resolve ADA Issues
Extended Stay Deluxe - Orlando - John Young Parkway	$23,926	$27,515	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay Deluxe - Orlando - Maitland - Summit	$8,106	$9,322	Resolve ADA Issues, Down unit 160
Extended Stay Deluxe - Atlanta - Marietta - Interstate North Parkway	$7,500	$8,625	Resolve ADA Issues
Extended Stay Deluxe - Atlanta - Alpharetta - Northpoint West	$7,500	$8,625	Resolve ADA Issues
Extended Stay Deluxe - Indianapolis - Airport - West Southern Avenue	$7,096	$8,160	Resolve ADA Issues, Unit 221: Replace hard goods, Swimming pool drain safety device
Extended Stay Deluxe - Indianapolis - Northwest - I-465	$33,894	$38,978	Earthwork. Regrade, Asphalt pavement. Overlay/stripe, Asphalt pavement. Seal/stripe (SF), Pool drain. Install compliant safety devices., Resolve ADA Issues, Down unit. Repair.
Extended Stay Deluxe - Kansas City - Overland Park - Metcalf	$3,700	$4,255	Resolve ADA Issues
Extended Stay America - Kansas City - Lenexa - 87th Street	$11,200	$12,880	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay America - Columbia - Columbia Corporate Park	$2,500	$2,875	Swimming pool drain safety device

SCH. XVII-34

Extended Stay America - Detroit - Auburn Hills - Featherstone Road	$9,043	$10,399	Inspect flashing and caulking at joint between CMU and EIFS surfaces, Remove and Replace windows, check flashing, Resolve ADA Issues, Units 121 and 155: Repair ceiling damage, Unit 146: Replace flooring
Extended Stay Deluxe - Albuquerque - Rio Rancho Boulevard	$0	$0
Extended Stay Deluxe - Las Vegas - East Flamingo	$6,000	$6,900	Resolve ADA Issues
Extended Stay Deluxe - Columbus - Polaris	$24,445	$28,112	Paver walkway repair, Pool Drain safety cover, Resolve ADA Issues
Extended Stay Deluxe - Columbus - Tuttle	$975	$1,121	Resolve ADA Issues
Extended Stay America - Portland - Hillsboro	$8,500	$9,775	Resolve ADA Issues, Fire Code violations. Repair
Extended Stay Deluxe - Columbia - Harbison	$8,800	$10,120	Resolve ADA Issues
Extended Stay Deluxe - Memphis - Wolfchase Galleria	$16,545	$19,027	Asphalt pavement. Full depth spot repairs, Resolve ADA Issues, Restore Down Units
Extended Stay America - Houston - Medical Center - Reliant Park - Braeswood Boulevard	$65	$75	Resolve ADA Issues
Extended Stay America - Houston - NASA - Bay Area Boulevard	$61,755	$71,018	Window and frame. Replace (Aluminum, Sliding), Resolve ADA Issues
Extended Stay Deluxe - Dallas - Plano	$12,125	$13,944	Resolve ADA Issues. Restore down units
Extended Stay America - Austin - Northwest - Research Park	$15,065	$17,325	Broken window and frame. Replace (Aluminum, Sliding), Resolve ADA Issues, Down units. Repair
Extended Stay America - Houston - Stafford	$7,500	$8,625	Resolve ADA Issues
Extended Stay America - Austin - Arboretum - North	$7,500	$8,625	Resolve ADA Issues
Extended Stay Deluxe - Dallas - Las Colinas - Green Park Drive	$2,925	$3,364	Resolve ADA Issues
Extended Stay America - Austin - North Central	$46,900	$53,935	Retaining wall. Repair (Stone), Nonoperational Fan Coil and Condensing Unit. Replace, Resolve ADA Issues, Down units. Repair.

SCH. XVII-35

Extended Stay America - Dallas - North - Park Central	$2,925	$3,364	Resolve ADA Issues
Extended Stay Deluxe - Durham - Research Triangle Park - Miami Boulevard - South	$5,491	$6,315	Resolve ADA Issues, Down Unit (Guest Room No. 147). Carpet replace
Extended Stay Deluxe - Phoenix - Biltmore	$19,712	$22,669	Resolve ADA Issues, Repair Down Units
Extended Stay Deluxe - Phoenix - Scottsdale	$0	$0
Extended Stay America - Pleasanton - Chabot Drive	$7,500	$8,625	Resolve ADA Issues
Extended Stay America - San Jose - Airport	$7,500	$8,625	Resolve ADA Issues
Extended Stay Deluxe - Orlando - Convention Center - Pointe Orlando	$15,656	$18,004	Resolve ADA Issues, Down Unit (Guest Room No. 143). Bed Bug Repair., Down Unit (Guest Room No. 201). Pet Cleaning Repair and/or Replace.
Extended Stay Deluxe - Orlando - Lake Buena Vista	$2,500	$2,875	Mold Assessment - Suspect visible mold was observed in unit 138.
Extended Stay America - Atlanta - Lenox	$4,125	$4,744	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay Deluxe - Atlanta - Marietta - Wildwood	$2,500	$2,875	Swimming pool drain safety device
Extended Stay Deluxe - Atlanta - Perimeter - Peachtree Dunwoody	$2,500	$2,875	Swimming pool drain safety device
Extended Stay Deluxe - Boston - Waltham	$21,450	$24,668	Swimming pool deck. Repair/Replace, Resolve ADA Issues, Swimming pool drain safety device
Extended Stay Deluxe - Boston - Westborough - Computer Drive	$21,000	$24,150	Pool Fence. Replace, Resolve ADA Issues, Repair Unit 201 shower valve, Swimming pool drain safety device, Replace/repair, Concrete walkways and ramp at entrance to the site
Extended Stay Deluxe - Boston - Woburn	$405,241	$466,027	Asphalt pavement. Overlay/stripe, Gutters. Replace, Carpet. Replace (Renovations), Walls/ceilings. Paint (Renovations), Swimming pool safety drains. Install., Soft Goods. Replace (Renovations), Guest Room Hard Goods. Replace (Renovations), Guest room microwave. Replace, Flat screen television. Install, Resolve ADA Issues, Complete guest room renovations.
Extended Stay America - Piscataway - Rutgers University	$1,500	$1,725	Units 107 and 220: treatment for bedbugs, Unit 144: Repair leak damaged area
Extended Stay America - Washington, D.C. - Chantilly - Dulles Airport	$12,156	$13,979	Concrete walkways. Replace/repair, EIFS. Repair, Resolve ADA Issues

SCH. XVII-36

Extended Stay America - Washington, D.C. - Fairfax	$0	$0
Extended Stay America - Seattle - Bothell - Canyon Park	$7,500	$8,625	Resolve ADA Issues
Extended Stay Deluxe - Anchorage - Midtown	$856	$984	Resolve ADA Issues, Down unit. Replace PTAC.
Extended Stay America - Bakersfield - Chester Lane	$0	$0
Extended Stay America - San Rafael - Francisco Boulevard East	$15,000	$17,250	Resolve ADA Issues
Extended Stay Deluxe - Atlanta - Gwinnett Place	$2,500	$2,875	Swimming pool drain safety device
Extended Stay Deluxe - Anchorage - Downtown	$10,000	$11,500	Resolve ADA Issues, Down rooms. Repair/replace
Extended Stay Deluxe - Fairbanks - Old Airport Way	$7,771	$8,937	Resolve ADA Issues
Extended Stay Deluxe - Juneau - Shell Simmons Drive	$7,565	$8,700	Resolve ADA Issues
Extended Stay America - Chesapeake - Churchland Boulevard	$0	$0
Extended Stay America - Chesapeake - Greenbrier Circle	$780	$897	Resolve ADA Issues
Extended Stay Deluxe - Jackson - East Beasley Road	$8,600	$9,890	Resolve ADA Issues, Unit 237: pest treatment, Unit 329: Missing countertop
Extended Stay America - Destin - US98 - Emerald Coast Pkwy	$1,106	$1,272	Resolve ADA Issues
Homestead Studio Suites - Peachtree Corners	$5,700	$6,555	Guestroom Spaces - replacement of damaged finishes, ADA Compliance
Homestead Studio Suites - Miami - Airport at Doral	$75,500	$86,825	Exterior Walls, Repair Piping, Replace Domestic Hot Water
Homestead Studio Suites Hotel - Washington, D.C. - Fairfax - Fair Oaks	$3,500	$4,025	Refurbish/Repair Exterior Walls, ADA Compliance
Homestead Studio Suites Washington, D.C. - Germantown	$42,900	$49,335	Stop Sign at Egress, Replace Paving and Parking, Repair Flatwork, Exterior Stairs and Railings, Replace Roof Drainage, Repair Fire Sprinklers and Sandpipes, Replace/Repair Guestroom Spaces, ADA Compliance

SCH. XVII-37

Homestead Studio Suites - Tampa - Brandon	$1,050	$1,208	ADA Compliance
Homestead Studio Suites - Washington, D.C. - Reston	$0	$0
Homestead Studio Suites Hotel - Durham - Research Triangle Park	$8,500	$9,775	Repair Substructure, Replace Guestroom Spaces
Homestead Studio Suites Hotel - Tampa - North Airport	$1,050	$1,208	ADA Compliance
Homestead Studio Suites Hotel - Ft. Lauderdale - Tamarac	$171,220	$196,903	Repair Exterior Walls, Replace Piping, Repair Fire Sprinklers and Standpipes, Refurbish Guestroom Spaces - replace damaged finishes
Homestead Studio Suites Hotel - Washington, D.C. - Sterling	$0	$0
Homestead Studio Suites Baltimore - BWl Airport	$66,834	$76,859	Replace/Refurbish Exterior Stairs and Elevated Walkways, Upgrade Fire Alarm System, Guestroom Spaces - replace damaged finishes, ADA Compliance
Homestead Studio Suites Hotel - Fort Lauderdale / Plantation	$201,800	$232,070	Repair Exterior Walls, Replace Roof, Repair Piping
Homestead Studio Suites Hotel - Washington, D.C. - Falls Church - Merrifield	$5,100	$5,865	Refurbish Landscaping and Appurtenances
Homestead Suites - Raleigh - Crabtree Valley	$50,550	$58,133	Consult on Erosion, Replace Curbing/Wheelstops, Refurbish/Repair Exterior Walls, Refurbish Elevated Walkways, Replace/Repair Roof, Repair Roof Penetrations and Flashings, Repair Piping, Replace/Refubish/Repair Guestroom Spaces, ADA Compliance
Homestead Studio Suites Hotel - St. Petersburg - Clearwater	$1,050	$1,208	ADA Compliance
Homestead Studio Suites Hotel - Richmond - Innsbrook	$0	$0
Homestead Studio Suites Hotel - Washington, D.C. - Chantilly	$0	$0

Total	$4,614,506	$5,306,682

SCH. XVII-38

SCHEDULE XVIII

(Clearing Banks and Property Banks)

Bank of America, N.A.

Fifth Third Bank, FSB

JPMorgan Chase Bank, National Association

Wells Fargo Bank, N.A.

Bank of Montreal

SCH. XVII-1

SCHEDULE XIX

(Permitted Fund Managers)

1.	iStar Financial Inc.

2.	Capital Trust

3.	Archon Capital, L.P.

4.	Goldman, Sachs & Co.

5.	The Blackstone Group International Ltd.

6.	Apollo Global Real Estate

7.	Colony Capital, Inc.

8.	Praedium Group

9.	Fortress Investment Group LLC

10.	Lonestar Funds

11.	One William Street Capital Management, L.P.

12.	Clarion Partners

13.	Walton Street Capital, LLC

14.	Starwood Capital Group/Starwood Financial Trust

15.	BlackRock, Inc.

16.	AREA Property Partners

17.	Garrison Investment Group

18.	LoanCore Capital

19.	Rockpoint Group

20.	Torchlight Investors

21.	Westbrook Partners

22.	WestRiver Capital

23.	Five Mile Capital Partners, LLC

SCH. XIX-1

24.	Rimrock Capital Management

25.	The Macquarie Group

SCH. XIX-2

SCHEDULE XX

(Additional Property)

	Seller	Hotel	Address

1.	HFI Acquisitions Company LLC	Baltimore - Washington Airport	939 International Drive, Linthicum Heights, Maryland 21090

2.	HFI Acquisitions Company LLC	Washington D.C. - Germantown	20141 Century Boulevard, Germantown, Maryland 20874

3.	HFI Acquisitions Company LLC	Washington D.C. - Chantilly	4504 Brookfield Corporate Drive, Chantilly, Virginia 20151

4.	HFI Acquisitions Company LLC	Washington D.C. - Dulles Airport - Sterling	45250 Catalina Court, Sterling, Virginia 20166

5.	HFI Acquisitions Company LLC	Washington D.C. - Fairfax - Fair Oaks	12104 Monument Drive, Fairfax, Virginia 22033

6.	HFI Acquisitions Company LLC	Washington D.C. - Falls Church - Merrifield	8281 Willow Oaks Corporate Drive, Fairfax, Virginia 22031

7.	HFI Acquisitions Company LLC	Washington D.C. - Reston	12190 Sunset Hills Road, Reston, Virginia 20190

8.	HFI Acquisitions Company LLC	Richmond - Innsbrook	10961 West Broad Street, Glen Allen, Virginia 23060

9.	HFI Acquisitions Company LLC	Fort Lauderdale - Tamarac	3873 West Commercial Boulevard, Tamarac, Florida 33309

10.	HFI Acquisitions Company LLC	Miami Airport - Doral	8720 NW 33rd Street, Miami, Florida 33172

11.	HFI Acquisitions Company LLC	Fort Lauderdale - Plantation	7550 State Road 84, Davie, Florida 33317

12.	HFI Acquisitions Company LLC	Tampa - Brandon	330 Grand Regency Boulevard, Brandon, Florida 33510

13.	HFI Acquisitions Company LLC	St. Petersburg - Clearwater	2311 Ulmerton Road, Clearwater, Florida 33762

14.	HFI Acquisitions Company LLC	Tampa - North Airport	5401 Beaumont Center Boulevard East, Tampa, Florida 33634

15.	HFI Acquisitions Company LLC	Durham - Research Triangle Park	4515 NC Highway 55, Durham, North Carolina 27713

16.	HFI Acquisitions Company LLC	Raleigh - Crabtree Valley	4810 Bluestone Drive, Raleigh, North Carolina 27612

17.	HFI Acquisitions Company LLC	Atlanta - Peachtree Corners	7049 Jimmy Carter Boulevard, Norcross, Georgia 30092

SCH. XX-1

SCHEDULE XXI

(Additional Property Management Agreements)

1.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

2.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

3.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

4.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

5.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

6.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

7.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

8.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

9.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

10.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

11.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

12.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

13.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

14.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

15.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

16.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

17.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

SCH. XXI-1

EXHIBIT A

RESERVED

EXH. A-1

EXHIBIT B

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Co-Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [                    ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [                    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.7 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished Agent and Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF CO-LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXH. B-1

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Co-Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [                    ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [                    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.7 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan, (iii) with respect to the extension of credit pursuant to this Agreement, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished Agent and Borrower with IRS Form W-8IMY accompanied by one of the following from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF CO-LENDER]

By:
Name:
Title:

Date: , 20[ ]

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [                    ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [                    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.7 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Co-Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Co-Lender in writing and (2) the undersigned shall have at all times furnished such Co-Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [                    ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [                    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.7 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Co-Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by and IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Co-Lender and (2) the undersigned shall have at all times furnished such Co-Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT C

RESTRUCTURING

1.	Guarantor or one or more constituent owners or Affiliates thereof form a corporation organized in the United States (“New Parent”).

2.	New Parent acquires, directly or indirectly through one or more subsidiaries, the direct or indirect equity interests in ESH Mezzanine C-2 Borrower LLC and ESH Canada Mezzanine C-2 LLC.

3.	New ESA P Portfolio Operating Lessee LLC (“U.S. Operating Lessee Holdco”) either (a) acquires all the assets and assumes the liabilities of Existing US Operating Lessee, including without limitation, Existing US Operating Lessee’s interest in the applicable Operating Leases, Management Agreement and Trademark License Agreements, subject in each case to the Lien of the applicable Security Instrument (the “U.S. Asset Transfer”), or (b) acquires all or substantially all of the equity interests in the Existing U.S. Operating Lessee (the “U.S. Equity Transfer”).

4.	New ESA Canada Operating Lessee LLC (“Canada Operating Lessee Holdco”) either (a) acquires all the assets and assumes the liabilities of Existing Canada Operating Lessee, including without limitation, Existing Canada Lessee’s interest in the applicable Operating Leases, Management Agreement and Trademark License Agreements, subject in each case to the Lien of the applicable Security Instrument (the “Canada Asset Transfer”; and together with the US Asset Transfer, each an “Asset Transfer” and collectively, the “Asset Transfers”) or (b) acquires, in one or a series of transactions, all or substantially all of the equity interests in Existing Canada Operating Lessee (the “Canada Equity Transfer”; and together with the US Equity Transfer, each an “Equity Transfer” and collectively, the “Equity Transfers”).

5.	In connection with any Asset Transfer, provided that any Operating Lessee assigns 100% of its assets to an Operating Lessee Holdco in accordance with this Exhibit C and satisfying all criteria set forth in Section 5.2.10(d)(vii)(A) hereof, such Operating Lessee may be liquidated, dissolved or otherwise removed from the Loan Party organizational structure. On or after the date the Existing Canadian Operating Lessee is liquidated, dissolved or otherwise removed as permitted hereunder, each of ESH Canada Mezzanine A LLC, ESH Canada Mezzanine B LLC and ESH Canada Mezzanine C LLC may be liquidated, dissolved or otherwise removed from the Loan Party organizational structure.

6.	In connection with an Equity Transfer, each Operating Lessee will be converted to a limited liability company.

7.	New Parent or a newly formed wholly-owned direct or indirect subsidiary of New Parent (“New HVM”) shall acquire all of the assets of HVM (an “HVM Transfer”).

8.	New Parent or a newly formed wholly-owned direct or indirect subsidiary of New Parent (“New HVM Manager”) shall acquire all of the assets of HVM Manager 2 LLC.

EXH C-1

9.	New HVM will assume HVM’s obligations under the Assignment of Management Agreement, the “Subordination of Management Agreement” as such term is defined in each Mezzanine Loan Agreement and the Management Agreements with each Operating Lessee.

10.	If the Manager Collateral Release Date has not occurred, New HVM will assume and become subject to HVM’s obligations under the Manager Appointment Agreement.

11.	If the Manager Collateral Release Date has not occurred, New HVM Manager will assume and become subject to HVM Manager’s obligations under the Manager Appointment Agreement.

Prior to effectuating an Asset Transfer or Equity Transfer, Borrower shall provide a transfer tax and income tax analysis which may be imposed on any of the Loan Parties and show adequate capitalization or other source of funds reasonably acceptable to Lender to pay any such taxes.

EXH C-2